                                              Filed Pursuant to Rule 424(b)(3).
                                              Relates to Registration Statement
                                              No. 333-52330

                               TMP WORLDWIDE INC.
                        6,897,533 SHARES OF COMMON STOCK

                            ------------------------

    The stockholders of TMP Worldwide Inc. ("TMP" or the "Company") listed in this prospectus are offering and selling an aggregate of 6,897,533 shares of TMP's common stock under this prospectus. These selling stockholders obtained their shares of TMP stock in connection with TMP's acquisitions of companies owned by these selling stockholders. TMP will not receive any part of the proceeds from the sale by the selling stockholders.

                            ------------------------

    The selling stockholders may offer their TMP stock through public or private transactions, on or off the United States exchanges, at prevailing market prices or at privately negotiated prices.

    TMP Worldwide Inc.'s common stock trades on the Nasdaq National Market under the ticker symbol "TMPW." On December 26, 2000, the closing sale price of one share of TMP's stock was $53.31.

                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE SHARES BEING SOLD WITH THIS PROSPECTUS.

                             ---------------------

    THE TMP STOCK OFFERED OR SOLD UNDER THIS PROSPECTUS HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is December 27, 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Our Company.................................................       3
Summary Selected Consolidated Financial Information.........       8
Special Note Regarding Forward-Looking Information..........      12
Risk Factors................................................      12
Use of Proceeds.............................................      19
Dividend Policy.............................................      19
Price Range of Common Stock.................................      19
Selected Supplemental Consolidated Financial Information....      20
Supplemental Management's Discussion and Analysis of
  Financial Condition and Results of Operations.............      22
Business....................................................      42
Management..................................................      52
Certain Transactions........................................      58
Principal Stockholders......................................      59
Selling Stockholders........................................      61
Description of Capital Stock................................      64
Plan of Distribution........................................      66
Selected Consolidated Financial Information.................      67
Management's Discussion and Analysis of Financial Condition
  and Results
  of Operations.............................................      69
Legal Opinion...............................................      85
Experts.....................................................      85
Index to Financial Statements...............................     F-1

                             AVAILABLE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934 and we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the SEC at Room 1024. Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by us can be inspected at the offices of the NASDAQ National Market at 1735 K Street, N.W., Washington, D.C. 20006-1506.

    We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedule filed as a part thereof, as permitted by the rules and regulations of the SEC. For further information with respect to TMP and the Common Stock, reference is hereby made to such Registration Statement, including the exhibits and schedule filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. The Registration Statement, including the exhibits filed as a part thereof, may be inspected without charge at the public reference facilities maintained by the SEC as set forth in the preceding paragraph. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our website at www.tmp.com or at the SEC's website at http:// www.sec.gov.

                                  OUR COMPANY

INCLUDED IN THIS PROSPECTUS ARE SUPPLEMENTAL SELECTED FINANCIAL DATA, SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS, SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, HISTORICAL SELECTED FINANCIAL DATA, HISTORICAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, WHICH BEGINS ON PAGE 69 OF THIS PROSPECTUS, HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND HISTORICAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS. THE SUPPLEMENTAL FINANCIAL DATA GIVES EFFECT TO THE SECOND HALF MERGERS AS DISCUSSED BELOW AND WILL BECOME OUR HISTORICAL FINANCIAL STATEMENTS WHEN WE RELEASE OUR YEAR END 2000 FINANCIAL STATEMENTS.

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, "GROSS BILLINGS" REFERS TO BILLINGS FOR ADVERTISING PLACED ON THE INTERNET, ON OUR CAREER WEB SITES, IN NEWSPAPERS AND IN TELEPHONE DIRECTORIES BY OUR CLIENTS, AND ASSOCIATED FEES FOR RELATED SERVICES AND FEES FOR SEARCH AND SELECTION AND TEMPORARY CONTRACTING SERVICES. WE EARN COMMISSIONS BASED ON A PERCENTAGE OF THE BILLING FOR MEDIA ADVERTISING PURCHASED IN TRADITIONAL MEDIA AS WELL AS ON THIRD PARTY WEB SITES AT A RATE ESTABLISHED BY THE RELATED PUBLISHER AND ASSOCIATED FEES FOR RELATED SERVICES. AS A RESULT, THE TRENDS IN OUR GROSS BILLINGS DIRECTLY AFFECT OUR COMMISSIONS AND FEES.

    DURING THE PERIOD OF JANUARY 1, 2000 THROUGH MARCH 31, 2000, WE AND OUR SUBSIDIARIES CONSUMMATED MERGERS WITH THE FOLLOWING COMPANIES IN TRANSACTIONS THAT PROVIDED FOR THE EXCHANGE OF ALL OF THE OUTSTANDING STOCK OF EACH ENTITY FOR A TOTAL OF 1,699,123 SHARES OF TMP COMMON STOCK. SUCH TRANSACTIONS WERE ACCOUNTED FOR AS POOLINGS OF INTERESTS (THE "FIRST QUARTER 2000 MERGERS"):

                                                                                      NUMBER OF
ENTITY                              BUSINESS SEGMENT           ACQUISITION DATE   TMP SHARES ISSUED
------                      ---------------------------------  -----------------  -----------------
HW GROUP PLC..............  SELECTION & TEMPORARY CONTRACTING  FEBRUARY 16, 2000        715,769
MICROSURF, INC............  INTERACTIVE                        FEBRUARY 16, 2000        684,462
BURLINGTON WELLS, INC.....  SELECTION & TEMPORARY CONTRACTING  FEBRUARY 29, 2000         52,190
ILLSLEY BOURBONNAIS.......  EXECUTIVE SEARCH                   MARCH 1, 2000            246,702

    DURING THE PERIOD OF APRIL 1, 2000 THROUGH JUNE 30, 2000, WE CONSUMMATED MERGERS WITH THE FOLLOWING COMPANIES IN TRANSACTIONS THAT PROVIDED FOR THE EXCHANGE OF ALL OF THE OUTSTANDING STOCK OF EACH ENTITY FOR A TOTAL OF 3,120,149 SHARES OF TMP COMMON STOCK. SUCH TRANSACTIONS WERE ACCOUNTED FOR AS POOLINGS OF INTERESTS (THE "SECOND QUARTER 2000 MERGERS"):

                                                                                      NUMBER OF
ENTITY                              BUSINESS SEGMENT           ACQUISITION DATE   TMP SHARES ISSUED
------                      ---------------------------------  -----------------  -----------------
SYSTEM ONE SERVICES,
  INC.....................  SELECTION & TEMPORARY CONTRACTING  APRIL 3, 2000          1,022,257
GTR ADVERTISING...........  RECRUITMENT ADVERTISING            APRIL 4, 2000             54,041
VIRTUAL RELOCATION.COM,
  INC.....................  INTERACTIVE                        MAY 9, 2000              947,916
BUSINESS TECHNOLOGIES
  LTD.....................  INTERACTIVE                        MAY 17, 2000             205,703
SIMPATIX, INC.............  INTERACTIVE                        MAY 31, 2000             155,480
ROLLO ASSOCIATES, INC.....  EXECUTIVE SEARCH                   MAY 31, 2000             110,860
WEB TECHNOLOGY PARTNERS,
  INC.....................  INTERACTIVE                        MAY 31, 2000             623,892

    DURING THE PERIOD OF JULY 1, 2000 THROUGH SEPTEMBER 30, 2000, THE COMPANY CONSUMMATED MERGERS WITH THE FOLLOWING COMPANIES IN TRANSACTIONS THAT PROVIDED FOR THE EXCHANGE OF ALL OF THE OUTSTANDING STOCK OF EACH

ENTITY FOR A TOTAL OF 355,513 SHARES OF TMP COMMON STOCK. SUCH TRANSACTIONS WERE ACCOUNTED FOR AS POOLINGS OF INTERESTS (THE "THIRD QUARTER 2000 MERGERS").

                                                                                    NUMBER OF
ENTITY                                 BUSINESS SEGMENT      ACQUISITION DATE   TMP SHARES ISSUED
------                              -----------------------  -----------------  -----------------
RICH, GARDNER & ASSOCIATES, LTD...  RECRUITMENT ADVERTISING  AUGUST 31, 2000           43,535
STRATASCAPE, INC..................  SELECTION & TEMPORARY    AUGUST 31, 2000          311,978
                                    CONTRACTING

    DURING THE PERIOD OF OCTOBER 1, 2000 THROUGH DECEMBER 8, 2000, THE COMPANY CONSUMMATED MERGERS WITH THE FOLLOWING COMPANIES IN TRANSACTIONS THAT PROVIDED FOR THE EXCHANGE OF ALL OF THE OUTSTANDING STOCK OF EACH ENTITY FOR A TOTAL OF 5,546,269 SHARES OF TMP COMMON STOCK. SUCH TRANSACTIONS WERE ACCOUNTED FOR AS POOLINGS OF INTERESTS (THE "FOURTH QUARTER 2000 MERGERS").

                                                                                    NUMBER OF
ENTITY                                 BUSINESS SEGMENT      ACQUISITION DATE   TMP SHARES ISSUED
------                              -----------------------  -----------------  -----------------
CASHBACK2.COM, INC................  INTERACTIVE              NOVEMBER 1, 2000          90,750
JOBTRAK CORPORATION...............  INTERACTIVE              NOVEMBER 7, 2000       3,333,060
SPEC GROUP HOLDINGS, INC..........  SELECTION & TEMPORARY    DECEMBER 6, 2000         357,782
                                    CONTRACTING
PEOPLE.COM CONSULTANTS, INC.......  SELECTION & TEMPORARY    DECEMBER 8, 2000       1,764,677
                                    CONTRACTING

    COMBINED, THE FIRST QUARTER 2000 MERGERS, THE SECOND QUARTER 2000 MERGERS, THE THIRD QUARTER MERGERS AND THE FOURTH QUARTER 2000 MERGERS ARE REFERRED TO HEREIN AS THE "2000 MERGERS".

    OUR (A) CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS HAVE BEEN RETROACTIVELY RESTATED AS OF DECEMBER 31, 1999 AND 1998 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999, TO REFLECT THE CONSUMMATION OF THE THIRD QUARTER 2000 MERGERS AND THE FOURTH QUARTER 2000 MERGERS (COLLECTIVELY, THE "SECOND HALF 2000 MERGERS") AND (B) CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AS FILED IN OUR QUARTERLY REPORT ON FORM 10-Q AND INCLUDED ELSEWHERE HAVE BEEN RETROACTIVELY RESTATED AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 TO REFLECT THE CONSUMMATION OF THE FOURTH QUARTER 2000 MERGERS. ACCORDINGLY, THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS INCLUDED HEREIN AS OF DECEMBER 31, 1999 AND 1998 AND FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999 HAVE BEEN RETROACTIVELY RESTATED TO REFLECT THE 2000 MERGERS, AS IF THE COMBINING COMPANIES HAD BEEN CONSOLIDATED FOR ALL PERIODS PRESENTED. THE SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 HAVE BEEN RETROACTIVELY RESTATED TO REFLECT THE FOURTH QUARTER 2000 MERGERS, AS IF THE COMBINING COMPANIES HAD BEEN CONSOLIDATED FOR ALL PERIODS PRESENTED. AS A RESULT, THE FINANCIAL POSITION, AND STATEMENTS OF INCOME (LOSS), COMPREHENSIVE INCOME (LOSS) AND CASH FLOWS ARE PRESENTED AS IF THE COMBINING COMPANIES HAD BEEN CONSOLIDATED FOR ALL PERIODS PRESENTED. IN ADDITION, THE SUPPLEMENTAL CONSOLIDATED AND SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY REFLECT OUR ACCOUNTS AS IF THE ADDITIONAL COMMON STOCK ISSUED IN CONNECTION WITH EACH OF THE AFOREMENTIONED COMBINATIONS INCLUDED IN THE 2000 MERGERS HAD BEEN ISSUED FOR ALL PERIODS WHEN EACH OF THE RELATED COMPANIES HAD ISSUED SHARES AND FOR THE AMOUNTS THAT REFLECT THE EXCHANGE RATIOS OF THE MERGERS. IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THE SUPPLEMENTAL CONSOLIDATED AND THE SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS INCLUDED HEREIN WILL BECOME THE HISTORICAL FINANCIAL STATEMENTS OF THE COMPANY UPON ISSUANCE OF THE FINANCIAL STATEMENTS FOR THE PERIOD THAT INCLUDES THE CONSUMMATION OF THE FOURTH QUARTER 2000 MERGERS.

    IN THE SUPPLEMENTAL CONSOLIDATED CONDENSED BALANCE SHEET AND THE SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS, THE BALANCE SHEETS OF TMP AS OF SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998 HAVE BEEN COMBINED WITH THOSE OF THE 2000 MERGERS, ALL AS OF SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND 1998, RESPECTIVELY EXCEPT FOR THE FOLLOWING: ILLSLEY BOURBONNAIS, FOR WHICH THE BALANCE SHEETS AS OF JANUARY 31, 2000 AND 1999 ARE COMBINED WITH THOSE OF TMP AS OF DECEMBER 31, 1999 AND 1998, RESPECTIVELY; BUSINESS TECHNOLOGIES LTD. ("BTL"), FOR WHICH THE BALANCE SHEETS AS OF JULY 31, 1999 AND 1998 ARE COMBINED WITH THOSE

OF TMP AS OF DECEMBER 31, 1999 AND 1998, RESPECTIVELY; AND HW GROUP PLC ("HW"), FOR WHICH THE BALANCE SHEET AS OF MARCH 31, 1999 IS COMBINED WITH THAT OF TMP AS OF DECEMBER 31, 1998.

    THE SUPPLEMENTAL CONSOLIDATED CONDENSED AND SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (LOSS) COMBINE THE RESULTS OF TMP FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 AND EACH YEAR IN THE THREE YEAR PERIOD ENDED DECEMBER 31, 1999 WITH THOSE OF THE 2000 MERGERS ALL FOR THE SAME PERIODS EXCEPT FOR THE FOLLOWING: ILLSLEY BOURBONNAIS, FOR WHICH THE STATEMENTS OF INCOME
(LOSS) FOR THE YEARS ENDED JANUARY 31, 2000, 1999 AND 1998 ARE INCLUDED IN THE STATEMENTS OF INCOME (LOSS) FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997, RESPECTIVELY; BTL, FOR WHICH THE STATEMENTS OF INCOME (LOSS) FOR THE YEARS ENDED JULY 31, 1999, 1998 AND 1997 ARE INCLUDED IN THE STATEMENTS OF INCOME
(LOSS) FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997, RESPECTIVELY; AND HW, FOR WHICH THE STATEMENTS OF INCOME (LOSS) FOR THE YEARS ENDED MARCH 31, 1999 AND 1998 ARE INCLUDED IN THE STATEMENTS OF INCOME (LOSS) FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, RESPECTIVELY.

    THE RESULTS OF ILLSLEY BOURBONNAIS FOR THE MONTH ENDED JANUARY 31, 2000 ARE INCLUDED IN BOTH THE SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME (LOSS) FOR THE YEAR ENDED DECEMBER 31, 1999 AND IN THE SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENT OF INCOME (LOSS) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000. THEREFORE, THE FOLLOWING AMOUNTS HAVE BEEN INCLUDED IN BOTH PERIODS: (A) COMMISSIONS AND FEES OF $1.0 MILLION AND (B) NET INCOME OF $285 THOUSAND, WITH NO IMPACT ON NET INCOME (LOSS) PER SHARE. ADDITIONALLY, DUE TO IMMATERIALITY, THE RESULTS OF BTL FOR THE PERIOD AUGUST 1, 1999 THROUGH DECEMBER 31, 1999 OF $314 THOUSAND IN COMMISSIONS AND FEES AND $50 THOUSAND, IN NET INCOME HAVE NOT BEEN INCLUDED IN THE SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME (LOSS) FOR THE YEAR ENDED DECEMBER 31, 1999 BECAUSE THE RESULTS OF BTL FOR THE FISCAL YEAR ENDED JULY 31, 1999 WERE COMBINED WITH OUR SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME (LOSS) FOR THE YEAR ENDED DECEMBER 31, 1999. IN ADDITION, THE RESULTS OF HW, FOR THE THREE MONTHS ENDED MARCH 31, 1999 ARE INCLUDED IN THE SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (LOSS) IN BOTH YEARS ENDED DECEMBER 31, 1999 AND 1998, AND THE EFFECTS ON BOTH PERIODS ON (A) COMMISSIONS AND FEES WAS $11.1 MILLION, (B) NET INCOME WAS $1.9 MILLION AND (C) DILUTED EARNINGS PER SHARE WAS $0.02.

    ALL AMOUNTS REFERRED TO BELOW REFLECT THE AMOUNTS DISCLOSED IN OUR SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND OUR SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AND OUR SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS INCLUDED HEREIN UNLESS OTHERWISE INDICATED. "WE," "US" AND "OUR," WHEN USED IN THIS PROSPECTUS, REFER TO TMP WORLDWIDE INC. AND ITS SUBSIDIARIES.

    We have built Monster-Registered Trademark-.com (http://www.monster.com) into the Internet's leading career destination portal. We are also one of the world's largest recruitment advertising agencies and one of the world's largest executive search and selection firms. In addition to offering these career solutions, we are the world's largest yellow page advertising agency. We have more than 60,000 clients, including over 90 of the Fortune 100 and over 480 of the Fortune 500 companies.

    Job seekers look to manage their careers through us by posting their resumes on Monster.com, by searching Monster.com's database of over 460,000 paid job postings, either directly or through the use of customized job search agents, and by utilizing our extensive career resources. In addition, employers who are our clients, look to us to help them find the right employee, whether they are searching for an entry level candidate or a CEO, which we refer to as our "intern to CEO" strategy. We believe the Internet offers a substantial opportunity for us to grow our revenue. We believe our growth will primarily come from strengthening our leadership position in the online recruitment market, which is estimated by Forrester Research to grow from $411 million in 1999 to $3.2 billion in 2004, with additional revenue growth opportunities from the $8 billion executive search and selection market, the $13 billion global recruitment advertising market, the $130 billion temporary contracting market and the more than $100 billion which third parties estimate corporations spend on unassisted recruiting activities. Our strategies to address this opportunity are to:

    - continue to promote the Monster.com brand through online and traditional advertising and select alliances or affiliations

    - leverage our more than 5,100 client service, marketing and creative personnel to expand Monster.com

    - continue to pursue strategic acquisitions

OUR SERVICES

    MONSTER.COM. Monster.com (http://www.monster.com), the flagship of our Internet properties, is the nucleus of our intern to CEO strategy. In October 2000:

    - Neilson I/Pro reported that Monster.com attracted more than 19.4 million visitors who spent an average of over 16.0 minutes per visit

    - Media Metrix reported that 6.3% of the U.S. Internet population visited Monster.com and that an average of 32.3 unique pages were viewed by each visitor

    - Based on Media Metrix statistics, Monster.com reported a power ranking of
      203.5 (reach of 6.3 multiplied by average page views of 32.3), compared to
      50.4 for its closest competitor and 137.5 for its six closest competitors combined

    We believe that the power ranking is significant because, by taking into account reach and page views, it indicates the products' recognition by and usefulness to job seekers. As a result, through Monster.com, our clients have access to over 6.9 million unique resumes of which 4.8 million are active, and our resume database is growing by an average of more than 17,500 resumes daily. To attract job seekers to Monster.com, we continue to refine and refresh the site by introducing value-added features. For example, we have 5.0 million job search agents, which allow our job seekers to express their specific job preferences and receive e-mail notification of job matches, and 11.5 million My Monster job seeker accounts, which allow job seekers to manage their careers online. We have also recently introduced Monster Talent Market, which allows independent contractor professionals to offer their services to the highest bidder. We believe our clients have recognized the value of online recruitment, as evidenced by the more than 460,000 paid job postings currently on Monster.com.

    We continually look for ways to drive and retain site traffic. To that end, in December 1999, we entered into a content and marketing agreement with America Online, Inc. ("AOL") whereby, for the payment of $100 million over four years, Monster.com will be the exclusive provider for four years in the United States and Canada of career search services to 21 million AOL users across seven AOL brands: AOL, AOL Canada, Compuserve, ICQ, AOL.com, Netscape and Digital City. We believe that this agreement has the potential to drive a substantial amount of increased traffic and new users to Monster.com. We also customize Monster.com, in both language and content, for other countries. Currently, local versions of Monster.com operate in Canada, the United Kingdom, the Netherlands, Australia, Belgium, France, Singapore, New Zealand, Hong Kong, Germany, Spain and Ireland. For the nine months ended September 30, 2000, Monster.com generated approximately $246.8 million in gross billings and $244.7 million in commissions and fees. Our total Interactive gross billings and Interactive commissions and fees for this period were $327.0 million and $293.1 million, respectively, reflecting the inclusion of commissions and fees from Monstermoving(sm).com, which were $7.3 million, and from Interactive related services from our traditional recruitment and yellow page advertising clients, as well as from searches for permanent employees and temporary contracting services identified and screened through the Internet, which were $21.6 million, $6.9 million and $12.5 million, respectively.

    RECRUITMENT ADVERTISING. We prospect talent for our clients through traditional recruiting programs that sell, market and brand employers to job seekers searching for entry level positions to positions paying up to $100,000, annually. We provide a broad range of recruitment advertising services including:

    - planning and producing advertising campaigns

    - media research, planning and buying in both traditional media and on the Internet

    - planning and executing on-campus recruitment programs

    EXECUTIVE SEARCH. We offer an advanced and comprehensive range of executive search services aimed at identifying the appropriate executive for our clients. Our executive search service identifies senior executives who typically earn in excess of $250,000 annually. We entered the executive search field in 1998 because recruitment and online advertising traditionally did not target the senior executive candidate.

    SELECTION AND TEMPORARY CONTRACTING. The mid-market selection business fills a critical niche in our "intern to CEO" strategy by identifying for our clients those professionals, below the CEO level, who typically earn between $50,000 and $150,000. We believe that Monster.com is an excellent resource for serving this market and we are building a large database of mid-market resumes. We have also identified a suite of products geared toward this market which seek to predict whether a candidate will be successful in a given role. Temporary contracting supplements our selection services. We place employees, ranging from executives to clerical workers, in temporary situations for as little as one day to over 12 months. Contractors can be used for emergency support or to complement the skills of a client's own staff. Temporary contracting can also be linked to permanent placement with the client employing a "try before you buy" strategy.

    YELLOW PAGE ADVERTISING. We develop yellow page marketing programs for national accounts, which are clients who sell products or services in multiple markets. The national segment of the U.S. yellow page advertising market was approximately $2.0 billion in 1999. During the period of 1990 through 1999, the market grew at a compound annual rate of approximately 6.4%. Yellow page advertising is a complex process involving the creation of effective imagery and message, and the development of media plans which evaluate approximately 7,000 yellow page directories, of which our larger accounts utilize over 2,000. Coordinating the placement of advertisements in this number of directories requires an extensive effort at the local level, and our yellow page sales, marketing and customer service staff of approximately 850 people provides an important competitive advantage in marketing and executing yellow page advertising programs.

    We take a proactive approach to yellow page advertising by undertaking original research on the efficacy of the medium, and by working to quantify the effectiveness of individual advertising campaigns. We also have a rigorous quality assurance program designed to ensure client satisfaction. We believe that this program has enabled us to maintain a yellow page client retention rate, year to year, in excess of 90%.

    MONSTERMOVING.COM. Through recent acquisitions, we have begun to capitalize on the relationship between recruitment and relocation. By featuring information that addresses the entire moving process, such as mortgages, insurance, utilities and education, we offer our clients the ability to research and execute a prospective move online. We have combined these tools into Monstermoving(sm).com, thus extending the Monster.com brand into the moving services marketplace.

    For the year ended December 31, 1999 and the nine months ended
September 30, 2000, respectively, our gross billings were $2,021.5 million and $1,854.5 million, total commissions and fees were $909.0 million and $939.8 million, net income (loss) was $(0.8) million and $44.5 million and EBITDA was $69.9 million and $112.4 million.

    Our executive offices are located at 622 Third Avenue, New York, New York 10017, our telephone number is (212)-351-7000 and our Internet address is http://www.tmpw.com.

              SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                                                  NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                          ----------------------------------------------------   -------------------
                                            1995       1996       1997       1998       1999       1999       2000
                                          --------   --------   --------   --------   --------   --------   --------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
SUPPLEMENTAL STATEMENT OF OPERATIONS
  DATA:
Commissions and fees....................  $350,525   $458,146   $628,121   $771,838   $908,955   $665,803   $939,827
Operating expenses:
  Salaries & related....................   200,317    263,039    352,485    442,511    512,554    380,535    493,624
  Office & general......................    98,231    127,341    164,443    192,156    216,826    156,067    211,391
  Marketing & promotion.................     5,093      8,459     13,986     30,229     75,780     47,972    117,754
  Merger & integration..................        --         --         --     22,412     63,054     46,262     37,146
  Restructuring.........................        --                    --      3,543      2,789      2,789         --
  Amortization of intangibles...........     3,410      4,786      6,963     11,281     12,894      9,640     12,220
  Special compensation and CEO
    bonus(1)............................        --     52,019      1,500      1,250         --         --         --
Total operating expenses................   307,051    455,644    539,377    703,382    883,897    643,265    872,135
Operating income........................    43,474      2,502     88,744     68,456     25,058     22,538     67,692
Other income (expense):
  Interest income (expense), net(2).....   (10,680)   (14,769)   (10,725)   (13,659)   (14,126)   (10,156)    12,596
  Other, net............................      (818)      (326)     1,386     (2,095)    (2,889)    (2,421)      (552)
Income (loss) before provision (benefit)
  for income taxes, minority interests
  and equity in earnings (losses) of
  affiliates............................    31,976    (12,593)    79,405     52,702      8,043      9,961     79,736
Provision for income taxes..............    10,499     11,479     23,936     17,426      8,424      4,695     35,635
Net income (loss) applicable to common
  and Class B common stockholders.......    20,181    (25,185)    55,017     34,852       (788)     4,859     44,487
Net income (loss) per common and
  Class B common share:
  Basic.................................     $0.30     $(0.36)     $0.67      $0.40     $(0.01)     $0.05      $0.44
  Diluted...............................     $0.30     $(0.36)     $0.66      $0.39     $(0.01)     $0.05      $0.41
Weighted average shares outstanding:
  Basic.................................    66,806     70,009     81,668     87,449     90,152     89,447    100,748
  Diluted...............................    68,072     70,009     82,945     89,305     90,152     94,116    107,707

                                                                                           NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                       --------------------------------------------------------------   -----------------------
                          1995         1996         1997         1998         1999         1999         2000
                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                        (IN THOUSANDS, EXCEPT NUMBER OF EMPLOYEES AND OFFICES)
SUPPLEMENTAL OTHER
  DATA:
Gross Billings:
  Interactive (3)....  $    3,231   $   11,960   $   31,589   $   71,571   $  176,587   $  112,339   $  327,045
  Recruitment
    Advertising......     246,752      391,158      672,187      881,809      843,955      639,919      666,801
  Selection &
    Temporary
    Contracting
    (4)..............     110,723      146,475      187,516      223,063      295,133      216,620      293,715
  Executive Search...     101,521      127,893      168,107      195,268      173,558      132,006      135,240
  Yellow Page
    Advertising......     442,287      466,230      497,848      520,129      532,258      413,692      431,658
                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total Gross
  Billings...........  $  904,514   $1,143,716   $1,557,247   $1,891,840   $2,021,491   $1,514,576   $1,854,459
                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
Total operating
  expenses as a
  percentage of
  commissions and
  fees...............        87.6%        99.5%        85.9%        91.1%        97.2%        96.6%        92.8%
Number of employees..       3,075        4,451        6,292        7,097        7,432        6,632        9,065
Number of offices....         150          201          268          321          330          271          319

                                                          DECEMBER 31,
                                    --------------------------------------------------------   SEPTEMBER 30,
                                       1995        1996       1997       1998        1999          2000
                                    ----------   --------   --------   --------   ----------   -------------
                                                                 (IN THOUSANDS)
SUPPLEMENTAL BALANCE SHEET DATA:
Current assets....................  $  284,918   $354,942   $495,248   $542,209   $  642,645    $1,196,788
Current liabilities...............     275,888    347,156    449,584    475,215      626,800       773,182
Total assets......................     389,031    543,694    822,012    933,873    1,098,765     1,828,352
Long-term liabilities, less
  current portion.................      94,422    105,083    167,574    178,594      136,924        58,806
Minority interests................       3,639      3,705        431        509            9            --
Redeemable preferred stock........       2,000      2,000         --         --           --            --
Total stockholders' equity........      13,082     85,750    204,423    279,555      335,032       996,364

--------------------------

(1) Special compensation consists of a non-cash, non-recurring charge of approximately $52.0 million for special management compensation in 1996 resulting from the issuance of approximately 7.2 million shares of Common Stock of the Company to stockholders of predecessor companies of the Company in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the principal stockholder of the company and, accordingly, were not considered to have made substantive investments for their minority shares. The CEO bonus for the year ended December 31, 1997 and the year ended December 31, 1998 consist of a mandatory bonus of $375 thousand per quarter payable to Andrew J. McKelvey, the Company's CEO and Principal Stockholder, as provided for in the Principal Stockholder's then existing employment agreement. Receipt of these bonus amounts was permanently waived by the Principal Stockholder, and accordingly, since they were not paid, are also accounted for as a contribution to Additional Paid-in Capital.

(2) Interest expense for 1996 includes a $2.6 million non-cash, non-recurring charge to reflect the exercise of a warrant issued in connection with the Company's financing agreement.

(3) Represents fees earned in connection with recruitment, yellow page and other advertisements placed on the Internet, interactive moving services and employment searches and temporary contracting services sourced through the Internet.

(4) Amounts for temporary contracting are reported net of the costs paid to the temporary contractor.

                                                                                                     NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                             ----------------------------------------------------   -------------------
                                               1995       1996       1997       1998       1999       1999       2000
                                             --------   --------   --------   --------   --------   --------   --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Commissions and fees.......................  $343,584   $447,605   $610,762   $744,517   $869,207   $640,923   $900,642
Operating expenses:
  Salaries & related.......................   197,068    258,389    344,956    430,316    496,926    371,591    478,275
  Office & general.........................    95,817    123,891    160,027    184,905    205,165    147,989    199,072
  Marketing & promotion....................     5,079      8,414     13,665     29,737     74,647     47,263    116,565
  Merger & integration.....................        --         --         --     22,412     63,054     46,262     37,146
  Restructuring............................        --         --         --      3,543      2,789      2,789         --
  Amortization of intangibles..............     3,410      4,786      6,913     11,070     12,532      9,369     11,930
  Special compensation and CEO bonus(1)....        --     52,019      1,500      1,250         --         --         --
Total operating expenses...................   301,374    447,499    527,061    683,233    855,113    625,263    842,988
Operating income...........................    42,210        106     83,701     61,284     14,094     15,660     57,654
Other income (expense):
  Interest income (expense), net(2)........   (10,475)   (14,573)   (10,502)   (12,876)   (12,927)    (9,230)    13,674
  Other, net...............................      (816)      (341)       814     (2,057)    (2,906)    (2,421)      (377)
Income (loss) before provision (benefit)
  for income taxes, minority interests and
  equity in earnings (losses) of
  affiliates...............................    30,919    (14,808)    74,013     46,351     (1,739)     4,009     70,951
Provision for income taxes.................    10,499     11,478     22,805     16,884      6,908      3,583     34,714
Net income (loss) applicable to common and
  Class B common stockholders..............    19,124    (27,399)    50,756     29,043     (9,054)        19     36,623
Net income (loss) per common and Class B
  common share:
  Basic....................................  $   0.30   $  (0.43)  $   0.67   $   0.36   $  (0.11)  $   0.00   $   0.38
  Diluted..................................  $   0.30   $  (0.43)  $   0.66   $   0.35   $  (0.11)  $   0.00   $   0.36
Weighted average shares outstanding:
  Basic....................................    63,071     64,198     75,857     81,638     84,250     83,992     95,176
  Diluted..................................    64,337     64,198     77,134     83,494     84,250     88,661    102,135

                                                                                          NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                           SEPTEMBER 30,
                        ------------------------------------------------------------   -----------------------
                          1995        1996         1997         1998         1999         1999         2000
                        --------   ----------   ----------   ----------   ----------   ----------   ----------
                                        (IN THOUSANDS, EXCEPT NUMBER OF EMPLOYEES AND OFFICES)
OTHER DATA:
Gross Billings:
  Interactive (3).....  $    392   $    7,099   $   23,023   $   60,705   $  162,772   $  101,863   $  314,353
  Recruitment
    Advertising.......   239,365      381,089      659,467      869,302      831,624      639,919      666,801
  Selection &
    Temporary
    Contracting (4)...   108,124      142,750      181,332      209,227      271,910      202,216      267,222
  Executive Search....   101,521      127,893      168,107      195,268      173,558      132,006      135,240
  Yellow Page
    Advertising.......   442,287      466,230      497,848      520,129      532,258      413,692      431,658
                        --------   ----------   ----------   ----------   ----------   ----------   ----------
Total Gross
  Billings............  $891,689   $1,125,061   $1,529,777   $1,854,631   $1,972,122   $1,489,696   $1,815,274
                        ========   ==========   ==========   ==========   ==========   ==========   ==========
Total operating
  expenses as a
  percentage of
  commissions and
  fees................      87.7%       100.0%        86.3%        91.8%        98.4%        97.6%        93.6%
Number of employees...     2,973        4,315        6,139        6,895        7,212        6,912        8,750
Number of offices.....       143          191          253          298          304          247          290

                                                           DECEMBER 31,
                                      ------------------------------------------------------   SEPTEMBER 30,
                                        1995       1996       1997       1998        1999           2000
                                      --------   --------   --------   --------   ----------   --------------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets......................  $280,584   $347,185   $479,635   $517,980   $  612,845     $1,160,458
Current liabilities.................   272,701    341,875    440,787    457,414      604,608        739,008
Total assets........................   383,989    536,692    804,516    895,681    1,053,228      1,776,844
Long-term liabilities, less current
  portion...........................    94,110    104,585    167,208    172,574      130,824         53,946
Minority interests..................     3,639      3,705        431        509            9             --
Redeemable preferred stock..........     2,000      2,000         --         --           --             --
Total stockholders' equity..........    11,539     84,527    196,090    265,184      317,787        983,890

--------------------------

(1) Special compensation consists of a non-cash, non-recurring charge of approximately $52.0 million for special management compensation in 1996 resulting from the issuance of approximately 7.2 million shares of Common Stock of the Company to stockholders of predecessor companies of the Company in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the principal stockholder of the company and, accordingly, were not considered to have made substantive investments for their minority shares. The CEO bonus for the year ended December 31, 1997 and the year ended December 31, 1998 consists of a mandatory bonus of $375 thousand per quarter payable to Andrew J. McKelvey, the Company's CEO and Principal Stockholder, as provided for in the Principal Stockholder's then existing employment agreement. Receipt of these bonus amounts was permanently waived by the Principal Stockholder, and accordingly, since they were not paid, are also accounted for as a contribution to Additional Paid-in Capital.

(2) Interest expense for 1996 includes a $2.6 million non-cash, non-recurring charge to reflect the exercise of a warrant issued in connection with the Company's financing agreement.

(3) Represents fees earned in connection with recruitment, yellow page and other advertisements placed on the Internet, interactive moving services and employment searches and temporary contracting services sourced through the Internet.

(4) Amounts for temporary contracting are reported net of the costs paid to the temporary contractor.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates," and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements in this prospectus, particularly under the headings "Risk Factors" and "Supplemental Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook," that we believe could cause our actual results to differ materially from the forward-looking statements that we make. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We do not assume any obligation to update any forward-looking statement we make.

                                  RISK FACTORS

    BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH

    Our business has grown rapidly in recent periods. As an example, we completed 35 mergers or acquisitions accounted for as poolings of interests and 67 acquisitions accounted for as purchases from January 1, 1997 through September 30, 2000. We entered the executive search field in 1998 and we believe that our acquisition of LAI Worldwide, Inc. has made us one of the largest executive search firms in the world. This growth of our business has placed a significant strain on our management and operations. Our expansion has resulted, and is expected in the future to result, in substantial growth in the number of our employees. In addition, this growth is expected to result in increased responsibility for both existing and new management personnel and incremental strain on our existing operations, financial and management information systems. Our success depends to a significant extent on the ability of our executive officers and other members of senior management to operate effectively both independently and as a group. If we are not able to manage existing or anticipated growth, our business, financial condition and operating results will be materially adversely affected.

OUR SUCCESS DEPENDS ON THE VALUE OF OUR BRANDS, PARTICULARLY
  MONSTER-REGISTERED TRADEMARK-.COM

    Our success depends on our brands and their value. Our business would be adversely affected if we were unable to adequately protect our brand names, particularly Monster.com. We are also susceptible to others imitating our products, particularly Monster.com, and infringing our intellectual property rights. We may not be able to successfully protect our intellectual property rights, upon which we are materially dependent. In addition, the laws of many foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Imitation of our products, particularly Monster.com, or infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our revenues.

TRADITIONAL MEDIA IS IMPORTANT TO US

    A substantial portion of our total commissions and fees comes from designing and placing recruitment advertisements in traditional media such as newspapers and trade publications. This business constituted approximately 20.8% and 16.2% of our total commissions and fees for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively. We also receive a substantial portion of our commissions and fees from placing advertising in yellow page directories. This business constituted approximately 11.7% and 8.4% of total commissions and fees for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively. We cannot assure you that the total commissions and fees we receive in the future will equal the total commissions and fees which we have received in the past.

    In addition, new media, like the Internet, may cause yellow page directories and other forms of traditional media to become less desirable forms of advertising media. If we are not able to generate Internet advertising fees to offset any decrease in commissions from traditional media, our business, financial condition and operating results will be materially adversely affected.

WE FACE RISKS RELATING TO DEVELOPING TECHNOLOGY, INCLUDING THE INTERNET

    The market for Internet products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require our continuous improvement in performance, features and reliability of our Internet content, particularly in response to competitive offerings. We cannot assure you that we will be successful in responding quickly, cost effectively and sufficiently to these developments. In addition, the widespread adoption of new Internet technologies or standards could require us to make substantial expenditures to modify or adapt our Web sites and services. This could affect our business, financial condition and operating results. New Internet services or enhancements which we have offered or may offer in the future may contain design flaws or other defects that could require expensive modifications or result in a loss of client confidence. Any disruption in Internet access or in the Internet generally could have a material adverse effect on our business, financial condition and operating results.

WE ARE VULNERABLE TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS BROUGHT AGAINST
  US BY OTHERS

    Successful intellectual property infringement claims against us could result in monetary liability or a material disruption in the conduct of our business. We cannot be certain that our products, content and brand names do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We expect that infringement claims in our markets will increase in number as more participants enter the markets. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. We may incur substantial expenses in defending against these third party infringement claims, regardless of their merit.

COMPUTER VIRUSES MAY CAUSE OUR SYSTEMS TO INCUR DELAYS OR INTERRUPTIONS

    Computer viruses may cause our systems to incur delays or other service interruptions and could damage our reputation and have a material adverse effect on our business, financial condition and operating results. The inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our visitor traffic may decrease.

    Internet users can freely navigate and instantly switch among a large number of Web sites, many of which offer original content. It is difficult for us to distinguish our content and attract users. In addition, many other Web sites offer very specific, highly targeted content. These sites could have greater appeal than our sites to particular groups within our target audience.

WE FACE RISKS ASSOCIATED WITH OUR ACQUISITION STRATEGY

    We expect our growth to continue, in part, by acquiring businesses. The success of this strategy depends upon several factors, including:

    - the continued availability of financing;

    - our ability to identify and acquire businesses on a cost-effective basis;

    - our ability to integrate acquired personnel, operations, products and technologies into our organization effectively; and

    - our ability to retain and motivate key personnel and to retain the clients of acquired firms.

    We cannot assure you that financing for acquisitions will be available on terms we find acceptable, or that we will be able to identify or consummate new acquisitions, or manage and integrate our recent or future expansions successfully. Any inability to do so would materially adversely affect our business, financial condition and operating results. We also cannot assure you that we will be able to sustain the rates of growth that we have experienced in the past.

OUR MARKETS ARE HIGHLY COMPETITIVE

    The markets for our services are highly competitive. They are characterized by pressures to:

    - reduce prices;

    - incorporate new capabilities and technologies; and

    - accelerate job completion schedules.

    Furthermore, we face competition from a number of sources. These sources include:

    - national and regional advertising agencies;

    - Internet portals;

    - specialized and integrated marketing communication firms;

    - traditional media companies;

    - executive search firms; and

    - search and selection firms.

    In addition, many advertising agencies and publications have started either to internally develop or acquire new media capabilities, including Internet. We are also competing with established companies that provide integrated specialized services like Web advertising services or Web site design, and are technologically proficient. Many of our competitors or potential competitors have long operating histories, and some may have greater financial, management, technological development, sales, marketing and other resources than we do. In addition, our ability to maintain our existing clients and attract new clients depends to a large degree on the quality of our services and our reputation among our clients and potential clients.

    We have no significant proprietary technology that would preclude or inhibit competitors from entering the online advertising, executive search, recruitment advertising, or yellow page advertising markets. We cannot assure you that existing or future competitors will not develop or offer services and products which provide significant performance, price, creative or other advantages over our services. This could have a material adverse effect on our business, financial condition and operating results.

OUR OPERATING RESULTS FLUCTUATE FROM QUARTER TO QUARTER

    Our quarterly operating results have fluctuated in the past and may fluctuate in the future. These fluctuations are a result of a variety of factors, including:

    - the timing of acquisitions;

    - the timing of yellow page directory closings, the largest number of which currently occur in the third quarter; and

    - the receipt of additional commissions from yellow page publishers for achieving a specified volume of advertising, which are typically reported in the fourth quarter.

    Generally our quarterly commissions and fees earned from recruitment advertising tend to be highest in the first quarter and lowest in the fourth quarter. Additionally, recruitment advertising commissions and fees tend to be more cyclical than yellow page commissions and fees. To the extent that a significant percentage of our commissions and fees are derived from recruitment advertising, our operating results may be subject to increased cyclicality.

EFFECT OF GLOBAL ECONOMIC FLUCTUATIONS

    Demand for our services is significantly affected by the general level of economic activity in the regions and industries in which we operate. When economic activity slows, many companies hire fewer permanent employees. Therefore, a significant economic downturn, especially in regions or industries where our operations are heavily concentrated, could have a material adverse effect on our business, financial condition and operating results. Further, we may face increased pricing pressures during such periods. There can be no assurance that during these periods our results of operations will not be adversely affected.

WE DEPEND ON OUR CONSULTANTS

    The success of our executive search business depends upon our ability to attract and retain consultants who possess the skills and experience necessary to fulfill our clients' executive search needs. Competition for qualified consultants is intense. We believe that we have been able to attract and retain highly qualified, effective consultants as a result of our reputation and our performance-based compensation system. Consultants have the potential to earn substantial bonuses based on the amount of revenue they generate by:

    - obtaining executive search assignments;

    - executing search assignments; and

    - assisting other consultants to obtain or complete executive search assignments.

    Bonuses represent a significant proportion of consultants' total compensation. Any diminution of our reputation could impair our ability to retain existing or attract additional qualified consultants. Our inability to attract and retain qualified consultants could have a material adverse effect on our executive search business, financial condition and operating results.

OUR CONSULTANTS MAY DEPART WITH EXISTING EXECUTIVE SEARCH CLIENTS

    The success of our executive search business depends upon the ability of our consultants to develop and maintain strong, long-term relationships with clients. Usually, one or two consultants have primary responsibility for a client relationship. When a consultant leaves an executive search firm and joins another, clients that have established relationships with the departing consultant may move their business to the consultant's new employer. The loss of one or more clients is more likely to occur if the departing consultant enjoys widespread name recognition or has developed a reputation as a specialist in executing searches in a specific industry or management function. Historically, we have not experienced significant problems in this area. However, a failure to retain our most effective consultants or maintain the quality of service to which our clients are accustomed could have a material adverse effect on our business, financial condition and operating results. Also, the ability of a departing consultant to move business to his or her new employer could have a material adverse effect on our business, financial condition and operating results.

WE FACE RISKS MAINTAINING OUR PROFESSIONAL REPUTATION AND BRAND NAME

    Our ability to secure new executive search engagements and hire qualified professionals is highly dependent upon our overall reputation and brand name recognition as well as the individual reputations of our professionals. We obtain a majority of our new engagements from existing clients or from referrals by existing clients. Therefore, the dissatisfaction of any client could have a disproportionate, adverse impact on our ability to secure new engagements. Any factor that diminishes our reputation or the reputation of any of our personnel could make it more difficult for us to compete successfully for both new engagements and qualified consultants. This could have an adverse effect on our executive search business, financial condition and operating results.

WE FACE RESTRICTIONS IMPOSED BY BLOCKING ARRANGEMENTS

    Either by agreement with clients or for marketing or client relationship purposes, executive search firms frequently refrain, for a specified period of time, from recruiting certain employees of a client, and possibly other entities affiliated with such client, when conducting executive searches on behalf of other clients. This is known as a "blocking" or "off-limits" arrangement. Blocking arrangements generally remain in effect for one or two years following completion of an assignment. The actual duration and scope of any blocking arrangement, including whether it covers all operations of a client and its affiliates or only certain divisions of a client, generally depends on such factors as:

    - the length of the client relationship;

    - the frequency with which the executive search firm has been engaged to perform executive searches for the client; and

    - the number of assignments the executive search firm has generated or expects to generate from the client.

Some of our executive search clients are recognized as industry leaders and/or employ a significant number of qualified executives who are potential candidates for other companies in that client's industry. Blocking arrangements with a client of this nature, or the awareness by a client's competitors of such an arrangement, may make it difficult for us to obtain executive search assignments from, or to fulfill executive search assignments for, competitors while employees of that client may not be solicited. As our client base grows, particularly in our targeted business sectors, blocking arrangements increasingly may impede our growth or ability to attract and serve new clients. This could have an adverse effect on our executive search business, results of operations and financial condition.

WE FACE RISKS RELATING TO OUR FOREIGN OPERATIONS

    We conduct operations in various foreign countries, including Australia, Belgium, Canada, France, Germany, Japan, the Netherlands, New Zealand, Singapore, Spain and the United Kingdom. For the year ended December 31, 1999 and the nine months ended September 30, 2000, approximately 44.6% and 40.7% of our total commissions and fees were earned outside of the United States. Such amounts are collected in the local currency. In addition, we generally pay operating expenses in the corresponding local currency. Therefore, we are at risk for exchange rate fluctuations between such local currencies and the dollar. We do not conduct any significant hedging activities.

    We are also subject to taxation in foreign jurisdictions. In addition, transactions between us and our foreign subsidiaries may be subject to United States and foreign withholding taxes. Applicable tax rates in foreign jurisdictions differ from those of the United States, and change periodically. The extent, if any, to which we will receive credit in the United States for taxes we pay in foreign jurisdictions will depend upon the application of limitations set forth in the Internal Revenue Code of 1986, as well as the provisions of any tax treaties which may exist between the United States and such foreign jurisdictions.

    Other risks inherent in transacting foreign operations include changes in applicable laws and regulatory requirements, tariffs and other trade barriers and political instability.

WE DEPEND ON OUR KEY PERSONNEL

    Our continued success will depend to a significant extent on our senior management, including Andrew J. McKelvey, our Chairman of the Board and CEO. The loss of the services of Mr. McKelvey or of one or more key employees could have a material adverse effect on our business, financial condition and operating results. In addition, if one or more key employees join a competitor or form a competing company, the resulting loss of existing or potential clients could have a material adverse effect on our business, financial condition and operating results. If we were to lose a key employee, we cannot assure you that we would be able to prevent the unauthorized disclosure or use of our procedures, practices, new product development or client lists.

WE ARE CONTROLLED BY A PRINCIPAL STOCKHOLDER

    Andrew J. McKelvey beneficially owns all of our outstanding Class B common stock and a large number of shares of our common stock, which together with his Class B common stock ownership represents more than 47% of the combined voting power of all classes of our voting stock. Mr. McKelvey can strongly influence the election of all of the members of our board. He can also exercise a controlling influence over our business and affairs. This includes any determinations with respect to mergers or other business combinations, the acquisition or disposition of our assets, whether or not we incur indebtedness, the issuance of any additional common stock or other equity securities and the payment of dividends with respect to common stock.

EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT OUR ACQUISITION

    Some of the provisions of our certificate of incorporation, bylaws and Delaware law could, together or separately:

    - discourage potential acquisition proposals;

    - delay or prevent a change in control; and

    - limit the price that investors might be willing to pay in the future for shares of our common stock.

    In particular, our board of directors may issue up to 800,000 shares of preferred stock with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock. Our certificate of incorporation and bylaws provide, among other things, for advance notice of stockholder proposals and director nominations.

THERE MAY BE VOLATILITY IN OUR STOCK PRICE

    The market for our common stock has, from time to time, experienced extreme price and volume fluctuations. Factors such as announcements of variations in our quarterly financial results and fluctuations in advertising commissions and fees, including the percentage of our commissions and fees derived from Internet-based services and products could cause the market price of our common stock to fluctuate significantly. Further, due to the volatility of the stock market generally, the price of our common stock could fluctuate for reasons unrelated to our operating performance.

    The market price of our common stock is based in large part on professional securities analysts' expectations that our business will continue to grow and that we will achieve certain levels of net income. If our financial performance in a particular quarter does not meet the expectations of securities analysts, this may adversely affect the views of those securities analysts concerning our growth potential and future financial performance. If the securities analysts who regularly follow our common stock lower their ratings of our common stock or lower their projections for our future growth and financial performance, the market price of our common stock is likely to drop significantly.

WE FACE RISKS ASSOCIATED WITH GOVERNMENT REGULATION

    As an advertising agency which creates and places print and Internet advertisements, we are subject to Sections 5 and 12 of the U.S. Federal Trade Commission Act. These sections regulate advertising in all media, including the Internet, and require advertisers and advertising agencies to have substantiation for advertising claims before disseminating advertisements. The FTC Act prohibits the dissemination of false, deceptive, misleading, and unfair advertising, and grants the Federal Trade Commission enforcement powers to impose and seek civil penalties, consumer redress, injunctive relief and other remedies upon advertisers and advertising agencies which disseminate prohibited advertisements. Advertising agencies like us are subject to liability under the FTC Act if the agency actively participated in creating the advertisement, and knew or had reason to know that the advertising was false or deceptive.

    In the event that any advertising that we have created is found to be false, deceptive or misleading, the FTC Act could potentially subject us to liability. The fact that the FTC has recently brought several actions charging deceptive advertising via the Internet, and is actively seeking new cases involving advertising via the Internet, indicates that the FTC Act could pose a somewhat higher risk of liability to the advertising distributed via the Internet. The FTC has never brought any actions against us.

    In addition, we cannot assure you that other current or new government laws and regulations, or the application of existing laws and regulations will not:

    - subject us to significant liabilities;

    - significantly dampen growth in Internet usage;

    - prevent us from offering certain Internet content or services; or

    - otherwise have a material adverse effect on our business, financial condition and operating results.

WE HAVE NEVER PAID DIVIDENDS

    We currently intend to retain earnings, if any, to support our growth strategy. We do not anticipate paying dividends on our stock in the foreseeable future. In addition, payment of dividends on our stock is restricted by our financing agreement.

                                USE OF PROCEEDS

    TMP will not receive any proceeds from the sale of shares of TMP stock by the selling stockholders.

                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on our stock. We currently anticipate that all future earnings will be retained by TMP to support our growth strategy. Accordingly, we do not anticipate paying cash dividends on our stock for the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, our general financial condition, contractual restrictions and general business conditions. Our financing agreement restricts the payment of dividends on our stock.

                          PRICE RANGE OF COMMON STOCK

    Our stock is quoted on the Nasdaq National Market under the ticker symbol "TMPW." The stock was initially offered to the public on December 12, 1996 at $7.00 per share. The following table sets forth for the periods indicated the high and low reported closing sale prices per share for our stock as reported by Nasdaq. Effective February 29, 2000, a 2-for-1 stock split in the form of a stock dividend was paid, the share and per share amounts set forth in this section have been retroactively restated to give effect to the stock split.

YEAR ENDING DECEMBER 31, 2000                                    HIGH               LOW
-----------------------------                              ----------------   ----------------
First Quarter............................................  $          92.38   $          60.00

Second Quarter...........................................  $          78.25   $          49.13

Third Quarter............................................  $          84.75   $          64.81

Fourth Quarter (through December 26).....................  $          82.38   $          53.06

YEAR ENDING DECEMBER 31, 1999                                    HIGH               LOW
-----------------------------                              ----------------   ----------------
First Quarter............................................  $          34.94   $          19.50

Second Quarter...........................................  $          44.69   $          21.50

Third Quarter............................................  $          32.81   $          22.06

Fourth Quarter...........................................  $          80.15   $          25.00

YEAR ENDED DECEMBER 31, 1998                                     HIGH               LOW
----------------------------                               ----------------   ----------------
First Quarter............................................  $          16.31   $          10.62

Second Quarter...........................................  $          17.44   $          12.75

Third Quarter............................................  $          19.44   $          13.94

Fourth Quarter...........................................  $          21.00   $          10.25

    There were approximately 1,900 stockholders of record of our Common Stock on December 26, 2000. On December 26, 2000, the last reported sale price of our stock as reported by Nasdaq was $53.31.

            SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL INFORMATION

    The selected supplemental consolidated financial information set forth below as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999 has been derived from TMP's audited supplemental consolidated financial statements included elsewhere in this prospectus. The selected supplemental consolidated information with respect to the Company's financial position as of December 31, 1997 has been derived from TMP's audited supplemental consolidated balance sheet as of December 31, 1997 not included herein. The selected supplemental consolidated financial information set forth below as of December 31, 1996 and 1995 and for the two years ended December 31, 1996 has been derived from our unaudited supplemental consolidated financial statements which are not included in this prospectus. The selected supplemental consolidated financial data as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 has been derived from TMP's unaudited supplemental consolidated condensed financial statements, and in the opinion of TMP's management, has been prepared on the same basis as the audited supplemental consolidated financial statements and include all normal recurring adjustments necessary for a fair presentation of the financial information. The results for the nine months ended September 30, 2000 are not necessarily indicative of future results. The following financial information should be read in conjunction with TMP's supplemental consolidated financial statements and related notes thereto and TMP's supplemental consolidated condensed financial statements and related notes thereto and "Supplemental Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The Other Data presented below has not been audited.

                                                                                                    NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                            ----------------------------------------------------   -------------------
                                              1995       1996       1997       1998       1999       1999       2000
                                            --------   --------   --------   --------   --------   --------   --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Commissions and fees......................  $350,525   $458,146   $628,121   $771,838   $908,955   $665,803   $939,827
Operating expenses:
  Salaries & related......................   200,317    263,039    352,485    442,511    512,554   380,535     493,624
  Office & general........................    98,231    127,341    164,443    192,156    216,826   156,067     211,391
  Marketing & promotion...................     5,093      8,459     13,986     30,229     75,780    47,972     117,754
  Merger & integration....................        --         --         --     22,412     63,054    46,262      37,146
  Restructuring...........................        --         --         --      3,543      2,789     2,789          --
  Amortization of intangibles.............     3,410      4,786      6,963     11,281     12,894     9,640      12,220
  Special compensation and CEO bonus(1)...        --     52,019      1,500      1,250         --        --          --
Total operating expenses..................   307,051    455,644    539,377    703,382    883,897   643,265     872,135
Operating income..........................    43,474      2,502     88,744     68,456     25,058    22,538      67,692
Other income (expense):
  Interest income (expense), net(2).......   (10,680)   (14,769)   (10,725)   (13,659)   (14,126)  (10,156)     12,596
  Other, net..............................      (818)      (326)     1,386     (2,095)    (2,889)   (2,421)       (552)
Income (loss) before provision (benefit)
  for income taxes, minority interests and
  equity in earnings (losses) of
  affiliates..............................    31,976    (12,593)    79,405     52,702      8,043     9,961      79,736
Provision for income taxes................    10,499     11,479     23,936     17,426      8,424     4,695      35,635
Net income (loss) applicable to common and
  Class B common stockholders.............    20,181    (25,185)    55,017     34,852       (788)    4,859      44,487
Net income (loss) per common and Class B
  common share:
  Basic...................................  $   0.30   $  (0.36)  $   0.67   $   0.40   $  (0.01)  $  0.05    $   0.44
  Diluted.................................  $   0.30   $  (0.36)  $   0.66   $   0.39   $  (0.01)  $  0.05    $   0.41
Weighted average shares outstanding:
  Basic...................................    66,806     70,009     81,668     87,449     90,152    89,447     100,748
  Diluted.................................    68,072     70,009     82,945     89,305     90,152    94,116     107,707

                                                                                          NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                           SEPTEMBER 30,
                        ------------------------------------------------------------   -----------------------
                          1995        1996         1997         1998         1999         1999         2000
                        --------   ----------   ----------   ----------   ----------   ----------   ----------
                                        (IN THOUSANDS, EXCEPT NUMBER OF EMPLOYEES AND OFFICES)
OTHER DATA:
Gross Billings:
  Interactive (3).....  $  3,231   $   11,960   $   31,589   $   71,571   $  176,587   $  112,339   $  327,045
  Recruitment
    Advertising.......   246,752      391,158      672,187      881,809      843,955      639,919      666,801
  Selection &
    Temporary
    Contracting (4)...   110,723      146,475      187,516      223,063      295,133      216,620      293,715
  Executive Search....   101,521      127,893      168,107      195,268      173,558      132,006      135,240
  Yellow Page
    Advertising.......   442,287      466,230      497,848      520,129      532,258      413,692      431,658
                        --------   ----------   ----------   ----------   ----------   ----------   ----------
Total Gross
  Billings............  $904,514   $1,143,716   $1,557,247   $1,891,840   $2,021,491   $1,514,576   $1,854,459
                        ========   ==========   ==========   ==========   ==========   ==========   ==========
Total operating
  expenses as a
  percentage of
  commissions and
  fees................      87.6%        99.5%        85.9%        91.1%        97.2%        96.6%        92.8%
Number of employees...     3,075        4,451        6,292        7,097        7,432        6,632        9,065
Number of offices.....       150          201          268          321          330          271          319

                                                           DECEMBER 31,
                                      ------------------------------------------------------   SEPTEMBER 30,
                                        1995       1996       1997       1998        1999           2000
                                      --------   --------   --------   --------   ----------   --------------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets......................  $284,918   $354,942   $495,248   $542,209   $  642,645     $1,196,788
Current liabilities.................   275,888    347,156    449,584    475,215      626,800        773,182
Total assets........................   389,031    543,694    822,012    933,873    1,098,765      1,828,352
Long-term liabilities, less current
  portion...........................    94,422    105,083    167,574    178,594      136,924         58,806
Minority interests..................     3,639      3,705        431        509            9             --
Redeemable preferred stock..........     2,000      2,000         --         --           --             --
Total stockholders' equity..........    13,082     85,750    204,423    279,555      335,032        996,364

--------------------------

(1) Special compensation consists of a non-cash, non-recurring charge of approximately $52.0 million for special management compensation in 1996 resulting from the issuance of approximately 7.2 million shares of Common Stock of the Company to stockholders of predecessor companies of the Company in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the principal stockholder of the company and, accordingly, were not considered to have made substantive investments for their minority shares. The CEO bonus for the year ended December 31, 1997 and the year ended December 31, 1998 consists of a mandatory bonus of $375 thousand per quarter payable to Andrew J. McKelvey, the Company's CEO and Principal Stockholder, as provided for in the Principal Stockholder's then existing employment agreement. Receipt of these bonus amounts was permanently waived by the Principal Stockholder, and accordingly, since they were not paid, are also accounted for as a contribution to Additional Paid-in Capital.

(2) Interest expense for 1996 includes a $2.6 million non-cash, non-recurring charge to reflect the exercise of a warrant issued in connection with the Company's financing agreement.

(3) Represents fees earned in connection with recruitment, yellow page and other advertisements placed on the Internet, interactive moving services and employment searches and temporary contracting services sourced through the Internet.

(4) Amounts for temporary contracting are reported net of the costs paid to the temporary contractor.

              SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS AND THE SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS OF THE COMPANY APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

    ALL AMOUNTS REFERRED TO BELOW REFLECT THE AMOUNTS DISCLOSED IN THE COMPANY'S SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999 AND THE SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 INCLUDED ELSEWHERE IN THIS PROSPECTUS.

    During the period of January 1, 2000 through March 31, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 1,699,123 shares of TMP common stock. Such transactions were accounted for as poolings of interest (the "First Quarter 2000 Mergers"):

                                                                                        NUMBER OF
ENTITY                              BUSINESS SEGMENT            ACQUISITION DATE    TMP SHARES ISSUED
------                     ----------------------------------  ------------------   -----------------
HW Group PLC.............  Selection & Temporary Contracting   February 16, 2000          715,769
Microsurf, Inc. .........  Interactive                         February 16, 2000          684,462
Burlington Wells,
  Inc. ..................  Selection & Temporary Contracting   February 29, 2000           52,190
Illsley Bourbonnais......  Executive Search                    March 1, 2000              246,702

    During the period of April 1, 2000 through June 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 3,120,149 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Second Quarter 2000 Mergers"):

                                                                                        NUMBER OF
ENTITY                              BUSINESS SEGMENT            ACQUISITION DATE    TMP SHARES ISSUED
------                     ----------------------------------  ------------------   -----------------
System One Services,
  Inc....................  Selection & Temporary Contracting   April 3, 2000            1,022,257
GTR Advertising..........  Recruitment Advertising             April 4, 2000               54,041
Virtual Relocation.com,
  Inc....................  Interactive                         May 9, 2000                947,916
Business Technologies
  Ltd....................  Interactive                         May 17, 2000               205,703
Simpatix, Inc............  Interactive                         May 31, 2000               155,480
Rollo Associates, Inc....  Executive Search                    May 31, 2000               110,860
Web Technology Partners,
  Inc....................  Interactive                         May 31, 2000               623,892

    During the period of July 1, 2000 through September 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 355,513 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Third Quarter 2000 Mergers").

                                                                                    NUMBER OF
ENTITY                                  BUSINESS SEGMENT      ACQUISITION DATE  TMP SHARES ISSUED
------                               -----------------------  ----------------  -----------------
Rich, Gardner & Associates, Ltd....  Recruitment Advertising  August 31, 2000         43,535
Stratascape, Inc...................  Selection & Temporary    August 31, 2000        311,978
                                     Contracting

    During the period of October 1, 2000 through December 8, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 5,546,269 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Fourth Quarter 2000 Mergers").

                                                                                   NUMBER OF
                                                                                      TMP
ENTITY                         BUSINESS SEGMENT           ACQUISITION DATE       SHARES ISSUED
-------------------------  -------------------------  -------------------------  -------------
Cashback 2.com, Inc......  Interactive                November 1, 2000                90,750
Jobtrak Corporation......  Interactive                November 7, 2000             3,333,060
SPEC Group Holdings,       Selection & Temporary      December 6, 2000               357,782
  Inc....................  Contracting
People.com Consultants,    Selection & Temporary      December 8, 2000             1,764,677
  Inc....................  Contracting

    Combined, the First Quarter 2000 Mergers, the Second Quarter 2000 Mergers, the Third Quarter 2000 Mergers and the Fourth Quarter 2000 Mergers are referred to herein as the "2000 Mergers".

    The Company's consolidated financial statements included herein as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999 have been retroactively restated to reflect the Third Quarter 2000 Mergers and the Fourth Quarter 2000 Mergers (collectively, the "Second Half 2000 Mergers"), as if the combining companies had been consolidated for all periods presented. The consolidated condensed financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 have been retroactively restated to reflect the Fourth Quarter 2000 Mergers, as if the combining companies had been consolidated for all periods presented. Accordingly, the supplemental consolidated financial statements included herein as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999 have been retroactively restated to reflect the Second Half 2000 Mergers, as if the combining companies had been consolidated for all periods presented. The supplemental consolidated condensed financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 have been retroactively restated to reflect the Fourth Quarter 2000 Mergers, as if the combining companies had been consolidated for all periods presented. As a result, the financial position, and statements of income (loss), comprehensive income (loss) and cash flows are presented as if the combining companies had been consolidated for all periods presented. In addition, the supplemental consolidated and supplemental consolidated condensed statements of stockholders' equity reflect our accounts as if the additional common stock issued in connection with each of the aforementioned combinations included in the Second Half 2000 Mergers and the Fourth Quarter 2000 Mergers, respectively, had been issued for all periods when each of the related companies had issued shares and for the amounts that reflect the exchange ratios of the mergers. In accordance with generally accepted accounting principles, the supplemental consolidated and the supplemental consolidated condensed financial statements will become the historical financial statements of the Company upon issuance of the financial statements for the period that includes the consummation of the Fourth Quarter 2000 Mergers.

    In the supplemental consolidated condensed balance sheet and the supplemental consolidated balance sheet, the balance sheets of TMP as of September 30, 2000 has been combined with those of the Fourth Quarter Mergers and those of December 31, 1999 and 1998 have been combined with those of the

2000 Mergers, all as of September 30, 2000 and December 31, 1999 and 1998, except for the following: Illsley Bourbonnais, for which the balance sheets as of January 31, 2000 and 1999 are combined with those of TMP as of December 31, 1999 and 1998, respectively; Business Technologies Ltd. ("BTL"), for which the balance sheets as of July 31, 1999 and 1998 are combined with those of TMP as of December 31, 1999 and 1998, respectively; and HW Group PLC ("HW"), for which the balance sheet as of March 31, 1999 is combined with that of TMP as of December 31, 1998.

    The supplemental consolidated condensed and the supplemental consolidated statements of income (loss) combine the results of TMP for the nine months ended September 30, 2000 and 1999 and each year in the three year period ended December 31, 1999 with those of the 2000 Mergers all for the same periods except for the following: Illsley Bourbonnais, for which the statements of income
(loss) for the years ended January 31, 2000, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; BTL, for which the statements of income (loss) for the years ended July 31, 1999, 1998 and 1997 are included in the statements of income
(loss) for the years ended December 31, 1999, 1998 and 1997, respectively; and HW, for which the statements of income (loss) for the years ended March 31, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1998 and 1997, respectively.

    The results of Illsley Bourbonnais for the month ended January 31, 2000 are included in both the supplemental consolidated statements of income (loss) for the year ended December 31, 1999 and in the supplemental consolidated condensed statement of income (loss) for the nine months ended September 30, 2000. Therefore, the following amounts have been included in both periods:
(a) commissions and fees of $1.0 million and (b) net income of $285 thousand, with no impact on net income (loss) per share. Additionally, due to immateriality, the results of BTL for the period August 1, 1999 through December 31, 1999 of $314 thousand, in commissions and fees and $50 thousand, in net income have not been included in the supplemental consolidated statement of income (loss) for the year ended December 31, 1999 because the results of BTL for the fiscal year ended July 31, 1999 were combined with our supplemental consolidated statement of income (loss) for the year ended December 31, 1999. In addition, the results of HW, for the three months ended March 31, 1999 are included in the supplemental consolidated statements of income (loss) in both years ended December 31, 1999 and 1998, and the effects on both periods on (a) commissions and fees was $11.1 million, (b) net income was $1.9 million and
(c) diluted earnings per share was $0.02.

OVERVIEW

    TMP Worldwide Inc. ("TMP" or the "Company"), through its flagship Interactive product, Monster-Registered Trademark-.com (www.monster.com), is the on-line recruitment leader. TMP is also the world's largest Recruitment Advertising agency network, one of the world's largest Executive Search, Selection and Temporary Contracting agencies, the world's largest Yellow Pages Advertising agency, a provider of full service interactive advertising and interactive marketing technology services, and a provider of online moving services, through the Company's Website, Monstermoving(sm).com (www.monstermoving.com).

    Our Interactive growth is attributable to increased sales of our Internet products, expansion of our Interactive businesses into certain European countries, migration of our traditional businesses to the Internet and the addition of new Interactive services. Monster.com is the leading global career portal on the Web with over 19 million unique visits per month as of October 2000 per Nielson I/Pro. The Monster.com global network consists of local language and content sites in the United States, Canada (French and English), United Kingdom, Ireland, France, Germany, the Netherlands, Belgium, Australia, New Zealand, Singapore, Spain and Hong Kong.

    A substantial part of our growth in Recruitment Advertising, Selection & Temporary Contracting and Yellow Page Advertising has been achieved through acquisitions accounted for as purchases. For the period January 1, 1997 through September 30, 2000, for all segments, we completed 67 such acquisitions, with estimated annual gross billings of approximately $545 million. Given the significant number of acquisitions affecting the periods presented, the results of operations from period to period may not necessarily be comparable.

    Furthermore, during the period January 1, 2000 through December 8, 2000, we completed seventeen mergers that are being accounted for as poolings of interests (the "2000 Pooled Companies"). During the period of January 1, 2000 through March 31, 2000, we consummated mergers with HW Group PLC,
Microsurf, Inc., Burlington Wells, Inc., and Illsley Bourbonnais (the "First Quarter 2000 Mergers"). During the period of April 1, 2000 through June 30, 2000, we consummated mergers with System One Services, Inc., GTR Advertising, Virtual Relocation.com, Inc., Business Technologies Ltd., Simpatix, Inc., Rollo Associates, Inc., and Web Technology Partners, Inc. (the "Second Quarter 2000 Mergers"). During the period of July 1, 2000 through September 30, 2000, we consummated mergers with Stratascape, Inc. and Rich, Gardner & Associates, Ltd. (the "Third Quarter 2000 Mergers"). During the period of October 1, 2000 through December 8, 2000 we consummated mergers with Cashback2.com, Inc., Jobtrak Corporation, SPEC Group Holdings, Inc. and People.com Consultants, Inc. (the "Fourth Quarter 2000 Mergers"). Approximately 10.7 million shares of our common stock were issued in exchange for all of the outstanding common stock of the 2000 Pooled Companies. Accordingly, the supplemental consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the periods ended December 31, 1999, 1998 and 1997 included herein have been retroactively restated as if the Second Half 2000 Pooled Companies had been consolidated for all periods presented, and the supplemental consolidated condensed financial statements as of and for the nine months ended
September 30, 2000 and 1999 have been retroactively restated as if the Fourth Quarter Pooled Companies had been consolidated for both periods.

    Gross billings refers to billings for advertising placed on the Internet, in newspapers and telephone directories by our clients, and associated fees for related services. In addition, Executive Search fees, Selection fees, and net fees from Temporary Contracting services are also part of gross billings. Gross billings for Recruitment Advertising and Yellow Page Advertising are not included in our consolidated financial statements because they include a substantial amount of funds that are collected from our clients but passed through to publishers for advertisements. However, the trends in gross billings in these two segments directly impact the commissions and fees earned because, for these segments, we earn commissions based on a percentage of the media advertising purchased at a rate established by the related publisher. We also earn associated fees for related services; such amounts are also included in gross billings. Publishers and third party Websites typically bill us for the advertising purchased and we in turn bill our clients for this amount and retain a commission. Generally, the payment terms for Yellow Page Advertising clients require payment to us prior to the date payment is due to the publishers. The payment terms with Recruitment Advertising clients typically require payment when payment is due to publishers. Historically, we have not experienced substantial problems with unpaid accounts.

    Commissions and fees related to our Interactive businesses are derived from:

    - job postings and access to the resume database and related services delivered via the Internet, primarily our own Website, www.monster.com;

    - searches for permanent and temporary employees, at the executive and professional levels, and related services conducted through the Internet;

    - Internet advertising services provided to our Yellow Page Advertising clients;

    - the providing of interactive advertising services and technologies, which allow advertisers to measure and track sales, repeat traffic and other key statistics to enable such advertisers to greatly reduce costs, while driving only the most qualified users to their web sites; and

    - interactive advertising, sponsorships and referral fees, primarily on our own Website, www.monstermoving(sm).com.

    Monstermoving.com (www.monstermoving.com) provides important relocation information and services to Monster.com's job seeker and employer community, which is currently over 6.3 million unique visitors and over 19.3 million unique visits per month. According to the U.S. Census Department 1997 Study, approximately 20% of the general U.S. population is relocating at any point in time and we believe that these additional relocation services will be highly valued by Monster.com's audience and customer base.

    Monstermoving.com, was launched in October, 2000 and prior to that date conducted business through the individual properties that we acquired in 2000, primarily Virtual Relocation.com, Inc. and Microsurf, Inc., which were accounted for as poolings of interest. It is already one of the Internet's most comprehensive providers of moving-related analytical tools, and features information that addresses the entire relocation process. This information includes new residence listings, community maps, education summaries, mortgage quotes, moving quotes, insurance quotes, address and utility change services, and home repair and maintenance information.

    Monstermoving.com is directly accessible to Monster.com's large base of consumer traffic through URL links and promotions on Monster.com. In addition, the cross-selling of Monstermoving.com's services has started with our other divisions and will provide an important new advertising venue for moving-related clients, particularly in the Yellow Page Advertising division, where over 30% of our Yellow Page revenues are derived from the moving services industry, including van lines, truck rentals and home services.

    For Recruitment Advertising in the U.S., publisher commissions historically average 15% of recruitment advertising gross billings. We also earn fees from related services such as campaign development and design, retention and referral programs, resume screening, brochures and other collateral services, research and other creative and administrative services. Outside of the U.S., where, collectively, we derive the majority of our Recruitment Advertising commissions and fees, our commission rates for recruitment advertising vary, historically ranging from approximately 10% in Australia to 15% in Canada and the United Kingdom.

    Executive Search offers an advanced and comprehensive range of services aimed at identifying the appropriate senior executive for our clients. Such senior executives typically earn in excess of $250,000 annually. Our specialized services include identification of candidates, competence measurement, assessment of candidate/company cultural fit and transaction negotiation and closure.

    Selection & Temporary Contracting offers placement services for executives and professionals in mid-level and temporary positions, as well as for specific short-term projects. Our Selection business provides services similar to our Executive Search business, and focuses on mid-level professionals or executives, who typically earn between $75,000 and $150,000, annually. Our Temporary Contracting business provides contract employees primarily in Australia, New Zealand, the United Kingdom and the U.S.

    We believe that our Executive Search and Selection & Temporary Contracting services are helping to broaden the universe of both job seekers and employers who utilize Monster.com. Through the use of Monster.com, Recruitment Advertising, Selection & Temporary Contracting and Executive Search, we believe that we can accommodate all of our clients' employee recruitment needs, which is our "Intern to CEO" strategy.

    We design and execute Yellow Page Advertising, receiving an effective commission rate from directory publishers which historically approximated 20% of Yellow Page Advertising gross billings. However, due to reductions in commission rates by the publishers and higher discounts provided to clients, the rate declined to approximately 19% in 1999 and was approximately 17.5% as of September 30, 2000. In addition to base commissions, certain yellow pages publishers pay increased commissions for increased annual volume of advertising placed by advertising agencies. We typically recognize this additional commission, if any, in the fourth quarter when it is certain that such commission has been earned. No such amounts were reported in the fourth quarter of 1999 due to overly aggressive objectives set by the publishers, and the Company does not foresee achieving these aggressive goals in the future.

    Interactive commissions and fees were $293.1 million for the nine months ended September 30, 2000, an increase of $191.8 million or 189.2% over the same period of 1999, which had Interactive commissions and fees of $101.3 million. This growth reflects an increase in the acceptance of our Interactive products and services by existing and new clients and the effect of increased sales and marketing activities. Recruitment Advertising commissions and fees were up 4.9% at $146.2 million for the nine months ended September 30, 2000 versus
$139.3 million for the same period of 1999 reflecting modest growth in traditional billings of 4.2% and increased fees for creative and other value-added services. Selection & Temporary Contracting commissions and fees were $289.7 million, up $76.0 million or 35.5% from $213.7 million for the same period ended September 30, 1999. The increase reflects the greater demand for professional level and information service technology employees worldwide, particularly in mid-level management positions (annual salaries ranging from $75,000 to $150,000), and acquisitions accounted for as purchases. Executive Search commissions and fees were $135.2 million for the nine months ended September 30, 2000, an increase of $3.2 million or 2.5% from $132.0 million for the comparable nine months of 1999, reflecting strong global demand for senior executive positions. Yellow Page Advertising billings increased 4.3% to $431.7 million for the nine month period ended September 30, 2000 and commissions and fees decreased 4.8% to $75.7 million for the nine months of 2000 compared to $79.5 million for the prior year period, reflecting substantially reduced commissions paid by publishers and the effects of higher discounts for certain large clients. Total commissions and fees as a percent of related billings for the nine months ended September 30, 2000 were 50.7% as compared to 44.0% for the prior year period. The higher percentage reflects increased sales volume for Interactive, Executive Search, and Selection & Temporary Contracting, where the Company retains greater portions of the amounts billed.

    Based on our consolidated results for the periods ended September 30, 2000 and 1999, 40.7% and 41.4%, respectively, of our consolidated commissions and fees are attributable to clients outside the U.S.

RESULTS OF OPERATIONS

    The following table sets forth our gross billings, commissions and fees, commissions and fees as a percentage of gross billings, EBITDA and cash flow information.

                                                                               NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                     ------------------------------------   -----------------------
                                        1997         1998         1999         1999         2000
                                     ----------   ----------   ----------   ----------   ----------
                                                             (IN THOUSANDS)
GROSS BILLINGS:
  Interactive(1)...................  $   31,589   $   71,571   $  176,587   $  112,339   $  327,045
  Recruitment Advertising..........     672,187      881,809      843,955      639,919      666,801
  Selection & Temporary
    Contracting(2).................     187,516      223,063      295,133      216,620      293,715
  Executive Search.................     168,107      195,268      173,558      132,006      135,240
  Yellow Page Advertising..........     497,848      520,129      532,258      413,692      431,658
                                     ----------   ----------   ----------   ----------   ----------
Total..............................  $1,557,247   $1,891,840   $2,021,491   $1,514,576   $1,854,459
                                     ==========   ==========   ==========   ==========   ==========

                                                                               NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                     ------------------------------------   -----------------------
                                        1997         1998         1999         1999         2000
                                     ----------   ----------   ----------   ----------   ----------
                                                             (IN THOUSANDS)
COMMISSIONS AND FEES:
  Interactive(1)...................  $   30,506   $   64,858   $  158,215   $  101,340   $  293,102
  Recruitment Advertising..........     139,367      183,393      183,938      139,271      146,159
  Selection & Temporary
    Contracting(2).................     186,200      221,864      292,231      213,695      289,660
  Executive Search.................     168,107      195,268      173,277      131,975      135,240
  Yellow Page Advertising..........     103,941      106,455      101,294       79,522       75,666
                                     ----------   ----------   ----------   ----------   ----------
Total..............................  $  628,121   $  771,838   $  908,955   $  665,803   $  939,827
                                     ==========   ==========   ==========   ==========   ==========

COMMISSIONS AND FEES AS A
  PERCENTAGE OF GROSS BILLINGS:
  Interactive(1)...................        96.6%        90.6%        89.6%        90.2%        89.6%
  Recruitment Advertising..........        20.7%        20.8%        21.8%        21.8%        21.9%
  Selection & Temporary
    Contracting(2).................        99.3%        99.5%        99.0%        98.6%        98.6%
  Executive Search.................       100.0%       100.0%        99.8%       100.0%       100.0%
  Yellow Page Advertising..........        20.9%        20.5%        19.0%        19.2%        17.5%
Total..............................        40.3%        40.8%        45.0%        44.0%        50.7%

EBITDA(3)..........................  $  113,356   $  104,740   $   69,885   $   53,806   $  112,388

Cash provided by operating
  activities.......................  $   64,561   $   73,460   $  104,211   $   73,796   $   74,424
Cash used in investing
  activities.......................  $ (110,345)  $  (85,709)  $  (63,343)  $  (36,996)  $ (141,872)
Cash provided by (used in)
  financing activities.............  $   77,647   $   32,023   $  (56,281)  $  (39,179)  $  517,706
Effect of exchange rate changes on
  cash and cash equivalents........  $     (303)  $     (158)  $     (754)  $     (590)  $   (2,111)

------------------------

(1) Represents fees earned in connection with recruitment, yellow page and other advertisements placed on the Internet, interactive moving services and employment searches and temporary contracting services sourced through the Internet.

(2) Amounts for temporary contracting are reported net of the costs paid to the temporary contractor.

(3) Earnings before interest, income taxes, depreciation and amortization. EBITDA is presented to provide additional information about our ability to meet our future debt service, capital expenditures and working capital requirements and is one of the measures which determines our ability to borrow under our credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity.

    EBITDA for the indicated periods is calculated as follows:

                                                                                NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                              ------------------------------   -------------------
                                                1997       1998       1999       1999       2000
                                              --------   --------   --------   --------   --------
                                                                 (IN THOUSANDS)
Net income (loss)...........................  $ 55,140   $ 34,852   $  (788)   $ 4,859    $ 44,487
Interest (income) expense, net..............    10,725     13,659    14,126     10,156     (12,596)
Income tax expense..........................    23,936     17,426     8,424      4,695      35,635
Depreciation and amortization...............    23,555     38,803    48,123     34,096      44,862
                                              --------   --------   -------    -------    --------
EBITDA......................................  $113,356   $104,740   $69,885    $53,806    $112,388
                                              ========   ========   =======    =======    ========

NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO THE NINE MONTHS ENDED
  SEPTEMBER 30, 1999

    Gross billings for the nine months ended September 30, 2000 were $1,854.5 million, an increase of $339.9 million or 22.4% from $1,514.6 million for the nine months ended September 30, 1999. Total commissions and fees for the nine months ended September 30, 2000 were $939.8 million, an increase of $274.0 million or 41.2% from $665.8 million for the comparable period in 1999. Interactive commissions and fees for the nine months ended September 30, 2000 were $293.1 million, an increase of $191.8 million or 189.2% compared with $101.3 million for the nine months ended September 30, 1999. The increase in Interactive commissions and fees from the September 1999 period to the September 2000 period is due to: (i) an increasing acceptance of our Interactive services and products from existing clients, new clients and Internet users,
(ii) the benefits of Monster.com's marketing campaign, (iii) increases in the services and content available on our websites, (iv) expansion into certain European markets, (v) price increases on certain products, and (vi) the continuing migration of our traditional businesses to the Internet. Recruitment Advertising commissions and fees increased 4.9% to $146.2 million for the nine months ended September 30, 2000 compared to $139.3 million for the first nine months of 1999. This increase reflects moderate growth in traditional billings related to publisher price increases for help-wanted advertisements placed in newspapers partially offset by migration of traditional business to the Internet. As a result, Interactive recruitment commissions and fees, which is included in the Interactive number above, increased 153.9% to $21.6 million for the nine months ended September 30, 2000 from $8.5 million for the comparable 1999 period. Selection & Temporary Contracting commissions and fees were $289.7 million, up $76.0 million or 35.5% from $213.7 million for the period ended September 30, 1999. The increase reflects a strong global labor market and the resulting increased demand for professional workers, especially information technology and finance employees, and acquisitions accounted for as purchases. Executive Search commissions and fees were $135.2 million for the nine months ended September 30, 2000, an increase of $3.2 million or 2.5% from $132.0 million for the comparable nine months of 1999, reflecting the strong labor market and demand for senior executive positions. Yellow Page Advertising commissions and fees were $75.7 million for the nine months ended September 30, 2000, a decrease of $3.8 million or 4.8% from $79.5 million for the comparable nine months of 1999. This decrease was due to substantially reduced commissions paid by publishers and the effects of higher discounts for certain large clients.

    Operating expenses for the nine months ended September 30, 2000 were $872.1 million, compared with $643.3 million for the same period in 1999, an increase of $228.8 million or 35.6%. The increase is primarily due to $113.1 million in higher salaries and related costs due to organic growth and acquisitions accounted for as purchases, $69.8 million in higher marketing and promotion expenses, primarily related to Monster.com and $55.3 million in higher office and general expenses, partially offset by reductions in merger and integration costs of $9.2 million. As a percent of commissions and fees operating expenses were 92.8% for the nine months ended September 30, 2000 compared with 96.6% for the comparable 1999 period.

    Salaries and related expenses for the nine months ended September 30, 2000 were $493.6 million, compared with $380.5 million for the same period in 1999. The increase of $113.1 million or 29.7% is primarily due to acquisitions accounted for as purchases and organic growth in Interactive and Selection & Temporary Contracting operations. Synergies from acquisitions and benefits from the scalability of our business, especially Monster.com, are reflected in the decline of salaries and related expenses as a percent of commissions and fees to 52.5% for the nine months ended September 30, 2000 from 57.2% for the nine months ended September 30, 1999.

    Office and general expenses for the nine months ended September 30, 2000 were $211.4 million, compared with $156.1 million for the same period in 1999. The increase of $55.3 million or 35.4% reflects organic growth and acquisitions in Interactive and Selection & Temporary Contracting. Synergies from the integration of acquisitions and the benefits of the scalability of the Company's businesses, especially Monster.com, are reflected in the decline in office and general expenses as a percentage of commissions and fees from 23.4% for the nine months ended September 30, 1999 to 22.5% for the nine months ended
September 30, 2000.

    Marketing and promotion expenses for the nine months ended September 30, 2000 were $117.8 million or 12.5% of commissions and fees, compared with $48.0 million or 7.2% of commissions and fees for the same period in 1999. The increase of $69.8 million or 145.5% is primarily due to higher marketing costs for Monster.com and reflects the Company's plan to increase the promotion of Monster.com with funds provided from increased revenues. The nine months ended September 30, 2000 expenses include a pro rata charge pursuant to the content and marketing agreement with America Online, Inc. ("AOL") whereby Monster.com, for the payment of $100 million over four years, is the exclusive provider of career search services in the U.S. and Canada to AOL members across seven AOL properties, including the AOL Service, AOL Canada, Compuserve, ICQ, AOL.com, Netscape and Digital City.

    Merger and integration costs reflect costs incurred in connection with acquisitions accounted for as poolings of interests and reflect integration of their operations. Such costs were anticipated and factored into the prices paid for these companies. For the nine months ended September 30, 2000 merger and integration costs were $37.1 million compared with $46.3 million for the same period in 1999, a decrease of $9.2 million or 19.7%. The $37.1 million is comprised of $16.3 million for office and staff integration costs, $4.2 million for debt settlement costs pursuant to change in control provisions of a pooled company's existing loan, $6.9 million for the amortization of employee stay bonuses, payable in stock, and $9.7 million in transaction related costs such as legal, accounting, advisory fees, and costs to register the shares issued in the transactions. The $46.3 million for the nine months ended September 30, 1999 is comprised of $4.8 million for separation pay and accelerated vesting of employee stock and stock option grants, $11.9 million in transaction related costs, including legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions, $4.4 million for employee stay bonuses paid with stock, options and cash, and $25.2 million of office and staff integration costs.

    Restructuring charges for the nine months ended September 30, 1999 were $2.8 million. These charges relate to LAI Worldwide, Inc.'s ("LAI") closing of its London and Hong Kong offices prior to LAI's merger with TMP. These charges include $0.5 million for the write-off of leasehold improvements and fixed assets, $1.3 million for severance benefits payable to 24 employees, and $1.0 million for consolidation of facilities related to the restructuring.

    As a result of the above, operating income for the nine months ended September 30, 2000 was $67.7 million, an increase of $45.2 million or 200.3% from $22.5 million for the comparable period in 1999.

    Net interest income for the nine months ended September 30, 2000 was $12.6 million, compared with a net interest expense of $10.2 million for the comparable 1999 period, an improvement of $22.8 million or 224.0%. This improvement primarily reflects the investing of net proceeds from the Company's February 2000 follow-on offering after a significant portion of existing long-term debt was repaid with a portion of such proceeds. The Company completed the follow-on public offering of 4.0 million (8.0 million, adjusted for the February 29, 2000 2-for-1 stock split) shares of common stock on February 2, 2000. The net proceeds raised by the Company totaled
$594.2 million.

    Taxes on income for the nine months ended September 30, 2000 were $35.6 million on pre-tax profit of $79.7 million, compared with a tax of $4.7 million on pre-tax profit of $10.0 million for the nine months of 1999. The increase of $30.9 million reflects the higher pretax profit in the nine months ended September 30, 2000. In addition, in each period the provision reflects expenses that are not tax deductible; these are primarily related to merger costs from pooling of interests transactions and amortization of certain intangible assets. Also for both periods the provision is affected by profits and losses from certain pooled entities that were not taxed at the corporate level prior to their merger with TMP.

    Minority interests in consolidated earnings for the nine months ended September 30, 2000 was a $386,000 loss compared with a profit of $107,000 for the nine months ended September 30, 1999.

    Equity in losses of unconsolidated affiliates, which reflected losses associated with the real estate advertising company in which the Company holds a minority interest, was $300,000 for the nine months ended September 30, 1999.

    As a result of all of the above, the net income available to common and Class B common stockholders for the nine months ended September 30, 2000 was $44.5 million compared to $4.9 million for the nine months ended September 30, 1999. On a diluted per share basis, the net income available to common and Class B common stockholders for the nine months ended September 30, 2000 was $0.41, compared to $0.05 for the comparable 1999 period.

THE YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

    Gross billings for the year ended December 31, 1999 were $2,021.5 million, a net increase of $129.7 million or 6.9% from $1,891.8 million for the year ended December 31, 1998. Commissions and fees for the year ended December 31, 1999 were $909.0 million, an increase of $137.2 million or 17.8% from $771.8 million for the year ended December 31, 1998. Interactive commissions and fees for the year ended December 31, 1999 were $158.2 million, an increase of 143.9% or $93.3 million as compared with $64.9 million for the year ended December 31, 1998. This increase in Interactive commissions and fees is due to: (i) an increasing acceptance of our Interactive services and products from existing clients, new clients and Internet users, (ii) the benefits of Monster.com's marketing campaign, (iii) increases in the services and content available on our Websites, (iv) expansion into certain European markets and (v) price increases on certain products. Recruitment Advertising commissions and fees of $183.9 million for the year ended December 31, 1999 were virtually flat compared with $183.4 million for the year ended December 31, 1998, reflecting reduced billings due to lower volume of help-wanted advertisements placed in newspapers and a loss of business in the Asia-Pacific Region, offset by substantial reductions in client discounts and increased ancillary services in North America and an increase in business in Europe. Selection & Temporary Contracting commissions and fees were $292.2 million, up $70.3 million or 31.7% from $221.9 million for the period ended December 31, 1998, due primarily to organic growth in selection services in Australia and Continental Europe and in temporary contracting operations. The increase in Temporary Contracting reflects an increase in the number of contractors placed, particularly information technology personnel and executives, which have higher margins than general and support staff. Executive Search commissions and fees were $173.3 million, a decrease of $22.0 million or 11.3% from $195.3 million for the comparable year of 1998, due primarily to a loss of consultants, as anticipated, at LAI and TASA Holding AG ("TASA"), which resulted from the merger and integration of these companies. Yellow Page Advertising commissions and fees were $101.3 million for the year ended December 31, 1999, a decrease of $5.2 million or 4.8% from $106.5 million for the year ended December 31, 1998, reflecting substantially reduced commission rates and year-end incentives paid by publishers and the effects of higher discounts for certain clients offset, in part by the benefits from higher gross billings, internal growth and acquisitions.

    Operating expenses for the year ended December 31, 1999 were $883.9 million compared with $703.4 million for same period in 1998. The increase of $180.5 million or 25.7% is due to increases of $70.1 million in salary and related costs, $40.7 million in merger and integration costs related to mergers accounted for as poolings of interests, $45.6 million in marketing and promotion expenses primarily to support Monster.com and $24.6 million in office and general expenses.

    Salaries and related costs for the year ended December 31, 1999 were $512.6 million or 56.4% of total commissions and fees, compared with $442.5 million or 57.3% of total commissions and fees for the same period in 1998. The increase of $70.1 million or 15.8% is primarily due to increased staff for the expansion of our Interactive operations, especially Monster.com, and acquisitions accounted for as purchases in Selection & Temporary Contracting.

    Office and general expenses for the year ended December 31, 1999 were $216.8 million or 23.9% of total commissions and fees, compared with $192.2 million or 24.9% of commissions and fees for the same period in 1998. The increase of $24.6 million or 12.8% is primarily due to acquisitions and higher costs for our Interactive operations, partially offset by reductions in expenses for the Yellow Page Advertising and Recruitment Advertising businesses due to improved efficiencies.

    Marketing and promotion expenses increased $45.6 million to $75.8 million for the year ended December 31, 1999 from $30.2 million for the year ended December 31, 1998, a 150.7% increase due to increased spending to promote Monster.com.

    Merger and integration costs for the year ended December 31, 1999 were $63.1 million compared with $22.4 million for the same period in 1998 an increase of $40.7 million or 181.3%. This increase primarily resulted from the pooling of interests transactions that occurred during the year ended December 31, 1999 and the planned integration of such companies and is comprised of: (i) $32.5 million of office integration costs, which include the closing of excess leased facilities, the write-off of fixed assets which will not be used in the future and a reserve for the effect, after reduction for related compensation, of uncollectible search fees recorded as a result of a loss of executive search consultants, (ii) $9.6 million for separation pay and accelerated vesting of employee stock and stock option grants, both in accordance with pre-existing contractual change in control provisions and (iii) $3.6 million more of transaction related costs, which include legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the transactions, partially offset by $5.0 million less for employee stay bonuses paid primarily with TMP shares and options to certain key personnel of the merged companies. Approximately $24.1 million of the $63.1 million are non-cash charges. The after tax effect of these charges on diluted net income
(loss) per share is $(0.47) and $(0.19) for the year ended December 31, 1999 and 1998, respectively.

    Restructuring charges for the year ended December 31, 1999 were $2.8 million or, on an after tax basis, $(0.02) per diluted share, compared with $3.5 million or $(0.02) per diluted share on an after tax basis for the year ended December 31, 1998. These charges relate to LAI's closing of its London and Hong Kong offices prior to LAI's merger with TMP. These charges include $0.5 million for the write-off of leasehold improvements and fixed assets, $1.3 million for severance benefits payable to 24 employees, and $1.0 million for consolidation of facilities related to the restructuring.

    As a result of the above, operating income for the year ended December 31, 1999 decreased $43.4 million or 63.4% to $25.1 million from $68.5 million for the comparable period in 1998.

    Net interest expense was $14.1 million for the year ended December 31, 1999 compared to $13.7 million for the year ended December 31, 1998. The effects of lower interest rates and borrowing costs in 1999, resulting from the amended and restated financing agreement entered into on November 5, 1998, were offset by increased borrowings and interest expense of pooled companies.

    Taxes on income for the year ended December 31, 1999 were $8.4 million on a $8.0 million pretax profit, compared with a tax expense of $17.4 million on a $52.7 million pretax profit for the year ended December 31, 1998. The decrease of $9.0 million reflects the lower pretax profit in the year ended December 31, 1999. In addition, in each period the provision reflects expenses that are not tax deductible. Such expenses are primarily related to merger costs from pooling of interests transactions and amortization of intangible assets. The tax charge in each period benefited from profits of certain pooled entities whose earnings were not taxed at the corporate level prior to their merger with TMP.

    As a result of all of the above, the net loss applicable to common and Class B common stockholders for the year ended December 31, 1999 was $788,000 or $0.01 per diluted share, a decrease of $0.40 per diluted share or 102.6% on a per share basis from the net income of $34.9 million or $0.39 per diluted share for the comparable 1998 period.

THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

    Gross billings for the year ended December 31, 1998 were $1,891.8 million, an increase of $334.6 million or 21.5% as compared to gross billings of $1,557.2 million for the year ended December 31, 1997. This increase in gross billings resulted primarily from acquisitions in Recruitment Advertising and organic growth in our Interactive, Selection & Temporary Contracting and Executive Search businesses.

    Total commissions and fees for the year ended December 31, 1998 were $771.8 million, an increase of $143.7 million or 22.9% from $628.1 million for the year ended December 31, 1997. Interactive commissions and fees for the year ended December 31, 1998 were $64.9 million, an increase of 112.6% or $34.4 million from $30.5 million for the year ended December 31, 1997. The increase in Interactive commissions and fees is due to (i) an increasing acceptance of our Interactive services and products from existing clients and Internet users, (ii) the benefits of Monster.com's marketing campaign,
(iii) increases in the service and content available on our websites,
(iv) expansion into certain European markets and (v) price increases on certain products. Recruitment Advertising commissions and fees were $183.4 million for the year ended December 31, 1998 compared with $139.4 million for the year ended December 31, 1997, an increase of $44.0 million or 31.6%. This increase was primarily due to (a) acquisitions, which contributed approximately
$25.1 million and (b) approximately $21.4 million from increased client spending and new clients partially offset by client losses and a decrease in foreign currency translation rates, which had a negative effect of approximately
$3.0 million. Executive Search commissions and fees were $195.3 million compared with $168.1 million for the year ended December 31, 1997, an increase of $27.2 million or 16.2%, due primarily to strong organic growth due to increased demand for executive management employees worldwide. Selection & Temporary Contracting commissions and fees were $221.9 million, an increase of $35.7 million or 19.2% from $186.2 million for the year ended December 31, 1997. This increase is primarily due to acquisitions of selection firms in Continental Europe, a greater number of temporary contract workers placed during 1998 as compared with the prior period, and growth in the executive temporary contracting business. Yellow Page Advertising commissions and fees were $106.5 million for the year ended December 31, 1998 compared with $103.9 million for the year ended December 31, 1997, an increase of 2.4% or $2.6 million due primarily to acquisitions accounted for as purchases.

    Total operating expenses for the year ended December 31, 1998 were $703.4 million, compared with $539.4 million for 1997. The increase of $164.0 million or 30.4% is due primarily to acquisitions and internal growth, together with the addition of $22.4 million for merger and integration costs related to pooling of interests transactions and $3.5 million in restructuring charges for the closing of LAI's London, England and Hong Kong offices prior to LAI's merger with TMP.

    Salaries and related costs for the year ended December 31, 1998 were $442.5 million or 57.3% of total commissions and fees, compared with $352.5 million or 56.1% of total commissions and fees for the same period in 1997, representing an increase of $90.0 million or 25.5%. This increase reflects acquisitions in Executive Search and Recruitment Advertising and growth in Interactive operations.

    Office and general expenses increased $27.8 million to $192.2 million for the year ended December 31, 1998, as compared with $164.4 million for the prior period primarily due to acquisitions accounted for as purchases and other expenses to grow our Interactive businesses. As a percent of total commissions and fees, office and general expenses decreased to 24.9% for the year ended December 31, 1998 from 26.2% for the year ended December 31, 1997.

    Marketing and promotion expenses increased $16.2 million to $30.2 million for the year ended December 31, 1998 from $14.0 million for the year ended December 31, 1997, a 116.1% increase due to increased marketing for our interactive operations, especially Monster.com.

    In connection with the mergers completed during 1998 and the merger with Morgan & Banks Limited completed in January 1999, we expensed merger and integration costs of $22.4 million for the year ended December 31, 1998, consisting of (i) $11.9 million of non-cash employee stay bonuses, which included (a) $3.6 million for the amortization of TMP shares set aside for key personnel of Johnson, Smith & Knisely Inc. and The Consulting Group (International) Limited, who must remain employees for a full year in order to earn such shares and (b) $8.3 million for TMP shares to key personnel of TASA and Stackig, Inc. as employee stay bonuses, (ii) $1.5 million of stay bonuses paid as cash to key personnel of one of the companies merged in 1998 and
(iii) $9.0 million of transaction related costs, including fees for legal, accounting and advisory services and the costs incurred for the subsequent registration of shares issued in the acquisitions. The after tax effect of this charge is $16.7 million or $(0.19) per diluted share.

    Restructuring charges for the year ended December 31, 1998 were $3.5 million or, on an after tax basis, $(0.02) per diluted share and relate to LAI's plan prior to its merger with TMP to significantly curtail the operations of its international offices in London, England. These charges include
$1.1 million for severance, and $2.4 million for the write-off of leasehold improvements and other costs to close these facilities.

    Amortization of intangibles was $11.3 million for the year ended December 31, 1998 compared to $7.0 million for the year ended December 31, 1997. The increase is due to our continued growth through acquisitions. As a percentage of total commissions and fees, amortization of intangibles was 1.5% and 1.1% for the years ended December 31, 1998 and 1997, respectively.

    As a result of all of the above, operating income decreased $20.2 million to $68.5 million for the year ended December 31, 1998 as compared with operating income of $88.7 million for the year ended December 31, 1997 and, as a percent of total commissions and fees, operating income decreased to 8.9% from 14.1%.

    Net interest expense increased $3.0 million to $13.7 million for the year ended December 31, 1998 as compared to $10.7 million for the year ended December 31, 1997, reflecting a net increase in debt as a result of acquisitions and capital expenditures. In addition, our effective interest rate was 11.2% for the year ended December 31, 1998 compared with 10.8% for the year ended December 31, 1997.

    Taxes on income decreased $6.5 million to $17.4 million for the year ended December 31, 1998 from $23.9 million for the year ended December 31, 1997 primarily due to lower pre-tax income. The 1998 amount reflects the inability to deduct for tax, certain costs associated with the mergers completed during 1998 and the merger with Morgan & Banks Limited completed in 1999 which were accounted for as poolings of interests.

    For the year ended December 31, 1998, equity in losses of unconsolidated affiliates was $396,000, reflecting losses at our minority owned real estate advertising affiliate, as compared with a $33,000 loss for the same period in 1997. Minority interests in consolidated earnings for the year ended December 31, 1998 were $28,000 compared with $296,000 for the year ended December 31, 1997.

    As a result of all of the above, the net income applicable to common and Class B common stockholders was $34.9 million for the year ended December 31, 1998, or $0.39 per diluted share, compared with net income applicable to common and Class B common stockholders of $55.0 million, or $0.66 per diluted share for the year ended December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal capital requirements have been to fund (i) acquisitions,
(ii) working capital, (iii) capital expenditures and (iv) marketing and development of our Interactive business. Our working capital requirements are generally higher in the quarters ending March 31 and June 30 during which payments to the major yellow page directory publishers are at their highest levels. We have met our liquidity needs over the last three years through
(a) funds provided by operating activities, (b) equity offerings, (c) long-term borrowings, (d) capital leases and (e) vendor financing in 1996. In December 1996, we completed our initial public offering of an aggregate of 8,294,816 shares of Common Stock at a purchase price of $7.00 per share in an underwritten public offering managed by Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Ladenburg Thalmann & Co. Inc. In the initial public offering, certain stockholders sold an additional aggregate of 1,305,184 shares of Common Stock. The net proceeds that we received from the initial public offering of $50.8 million were used to repay debt and, in early 1997, to pay down accounts payable and to redeem preferred stock. In September 1997, we completed a second public offering of an aggregate of 4,800,000 shares of Common Stock at a purchase price of $11.50 per share in an underwritten public offering managed by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., BT Alex Brown Incorporated, Montgomery Securities and Ladenburg Thalmann & Co. Inc. In addition, certain stockholders sold an aggregate of 3,200,000 shares of common stock in such offering. Our net proceeds from this offering of $63.4 million, including net repayment of borrowings of $12.2 million paid to us by certain stockholders, were used to repay debt. In 1998, LAI received $41.6 million in net proceeds from its second public offering managed by Robert W. Baird & Co. Incorporated, The Robinson-Humphrey Company, LLC and J.C. Bradford & Co. Such proceeds were used to support its international expansion, support enhancements to its technology-based infrastructure, acquire two executive search companies and provide additional working capital. On January 27, 2000, in connection with its third public offering, we issued an aggregate of, on a post split basis, 8,000,000 shares of common stock at a purchase price of $77 5/16 per share in an underwritten public offering managed by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Salomon Smith Barney, Deutsche Bank Securities, Inc., Paine Webber Incorporated and U.S. Bancorp Piper Jaffrey, Inc. The offering was completed in February 2000. The net proceeds from this offering were $594.2 million, and approximately $82 million was used to pay down debt on the Company's credit line. The remainder is being invested in short and medium term interest bearing instruments until used for acquisitions, strategic equity investments and general corporate purposes.

    Net cash provided by operating activities for the nine months ended September 30, 2000 was $74.4 million compared with $73.8 million for the nine months ended September 30, 1999. The increase in cash provided by operating activities of $0.6 million for 2000 over 1999 was primarily attributable to
(i) $78.0 million increase in earnings after adjusting for non-cash items,
(ii) $21.9 million resulting from increases in deferred commissions and fees, primarily at Monster.com, and (iii) a $1.6 million smaller increase in accounts receivable for the 2000 period over the 1999 period, related mostly to improved collections substantially offset by (i) $50.8 million related to the decrease in the use of funds for work-in-progress, prepaid and other assets for the 2000 period over the 1999 period, (ii) $46.0 million resulting from decreases from accounts payable and accrued liabilities and (iii) $4.1 million due to the higher effect in the previous period over the current period of including earnings of pooled companies in more than one period.

    Net cash provided by operating activities for the years ended December 31, 1999, 1998 and 1997 was $104.2 million, $73.5 million and $64.6 million, respectively. The increase in cash of $30.7 million from operating activities for 1999 over 1998 was primarily due to (i) the net increase in funds from a $49.3 million greater increase in deferred commissions and fees, primarily for Monster.com, for the 1999 period over the 1998 period, (ii) a $4.2 million effect from inclusion of losses in 1999 and profits in 1998 from companies accounted for as poolings of interests, in both the current period and the previous year, because of overlapping reporting periods reduced by (i) an $8.5 million net increase in the use of funds from increases in accounts receivable over increases in accounts payable, accrued expenses and other liabilities, for the 1999 period over the 1998 period, (ii) a $0.4 million increase in work-in-process and prepaid and other assets and (iii) a $13.9 million decline in earnings after adjusting for non-cash items. The increase in cash of $8.9 million from operating activities for 1998 over 1997 was primarily due to an increase of $8.2 million in accounts payable, accrued expenses and other current liabilities, a $0.2 million increase in earnings after adjusting for non-cash items, a decrease of $10.1 million in accounts receivable, a $3.3 million increase in deferred commissions and fees, $10.6 million increase in work-in-process, prepaid and other assets, and a decrease of $2.3 million from the effects of including losses from pooled companies in both the current and previous period. In addition, in 1998 we paid approximately $13.6 million for restructuring. Such amount was applied against a reserve set up during 1997 in connection with acquisitions accounted for using the purchase method. This reserve was increased in 1998 by a $3.5 million charge to earnings and by a $10.1 million charge to intangible assets, and reduced by payments of $13.6 million, leaving a restructuring reserve at December 31, 1998 of $16.7 million.

    EBITDA was $112.4 million for the nine months ended September 30, 2000, an increase of $58.6 million or 108.9% from $53.8 million for the nine months ended September 30, 1999. The increase primarily reflects, for the 2000 period, a $45.2 million increase in operating profits and $10.8 million more in depreciation and amortization costs. As a percentage of commissions and fees, EBITDA increased to 12.0% for the nine months ended September 30, 2000 as compared with 8.1% for the nine months ended September 30, 1999. The higher percent reflects the improved operating margins (including the effects of merger and integration costs), which were 7.2% and 3.4% of commissions and fees for the 2000 and 1999 periods, respectively.

    EBITDA was $69.9 million for the year ended December 31, 1999, a decrease of $34.8 million or 33.3% from $104.7 million for the year ended December 31, 1998. The decrease primarily reflects, for the 1999 period, a $43.4 million decrease in operating income and $9.0 million less in income taxes, partially offset by $9.3 million more in depreciation and amortization costs. As a percentage of commissions and fees, EBITDA decreased to 7.7% for the year ended December 31, 1999 as compared with 13.6% for the year ended December 31, 1998. The lower percent reflects the increase in merger & integration and restructuring costs, which were 7.2% and 3.4% of commissions and fees for the 1999 and 1998 periods, respectively. EBITDA was $104.7 million for the year ended December 31, 1998, a decrease of $8.7 million from $113.4 million for the year ended December 31, 1997. As a percentage of total commissions and fees, EBITDA decreased to 13.6% for the year ended December 31, 1998 from 18.0% for the year ended December 31, 1997. The decrease resulted primarily from the $18.0 million charge for merger costs ($22.4 million less $4.4 million in amortization of deferred compensation), which was 2.3% of total commissions and fees for the year ended December 31, 1998, offset, in part, by increased depreciation and amortization of $15.3 million.

    Net cash used in investing activities for the nine months ended
September 30, 2000 and 1999 was $141.9 million and $37.0 million, respectively. The $104.9 million increase in cash used in 2000 compared to 1999 was due to a $70.3 million increase in payments for business acquisitions, an increase of $25.1 million for capital expenditures, primarily leasehold improvements and computer equipment and software for the expansion of the Company's global technology infrastructure, and proceeds, in the 1999 period, of $9.4 million from the sale of assets.

    Net cash used in investing activities for the years ended December 31, 1999, 1998 and 1997 was $63.3 million, $85.7 million and $110.3 million, respectively. The decrease in 1999 of $22.4 million as compared to 1998 was primarily due to $9.7 million received from the sale of fixed assets, and $19.1 million less used for business acquisitions, partially offset by $7.9 million more in capital expenditures. The $24.6 million decrease in 1998 as compared with 1997 was primarily due to $36.0 million less in payments for acquisitions, reflecting the use of company stock to make acquisitions of businesses, offset in part by $2.1 million more in capital expenditures and during 1997 our receipt of a net $14.5 million from the Principal Stockholder and certain other stockholders, who repaid borrowings with funds received primarily from their sale of shares included with our second public offering. Payments for businesses acquired using the purchase method of accounting, excluding $5.5 million in TMP stock, were $47.7 million in 1998 and $83.7 million in 1997, of which $47.2 million was for Austin Knight. Capital expenditures, primarily for computer equipment and furniture and fixtures, were $44.1 million, $36.2 million and $34.1 million for the years ended December 31, 1999, 1998 and 1997, respectively. In addition, in 1997, we acquired certain transportation equipment and made capital improvements for a total of $6.8 million, and simultaneously entered into a $7.8 million financing agreement to fund the purchases and provide additional operating funds.

    We estimate that our expenditures for computer equipment and software, furniture and fixtures, and leasehold improvements will be approximately $75 to $88 million for the year ended December 31, 2000.

    Our financing activities include equity offerings, borrowings and repayments under our bank financing agreements and borrowings for and payments on
(i) installment notes, principally to finance acquisitions, (ii) capital leases and (iii) equipment. Our financing activities for the nine months ended September 30, 2000 and September 30, 1999 provided net cash of $517.7 million and used net cash of $39.2 million, respectively. The change of $556.9 million resulted primarily from $594.2 million in net proceeds from our follow-on common stock offering and a $19.6 million increase in cash received from the exercise of employee stock options, partially offset by net repayments in the 2000 period of $86.5 million against credit facilities and capitalized lease obligations compared with a net $32.6 million in the prior year period and $3.8 million more in dividends paid by pooled entities in the 2000 period than the 1999 period.

    Our financing activities for the year ended December 31, 1999 used net cash of $56.3 million but provided $32.0 million and $77.6 million for the years ended December 31, 1998 and 1997. The change of $88.3 million in 1999 compared to 1998 resulted primarily from $40.9 million more in proceeds from common stock offerings (by pooled entities) in the 1998 period over the 1999 period and an increase in net repayments in the 1999 period of $62.5 million against credit facilities and capitalized lease obligations over the prior year period, offset in part by a $17.6 million increase in cash received from the exercise of employee stock options. The change of $45.6 million in 1998 compared to 1997 was primarily due to LAI's initial public offering for net proceeds of $25.4 million and TMP's second public offering of 4,800,000 shares of common stock for net proceeds of $51.2 million in the third quarter of 1997 compared with net proceeds of $41.6 million from LAI's follow-on offering in 1998. With a portion of the proceeds received from our initial public offering in January 1997, we redeemed all of the shares of the cumulative preferred stock issued by a subsidiary, reported as a minority interest, and our previously issued preferred stock for approximately $3.1 million and $2.1 million, respectively. Such redemptions included approximately $100,000 each of premiums. In November, 1998 and 1997 we amended our financing agreement with our primary lender to provide for borrowings, under a revolving credit facility, of a minimum of $175 million. In May 1999 we increased this amount to $185 million. This facility is used to finance our acquisitions and for working capital requirements.

    At September 30, 2000, we had a $185 million committed line of credit from our primary lender pursuant to a revolving credit agreement expiring
November 5, 2003. Of such line, at September 30, 2000, approximately
$150.9 million was unused and accounts receivable is sufficient to allow drawdown of the entire amount. Our current interest rate under the agreement is LIBOR plus 50 basis points. In addition, we had secured lines of credit aggregating $11.1 million for our operations in Australia, New Zealand, France, Belgium, and Italy, of which approximately $7.8 million was unused at September 30, 2000.

    Cash and cash equivalents at September 30, 2000 were $515.9 million, an increase of $448.2 million from $67.7 million at December 31, 1999, and were $435.0 million higher than the September 30, 1999 balance of $80.9 million.

    Cash and cash equivalents at December 31, 1999 were $67.7 million, a decrease of $16.2 million from $83.9 million at December 31, 1998.

    Part of our acquisition strategy is to pay, over time, a portion of the purchase price of certain acquisitions through seller financed notes. Accordingly, such notes are included in long-term debt, are generally payable over five years and totaled approximately $31.6 million at September 30, 2000. We intend to continue our acquisition strategy and the marketing and promotion of our Interactive businesses through the use of cash-on-hand, operating profits, issuance of additional shares of our common stock, borrowings against our long-term debt facility and seller financed notes. We believe that our anticipated cash flow from operations, cash-on-hand, as well as the availability of funds under our existing financing agreements will provide us with sufficient liquidity to meet our current foreseeable cash needs.

RECENT ACCOUNTING PRONOUNCEMENTS

    During 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date by the Company of January 1, 2000. During the second quarter of 1999, the FASB postponed the adoption date of SFAS No. 133 until January 1, 2001. The FASB further amended SFAS No. 133 in June 2000. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which earnings are affected by the hedged item. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

    In 1999, the SEC issued Staff Accounting Bulletin No. 101 dealing with revenue recognition which is effective in the fourth quarter of 2000. The Company does not expect its adoption to have a material effect on the Company's financial statements.

    In 2000, the Emerging Issues Task Force ("EITF") of the FASB issued EITF Issue No. 00-2, "Website Development Costs," which established guidelines for accounting for website development costs and is effective for quarters beginning after June 30, 2000. The adoption of EITF Issue No. 00-2 did not have a significant effect on the Company's financial statements.

YEAR 2000 ISSUE

    We completed our Year 2000 software program conversions and compliance programs during the fourth quarter of 1999. The total external costs for such programs were approximately $3.0 million. Through the nine months ended September 30, 2000 we have not experienced any Year 2000 problems either internally or from outside sources. We have no reason to believe that Year 2000 failures will materially affect us in the future. However, since it may take several additional months before it is known whether we or third party suppliers, vendors or customers may have undergone Year 2000 problems, no assurances can be given that we will not experience losses or disruptions due to Year 2000 computer-related problems. We will continue to monitor the operation of our computers and microprocessor-based devices for any Year 2000 problems.

BUSINESS OUTLOOK

    The Company reaffirms its business outlook as provided in the Company's press release for the third quarter ended September 30, 2000 and the 8-K filed with the Securities and Exchange Commission on November 13, 2000 and that its market leading portfolio of on-line and off-line services, combined with its geographic diversification continue to position the Company strongly for the fourth quarter of 2000 and for the total year 2001. The Company reiterates its Interactive and total Company commissions & fees growth guidance for these periods which was based on the Company's Form 10-Q financial statements for the nine months ended September 30, 2000 and all acquisitions completed through November 7, 2000, including Jobtrak Corporation.

    Furthermore, reflecting the effects of acquisitions made after November 7, 2000 through December 8, 2000, primarily in the Selection & Temporary Contracting segment, including People.com Consultants, Inc. and SPEC Group Holdings, Inc., the Company is now comfortable with an increase in fourth quarter 2000 diluted adjusted earnings per share estimates to $0.31, which is up from the previously disclosed $0.30. In addition, the Company is also comfortable with an increase in annual diluted adjusted earnings per share estimates for the total year 2001 in the range of $1.38 to $1.42, which is up from the previously disclosed range of $1.36 to $1.40 per share. Considering the seasonal nature of our businesses, the estimated diluted adjusted earnings per share by quarter for 2001 will now range between $0.14 to $0.15 for the first quarter ending March 31; $0.30 to $0.31 for the second quarter ending June 30; $0.46 to $0.47 for the third quarter ending September 30, which is up from the previously disclosed range of $0.45 to $0.46; and $0.48 to $0.49 for the fourth quarter ending December 31 of 2001, which is up from the previously disclosed range of $0.47 to $0.48.

FLUCTUATIONS OF QUARTERLY RESULTS

    Our quarterly commissions and fees are affected by the timing of yellow page directory closings which currently have a concentration in the third quarter. Yellow page publishers may change the timing of directory publications which may have an effect on our quarterly results. Our Yellow Page advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. Our quarterly commissions and fees for recruitment advertising are typically highest in the first quarter and lowest in the fourth quarter; however, the cyclical nature of the economy and our clients' employment needs have an overriding impact on our quarterly results in Recruitment Advertising, Selection & Temporary Contracting and Executive Search. Moreover, our Recruitment Advertising acquisition activity has had more of an impact on our recently reported quarterly results than any other factor.

    The following table sets forth summary quarterly unaudited supplemental financial information for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998 (in millions, except per share amounts).

                                                                2000 THREE MONTHS ENDED
                                                    ------------------------------------------------
                                                    MARCH 31,         JUNE 30,         SEPTEMBER 30,
                                                    ---------         --------         -------------
Commissions and fees:
  Interactive.....................................  $   74.1          $   97.0           $  122.0
  Recruitment Advertising.........................      47.2              49.6               49.4
  Selection & Temporary Contracting...............      87.8              98.1              103.7
  Executive Search................................      39.0              48.3               47.9
  Yellow Page Advertising.........................      23.3              23.1               29.3
                                                    --------          --------           --------
Total commissions and fees........................  $  271.4          $  316.1           $  352.3
                                                    ========          ========           ========
Operating income..................................  $   11.6          $   20.4           $   35.7
Net income applicable to common and Class B common
stockholders......................................  $    5.6          $   12.6           $   26.3
Net income per common and Class B common share:
  Basic...........................................  $   0.06          $   0.12           $   0.26
  Diluted.........................................  $   0.05          $   0.12           $   0.24
Weighted average shares outstanding:
  Basic...........................................      98.3             101.5              102.3
  Diluted.........................................     106.2             108.0              109.1

                                                                  1999 THREE MONTHS ENDED
                                                    ---------------------------------------------------
                                                    MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                    ---------   --------   -------------   ------------
Commissions and fees:
  Interactive.....................................   $ 25.7      $ 31.8       $ 43.8          $ 56.9
  Recruitment Advertising.........................     47.0        47.7         44.5            44.7
  Selection & Temporary Contracting...............     62.4        71.0         80.3            78.5
  Executive Search................................     41.5        42.7         47.8            41.3
  Yellow Page Advertising.........................     23.8        27.2         28.5            21.8
                                                     ------      ------       ------          ------
Total commissions and fees........................   $200.4      $220.4       $244.9          $243.2
                                                     ======      ======       ======          ======
Operating income..................................   $  5.0      $ 12.4       $  5.1          $  2.6
Net income (loss) applicable to common and Class B
  common stockholders.............................   $  1.3      $  5.1       $ (1.6)         $ (5.6)
Net income (loss) per common and Class B common
  share:
  Basic...........................................   $ 0.02      $ 0.06       $(0.02)         $(0.06)
  Diluted.........................................   $ 0.01      $ 0.05       $(0.02)         $(0.06)
Weighted average shares outstanding:
  Basic...........................................     88.9        90.0         90.2            90.9
  Diluted.........................................     92.6        94.1         90.2            90.9

                                                                 1998 THREE MONTHS ENDED
                                                   ---------------------------------------------------
                                                   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                   ---------   --------   -------------   ------------
Commissions and fees:
  Interactive....................................   $  10.5    $  14.1       $  17.5         $  22.7
  Recruitment Advertising........................      47.2       47.1          43.7            45.4
  Selection & Temporary Contracting..............      47.6       56.8          56.5            61.0
  Executive Search...............................      50.0       54.4          51.6            39.3
  Yellow Page Advertising........................      23.3       27.1          32.1            23.9
                                                    -------    -------       -------         -------
Total commissions and fees.......................   $ 178.6    $ 199.5       $ 201.4           192.3
                                                    =======    =======       =======         =======
Operating income (loss)..........................      22.4       26.5          21.1            (1.6)
Net income (loss) applicable to common and Class
  B common stockholders..........................      13.0       15.5          11.8            (5.3)
Net income (loss) per common and Class B common
  share:
  Basic..........................................   $  0.15    $  0.18       $  0.13         $ (0.06)
  Diluted........................................   $  0.14    $  0.17       $  0.13         $ (0.06)
Weighted average shares outstanding:
  Basic..........................................      86.8       87.5          87.6            87.7
  Diluted........................................      89.5       89.6          90.0            87.7

    Earnings (loss) per share calculations for each quarter include the weighted average effect for the quarter; therefore, the sum of the quarters may not equal the full year earnings (loss) per share amount, which reflects the weighted average effect on an annual basis. In addition, diluted earnings per share calculations for each quarter include the effect of stock options and warrants, when dilutive to the quarter.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Company's primary market risks include fluctuations in interest rates, variability in interest rate spread relationships (i.e., prime to LIBOR spreads) and exchange rate variability. Approximately 50% of the Company's borrowings relate to a five-year financing agreement with an outstanding principal balance of approximately $34.1 million, including $24.1 million reflected as a reduction to accounts receivable and $7.0 million for letters of credit, as of September 30, 2000. Interest on the outstanding balance is charged based on a variable interest rate related to the Company's choice of (1) the higher of the prime rate or the Federal Funds rate less 1/2 of 1% or (2) LIBOR plus 50 basis points as specified in the agreement, and is thus subject to market risk in the form of fluctuations in interest rates. The majority of the remainder of the Company's borrowings are in fixed note equipment leases and seller financed notes. The Company does not have any significant trading activity in derivative financial instruments.

    The Company also conducts operations in various foreign countries, including Australia, Belgium, Canada, China, France, Germany, Italy, Japan, the Netherlands, New Zealand, Singapore, Spain, and the United Kingdom. For the nine months ended September 30, 2000 approximately 42.4% of our commissions and fees were earned outside the United States and collected in local currency and related operating expenses were also paid in such corresponding local currency. Accordingly, we will be subject to increased risk for exchange rate fluctuations between such local currencies and the dollar. We do not conduct any significant hedging activities.

    The financial statements of the Company's non-U.S. subsidiaries are translated into U.S. dollars using current rates of exchange, with gains or losses included in the cumulative translation adjustment account, a component of stockholders' equity. During the nine months of 2000, the Company had a translation loss of $59.0 million, primarily attributable to the strengthening of the U.S. dollar against the Australian dollar, the British pound, and the Eurodollar.

                                    BUSINESS

    We have built Monster-Registered Trademark-.com (http://www.monster.com) into the Internet's leading career destination portal. We are the world's largest recruitment advertising agency and one of the world's largest executive search and selection firms. In addition to offering these career solutions, we are the world's largest yellow page advertising agency. We have more than 60,000 clients, including over 90 of the Fortune 100 and over 480 of the Fortune 500 companies.

INDUSTRY OVERVIEW

    INTERACTIVE. The Internet is an increasingly significant global medium for communications, content and commerce. Growth in Internet usage has been fueled by a number of factors, including the availability of a growing number of useful products and services, the large and growing installed base of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers.

    The increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive commercial medium. Thousands of companies have created corporate websites that feature information about their product offerings and advertise employment opportunities. Through the web, Internet content providers are able to deliver timely, personalized content in a manner not possible through traditional media. Internet content can be continuously updated, distributed to a large number of consumers on a real-time basis, and accessed by users at any time. Industry publications indicate that the historical and projected adoption of online/Internet services represents a faster rate of penetration than occurred with traditional media, such as radio, broadcast television and cable television.

    For job seekers, online recruiting can provide the ability to rapidly and more easily build, update and distribute their resumes, conduct job searches and gather information about employers. Online recruiting can also help to reduce the time of a job search by permitting job seekers to define their specific job needs and be contacted automatically when desired jobs become available. Online recruiting is also proving to be attractive to employers because online job advertisements can be accessed by job seekers anywhere in the world at anytime and more cost effectively than print media. Forrester Research estimates that online spending by employers for recruitment will grow from $411 million in 1999 to $3.2 billion in 2004.

    THE RECRUITMENT ADVERTISING MARKET. Recruitment advertising traditionally consists of creating and placing recruitment advertisements in the classified advertising sections of newspapers. While the recruitment advertising market has historically been cyclical, during the period of 1990 through 1998, the U.S. market grew at a compound annual rate of approximately 13%. Classified readership by job seekers has remained constant over the last ten years and approximately 85% of companies use newspapers to attract potential employees. The services provided by recruitment advertising agencies can be complex and range from the design and placement of classified advertisements to the creation of comprehensive image campaigns which internationally "brand" a client as a quality employer. Further, shortages of qualified employees in many industries, particularly in the technology area, have increased the need for recruitment advertising agencies to expand the breadth of their service offerings to effect national and sometimes global recruitment campaigns. For the year ended
December 31, 1999, global spending (billings) in the recruitment classified advertisement section of newspapers was approximately $15 billion. Agencies which place recruitment classified advertising are paid commissions generally equal to 15% of recruitment advertising placed in newspapers and earn fees for providing additional recruitment services.

    EXECUTIVE SEARCH. The market for executive search firms is generally separated into two broad categories: retained executive search firms and contingency executive search firms. Retained executive search firms service their clients' senior management needs by acting in an ongoing client-consultant relationship to actively identify, evaluate, assess and recommend to the client suitable candidates for senior level positions. Retained search firms are generally engaged on an exclusive basis and paid a contractually agreed-to fee. Contingency executive search firms typically do not focus on the senior executives and are generally paid a percentage of the hired candidate's salary only when a candidate is successfully placed with the client. Contingency firms are generally not hired on an exclusive basis and do not focus on the assessment, evaluation or recommendation of a candidate other than to determine if the candidate's resume qualifies him/her for the position. We provide executive search services on a retained basis. Our executive search service identifies senior executive candidates who typically earn in excess of $250,000 annually.

    SELECTION AND TEMPORARY CONTRACTING. The mid-market selection business identifies for our clients those professional candidates who typically earn between $50,000 and $150,000. We have developed a suite of products and services geared towards this market which seek to predict whether a candidate will be successful in a given role. Temporary contracting supplements our management selection and permanent placement services. According to the Staffing Industry Report, the United States temporary staffing industry grew from approximately $29 billion in revenue in 1993 to approximately $62 billion in revenue in 1998. In addition, third party sources estimate the worldwide temporary staffing market at more than $130 billion. The temporary staffing industry has experienced significant growth in response to the changing work environment. These changes are a result of increasing automation that has resulted and we believe will continue to result in shorter technological cycles, and global competitive pressures. Many employers responded to these challenges by turning to temporary and contract personnel to keep personnel costs variable, achieve maximum flexibility, outsource highly specialized skills, and avoid the negative effect of layoffs. We believe fundamental changes in the employer-employee relationship continue to occur, with employers developing increasingly stringent criteria for permanent employees, while moving toward project-oriented temporary and contract hiring.

    THE YELLOW PAGE ADVERTISING MARKET. Yellow page directories have been published in the U.S. since at least the 1890's and, traditionally, have been published almost exclusively by telephone utilities. In the early 1980's, due in part to telephone deregulation, independent companies began publishing an increasing number of directories. Currently, approximately 7,000 yellow page directories are published annually by 200 publishers and, in the U.S., many cities with populations in excess of 80,000 are served by multiple directories. The percentage of adults who use the yellow pages has remained relatively constant over the last ten years at over 56%, and such readers consult the yellow pages approximately two times weekly. Accordingly, yellow page directories continue to be a highly effective advertising medium.

    For the year ended December 31, 1999, total spending on yellow page advertisements in the U.S. was $12.7 billion. Of this amount, approximately $10.7 billion was spent by local accounts and approximately $2.0 billion was spent by national accounts. As those terms are used in the yellow page industry, "local" refers to an advertisement solicited by a yellow page publisher's own sales staff and "national" refers to an advertisement that is placed by an advertising agency and that meets certain criteria specified by the publisher. Local accounts are typically merchants who primarily conduct their business within the geographic area served by the publisher's directories.

    The national account market, which is the client base that we service, consists of companies that sell products or services in multiple markets. Most national accounts use independent advertising agencies to design and implement their yellow page advertising programs to create a consistent brand image and compelling message, to develop an effective media plan and to execute the placement of the advertising at the local level. Agencies which place national advertising are paid commissions by yellow page publishers. The market has grown each year since 1981. During the period of 1990 through 1999, the market has grown at a compound average rate of approximately 6.4%.

OUR CAREER SOLUTIONS

    "INTERN TO CEO" MIGRATION TO INTERACTIVE. We believe that our growth in the career solutions area will continue to come from our Interactive properties, through our leadership position at Monster.com, combined with additional online growth opportunities from the recruitment advertising and executive search and selection markets and by capturing increasing shares of budgets previously spent by corporations on unassisted recruiting activities.

    MONSTER.COM Monster.com (http://www.monster.com), the flagship of our Interactive properties, is the nucleus of our "Intern to CEO" strategy. For the nine months ended September 30, 2000, Monster.com's gross billings and commissions and fees were $246.8 million and $244.7 million, respectively, and our total Interactive gross billings and commissions and fees were $327.0 million and $293.1 million, respectively.

    Based on experience with our clients, we believe that only 20% to 30% of open job positions are advertised using traditional print media. We also believe that online solutions will significantly expand the recruitment advertising market because of their global reach and continuous availability. Furthermore, online advertising is extremely cost effective when compared to other traditional recruitment methods such as print media. Our Interactive recruitment services have been actively marketed since May 1995 and Monster.com was one of the first 1,000 commercial web sites out of more than 158 million which currently exist.

    According to Nielson I/PRO, Monster.com had approximately 19.4 million visits (the gross number of occasions on which a user looked up a site) in October 2000 with the average length of each visit exceeding sixteen minutes. Media Metrix reported that for October 2000, 6.3% of the U.S. Internet population visited Monster.com. In addition, for this month, an average of 32.3 unique pages were viewed by each visitor, resulting in a power ranking of 203.5 (reach of 6.3 multiplied by average page views of 32.3) compared to 50.4 for its nearest competitor and 137.5 for its six closest competitors combined. We believe that the power ranking is significant because, by taking into account reach and page views, it indicates Monster.com's usefulness and recognition.

    Monster.com allows users to create their own personalized career page, My Monster. Using My Monster, job seekers can store their resumes, cover letters and job applications and create multiple Job Search Agents. They can also track how many times their resume has been viewed by employers. My Monster is at the center of the Monster.com job seeker experience, with over 10.8 million job seeker accounts as of October 2000. Monster.com's Job Search Agent continuously seeks to find the desired job for the job seeker. Job seekers can sign up for this free service on the site by creating a simple personal profile indicating the industry and location in which they want to work and any job-specific keywords. The Job Search Agent then continually scans the entire Monster.com job database for opportunities that match the requirements and delivers the leads to job seekers' desktops, even while they are off-line. As of October 2000, Monster.com contained over 4.6 million Job Search Agent profiles and its resume database contained over 6.3 million resumes of which 4.3 million are active, and is growing by an average of more than 17,500 resumes daily. Job seekers post their resumes free of charge in a confidential searchable access-restricted database. This database can be searched, using keyword searches, by employers who pay for the service. Job seekers can search Monster.com's database of employment opportunities by location, job category, industry and/or keyword. Keyword searches allow a user to enter specific keywords to match skills, job titles or other requirements. We have also introduced Monster Talent Market which allows independent contractor professionals to offer their services to the highest bidder.

    As of December 2000, Monster.com listed approximately 460,000 paid postings from clients such as Adecco, Blockbuster Entertainment Inc., Dell Computer Corporation, McDonald's and Procter & Gamble Co.

    We also have developed private label applications of our Interactive products. For example, we adapted Monster.com technology to create for Nortel Networks a database of jobs which resides, through a hyper-link, on the Nortel Networks home page. The search features have the look, feel and ease of use associated with Monster.com while appearing to the user as a seamless part of the Nortel Networks site. We intend to continue to market private label products as a way to increase the size of our databases.

    To attract the maximum amount of traffic to our websites, we intend to continue to develop additional value-added content, while developing strategic alliances with other on-line content providers. For example, we recently entered into a content and marketing arrangement with America Online, Inc., pursuant to which Monster.com for the payment of $100 million is be the exclusive provider of career search services in the United States and Canada for four years to over 21 million AOL members across seven AOL properties: AOL, AOL Canada, Compuserve, ICQ, AOL.com, Netscape and Digital City. We believe that this agreement has the potential to drive a substantial amount of increased traffic and new users to Monster.com See "Risk Factors--Potential impact of third-party litigation on our agreement with AOL."

    In addition to the U.S., Monster.com has been customized, in language and content, for Canada, the U.K., the Netherlands, Australia, Belgium, France, Singapore, New Zealand, Hong Kong, Germany, Ireland and Spain.

    MONSTERMOVING-SM-.COM. Through recent acquisitions, we have begun to capitalize on the relationship between recruitment and relocation. By featuring information that addresses the entire moving process, such as mortgages, insurance, utilities and education, we offer our clients the ability to research a prospective move online. We have combined these tools and integrated them with Monster.com, thus extending the Monster.com brand into the moving services marketplace.

    RECRUITMENT ADVERTISING. We entered the recruitment advertising business in 1993 and have expanded this business through acquisitions and internal growth. For the nine months ended September 30, 2000, we had recruitment advertising gross billings of $666.8 million and recruitment advertising commissions and fees of $146.2 million. In addition to our worldwide offices, we maintain relationships with unaffiliated agencies throughout the world to further enhance our ability to reach qualified job candidates. As a full service agency, we offer our clients comprehensive recruitment advertising services including creation and placement of classified advertising, development of employer image campaigns, creation of collateral materials such as recruiting brochures and implementation of alternative recruitment programs such as job fairs, employee referral programs and campus recruiting. We specialize in designing recruitment advertising campaigns for clients in high growth industries and in industries with high employee turnover rates. Further, we believe that as employers find it more difficult to attract qualified employees, they will increasingly seek out agencies that can implement national and, in some cases, global recruitment strategies.

    Our task in formulating and implementing a global recruitment advertising program is to design the creative elements of the campaign and to select the appropriate media and/or other recruitment methods. This is done in the context of the client's staffing parameters, which generally include skill requirements, job location and advertising budget. In addition, while executing a given campaign, we will often undertake basic research with respect to demographic profiles of selected geographic areas to assist the client in developing an appropriate overall strategy.

    We have historically found that the strongest recruitment advertising campaigns "brand" the client's image, demonstrate the client's unique selling points and stress the client's employee benefits and corporate culture. Effectively differentiating one employer from another has become particularly important in the technology and healthcare sectors where there is an acute shortage of qualified job candidates. The success of the campaign may depend on whether an organization is seen as sufficiently distinct from its competitors.

    After completing the design of an advertisement's creative elements, we develop an appropriate media plan. Typically, a variety of media is used, including newspapers, trade journals, the Internet, outdoor/transit media, direct mail, radio and television. If we recommend use of newspapers, we may recommend certain newspapers or editions of a particular newspaper which are targeted to a specific demographic segment of the population. We may also recommend a variety of advertisement sizes and vary the frequency with which an advertisement appears.

    After an advertisement is placed, we conduct extensive customer analysis to assure satisfaction, including monitoring the effectiveness of the chosen media. As an example, for a transportation client, we analyzed cost-per-response, cost-per-application and cost-per-hire data for over a dozen media vehicles running in approximately 30 markets in an effort to determine the return on investment of each media vehicle. Our Recruitment Advertising Division also maintains a quality assurance program for its larger clients which involves formal creative reviews by our clients as well as soliciting client feedback.

    In the U.S., we receive commissions generally equal to 15% of recruitment advertising gross billings. Outside of the U.S., where, collectively, we derive the majority of our recruitment advertising commissions and fees, our commission rates for recruitment advertising vary, ranging from approximately 10% in Australia to 15% in Canada and the United Kingdom. We also earn fees from value-added services such as design, research and other creative and administrative services which resulted in aggregate commissions and fees equal to approximately 21.9% of recruitment advertising gross billings for the nine months ended September 30, 2000. In addition, interactive commissions and fees earned by this division were $21.6 million for the nine months ended
September 30, 2000.

    EXECUTIVE SEARCH. Traditionally, recruitment and online advertising does not target the senior executive. Therefore, in order to expand the range of services we offer to our recruitment advertising clients, we entered the executive search field. We currently have 30 executive search offices in 15 countries. We believe that our expansion into the executive search field will enable us to attract and service new major clients because we can now market ourselves as a full service firm that can accommodate all of our clients' employment and recruitment advertising needs. For the nine months ended September 30, 2000, Executive Search gross billings and commissions and fees were $135.2 million and $135.2 million, respectively.

    Our retained executive search process typically targets senior level executives (those earning over $250,000, annually) and includes the following steps:

    - a TMP Executive Search consultant interviews the client in order to analyze the senior executive position that needs to be filled, the general environment of the client's work place and the character and quality of candidates that have successfully performed as an executive of the client;

    - our consultant then prepares a written synopsis of the position to be filled in order to attract a suitable, qualified, successful candidate;

    - the synopsis is then forwarded to other recruiters in order to assist with the search for a candidate that fits the criteria set forth in the synopsis;

    - a pool of suitable candidates is gathered and the consultants begin to schedule interviews;

    - the candidates are then interviewed and analyzed by the consultants on our premises to determine if the candidate meets the requisite experience and potential cultural fit outlined by the consultant and the client;

    - reports of the most suitable candidates are prepared by the consultant and presented to the client, who then chooses the candidates to be met;

    - the consultant then organizes a mutually convenient time and place for the client to personally meet and interview such candidates;

    - the consultant will follow up with the successful candidate to obtain any supplemental information needed or requested by the client, including references and other documentary materials; and

    - the consultant then assists the client in structuring and negotiating the final compensation package and other benefits for the hired executive based on all relevant factors researched by the consultant, including industry comparisons, the experience levels of the executive and future trends.

    SELECTION AND TEMPORARY CONTRACTING. Candidates for mid-level management positions, the search for whom we term "selection," are normally attracted by classified advertising or chosen through a computerized database file search, as opposed to the detailed search process used for senior executives. We screen and interview applicants prior to providing the client with a short list. Upon acceptance of the short list of suitable candidates, the client then proceeds to interview the selected candidates. The next steps in the process include reference checking, negotiation of an offer, confirmation of acceptances and start date, and performance follow-up at the end of one and three months.

    For these assignments involving mid-level executives we have also developed and are introducing a process which is designed to evaluate a person's capacity to perform in a current or future role. It can be used for internal and external candidates and is based on the premise that if the requirements for an individual job are thoroughly understood, it is possible to develop testing protocols which assess and predict a candidate's ability to succeed in a specific position. Tools and exercises include aptitude testing, job simulations, behavioral and situational interviews, leadership and team exercises, group discussions, role plays and work sample tests. The goals of the Selection process are to put the right people in the right job, boosting both individual job satisfaction and productivity.

    We also provide temporary contract employees in Australia, New Zealand, the United Kingdom and the United States. These employees range from executives to clerical workers. The demand for contract employee services was created by organizations' need for flexible work forces with the types of skills required to meet their particular circumstances in a changing market.

    We place qualified executives, professionals, clerical and trade labor in temporary positions, or for specific short term projects. Contractors can be used for emergency support or to complement the skills of a client's core, permanent staff. Contracting can be linked to the permanent placement, with the client employing a "try before you buy" strategy. The period for the contracting assignment can vary from as little as one day to over 12 months.

    For the nine months ended September 30, 2000, gross billings were $293.7 million, commissions and fees were $289.7 million and the related gross revenue, before deducting the costs of temporary contractors, was $693.4 million. In addition, Interactive commissions and fees were $12.5 million.

OUR YELLOW PAGES BUSINESS

    We entered the yellow page advertising business in 1967 and have grown to become the largest yellow page advertising agency in the world based on gross billings. For the nine months ended September 30, 2000, we had yellow page advertising gross billings and commissions and fees of $431.7 million and $75.7 million, respectively. This division also generated $6.9 million of interactive commissions and fees.

    CREATING AND PLACING DIRECTORY ADVERTISEMENTS. There are currently approximately 7,000 yellow page directories in the U.S. Each has a separate closing date for accepting advertisements and one or more of these closings occur on every working day of the year. The steps involved in placing an advertisement are numerous and can take as long as nine months.

    The first step in the process is the formulation of the advertising program's creative elements including illustrations, advertising copy, slogans and other elements which are designed to attract a potential customer's attention. To assess the effectiveness of a proposed campaign, we generally undertake extensive research to determine which alternatives best reach the client's target market. This research typically includes focus group testing and the running of split-run advertisements. Focus group testing involves forming groups of potential customers and gauging their reaction to a variety of potential advertisements. Split-run testing measures the results of specific campaigns by placing more than one version of an advertisement in various editions of the same yellow page directory. By using multiple phone numbers and various monitoring methods, we can then determine which advertisements generate the most effective response.

    After designing an advertising program, we create a media plan which targets client's customer base in a cost-effective manner. We analyze targeted directories to determine circulation, rate of usage and demographic profile. We then recommend advertisements ranging from a full page to as little as a one line listing. For some of our larger yellow page advertising clients, advertisements are placed in over 2,000 directories.

    To ensure client satisfaction, we maintain an extensive quality control program. Account teams have frequent in-person client contact as well as formal annual creative reviews. We also solicit feedback through client interviews, written surveys and other methods consisting of focus groups made up of yellow page users and yellow page user pollings. The principal aims of this program are client retention and sales growth. We believe our focus on customer service has enabled us to maintain our client retention rate, year to year, in excess of 90%.

    In addition to traditional advertising, we offer to our clients a variety of services ranging from managing the maintenance and installation of telephone lines for branch locations to the staffing and operation of fulfillment centers which respond to toll-free calls requesting product brochures and other information. While beyond the typical scope of services provided by an advertising agency, these ancillary services are designed to further integrate us into client processes for the mutual benefit of both parties.

    CLIENTS. Our yellow page clients generally determine the content of their advertising programs on a centralized basis. Placement of the advertising, however, requires an extensive local selling and quality control effort because many of our clients are franchisors or manufacturers who are dependent upon franchisees or independent dealers for distribution. The participation of franchisees and dealers in the yellow page program is discretionary and must be solicited at the local level. As an example of the scale of this task, in 1999, we visited or had contact with over half a million individual store locations.

    We have a yellow page sales, marketing and customer service staff of approximately 850 people to implement this local effort. We believe the size and breadth of this staff, its local client relationships and its databases of client branch locations, franchisors and dealers provide us with a strong competitive advantage in executing the yellow page programs of existing clients. We believe these resources are critical in marketing our services to potential new clients and in marketing and executing our Interactive-based service offerings.

SALES AND MARKETING

    At December 31, 1999, we had more than 7,400 employees focused on our sales, marketing and customer service efforts worldwide. Our sales, marketing and customer service staff is divided into two groups: (i) new business generation (approximately 450 employees) and (ii) existing client relationship maintenance and improvement (approximately 6,200 employees). Within each group, we maintain separate sales and marketing staffs for our Interactive business, Recruitment Advertising business and Yellow Page business. In addition to specializing by product, each group is accountable for, and incentivized to, cross sell our other products. Our Interactive sales staff has targeted our recruitment advertising and yellow page clients to capitalize on the additional services that our Interactive products can cost effectively provide to such clients. In addition to pursuing cross-selling opportunities within our existing client base, each product sales force also designs targeted selling campaigns for potential new clients. We assign a marketing manager to our clients in order to work closely with the client to develop and design the appropriate marketing and advertising campaign. Our customer service representative works closely with the marketing manager and the client to implement the marketing and advertising campaign, evaluate the effectiveness of the campaign and monitor client satisfaction levels.

    At December 31, 1999, we had 95 sales, marketing and customer service offices located in the United States and 137 offices in the rest of the world. We also maintained relationships with 7 international recruitment advertising agencies throughout the world, further enhancing our ability to reach qualified job candidates.

PROPERTIES

    Substantially all of our offices are located in leased premises.

    Our principal office is located at 622 Third Avenue, New York, New York, where along with the New York Executive Search and Selection & Temporary Contracting Divisions, we occupy approximately 104,000 square feet of space under a lease expiring in July 2015. Monthly payments under the lease currently are approximately $416,000 and escalate during the term of the lease.

    We also have leases covering local offices throughout the United States and in the foreign countries where we have operations.

    All leased space is considered to be adequate for the operation of our business, and no difficulties are foreseen in meeting any future space requirements.

CLIENTS

    At December 31, 1999, we had more than 60,000 clients, including more than 90 of the Fortune 100 companies and more than 480 of the Fortune 500 companies. Our clients include: The Allstate Corporation, AT&T Corp., CVS Corporation, Ford Motor Company, GTE Corporation, Hewlett-Packard Company, The Home Depot, Inc., MCI Worldcom, Inc., Merck & Co., Inc., Mobil Corporation, Morgan Stanley Dean Witter, Motorola, Inc., Sears, Roebuck and Co., Sprint Corporation, and United Parcel Service, Inc. No one client accounts for more than 5% of our total annual commissions and fees.

COMPETITION

    The markets for our services and products are highly competitive and are characterized by pressure to reduce prices, incorporate new capabilities and technologies, and accelerate job completion schedules.

    We face competition from a number of sources. These sources include national and regional advertising agencies, media companies, as well as specialized and integrated marketing communication firms. Many advertising agencies and media companies have started to either internally develop or acquire new media capabilities. New boutique businesses that provide integrated or specialized services (such as advertising services or website design) and are technologically proficient, especially in the new media arena, are also competing with us. Many of our competitors or potential competitors have long operating histories, and some have greater financial, management, technological, development, sales, marketing and other resources than do we. In addition, our ability to maintain our existing clients and generate new clients depends to a significant degree on the quality of our services, pricing and our reputation among our clients and potential clients.

INTELLECTUAL PROPERTY

    Our success and ability to compete is dependent in part on the protection of our original content for the Internet and on the goodwill associated with our trademarks, trade names, service marks and other proprietary rights. We rely on copyright laws to protect the original content that we develop for the Internet. In addition, we rely on Federal trademark laws to provide additional protection for the appearance of our Internet sites. A substantial amount of uncertainty exists concerning the application of copyright laws to the Internet, and there can be no assurance that existing laws will provide adequate protection for our original content. In addition, because copyright laws do not prohibit independent development of similar content, there can be no assurance that copyright laws will provide any competitive advantage to us.

    We also assert common law protection on certain names and marks that we have used in connection with our business activities.

    We rely on trade secret and copyright laws to protect the proprietary technologies that we have developed to manage and improve our Internet sites and advertising services, but there can be no assurance that such laws will provide sufficient protection to us, that others will not develop technologies that are similar or superior to ours, or that third parties will not copy or otherwise obtain and use our technologies without authorization. We have filed patent applications with respect to certain of our software systems, methods and related technologies, but there can be no assurance that such applications will be granted or that any future patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide us with a competitive advantage. In addition, we rely on certain technology licensed from third parties, and may be required to license additional technology in the future, for use in managing our Internet sites and providing related services to users and advertising customers. Our ability to generate fees from Internet commerce may also depend on data encryption and authentication technologies that we may be required to license from third parties. There can be no assurance that these third party technology licenses will be available or will continue to be available to us on acceptable commercial terms or at all. The inability to enter into and maintain any of these technology licenses could have a material adverse effect on our business, financial condition and operating results.

    Policing unauthorized use of our proprietary technology and other intellectual property rights could entail significant expense and could be difficult or impossible, particularly given the global nature of the Internet and the fact that the laws of other countries may afford us little or no effective protection of our intellectual property. In addition, there can be no assurance that third parties will not bring claims of copyright or trademark infringement against us or claim that our use of certain technologies violates a patent. We anticipate an increase in patent infringement claims involving Internet-related technologies as the number of products and competitors in this market grows and as related patents are issued. Further, there can be no assurance that third parties will not claim that we have misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights in connection with our Internet content. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements or prevent us from using important technologies or methods, any of which could have a material adverse effect on our business, financial condition or operating results.

GOVERNMENT REGULATION

    As an advertising agency which creates and places print and Internet advertisements, we are subject to Sections 5 and 12 of the Federal Trade Commission Act (the "FTC Act") which regulate advertising in all media, including the Internet, and require advertisers and advertising agencies to have substantiation for advertising claims before disseminating advertisements. The FTC Act prohibits the dissemination of false, deceptive, misleading, and unfair advertising, and grants the Federal Trade Commission ("FTC") enforcement powers to impose and seek civil penalties, consumer redress, injunctive relief and other remedies upon advertisers and advertising agencies which disseminate prohibited advertisements. Advertising agencies are subject to liability under the FTC Act if the agency actively participated in creating the advertisement, and knew or had reason to know that the advertising was false or deceptive.

    In the event that any advertising created by us was found to be false, deceptive or misleading, the FTC Act could potentially subject us to liability. The fact that the FTC has recently brought several actions charging deceptive advertising via the Internet, and is actively seeking new cases involving advertising via the Internet, indicates that the FTC Act could pose a somewhat higher risk of liability to the advertising distributed via the Internet. The FTC has never brought any actions against us.

    There can be no assurance that other current or new government laws and regulations, or the application of existing laws and regulations, will not subject us to significant liabilities, significantly dampen growth in Internet usage, prevent us from offering certain Internet content or services or otherwise cause a material adverse effect on our business, financial condition or operating results.

EMPLOYEES

    At December 31, 1999, we employed approximately 7,400 people, of whom approximately 3,400 were client services personnel, approximately 450 were sales and marketing personnel, approximately 2,500 were Executive Search and Selection and Temporary Contracting personnel and approximately 300 were creative and graphics personnel. The remainder of our personnel are information systems, financial and administrative personnel. Our employees are not represented by a labor union or a collective bargaining agreement. We regard our employee relations as generally excellent.

COMPANY HISTORY

    We are the successor to the businesses formerly conducted by TMP
Worldwide Inc. and subsidiaries ("Old TMP"), Worldwide Classified Inc. and subsidiaries ("WCI") and McKelvey Enterprises, Inc. and subsidiaries, the chief executive officer of which was Andrew J. McKelvey. On December 9, 1996, Old TMP merged into McKelvey Enterprises, Inc. Thereafter, WCI merged into McKelvey Enterprises, Inc. and McKelvey Enterprises, Inc. then merged into Telephone Marketing Programs Incorporated. Such mergers are collectively referred to as the "1996 Mergers." In addition, Mr. McKelvey sold or contributed his interest in five other entities to the Company. Pursuant to the 1996 Mergers, Telephone Marketing Programs Incorporated changed its name to TMP Worldwide Inc.

    Effective February 29, 2000 a 2-for-1 stock split in the form of a stock dividend was paid. All share and per share amounts included herein have been retroactively restated to give effect to the stock split.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

    The executive officers, directors and key personnel of the Company are as follows:

NAME                            AGE                              POSITION
----                          --------                           --------
Andrew J. McKelvey..........     66      Chairman of the Board, CEO and Director

Thomas G. Collison..........     61      Vice Chairman and Secretary

James J. Treacy.............     42      Chief Operating Officer, Executive Vice President and
                                         Director

Paul M. Camara..............     53      Executive Vice President--Creative/Sales/Marketing

Jeffrey C. Taylor...........     40      Chief Executive Officer--TMP Interactive

Andrew R. Banks.............     48      CEO--Selection and Temporary Contracting

Peter Dolphin...............     53      CEO--Recruitment Advertising

Stuart J. McKelvey..........     33      CEO--Yellow Page Advertising

Steven B. Potter............     45      CEO--Executive Search

George R. Eisele............     64      Executive Vice President of TMP Worldwide Direct and
                                         Director

Bart W. Catalane............     44      Senior Vice President and Chief Financial Officer

Myron F. Olesnyckyj.........     39      Vice President--General Counsel

Michael Kaufman.............     55      Director

John Swann..................     64      Director

Ronald J. Kramer............     41      Director

    Andrew J. McKelvey founded the Company in 1967, and has served as Chairman of the Board and CEO since that time. Mr. McKelvey has a B.A. from Westminster College. Mr. McKelvey was a member of the Board of Directors of the Yellow Page Publishers Association and the Association of Directory Marketing from 1994 through September 1996. Mr. McKelvey is the father of Stuart J. McKelvey.

    Thomas G. Collison joined the Company in February 1977 as Controller. Subsequently, he was named Vice President--Finance; Senior Vice President; Executive Vice President and Chief Financial Officer and, in March 1996, Vice Chairman. Mr. Collison received a B.S. from Fordham University.

    James J. Treacy joined the Company in June 1994 as chief executive officer of the Recruitment Advertising Division. In April 1996, Mr. Treacy was named Executive Vice President--Finance and Strategy. In February 1998, Mr. Treacy, in addition to his then current position, was named to the position of Chief Operating Officer. In September, 1998, Mr. Treacy was named a director. Prior to joining the Company, Mr. Treacy was Senior Vice President--Western Hemisphere Treasurer for the WPP Group USA, Inc. Prior thereto, Mr. Treacy was a corporate officer of the Ogilvy Group Inc. Mr. Treacy received a B.B.A from Siena College and an M.B.A. from St. John's University.

    Paul M. Camara joined the Company in February 1970. Mr. Camara was elected as a Vice President of the Company in 1978 and as a Senior Vice President in 1987. He was named to his current position in April 1996. Mr. Camara received a B.A. from the University of Massachusetts--Dartmouth.

    Jeffrey C. Taylor joined the Company in November 1995. Mr. Taylor was founder and president of Adion, Inc., a recruitment advertising firm, from May 1989 until its purchase by the Company in November 1995. Mr. Taylor founded The Monster Board-SM- in April 1994. He attended the University of Massachusetts. Mr. Taylor graduated from the Executive M.B.A. (OPM) program at the Harvard Business School in August 1999.

    Andrew R. Banks joined the Company in July 1999 at his current position following the Company's acquisition of Morgan & Banks Limited ("M&B"). From 1985 until February 1999, Mr. Banks was Joint Managing Director of M&B, a recruitment agency headquartered in Australia.

    Peter Dolphin joined the Company in January 1996 as Chairman of the Company's U.K. operations. Mr. Dolphin was one of the three founding partners of Moxon, Dolphin & Kerby, a London-based recruitment advertising agency founded in 1976, where he was a Director of the firm until its purchase by the Company in January 1996. In January 1997, Mr. Dolphin was appointed as the Managing Director of the Company's European operations and in July 1999 to his current position. He studied at the City of London University, where he graduated with a Business Studies qualification.

    Stuart J. McKelvey joined Monster-Registered Trademark-.com as a project manager in March 1996 and became a senior project manager in October 1996. He was named to his current position in March 1998. Mr. McKelvey holds a B.A. from Stetson University. Stuart J. McKelvey is the son of Andrew J. McKelvey.

    Steven B. Potter joined the Company in October 1999 at his current position upon the Company's merger with Highland Search Group L.L.C. ("Highland"). From August 1995 until October 1999, Mr. Potter was Managing Partner and co-founder of Highland, an executive search boutique specializing in financial services. Prior to that, Mr. Potter spent 14 years with Russel Reynolds Associates, Inc., where he most recently headed the global banking and merchant banking practices and, beginning in 1992, served as a member of the Executive Committee.
Mr. Potter is a 1977 graduate of Yale University.

    George R. Eisele joined the Company in 1976, and has been Executive Vice President of TMP Worlwide Direct, the Company's Direct Marketing Division, since 1989, and a director of the Company since September 1987.

    Bart W. Catalane joined the Company in June 1999 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, from January 1999 to May 1999, Mr. Catalane was Executive Vice President and Chief Financial Officer of ABC's Broadcasting Division, a unit of The Walt Disney Company. Prior to that, Mr. Catalane was Executive Vice President and Chief Financial Officer of the ABC Radio Division from June 1996 to December 1998 and Executive Vice President of the ABC Radio Networks from August 1989 to May 1996. Mr. Catalane is a 1978 graduate of Fairfield University in Connecticut and earned an M.B.A. from Babson College in Wellesley, Massachusetts in 1980.

    Myron F. Olesnyckyj joined the Company in June 1994. From September 1986 through May 1994, Mr. Olesnyckyj was associated with Fulbright & Jaworski L.L.P. and predecessor firms. Mr. Olesnyckyj holds a B.S.F.S. from Georgetown University's School of Foreign Service and a J.D. from the University of Pennsylvania Law School.

    Michael Kaufman has been a director of the Company since October 1997. Until July 1, 2000, Mr. Kaufman was the President of SBC/Prodigy Transition. Mr. Kaufman previously served as President and CEO of Pacific Bell's Consumer's Market Group. Prior thereto, Mr. Kaufman was the President and CEO of Pacific Bell Communications, a subsidiary of SBC Communications Inc., and from 1993 through April 1997 he was the regional president for the Central and West Texas market area of Southwestern Bell Telephone. Mr. Kaufman holds a B.A. and an M.B.A. from the University of Wisconsin.

    John Swann has been a director of the Company since September 1996. In 1995, Mr. Swann founded Cactus Digital Imaging Systems, Ltd., Canada's largest supplier of electronically produced large format color prints.

    Ronald J. Kramer has been a director of the Company since February 2000. Mr. Kramer has been a managing director of Wasserstein Perella & Co., Inc. since July 1999. Prior thereto, Mr. Kramer was the Chairman and CEO of Ladenburg Thalmann Group Inc. and had been employed there for more than the last five years. Mr. Kramer is also a director of Griffon Corporation, Lakes Gaming and New Valley Corporation.

    The Board of Directors has a Compensation Committee charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option and benefit plans. The Compensation Committee is currently composed of Messrs. Kramer and Kaufman. The Board of Directors also has an Audit Committee charged with recommending to the Board the appointment of independent auditors of the Company, as well as discussing and reviewing, with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee is currently composed of Messrs. Kramer and Kaufman. The Board of Directors also has a Strategy Committee charged with recommending to the Board strategic plans. The Strategy Committee is currently composed of Messrs. Kramer and Kaufman. Finally, the Board of Directors has an Executive Committee which is empowered to act on behalf of the whole Board. The Executive Committee is currently composed of Messrs. McKelvey and Treacy.

DIRECTOR COMPENSATION

    Directors who are full time employees of the Company receive no additional compensation for their services as a director. Each of the Company's non-employee directors receives $15,000 per year for services rendered as a director, plus a per meeting fee of $5,000 for each meeting of the board of directors or a committee of the board of directors attended in person after the fifth such meeting attended in person, plus reimbursement of expenses incurred in connection with his or her duties as director.

    The Company has adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 360,000 shares of Common Stock may be granted to non-employee directors. Pursuant to the Directors' Plan, each of Messrs. Kaufman and Swann, its non-employee directors, was granted an option to purchase 22,500 shares of Common Stock at a purchase price per share equal to the fair market value of the Common Stock on the date of such director's election to the Board of Directors ($11.81 in the case of Mr. Kaufman and $7.00 in the case of Mr. Swann). The options have a ten-year term and become exercisable as determined by the Compensation Committee. The options may be exercised by payment in cash, check or shares of Common Stock.

    Pursuant to the 1999 Plan, each new non-employee director of the Company will be automatically granted an option to purchase 22,500 shares of Common Stock upon his or her commencement of service as a non-employee director. Accordingly, Mr. Kramer received such option in February 2000, at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each non-employee director of the Company will automatically be granted an option to purchase 5,000 shares of Common Stock under the 1999 Plan on the day following each Annual Meeting of Stockholders that occurs at least one year after the first anniversary of the date he or she first became a non-employee director. Automatic option grants will have a ten-year term and an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted to non-employee directors upon their commencement of service will be 50% vested on the date of grant and will generally become fully vested on the first anniversary of the date of grant. Options granted to non-employee directors on an annual basis will generally become 50% vested on each of the first two anniversaries of the date of grant. The Company will no longer make grants under the Directors' Plan.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                              AWARDS
                                  -----------------------------------------------      ---------------------------
                                                                        OTHER           SECURITIES        ALL
                                                                        ANNUAL          UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION         YEAR       SALARY      BONUS     COMPENSATION      OPTIONS/SARS   COMPENSATION
--------------------------------  --------   ----------   --------   ------------      ------------   ------------
Andrew J. McKelvey,.............    1999     $  833,364         --      $21,874(1)              --           --
  Chairman of the Board and CEO     1998      1,500,000         --       21,395(1)              --           --
                                    1997      1,500,031         --       23,111(1)              --           --

James J. Treacy,................    1999        329,576   $ 35,000        3,200(2)         400,000           --
  Chief Operating Officer and       1998        231,100     35,000        3,200(2)         150,000           --
  Executive Vice President--        1997        211,531     50,000        3,200(2)         143,332           --
  Finance and Strategy

Jeffrey C. Taylor,..............    1999        400,000    112,500       67,375(3)       2,000,300           --
  CEO of TMP Interactive            1998        401,314     50,000       20,000(3)         200,000           --
                                    1997        217,196    100,000       20,000(3)          82,250           --

Paul M. Camara,.................    1999        359,148         --        3,200(2)         500,000           --
  Executive Vice President--        1998        225,031         --        3,200(2)         200,000           --
  Creative/Sales/Marketing          1997        225,030     52,680        3,200(2)          48,500           --

Thomas G. Collison,.............    1999        207,031         --        3,200(2)          60,000           --
  Vice Chairman and Secretary       1998        207,031         --        3,200(2)          10,000           --
                                    1997        207,031     50,320        3,200(2)          37,668           --

------------------------

(1) $3,200 represents matching contributions made to the Company's 401(k) Plan in each of 1999, 1998 and 1997 and $18,674, $18,195 and $19,911 represents lease payments for an automobile in 1999, 1998 and 1997, respectively.

(2) Represents matching contributions made to the Company's 401(k) Plan.

(3) $3,200 represents matching contributions made to the Company's 401(k) Plan in each of 1999, 1998 and 1997 and $16,800 represents lease payments for an automobile in each of 1999, 1998 and 1997 and $47,375 represents
    Mr. Taylor's 1999 commission compensation.

STOCK OPTIONS

    The following table sets forth certain summary information concerning individual grants of stock options made during the year ended December 31, 1999 to each of the Company's executive officers named in the Summary Compensation Table.

                                       INDIVIDUAL GRANTS
                              -----------------------------------                POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF    % OF TOTAL                               ASSUMED ANNUAL RATES OF
                              SECURITIES    OPTIONS     EXERCISE                 STOCK PRICE APPRECIATION FOR
                              UNDERLYING   GRANTED TO    OR BASE                        OPTION TERM(2)
                               OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   -----------------------------
NAME                           GRANTED     IN 1999(1)     SHARE        DATE           5%              10%
----                          ----------   ----------   ---------   ----------   -------------   -------------
Andrew J. McKelvey.........      --           --           --          --             --              --
James J. Treacy............     400,000         5.7%     $22.063     08/05/09     $37,435,607     $64,837,086
Jeffrey C. Taylor..........   2,000,300        28.7%      (3)          (3)        184,385,482     321,414,426
Paul M. Camara.............     500,000         7.2%     $22.063     08/05/09      46,794,509      81,046,357
Thomas G. Collison.........      60,000         0.9%      (4)          (4)          5,214,091       9,324,340

------------------------

(1) In December 1999, the Company's Board of Directors granted the indicated options. The indicated percentages are based on 6,942,880 options granted in 1999 under the 1999 Long Term Incentive Plan and 30,000 options granted in April 1999 under the 1996 Stock Option Plan and do not include 3,405,100 options which are a result of the conversion of options of companies acquired by TMP.

(2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the term of the option in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, or stock option exercises, will depend on the future price of the Common Stock and overall stock market conditions. The Company's stock price, as reported by the Nasdaq National Market on December 31, 1999, was $71.00 per share.

(3) Mr. Taylor was granted options to purchase 2,000,000 shares of the Company's Common Stock on July 30, 1999 at an exercise price per share of $23.47. These options expire on July 30, 2009. Mr. Taylor was also granted options to purchase 300 shares of the Company's Common Stock on December 1, 1999 at an exercise price per share of $47.50. These options expire on December 1, 2009.

(4) Mr. Collison was granted options to purchase 50,000 shares of the Company's Common Stock on October 18, 1999 at a per share exercise price of $25.00, these options expire on October 18, 2009. Mr. Collison was granted options to purchase 10,000 shares of the Company's Common Stock on December 1, 1999 at a per share exercise price of $47.50, these options expire on December 1, 2009.

    The following table sets forth at December 31, 1999 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table:

                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                 OPTIONS AT YEAR END         OPTIONS AT YEAR END(1)
                                             ---------------------------   ---------------------------
NAME                                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                         -----------   -------------   -----------   -------------
Andrew J. McKelvey.........................     --             --              --             --
James J. Treacy............................    175,832         517,500     $11,084,341   $ 26,368,281
Jeffrey C. Taylor..........................    254,186       2,130,564      15,547,477    102,908,601
Paul M. Camara.............................     93,000         655,500       5,648,469     33,452,375
Thomas G. Collison.........................     34,168          72,500       2,183,159      3,284,200

------------------------

(1) Computed based upon the difference between the Stock Option exercise price and $71.00, the closing price of the Company's Common Stock on December 31, 1999.

EMPLOYMENT AGREEMENTS

    The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective as of November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500,000 per year and until November 1998, when his agreement was amended, was entitled to mandatory quarterly bonuses of $375,000. Mr. McKelvey waived such bonuses.
Mr. McKelvey was paid $833,364 in 1999. On May 1, 1999, the Company and
Mr. McKelvey further amended the employment agreement to provide for an annual base salary of $500,000 and an annual bonus, based on exceeding earnings per share targets, not to exceed $500,000. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

    The Company has entered into a second amended employment agreement with James J. Treacy, effective as of October 1, 1999, for an indefinite term on an at-will basis. The agreement provides that either party may terminate the agreement for any reason. Pursuant to the agreement, Mr. Treacy will serve as Chief Operating Officer and Executive Vice President, Finance and Strategy of the Company for a base salary in 1999 of $475,000 and an annual bonus equivalent to a percentage, ranging from 25% to 50%, of his salary if certain goals mutually agreed upon by Mr. Treacy and the Chief Executive Officer are attained by Mr. Treacy and/or the Company. The agreement provides that in the event
Mr. Treacy is terminated for "cause" or voluntarily resigns, he shall not be entitled to any severance, and in the event Mr. Treacy is terminated by reason of his death, disability or for other reasons, he or his estate shall be entitled to his base salary and minimum annual bonus for a period of one year after the effective date of his termination payable at the times they would have been payable had he remained employed, less income earned by him from the performance of any personal services during such period. The agreement provides that in the event Mr. Treacy's employment is terminated by death all of his options shall become fully vested and exercisable for the shorter of one year or the balance of the term provided in the stock option agreement. The agreement contains confidentiality provisions, whereby Mr. Treacy agrees not to disclose any confidential information regarding the Company and its affiliates, as well as nonsolicitation provisions which prohibit Mr. Treacy from soliciting any active or prospective accounts of the Company or its affiliates for a period of one year following termination.

    The Company's subsidiary, TMP Interactive Inc., entered into a second amended and restated employment agreement with Jeffrey C. Taylor, effective as of August 28, 1998, for a term ending December 31, 2001. That agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides that Mr. Taylor will serve as Chief Executive Officer of TMP Interactive Inc. and currently provides Mr. Taylor with a base salary of $400,000 per year and annual bonuses of at least $100,000 per year based on formulae mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 90 days' prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP
Interactive Inc. shall pay Mr. Taylor his base salary and his annual bonus from the preceding year or, if not yet issued a minimum of $100,000 and all of Mr. Taylor's options to purchase TMP stock shall become fully vested and Mr. Taylor and his immediate family shall be provided with specified insurance for a period of one year. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP
Interactive Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary, one-half of his $75,000 minimum annual bonus, medical benefits and an additional payment of $19,792 per month for the duration of the non-competition obligation.
Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of TMP Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Kramer and Kaufman to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. In February 2000 and in October 1997, respectively,
Mr. Kramer and Mr. Kaufman received stock options to purchase 22,500 shares and 22,500 shares of Common Stock, respectively, at an exercise price of $63.07 per share and $11.81 per share, respectively, equal to the fair market value on the date of grant.

                              CERTAIN TRANSACTIONS

    Messrs. McKelvey, Eisele, Camara and Collison have approximately 69.4%, 10%, 5% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 2004 and the Company's rent for this space is $46,200 per month. Mr. McKelvey has a 49% interest in TPH & AJM, a partnership, the lessor of the office occupied by Telephone Directory Advertising, Inc., an entity in which the Company has a 48.92% interest. This lease runs through June 2000 and Telephone Directory Advertising, Inc.'s rent for this space is currently $9,286 per month.

    On January 1, 1996, TMP Worldwide Communications Inc., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with TMPW Canada Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which TMP Worldwide Communications Inc. provides management services in exchange for a percentage of the billings of TMPW Canada Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. For the years ended December 31, 1999, 1998 and 1997, TMPW Canada Inc. paid approximately $396,000, $537,000, and $294,000, respectively to TMP Worldwide Communications Inc. for management services.

    Beginning in June 1999, the Company periodically used the service of an aircraft from a company owned by Mr. McKelvey, and in connection therewith, $215,000 was paid through December 31, 1999.

    The Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of November 15, 2000 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock; (ii) each director of the Company;
(iii) each executive officer named in the Summary Compensation Table (see "Management--Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                 AMOUNT AND NATURE OF
                                                BENEFICIAL OWNERSHIP OF                   PERCENTAGE OF
                                                 COMMON STOCK/CLASS B     PERCENTAGE OF      CLASS B
NAME OF BENEFICIAL OWNER                             COMMON STOCK         COMMON STOCK    COMMON STOCK
------------------------                        -----------------------   -------------   -------------
Andrew J. McKelvey(1).........................        26,388,263               20.7%           100%
Thomas G. Collison(2).........................           253,488                  *             --
James J. Treacy(3)............................           743,944                  *             --
Jeffrey C. Taylor(4)..........................           488,430                  *             --
Paul M. Camara(5).............................           346,940                  *             --
George R. Eisele(6)...........................           154,860                  *             --
Ronald J. Kramer(7)...........................             5,625                  *             --
Michael Kaufman(8)............................            25,000                  *             --
John Swann(9).................................            24,240                  *             --
All directors and executive officers as a
  group (15 persons)(10)......................        29,478,916               22.6%           100%
Putnam Investments, Inc.(11)..................         5,644,512                5.3%            --
Janus Capital Corporation(12).................         9,256,870                8.4%            --

------------------------

*   Less than 1%

(1) Includes 4,762,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Each share of Class B Common Stock has ten votes per share. Also includes 4,115 shares of Common Stock owned by Mr. McKelvey's wife, 200 shares of Common Stock owned by Mr. McKelvey's daughter and 902 shares of Common Stock held by TMP's 401(k) Plan. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 902 shares of Common Stock held by TMP's 401(k) Plan and 66,668 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of November 15, 2000.

(3) Includes 600 shares of Common Stock owned by Mr. Treacy's daughters, 902 shares of Common Stock held by TMP's 401(k) Plan, and 215,832 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of November 15, 2000.

(4) Includes 902 shares of Common Stock held by TMP's 401(k) Plan and 405,162 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of November 15, 2000.

(5) Includes 902 shares of Common Stock held by TMP's 401(k) Plan and 145,750 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of November 15, 2000.

(6) Includes 762 shares of Common Stock held by TMP's 401(k) Plan and 2,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of November 15, 2000.

(7) Consists of 5,625 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of November 15, 2000.

(8) Consists of 25,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of November 15, 2000.

(9) Consists of 24,240 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of November 15, 2000.

(10) Includes 4,762,000 shares of Class B Common Stock, which are convertible on a share for share basis, into Common Stock, 5,272 shares held by TMP's 401(k) plan and 23,697,371 shares of Common Stock beneficially owned. Also includes 1,014,273 shares subject to options which are exercisable within 60 days of November 15, 2000.

(11) Putnam Investments, Inc. may be deemed to beneficially own 5,644,512 shares of our Common Stock which are held of record by clients of Putnam Investments, Inc. Putnam Investments, Inc. does not have sole voting or dispositive power with respect to any of the shares and has shared voting power with respect to 117,300 shares and shared dispositive power with respect to 5,644,512 shares. Information with respect to Putnam
    Investments, Inc. has been derived from their Schedule 13G dated
    February 18, 2000 as filed with the Securities and Exchange Commission.

(12) Janus Capital Corporation may be deemed to beneficially own 9,256,870 shares of our Common Stock which are held of record by clients of Janus Capital Corporation. Janus Capital Corporation does not have sole voting or dispositive power with respect to any of the shares and has shared voting power with respect to 9,256,870 shares and shared dispositive power with respect to 9,256,870 shares. Information with respect to Janus Capital Corporation has been derived from their Schedule 13G dated January 11, 2000 as filed with the Securities and Exchange Commission.

                              SELLING STOCKHOLDERS

    The following table sets forth information as of December 20, 2000 except as otherwise noted, with respect to the number of shares of Common Stock beneficially owned or to be acquired by each of the selling stockholders and assumes that all shares subject to vesting schedules and conditions have vested. The shares offered hereby were acquired by the selling stockholders from TMP pursuant to the acquisition of or merger with companies owned by such selling stockholders or were acquired or may be acquired pursuant to stock bonus arrangements entered into in connection therewith. No selling stockholder owns more than one percent of the outstanding Common Stock.

                                                 NUMBER OF SHARES    NUMBER OF SHARES     NUMBER OF SHARES
                                                 OF COMMON STOCK      OF COMMON STOCK     OF COMMON STOCK
                                                BENEFICIALLY OWNED   REGISTERED HEREIN   BENEFICIALLY OWNED
SELLING STOCKHOLDER                             PRIOR TO OFFERING           (1)          AFTER OFFERING (2)
-------------------                             ------------------   -----------------   ------------------
Gregory Ruben Abrahams........................           1,624               1,624                  0
Steve Anderson................................          48,229              48,229                  0
APA Excelsior IV, L.P.........................          76,687              76,687                  0
Mona Arshi....................................           1,083               1,083                  0
Angela Mary Austin............................           5,957               5,957                  0
John Stewart Austin...........................           5,957               5,957                  0
Amanda Baker..................................             119                 119                  0
Nicholas John Barr............................             209                 209                  0
Bishopsgate Holdings..........................             875                 875                  0
Stephen A. Brandon............................          11,982              11,982                  0
Christopher Peter Cayley......................             135                 135                  0
Chapel Hill Partners, L.P.....................          81,417              81,417                  0
William Richard John Cock.....................           1,354               1,354                  0
Kathleen G. Correia...........................         158,617             158,617                  0
Coutts & Co. Ltd., custodian for APA
  Excelsior IV/Offshore, L.P..................          13,531              13,531                  0
Bradford Craighead............................          10,125               4,050              6,075
Scott Craighead...............................          54,005              21,602             32,403
Georges Disewiscourt..........................           2,139               2,139                  0
Navtej Deol...................................         144,687             144,687                  0
Mark A. Fenske................................          14,637              14,637                  0
Julie Flowers.................................              27                  27                  0
Adrian George Fox.............................           1,191               1,191                  0
Belinda Anne Fox..............................           4,765               4,765                  0
David R. Franey...............................         783,269             783,269                  0
Satinder Garcha...............................       1,181,544           1,181,544                  0
Furman Gardner................................          24,395              24,395                  0
Margaret Gilmore..............................             319                 319                  0
John W. Gimblett..............................          59,722              59,722                  0
Dawn Grain....................................              27                  27                  0
Jeffrey A. Greiner............................           2,268               2,268                  0
Jeffrey A. Greiner as custodian for
  Carolyn Greiner.............................             409                 409                  0
Susan Greiner.................................             409                 409                  0
Marc Hansen...................................           2,396               2,396                  0
Patrick Hansen................................           7,980               7,980                  0
Susanne Harris................................           1,624               1,624                  0
Nicholas John Hawkins.........................              21                  21                  0
Kristin Hebert................................           5,000               5,000                  0
Seamus John Hoar..............................             135                 135                  0
Gary Scott Holcomb............................          99,992              99,992                  0
Donald H. Hunter..............................          16,407              16,407                  0
Frederic Johnson..............................           3,375               1,350              2,025
Patrick Kersten...............................           2,139               2,139                  0
Saurabh Khetrapal.............................         245,530             245,530                  0

                                                 NUMBER OF SHARES    NUMBER OF SHARES     NUMBER OF SHARES
                                                 OF COMMON STOCK      OF COMMON STOCK     OF COMMON STOCK
                                                BENEFICIALLY OWNED   REGISTERED HEREIN   BENEFICIALLY OWNED
SELLING STOCKHOLDER                             PRIOR TO OFFERING           (1)          AFTER OFFERING (2)
-------------------                             ------------------   -----------------   ------------------
Lacey Lee Limited.............................          45,065              45,065                  0
Monica Mary Ellen Lacey.......................              47                  47                  0
John Graham Manley............................           5,144               5,144                  0
Jacqueline S. Maxwell.........................           4,000               4,000                  0
John Marsden..................................             541                 541                  0
Timothy Noel Ridings Marshall.................             108                 108                  0
Rick C. McMahill..............................          14,637              14,637                  0
June Mesrie...................................           1,633               1,633                  0
Moab International Investments BVA............          79,677              79,677                  0
Justin Michael McKern More....................           1,083               1,083                  0
Ajay Narain & Kaajal Narain, Trustees of Ajay
  Narain & Kaajal Narain Revocable Trust......         152,284             152,284                  0
NCB Consulting Ltd............................           4,740               4,740                  0
Marc Neuen....................................           7,980               7,980                  0
Michael O'Donnell.............................             219                 219                  0
Ian Organ.....................................          22,400              22,400                  0
Frederic Oster................................           2,139               2,139                  0
The P/A Fund III, L.P.........................          91,689              91,689                  0
Patricof Private Investment Club, L.P.........           1,467               1,467                  0
Philip Gordon Perry...........................           5,416               5,416                  0
Jill Pett.....................................             108                 108                  0
Pregnator AB..................................          22,405              22,405                  0
Trustees of the Quarry Dougall Employee
  Share Option Trust..........................          70,551              70,551                  0
Constance May & Brian Aubrey Herb
  Quarry......................................           5,957               5,957                  0
Gareth David Quarry...........................         318,190             318,190                  0
Michele Elizabeth Quarry......................           2,233               2,233                  0
Rajah Holdings................................           2,735               2,735                  0
Max Ramberg & Constance Barbara
Ramberg as Trustees of the Max &
Constance Ramberg Trust of 1982...............       1,392,219           1,392,219                  0
Kenneth C. Ramberg............................       1,057,580           1,057,580                  0
Fredric Rich..................................          26,964              26,964                  0
Carlo Richartz................................           6,418               6,418                  0
Elizabeth Rosalind Roberts....................           6,499               6,499                  0
Stephen Mark Rodney...........................           4,765               4,765                  0
Roth Capital Partners, Inc....................           7,410               7,410                  0
Brian E. Schuliger............................           4,222               4,222                  0
Hubert Schumacher.............................           7,980               7,980                  0
Pierre Schumacher.............................           6,418               6,418                  0
Search Competence Hoffman AB..................          22,405              22,405                  0
Select Investments, Ltd.......................             437                 437                  0
Michael & Emma Sigal..........................           8,647               8,647                  0
Abha Singhvi, Trustee of Abha Singhvi
  Revocable Trust.............................         152,284             152,284                  0
Andrew Luis Ojanguren Skinner.................           2,708               2,708                  0
Timothy Peter Skipper.........................           1,083               1,083                  0
SPF-Empreendimentos Educacionais Ltda.........           7,967               7,967                  0
William N. Steitz.............................          24,229              24,229                  0
Emma Louise Still.............................              27                  27                  0
Patrick Leslie James Swaffer..................           6,499               6,499                  0
Janet Louise Swindall.........................             541                 541                  0
Charles Howard King Swindall..................             541                 541                  0
Alison Jane Taylor............................           1,083               1,083                  0

                                                 NUMBER OF SHARES    NUMBER OF SHARES     NUMBER OF SHARES
                                                 OF COMMON STOCK      OF COMMON STOCK     OF COMMON STOCK
                                                BENEFICIALLY OWNED   REGISTERED HEREIN   BENEFICIALLY OWNED
SELLING STOCKHOLDER                             PRIOR TO OFFERING           (1)          AFTER OFFERING (2)
-------------------                             ------------------   -----------------   ------------------
Andrew David Taylor...........................           1,137               1,137                  0
Patricia Tehan................................          22,400              22,400                  0
Sanjeet Thadani...............................         144,687             144,687                  0
Tilly Nominees Ltd............................           3,646               3,646                  0
Richard Timbers...............................           4,102               4,102                  0
David Tonhofer................................           2,139               2,139                  0
William David Newsum Vaughan..................             541                 541                  0
Mark Villilo..................................             247                 247                  0
Lisa Cattermole Watkins.......................           1,083               1,083                  0
Suzanne Weight................................              27                  27                  0
Jill Whitehouse...............................           5,956               5,956                  0
Valerie Whitehouse............................           8,124               8,124                  0
Laura E. Wingate..............................          39,654              39,654                  0
WS Investments 99B............................           1,969               1,969                  0
Joseph J. Yelenic.............................          14,637              14,637                  0

------------------------

(1) This prospectus also covers any additional shares of our common stock which become issuable by reason of any stock split, stock dividend, recapitalization, or similar transaction that is effected without the receipt of consideration and results in an increase in the number of shares of our common stock that are outstanding.

(2) Assumes that all shares offered by each selling stockholder are sold in this offering.

                          DESCRIPTION OF CAPITAL STOCK

    The Certificate of Incorporation of the Company provides the Company with the authority to issue 1,500,000,000 shares of Common Stock, 39,000,000 shares of Class B Common Stock, 200,000 shares of 10.5% Cumulative Preferred Stock and 800,000 shares of Preferred Stock. No shares of Preferred Stock are outstanding. The 10.5% Cumulative Preferred Stock was redeemed and no shares are outstanding.

COMMON STOCK AND CLASS B COMMON STOCK

    DIVIDENDS Each share of Common Stock and Class B Common Stock is entitled to dividends if, as and when dividends may be declared by the Board of Directors of the Company and paid. Under the Delaware General Corporation Law, the Company may declare and pay dividends only out of its surplus, or in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding year. No dividends may be declared, however, if the capital of the Company has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution. Dividends must be paid on both the Common Stock and the Class B Common Stock at any time that dividends are paid on either. Any dividend so declared and payable in cash, capital stock of the Company (other than Common Stock or Class B Common Stock) or other property will be paid equally, share for share, on the Class B Common Stock and Common Stock. Dividends and distributions payable in shares of Class B Common Stock may be paid only on shares of Class B Common Stock, and dividends and distributions payable in shares of Common Stock may be paid only on shares of Common Stock. If a dividend or distribution payable in Common Stock is made on the Common Stock, the Company must also make a simultaneous dividend or distribution on the the Class B Common Stock. Pursuant to any such dividend or distribution, each share of Class B Common Stock will receive a number of shares of Class B Common Stock equal to the number of shares of Common Stock payable on each share of Common Stock.

    VOTING RIGHTS Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters. Except as described below, the Common Stock and the Class B Common Stock vote together as a single class on all matters presented for a vote of the stockholders, including the election of directors. The holders of a majority of the outstanding shares of Common Stock or Class B Common Stock, voting as separate classes, must approve certain amendments affecting shares of such class. Specifically, if there is any proposal to amend the Certificate of Incorporation in a manner that would increase or decrease the number of authorized shares of Common Stock or Class B Common Stock, increase or decrease the par value of the shares of Common Stock or Class B Common Stock or alter or change the powers, preferences, or special rights of the shares of Common Stock or Class B Common Stock so as to affect them adversely, such an amendment must be approved by a majority of the outstanding shares of the affected class, voting separately as a class. In addition, any merger or consolidation in which each share of Common Stock receives consideration that is not of the same type or is less than the amount of the consideration to be received by each share of Class B Common Stock, other than consideration payable in securities which provide each share of Class B Common Stock with the number of votes that is no more than ten times the number of votes provided each share of Common Stock, must be approved by a majority of the outstanding shares of Common Stock, voting separately as a class. Shares of Common Stock and Class B Common Stock do not have cumulative voting rights.

    TERMS OF CONVERSION. Each share of Class B Common Stock is convertible at any time, at the option of and without cost to the stockholder, into one share of Common Stock. If at any time (i) the outstanding shares of Class B Common Stock represent less than 15% of the combined voting power of issued and outstanding shares of Common Stock and Class B Common Stock, or (ii) the Board of Directors and the holder of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the Class B Common Stock into Common Stock, or (iii) the holder of a majority of the outstanding shares of Class B Common Stock dies, then each outstanding share of Class B Common Stock shall be converted automatically into one share of Common Stock without any action by the holder. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock will thereafter be deemed to represent an equal number of shares of Common Stock.

    LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding up of the Company, holders of the shares of Common Stock and Class B Common Stock are entitled to share equally, share for share, in the assets available for distribution.

    OTHER. Additional shares of Class B Common Stock may only be issued upon stock splits of, or stock dividends on, the existing Class B Common Stock. No stockholder of the Company has preemptive or other rights to subscribe for additional shares of the Company.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is authorized to issue the shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividends rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of such Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock, including the loss of voting control to others. The Company currently has no plan to issue any shares of such Preferred Stock.

DELAWARE ANTI-TAKEOVER LAW

    Under Section 203 of the Delaware General Corporation Law (the "Delaware Anti-Takeover Law"), certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and any person acquiring 15% or more of the voting stock of such Delaware corporation (an "interested stockholder") are prohibited for a three-year period following the time that such stockholder became an interested stockholder, unless (i) either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder" was approved by the board of directors of the corporation prior to the time the other party to the business combination became an interested stockholder, (ii) upon consummation of the the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers and stock held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender or vote stock held by the plan), or (iii) the business combination was approved by the board of directors of the corporation and authorized by 66 2/3% of the voting stock which the interested stockholder did not own. The corporation may opt out of the effect of this statement by (i) including a provision to such effect in the corporation's original certificate of incorporation, (ii) amendment to the corporation's bylaws made by the board of directors within 90 days after the effective date of the statute or
(iii) amendment of the corporation's certificate of incorporation or bylaws approved by holders of a majority of the shares entitled to vote; provided that such amendment shall generally not take effect until 12 months after its adoption and shall not effect any business combination with interested stockholders which are effected during such 12 months. The three-year prohibition does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation's voting stock.
Section 203 could have the effect of delaying, deferring or preventing a change in control of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors' liability, then the liability of directors of the Company shall automatically be limited to the fullest extent provided by law. The Company's Bylaws also contain provisions to indemnify the directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its current directors. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors. The Company believes that these contractual agreements and the provisions in its Certificate of Incorporation and Bylaws are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT

    The Transfer Agent for the Common Stock is The Bank of New York.

                              PLAN OF DISTRIBUTION

    The selling stockholders named herein (or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership, distribution or other non-sale-related transfer after the date of this prospectus) may offer their shares at various times in one or more transactions on the Nasdaq National Market, in special offerings, exchange distributions, secondary distributions, negotiated transactions, or a combination of such. They may sell at market prices at the time of sale, at prices related to the market price or at negotiated prices. The selling stockholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and the selling stockholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The selected consolidated financial information set forth below as of December 31, 1999 and 1998 and for the three years in the period ended
December 31, 1999 has been derived from TMP's audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated information with respect to the Company's financial position as of December 31, 1997 has been derived from TMP's audited consolidated balance sheet as of December 31, 1997 not included herein. The selected consolidated financial information set forth below as of December 31, 1996 and 1995 and for the two years ended December 31, 1996 has been derived from our unaudited consolidated financial statements which are not included in this prospectus. The selected consolidated financial data as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 has been derived from TMP's unaudited consolidated condensed financial statements, and in the opinion of TMP's management, has been prepared on the same basis as the audited consolidated financial statements and include all normal recurring adjustments necessary for a fair presentation of the financial information. The results for the nine months ended September 30, 2000 are not necessarily indicative of future results. The following financial information should be read in conjunction with TMP's consolidated financial statements and related notes thereto and TMP's consolidated condensed financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The Other Data presented below has not been audited.

                                                                                                     NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                             ----------------------------------------------------   -------------------
                                               1995       1996       1997       1998       1999       1999       2000
                                             --------   --------   --------   --------   --------   --------   --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Commissions and fees.......................  $343,584   $447,605   $610,762   $744,517   $869,207   $640,923   $900,642
Operating expenses:
  Salaries & related.......................   197,068    258,389    344,956    430,316    496,926    371,591    478,275
  Office & general.........................    95,817    123,891    160,027    184,905    205,165    147,989    199,072
  Marketing & promotion....................     5,079      8,414     13,665     29,737     74,647     47,263    116,565
  Merger & integration.....................        --         --         --     22,412     63,054     46,262     37,146
  Restructuring............................        --         --         --      3,543      2,789      2,789         --
  Amortization of intangibles..............     3,410      4,786      6,913     11,070     12,532      9,369     11,930
  Special compensation and CEO bonus(1)....        --     52,019      1,500      1,250         --         --         --
Total operating expenses...................   301,374    447,499    527,061    683,233    855,113    625,263    842,988
Operating income...........................    42,210        106     83,701     61,284     14,094     15,660     57,654
Other income (expense):
  Interest income (expense), net(2)........   (10,475)   (14,573)   (10,502)   (12,876)   (12,927)    (9,230)    13,674
  Other, net...............................      (816)      (341)       814     (2,057)    (2,906)    (2,421)      (377)
Income (loss) before provision (benefit)
  for income taxes, minority interests and
  equity in earnings (losses) of
  affiliates...............................    30,919    (14,808)    74,013     46,351     (1,739)     4,009     70,951
Provision for income taxes.................    10,499     11,478     22,805     16,884      6,908      3,583     34,714
Net income (loss) applicable to common and
  Class B common stockholders..............    19,124    (27,399)    50,756     29,043     (9,054)        19     36,623
Net income (loss) per common and Class B
  common share:
  Basic....................................  $   0.30   $  (0.43)  $   0.67   $   0.36   $  (0.11)  $   0.00   $   0.38
  Diluted..................................  $   0.30   $  (0.43)  $   0.66   $   0.35   $  (0.11)  $   0.00   $   0.36
Weighted average shares outstanding:
  Basic....................................    63,071     64,198     75,857     81,638     84,250     83,992     95,176
  Diluted..................................    64,337     64,198     77,134     83,494     84,250     88,661    102,135

                                                                                          NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                           SEPTEMBER 30,
                        ------------------------------------------------------------   -----------------------
                          1995        1996         1997         1998         1999         1999         2000
                        --------   ----------   ----------   ----------   ----------   ----------   ----------
                                        (IN THOUSANDS, EXCEPT NUMBER OF EMPLOYEES AND OFFICES)
OTHER DATA:
Gross Billings:
  Interactive (3).....  $    392   $    7,099   $   23,023   $   60,705   $  162,772   $  101,863   $  314,353
  Recruitment
    Advertising.......   239,365      381,089      659,467      869,302      831,624      639,919      666,801
  Selection &
    Temporary
    Contracting (4)...   108,124      142,750      181,332      209,227      271,910      202,216      267,222
  Executive Search....   101,521      127,893      168,107      195,268      173,558      132,006      135,240
  Yellow Page
    Advertising.......   442,287      466,230      497,848      520,129      532,258      413,692      431,658
                        --------   ----------   ----------   ----------   ----------   ----------   ----------
Total Gross
  Billings............  $891,689   $1,125,061   $1,529,777   $1,854,631   $1,972,122   $1,489,696   $1,815,274
                        ========   ==========   ==========   ==========   ==========   ==========   ==========
Total operating
  expenses as a
  percentage of
  commissions and
  fees................      87.7%       100.0%        86.3%        91.8%        98.4%        97.6%        93.6%
Number of employees...     2,973        4,315        6,139        6,895        7,212        6,912        8,750
Number of offices.....       143          191          253          298          304          247          290

                                                           DECEMBER 31,
                                      ------------------------------------------------------   SEPTEMBER 30,
                                        1995       1996       1997       1998        1999          2000
                                      --------   --------   --------   --------   ----------   -------------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets......................  $280,584   $347,185   $479,635   $517,980   $  612,845    $1,160,458
Current liabilities.................   272,701    341,875    440,787    457,414      604,608       739,008
Total assets........................   383,989    536,692    804,516    895,681    1,053,228     1,776,844
Long-term liabilities, less current
  portion...........................    94,110    104,585    167,208    172,574      130,824        53,946
Minority interests..................     3,639      3,705        431        509            9            --
Redeemable preferred stock..........     2,000      2,000         --         --           --            --
Total stockholders' equity..........    11,539     84,527    196,090    265,184      317,787       983,890

--------------------------

(1) Special compensation consists of a non-cash, non-recurring charge of approximately $52.0 million for special management compensation in 1996 resulting from the issuance of approximately 7.2 million shares of Common Stock of the Company to stockholders of predecessor companies of the Company in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the principal stockholder of the company and, accordingly, were not considered to have made substantive investments for their minority shares. The CEO bonus for the year ended December 31, 1997 and the year ended December 31, 1998 consists of a mandatory bonus of $375 thousand per quarter payable to Andrew J. McKelvey, the Company's CEO and Principal Stockholder, as provided for in the Principal Stockholder's then existing employment agreement. Receipt of these bonus amounts was permanently waived by the Principal Stockholder, and accordingly, since they were not paid, are also accounted for as a contribution to Additional Paid-in Capital.

(2) Interest expense for 1996 includes a $2.6 million non-cash, non-recurring charge to reflect the exercise of a warrant issued in connection with the Company's financing agreement.

(3) Represents fees earned in connection with recruitment, yellow page and other advertisements placed on the Internet, interactive moving services and employment searches and temporary contracting services sourced through the Internet.

(4) Amounts for temporary contracting are reported net of the costs paid to the temporary contractor.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE CONSOLIDATED FINANCIAL STATEMENTS AND THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS OF THE COMPANY APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS. ALSO SEE "SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS". ALL AMOUNTS REFERRED TO BELOW REFLECT THE AMOUNTS DISCLOSED IN THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999 AND THE COMPANY'S CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2000 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 WHICH ARE INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    TMP Worldwide Inc. ("TMP" or the "Company"), through its flagship Interactive product, Monster-Registered Trademark-.com (www.monster.com), is the on-line recruitment leader. TMP is also the world's largest Recruitment Advertising agency network, one of the world's largest Executive Search, Selection and Temporary Contracting agencies, the world's largest Yellow Pages Advertising agency, a provider of full service interactive advertising and interactive marketing technology services, and a provider of online moving services, through the Company's Website, Monstermoving(sm).com (www.monstermoving.com).

    Our Interactive growth is attributable to increased sales of our Internet products, expansion of our Interactive businesses into certain European countries, migration of our traditional businesses to the Internet and the addition of new Interactive services. Monster.com is the leading global career portal on the Web with over 17 million unique visits per month as of August 2000 per Nielson I/Pro. The Monster.com global network consists of local language and content sites in the United States, Canada (French and English), United Kingdom, Ireland, France, Germany, the Netherlands, Belgium, Australia, New Zealand, Singapore, Spain and Hong Kong.

    A substantial part of our growth in Recruitment Advertising, Selection & Temporary Contracting and Yellow Page Advertising has been achieved through acquisitions accounted for as purchases. For the period January 1, 1997 through September 30, 2000, for all segments, we completed 67 such acquisitions, with estimated annual gross billings of approximately $545 million. Given the significant number of acquisitions affecting the periods presented, the results of operations from period to period may not necessarily be comparable.

    Furthermore, during the nine months ended September 30, 2000, we completed thirteen mergers that are being accounted for as poolings of interests (the "Nine Months 2000 Pooled Companies"). During the period of January 1, 2000 through March 31, 2000, we consummated mergers with HW Group PLC,
Microsurf, Inc., Burlington Wells, Inc., and Illsley Bourbonnais (the "First Quarter 2000 Mergers"). During the period of April 1, 2000 through June 30, 2000, we consummated mergers with System One Services, Inc., GTR Advertising, Virtual Relocation.com, Inc., Business Technologies Ltd., Simpatix, Inc., Rollo Associates, Inc., and Web Technology Partners, Inc. (the "Second Quarter 2000 Mergers"). During the period of July 1, 2000 through September 30, 2000, we consummated mergers with Stratascape, Inc. and Rich, Gardner & Associates, Ltd. (the "Third Quarter 2000 Mergers"). Approximately 5.2 million shares of our common stock were issued in exchange for all of the outstanding common stock of the Nine Months 2000 Pooled Companies. The financial statements as of and for the nine months ended September 30, 1999 have been retroactively restated as if the Nine Months 2000 Pooled Companies had been consolidated for all periods presented.

    Gross billings refers to billings for advertising placed on the Internet, in newspapers and telephone directories by our clients, and associated fees for related services. In addition, Executive Search fees, Selection fees, and net fees from Temporary Contracting services are also part of gross billings. Gross billings for Recruitment Advertising and Yellow Page Advertising are not included in our consolidated financial statements because they include a substantial amount of funds that are collected from our clients but passed through to publishers for advertisements. However, the trends in gross billings in these two segments directly impact the commissions and fees earned because, for these segments, we earn commissions based on a percentage of the media advertising purchased at a rate established by the related publisher. We also earn associated fees for related services; such amounts are also included in gross billings. Publishers and third party Websites typically bill us for the advertising purchased and we in turn bill our clients for this amount and retain a commission. Generally, the payment terms for Yellow Page Advertising clients require payment to us prior to the date payment is due to the publishers. The payment terms with Recruitment Advertising clients typically require payment when payment is due to publishers. Historically, we have not experienced substantial problems with unpaid accounts.

    Commissions and fees related to our Interactive businesses are derived from:

    - job postings and access to the resume database and related services delivered via the Internet, primarily our own Website, www.monster.com;

    - searches for permanent and temporary employees, at the executive and professional levels, and related services conducted through the Internet;

    - Internet advertising services provided to our Yellow Page Advertising clients;

    - the providing of interactive advertising services and technologies, which allow advertisers to measure and track sales, repeat traffic and other key statistics to enable such advertisers to greatly reduce costs, while driving only the most qualified users to their web sites; and

    - interactive advertising, sponsorships and referral fees, primarily on our own Website, www.monstermoving.com.

    Monstermoving.com (www.monstermoving.com) provides important relocation information and services to Monster.com's job seeker and employer community, which averages over 4.4 million unique visitors and over 17.0 million unique visits per month. According to the U.S. Census Department 1997 Study, approximately 20% of the general U.S. population is relocating at any point in time and we believe that these additional relocation services will be highly valued by Monster.com's audience and customer base.

    Monstermoving.com, was launched in October, 2000 and prior to that date conducted business through the individual properties that we acquired in 2000, primarily Virtual Relocation.com, Inc. and Microsurf, Inc., which were accounted for as poolings of interest. It is already one of the Internet's most comprehensive providers of moving-related analytical tools, and features information that addresses the entire relocation process. This information includes new residence listings, community maps, education summaries, mortgage quotes, moving quotes, insurance quotes, address and utility change services, and home repair and maintenance information.

    Monstermoving.com is directly accessible to Monster.com's large base of consumer traffic through URL links and promotions on Monster.com. In addition, the cross-selling of Monstermoving.com's services has started with our other divisions and will provide an important new advertising venue for moving-related clients, particularly in the Yellow Page Advertising division, where over 30% of our Yellow Page revenues are derived from the moving services industry, including van lines, truck rentals and home services.

    For Recruitment Advertising in the U.S., publisher commissions historically average 15% of recruitment advertising gross billings. We also earn fees from related services such as campaign development and design, retention and referral programs, resume screening, brochures and other collateral services, research and other creative and administrative services. Outside of the U.S., where, collectively, we derive the majority of our Recruitment Advertising commissions and fees, our commission rates for recruitment advertising vary, historically ranging from approximately 10% in Australia to 15% in Canada and the United Kingdom.

    Executive Search offers an advanced and comprehensive range of services aimed at identifying the appropriate senior executive for our clients. Such senior executives typically earn in excess of $250,000 annually. Our specialized services include identification of candidates, competence measurement, assessment of candidate/company cultural fit and transaction negotiation and closure.

    Selection & Temporary Contracting offers placement services for executives and professionals in mid-level and temporary positions, as well as for specific short-term projects. Our Selection business provides services similar to our Executive Search business, and focuses on mid-level professionals or executives, who typically earn between $75,000 and $150,000, annually. Our Temporary Contracting business provides contract employees primarily in Australia, New Zealand, the United Kingdom and the U.S.

    We believe that our Executive Search and Selection & Temporary Contracting services are helping to broaden the universe of both job seekers and employers who utilize Monster.com. Through the use of Monster.com, Recruitment Advertising, Selection & Temporary Contracting and Executive Search, we believe that we can accommodate all of our clients' employee recruitment needs, which is our "Intern to CEO" strategy.

    We design and execute Yellow Page Advertising, receiving an effective commission rate from directory publishers which historically approximated 20% of Yellow Page Advertising gross billings. However, due to reductions in commission rates by the publishers and higher discounts provided to clients, the rate declined to approximately 19% in 1999 and was approximately 17.5% as of September 30, 2000. In addition to base commissions, certain yellow pages publishers pay increased commissions for volume placement by advertising agencies. We typically recognize this additional commission, if any, in the fourth quarter when it is certain that such commission has been earned. No such amounts were reported in the fourth quarter of 1999 due to the aggressive objectives set by the publishers, and the Company does not foresee achieving these aggressive goals in the future.

    Interactive commissions and fees were $280.4 million for the nine months ended September 30, 2000, an increase of $189.5 million or 208.6% over the same period of 1999, which had Interactive commissions and fees of $90.9 million. This growth reflects an increase in the acceptance of our Interactive products and services by existing and new clients and the effect of increased sales and marketing activities. Recruitment Advertising commissions and fees were up 4.9% at $146.2 million for the nine months ended September 30, 2000 versus
$139.3 million for the same period of 1999 reflecting modest growth in traditional billings of 4.2% and increased fees for creative and other value-added services. Selection & Temporary Contracting commissions and fees were $263.2 million, up $63.9 million or 32.1% from $199.3 million for the same period ended September 30, 1999. The increase reflects the greater demand for professional level and information service technology employees worldwide, particularly in mid-level management positions (annual salaries ranging from $75,000 to $150,000), and acquisitions accounted for as purchases. Executive Search commissions and fees were $135.2 million for the nine months ended September 30, 2000, an increase of $3.2 million or 2.5% from $132.0 million for the comparable nine months of 1999, reflecting strong global demand for senior executive positions. Yellow Page Advertising billings increased 4.3% to $431.7 million for the nine month period ended September 30, 2000 and commissions and fees decreased 4.8% to $75.7 million for the nine months of 2000 compared to $79.5 million for the prior year period, reflecting substantially reduced commissions paid by publishers and the effects of higher discounts for certain large clients. Total commissions and fees as a percent of related billings for the nine months ended September 30, 2000 were 49.6% as compared to 43.0% for the prior year period. The higher percentage reflects increased sales volume for Interactive, Executive Search, and Selection & Temporary Contracting, where the Company retains greater portions of the amounts billed.

    Based on our consolidated results for the periods ended September 30, 2000 and 1999, 42.4% and 46.5% respectively, of our consolidated commissions and fees are attributable to clients outside the U.S.

RESULTS OF OPERATIONS

    The following table sets forth our gross billings, commissions and fees, commissions and fees as a percentage of gross billings, EBITDA and cash flow information.

                                                                               NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                     ------------------------------------   -----------------------
                                        1997         1998         1999         1999         2000
                                     ----------   ----------   ----------   ----------   ----------
                                                             (IN THOUSANDS)
GROSS BILLINGS:
  Interactive(1)...................  $   23,023   $   60,705   $  162,772   $  101,863   $  314,353
  Recruitment Advertising..........     659,467      869,302      831,624      639,919      666,801
  Selection & Temporary
    Contracting(2).................     181,332      209,227      271,910      202,216      267,222
  Executive Search.................     168,107      195,268      173,558      132,006      135,240
  Yellow Page Advertising..........     497,848      520,129      532,258      413,692      431,658
                                     ----------   ----------   ----------   ----------   ----------
Total..............................  $1,529,777   $1,854,631   $1,972,122   $1,489,696   $1,815,274
                                     ==========   ==========   ==========   ==========   ==========
COMMISSIONS AND FEES:
  Interactive(1)...................  $   21,940   $   53,992   $  144,400   $   90,864   $  280,410
  Recruitment Advertising..........     136,758      180,774      181,228      139,271      146,159
  Selection & Temporary
    Contracting(2).................     180,016      208,028      269,008      199,291      263,167
  Executive Search.................     168,107      195,268      173,277      131,975      135,240
  Yellow Page Advertising..........     103,941      106,455      101,294       79,522       75,666
                                     ----------   ----------   ----------   ----------   ----------
Total..............................  $  610,762   $  744,517   $  869,207   $  640,923   $  900,642
                                     ==========   ==========   ==========   ==========   ==========
COMMISSIONS AND FEES AS A
  PERCENTAGE OF GROSS BILLINGS:
  Interactive(1)...................        95.3%        88.9%        88.7%        89.2%        89.2%
  Recruitment Advertising..........        20.7%        20.8%        21.8%        21.8%        21.9%
  Selection & Temporary
    Contracting(2).................        99.3%        99.4%        98.9%        98.6%        98.5%
  Executive Search.................       100.0%       100.0%        99.8%       100.0%       100.0%
  Yellow Page Advertising..........        20.9%        20.5%        19.0%        19.2%        17.5%
Total..............................        39.9%        40.1%        44.1%        43.0%        49.6%

                                                                               NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                     ------------------------------------   -----------------------
                                        1997         1998         1999         1999         2000
                                     ----------   ----------   ----------   ----------   ----------
                                                             (IN THOUSANDS)
EBITDA(3)..........................  $  107,400   $   96,795       57,789   $   46,277   $  101,541
Cash provided by operating
  activities.......................  $   62,438   $   72,166       95,520   $   71,941   $   56,136
Cash used in investing
  activities.......................  $ (109,367)  $  (73,863)  $  (61,571)  $  (35,625)  $ (140,845)
Cash provided by (used in)
  financing activities.............  $   75,613   $   22,100   $  (48,463)  $  (35,877)  $  527,321
Effect of exchange rate changes on
  cash and cash equivalents........  $     (303)  $     (165)  $     (755)  $     (590)  $   (2,111)

------------------------

(1) Represents fees earned in connection with Recruitment, Yellow Page and other advertisements placed on the Internet, Interactive moving services and employment searches and temporary contracting services sourced through the Internet.

(2) Amounts for temporary contracting are reported net of the costs paid to the temporary contractor.

(3) Earnings before interest, income taxes, depreciation and amortization. EBITDA is presented to provide additional information about our ability to meet our future debt service, capital expenditures and working capital requirements and is one of the measures which determines our ability to borrow under our credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity.

    EBITDA for the indicated periods is calculated as follows:

                                                                                 NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31          SEPTEMBER 30,
                                               ------------------------------   -------------------
                                                 1997       1998       1999       1999       2000
                                               --------   --------   --------   --------   --------
                                                                  (IN THOUSANDS)
  Net income (loss)..........................  $ 50,879   $29,043    $(9,054)   $    19    $ 36,623
  Interest (income) expense, net.............    10,502    12,876     12,927      9,230     (13,674)
  Income tax expense.........................    22,805    16,884      6,908      3,583      34,714
  Depreciation and amortization..............    23,214    37,992     47,008     33,445      43,878
                                               --------   -------    -------    -------    --------
  EBITDA.....................................  $107,400   $96,795    $57,789    $46,277    $101,541
                                               ========   =======    =======    =======    ========

NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO THE NINE MONTHS ENDED
  SEPTEMBER 30, 1999

    Gross billings for the nine months ended September 30, 2000 were $1,815.3 million, an increase of $325.6 million or 21.9% from $1,489.7 million for the nine months ended September 30, 1999. Total commissions and fees for the nine months ended September 30, 2000 were $900.6 million, an increase of $259.7 million or 40.5% from $640.9 million for the comparable period in 1999. Interactive commissions and fees for the nine months ended September 30, 2000 were $280.4 million, an increase of $189.5 million or 208.6% compared with $90.9 million for the nine months ended September 30, 1999. The increase in Interactive commissions and fees from the September 1999 period to the September 2000 period is due to: (i) an increasing acceptance of our Interactive services and products from existing clients, new clients and Internet users,
(ii) the benefits of Monster.com's marketing campaign, (iii) increases in the services and content available on our websites, (iv) expansion into certain European markets, (v) price increases on certain products, and (vi) the continuing migration of our traditional businesses to the Internet. Recruitment Advertising commissions and fees increased 4.9% to $146.2 million for the nine months ended

September 30, 2000 compared to $139.3 million for the first nine months of 1999. This increase reflects moderate growth in traditional billings related to publisher price increases for help-wanted advertisements placed in newspapers partially offset by migration of traditional business to the Internet. Accordingly, Interactive recruitment commissions and fees, which is included in the Interactive number above, increased 153.9% to $21.6 million for the nine months ended September 30, 2000 from $8.5 million for the comparable 1999 period. Selection & Temporary Contracting commissions and fees were $263.2 million, up $63.9 million or 32.1% from $199.3 million for the period ended September 30, 1999. The increase reflects a strong global labor market and the resulting increased demand for professional workers, especially information technology and finance employees, and acquisitions accounted for as purchases. Executive Search commissions and fees were $135.2 million for the nine months ended September 30, 2000, an increase of $3.2 million or 2.5% from $132.0 million for the comparable nine months of 1999, reflecting the strong labor market and demand for senior executive positions. Yellow Page Advertising commissions and fees were $75.7 million for the nine months ended September 30, 2000, a decrease of $3.8 million or 4.8% from $79.5 million for the comparable nine months of 1999. This decrease was due to substantially reduced commissions paid by publishers and the effects of higher discounts for certain large clients.

    Operating expenses for the nine months ended September 30, 2000 were $843.0 million, compared with $625.3 million for the same period in 1999, an increase of $217.7 million or 34.8%. The increase is primarily due to $106.7 million in higher salaries and related costs due to organic growth and acquisitions accounted for as purchases, $69.3 million in marketing and promotion expenses, primarily related to Monster.com and $51.1 million in office and general expenses, partially offset by reductions in merger and integration costs of $9.2 million. As a percent of commissions and fees operating expenses were 93.6% for the nine months ended September 30, 2000 compared with 97.6% for the comparable 1999 period.

    Salaries and related expenses for the nine months ended September 30, 2000 were $478.3 million, compared with $371.6 million for the same period in 1999. The increase of $106.7 million or 28.7% is primarily due to acquisitions accounted for as purchases and organic growth in Interactive and Selection & Temporary Contracting operations. Synergies from acquisitions and benefits from the scalability of our business, especially Monster.com, are reflected in the decline of salaries and related expenses as a percent of commissions and fees to 53.1% for the nine months ended September 30, 2000 from 58.0% for the nine months ended September 30, 1999.

    Office and general expenses for the nine months ended September 30, 2000 were $199.1 million, compared with $148.0 million for the same period in 1999. The increase of $51.1 million or 34.5% reflects organic growth and acquisitions in Interactive and Selection & Temporary Contracting. Synergies from the integration of acquisitions and the benefits of the scalability of the Company's businesses, especially Monster.com, are reflected in the decline in office and general expenses as a percentage of commissions and fees from 23.1% for the nine months ended September 30, 1999 to 22.1% for the nine months ended
September 30, 2000.

    Marketing and promotion expenses for the nine months ended September 30, 2000 were $116.6 million or 12.9% of commissions and fees, compared with $47.3 million or 7.4% of commissions and fees for the same period in 1999. The increase of $69.3 million or 146.6% is primarily due to higher marketing costs for Monster.com and reflects the Company's plan to increase the promotion of Monster.com with funds provided from increased revenues. The nine months ended September 30, 2000 expenses include a pro rata charge pursuant to the content and marketing agreement with America Online, Inc. ("AOL") whereby Monster.com, for the payment of $100 million over four years, is the exclusive provider of career search services in the U.S. and Canada to AOL members across seven AOL properties, including the AOL Service, AOL Canada, Compuserve, ICQ, AOL.com, Netscape and Digital City.

    Merger and integration costs reflect costs incurred in connection with acquisitions accounted for as poolings of interests and reflect integration of their operations. Such costs were anticipated and factored into the prices paid for these companies. For the nine months ended
September 30, 2000 merger and integration costs were $37.1 million compared with $46.3 million for the same period in 1999, a decrease of $9.2 million or 19.7%. The $37.1 million is comprised of $16.3 million for integration, $4.2 million for debt settlement costs pursuant to change in control provisions of a pooled company's existing loan, $6.9 million for the amortization of employee stay bonuses, payable in stock, and $9.7 million in transaction related costs such as legal, accounting, advisory fees and costs to register the shares issued in the transactions. The $46.3 million for the nine months ended September 30, 1999 is comprised of $4.8 million for separation pay and accelerated vesting of employee stock and stock option grants, $11.9 million in transaction related costs, including legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions, $4.4 million for employee stay bonuses paid with stock, options and cash, and $25.2 million of office and staff integration costs.

    Restructuring charges for the nine months ended September 30, 1999 were $2.8 million. These charges relate to LAI Worldwide, Inc.'s ("LAI") closing of its London and Hong Kong offices prior to LAI's merger with TMP. These charges include $0.5 million for the write-off of leasehold improvements and fixed assets, $1.3 million for severance benefits payable to 24 employees, and $1.0 million for consolidation of facilities related to the restructuring.

    As a result of the above, operating income for the nine months ended September 30, 2000 was $57.7 million, an increase of $42.0 million or 268.2% from $15.7 million for the comparable period in 1999.

    Net interest income for the nine months ended September 30, 2000 was $13.7 million, compared with a net interest expense of $9.2 million for the comparable 1999 period, an improvement of $22.9 million or 248.1%. This improvement primarily reflects the investing of net proceeds from the Company's February 2000 follow-on offering after a significant portion of existing long-term debt was repaid with a portion of such proceeds. The Company completed the follow-on public offering of 4.0 million (8.0 million, adjusted for the February 29, 2000 2-for-1 stock split) shares of common stock on February 2, 2000. The net proceeds raised by the Company totaled $594.2 million.

    Taxes on income for the nine months ended September 30, 2000 were $34.7 million on pre-tax profit of $71.0 million, compared with a tax of $3.6 million on pre-tax profit of $4.0 million for the nine months of 1999. The increase of $31.1 million reflects the higher pretax profit in the nine months ended September 30, 2000. In addition, in each period the provision reflects expenses that are not tax deductible; these are primarily related to merger costs from pooling of interests transactions and amortization of certain intangible assets. Also for both periods the provision is affected by profits and losses from certain pooled entities that were not taxed at the corporate level prior to their merger with TMP.

    Minority interests in consolidated earnings for the nine months ended September 30, 2000 was a $386,000 loss compared with a profit of $107,000 for the nine months ended September 30, 1999.

    Equity in losses of unconsolidated affiliates, which reflected losses associated with the real estate advertising company in which the Company holds a minority interest, was $300,000 for the nine months ended September 30, 1999.

    As a result of all of the above, the net income available to common and Class B common stockholders for the nine months ended September 30, 2000 was $36.6 million compared to zero for the nine months ended September 30, 1999. On a diluted per share basis, the net income available to common and Class B common stockholders for the nine months ended September 30, 2000 was $0.36, compared to $0.00 for the comparable 1999 period.

THE YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

    Gross billings for the year ended December 31, 1999 were $1,972.1 million, a net increase of $117.5 million or 6.3% from $1,854.6 million for the year ended December 31, 1998. Commissions and fees for the year ended December 31, 1999 were $869.2 million, an increase of $124.7 million or 16.7% from $744.5 million for the year ended December 31, 1998. Interactive commissions and fees for the year ended December 31, 1999 were $144.4 million, an increase of 167.4% or $90.4 million as compared with $54.0 million for the year ended December 31, 1998. This increase in Interactive commissions and fees is due to: (i) an increasing acceptance of our Interactive services and products from existing clients, new clients and Internet users, (ii) the benefits of Monster.com's marketing campaign, (iii) increases in the services and content available on our Websites,
(iv) expansion into certain European markets and (v) price increases on certain products. Recruitment Advertising commissions and fees of $181.2 million for the year ended December 31, 1999 were virtually flat compared with $180.8 million for the year ended December 31, 1998, reflecting reduced billings due to lower volume of help-wanted advertisements placed in newspapers and a loss of business in the Asia-Pacific Region, offset by substantial reductions in client discounts and increased ancillary services in North America and an increase in business in Europe. Selection & Temporary Contracting commissions and fees were $269.0 million, up $61.0 million or 29.3% from $208.0 million for the period ended December 31, 1998, due primarily to organic growth in selection services in Australia and Continental Europe and in temporary contracting operations. The increase in Temporary Contracting reflects an increase in the number of contractors placed, particularly information technology personnel and executives, which have higher margins than general and support staff. Executive Search commissions and fees were $173.3 million, a decrease of $22.0 million or 11.3% from $195.3 million for the comparable year of 1998, due primarily to a loss of consultants, as anticipated, at LAI and TASA Holding AG ("TASA"), which resulted from the merger and integration of these companies. Yellow Page Advertising commissions and fees were $101.3 million for the year ended December 31, 1999, a decrease of $5.2 million or 4.8% from $106.5 million for the year ended December 31, 1998, reflecting substantially reduced commission rates and year-end incentives paid by publishers and the effects of higher discounts for certain clients offset, in part by the benefits from higher gross billings, internal growth and acquisitions.

    Operating expenses for the year ended December 31, 1999 were $855.1 million compared with $683.2 million for same period in 1998. The increase of $171.9 million or 25.2% is due to increases of $66.6 million in salary and related costs, $40.7 million in merger and integration costs related to mergers accounted for as poolings of interests, $44.9 million in marketing and promotion expenses primarily to support Monster.com and $20.3 million in office and general expenses.

    Salaries and related costs for the year ended December 31, 1999 were $496.9 million or 57.2% of total commissions and fees, compared with $430.3 million or 57.8% of total commissions and fees for the same period in 1998. The increase of $66.6 million or 15.5% is primarily due to increased staff for the expansion of our Interactive operations, especially Monster.com, and acquisitions accounted for as purchases in Selection & Temporary Contracting.

    Office and general expenses for the year ended December 31, 1999 were $205.2 million or 23.6% of total commissions and fees, compared with $184.9 million or 24.8% of commissions and fees for the same period in 1998. The increase of $20.3 million or 11.0% is primarily due to acquisitions and higher costs for our Interactive operations, partially offset by reductions in expenses for the Yellow Page Advertising and Recruitment Advertising businesses due to improved efficiencies.

    Marketing and promotion expenses increased $44.9 million to $74.6 million for the year ended December 31, 1999 from $29.7 million for the year ended December 31, 1998, a 151.0% increase due to increased spending to promote Monster.com.

    Merger and integration costs for the year ended December 31, 1999 were $63.1 million compared with $22.4 million for the same period in 1998 an increase of $40.7 million or 181.3%. This increase primarily resulted from the pooling of interests transactions that occurred during the year ended December 31, 1999 and the planned integration of such companies and is comprised of: (i) $32.5 million of office integration costs, which include the closing of excess leased facilities, the write-off of fixed assets which will not be used in the future and a reserve for the effect, after reduction for related compensation, of uncollectible search fees recorded as a result of a loss of executive search consultants, (ii) $9.6 million for separation pay and accelerated vesting of employee stock and stock option grants, both in accordance with pre-existing contractual change in control provisions and (iii) $3.6 million more of transaction related costs, which include legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the transactions, partially offset by $5.0 million less for employee stay bonuses paid primarily with TMP shares and options to certain key personnel of the merged companies. Approximately $24.1 million of the $63.1 million are non-cash charges. The after tax effect of these charges on diluted net income
(loss) per share is $(0.53) and $(0.20) for the year ended December 31, 1999 and 1998, respectively.

    Restructuring charges for the year ended December 31, 1999 were $2.8 million or, on an after tax basis, $(0.02) per diluted share, compared with $3.5 million or $(0.03) per diluted share on an after tax basis for the year ended December 31, 1998. These charges relate to LAI's closing of its London and Hong Kong offices prior to LAI's merger with TMP. These charges include $0.5 million for the write-off of leasehold improvements and fixed assets, $1.3 million for severance benefits payable to 24 employees, and $1.0 million for consolidation of facilities related to the restructuring.

    As a result of the above, operating income for the year ended December 31, 1999 decreased $47.2 million or 77.0% to $14.1 million from $61.3 million for the comparable period in 1998.

    Net interest expense was $12.9 million for each of the years ended December 31, 1999 and 1998. The effects of lower interest rates and borrowing costs in 1999, resulting from the amended and restated financing agreement entered into on November 5, 1998, were offset by increased borrowings and interest expense of pooled companies.

    Taxes on income for the year ended December 31, 1999 were $6.9 million on a $1.7 million pretax loss, compared with a tax expense of $16.9 million on a $46.4 million pretax profit for the year ended December 31, 1998. Although there is a loss for the 1999 period, there is a tax expense because certain expenses are not tax deductible. Such expenses are primarily related to merger costs from pooling of interests transactions and amortization of intangible assets. The tax charge in each period benefited from profits of certain pooled entities whose earnings were not taxed at the corporate level prior to their merger with TMP.

    As a result of all of the above, the net loss applicable to common and Class B common stockholders for the year ended December 31, 1999 was $0.11 per diluted share, a decrease of $0.46 per diluted share or 131.4% from the net income of $0.35 per diluted share for the comparable 1998 period.

THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

    Gross billings for the year ended December 31, 1998 were $1,854.6 million, an increase of $324.8 million or 21.2% as compared to gross billings of $1,529.8 million for the year ended December 31, 1997. This increase in gross billings resulted primarily from acquisitions in Recruitment Advertising and organic growth in our Interactive, Selection & Temporary Contracting and Executive Search businesses.

    Total commissions and fees for the year ended December 31, 1998 were $744.5 million, an increase of $133.7 million or 21.9% from $610.8 million for the year ended December 31, 1997. Interactive commissions and fees for the year ended December 31, 1998 were $54.0 million, an increase of 146.1% or $32.1 million from $21.9 million for the year ended December 31, 1997. The increase in Interactive commissions and fees is due to (i) an increasing acceptance of our Interactive services and products from existing clients and Internet users, (ii) the benefits of Monster.com's marketing campaign,
(iii) increases in the service and content available on our websites,
(iv) expansion into certain European markets and (v) price increases on certain products. Recruitment Advertising commissions and fees were $180.8 million for the year ended December 31, 1998 compared with $136.8 million for the year ended December 31, 1997, an increase of $44.0 million or 32.2%. This increase was primarily due to (a) acquisitions, which contributed approximately
$25.1 million and (b) approximately $21.4 million from increased client spending and new clients partially offset by client losses and a decrease in foreign currency translation rates, which had a negative effect of approximately
$3.0 million. Executive Search commissions and fees were $195.3 million compared with $168.1 million for the year ended December 31, 1997, an increase of $27.2 million or 16.2%, due primarily to strong organic growth due to increased demand for executive management employees worldwide. Selection & Temporary Contracting commissions and fees were $208.0 million, an increase of $28.0 million or 15.6% from $180.0 million for the year ended December 31, 1997. This increase is primarily due to acquisitions of selection firms in Continental Europe, a greater number of temporary contract workers placed during 1998 as compared with the prior period, growth in the executive temporary contracting business. Yellow Page Advertising commissions and fees were $106.5 million for the year ended December 31, 1998 compared with $103.9 million for the year ended December 31, 1997, an increase of 2.4% or $2.6 million due primarily to acquisitions accounted for as purchases.

    Total operating expenses for the year ended December 31, 1998 were $683.2 million, compared with $527.1 million for 1997. The increase of $156.1 million or 29.6% is due primarily to acquisitions and internal growth, together with the addition of $22.4 million for merger and integration costs related to pooling of interests transactions and $3.5 million in restructuring charges for the closing of LAI's London, England and Hong Kong offices prior to LAI's merger with TMP.

    Salaries and related costs for the year ended December 31, 1998 were $430.3 million or 57.8% of total commissions and fees, compared with $345.0 million or 56.5% of total commissions and fees for the same period in 1997, representing an increase of $85.3 million or 24.7%. This increase reflects acquisitions in Executive Search and Recruitment Advertising and growth in Interactive operations.

    Office and general expenses increased $24.9 million to $184.9 million for the year ended December 31, 1998, as compared with $160.0 million for the prior period primarily due to acquisitions accounted for as purchases and other expenses to grow our Interactive businesses. As a percent of total commissions and fees, office and general expenses decreased to 24.8% for the year ended December 31, 1998 from 26.2% for the year ended December 31, 1997.

    Marketing and promotion expenses increased $16.0 million to $29.7 million for the year ended December 31, 1998 from $13.7 million for the year ended December 31, 1997, a 117.6% increase due to increased marketing for our interactive operations, especially Monster.com.

    In connection with the mergers completed during 1998 and the merger with Morgan & Banks Limited completed in January 1999, we expensed merger and integration costs of $22.4 million for the year ended December 31, 1998, consisting of (i) $11.9 million of non-cash employee stay bonuses, which included (a) $3.6 million for the amortization of TMP shares set aside for key personnel of Johnson, Smith & Knisely Inc. and The Consulting Group (International) Limited, who must remain employees for a full year in order to earn such shares and (b) $8.3 million for TMP shares to key personnel of TASA and Stackig, Inc. as employee stay bonuses, (ii) $1.5 million of stay bonuses paid as cash to key personnel of one of the companies merged in 1998 and
(iii) $9.0 million of transaction related costs, including fees for legal, accounting and advisory services and the costs incurred for the subsequent registration of shares issued in the acquisitions. The after tax effect of this charge is $16.7 million or $(0.20) per diluted share.

    Restructuring charges for the year ended December 31, 1998 were $3.5 million or, on an after tax basis, $(0.03) per diluted share and relate to LAI's plan prior to its merger with TMP to significantly curtail the operations of its international offices in London, England. These charges include
$1.1 million for severance, and $2.4 million for the write-off of leasehold improvements and other costs to close these facilities.

    Amortization of intangibles was $11.1 million for the year ended December 31, 1998 compared to $6.9 million for the year ended December 31, 1997. The increase is due to our continued growth through acquisitions. As a percentage of total commissions and fees, amortization of intangibles was 1.5% and 1.1% for the years ended December 31, 1998 and 1997, respectively.

    As a result of all of the above, operating income decreased $22.4 million to $61.3 million for the year ended December 31, 1998 as compared with operating income of $83.7 million for the year ended December 31, 1997 and, as a percent of total commissions and fees, operating income decreased to 8.2% from 13.7%.

    Net interest expense increased $2.4 million to $12.9 million for the year ended December 31, 1998 as compared to $10.5 million for the year ended December 31, 1997, reflecting a net increase in debt as a result of acquisitions and capital expenditures. In addition, our effective interest rate was 11.2% for the year ended December 31, 1998 compared with 10.8% for the year ended December 31, 1997.

    Taxes on income decreased $5.9 million to $16.9 million for the year ended December 31, 1998 from $22.8 million for the year ended December 31, 1997 primarily due to lower pre-tax income. The 1998 amount reflects the inability to deduct for tax, certain costs associated with the mergers completed during 1998 and the merger with Morgan & Banks Limited completed in 1999 which were accounted for as poolings of interests.

    For the year ended December 31, 1998, equity in losses of unconsolidated affiliates was $396, reflecting losses at our minority owned real estate advertising affiliate, as compared with a $33 loss for the same period in 1997. Minority interests in consolidated earnings for the year ended December 31, 1998 were $28 compared with $296 for the year ended December 31, 1997.

    As a result of all of the above, the net income applicable to common and Class B common stockholders was $29.0 million for the year ended December 31, 1998, or $0.35 per diluted share, compared with net income applicable to common and Class B common stockholders of $50.8 million, or $0.66 per diluted share for the year ended December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal capital requirements have been to fund (i) acquisitions,
(ii) marketing and development of our Interactive business, (iii) working capital, and (iv) capital expenditures. Our working capital requirements are generally higher in the quarters ending March 31 and September 30 during which payments to the major yellow page directory publishers are at their highest levels. We have met our liquidity needs over the last three years through
(a) funds provided by operating activities, (b) equity offerings, (c) long-term borrowings, and (d) capital leases. On January 27, 2000, in connection with its third public offering, the Company issued an aggregate of, on a post split basis, 8,000,000 shares of common stock at a purchase price of $77 5/16 per share. The offering was completed in February 2000. The net proceeds from this offering were $594.2 million, and approximately $82 million was used to pay down debt on the Company's credit line. The remainder is being invested in short and medium term interest bearing instruments until used for acquisitions, strategic equity investments and general corporate purposes.

    Net cash provided by operating activities for the nine months ended September 30, 2000 was $56.1 million and net cash provided by operating activities for the nine months ended September 30, 1999 was $71.9 million. The decrease in cash provided by operating activities of $15.8 million for 2000 over 1999 was primarily attributable to (i) $49.5 million related to the decrease in the use of funds for work-in-process and prepaid and other assets for the 2000 period over the 1999 period, (ii) $58.9 million resulting from decreases in cash from accounts payable and accrued liabilities and (iii) $4.1 million due to the effects of higher earnings from pooled companies in both the current and previous period, partially offset by (i) a $71.9 million increase in earnings after adjusting for non-cash items, (ii) $22.2 million resulting from increases in deferred commissions and fees, primarily at Monster.com and (iii)
$2.6 million due to a smaller increase in accounts receivable for the 2000 period over the 1999 period, related mostly to growth at Monster.com, Selection & Temporary Contracting and Recruitment Advertising.

    Net cash provided by operating activities for the years ended December 31, 1999, 1998 and 1997 was $95.5 million, $72.2 million and $62.4 million, respectively. The increase in cash of $23.3 million from operating activities for 1999 over 1998 was primarily due to (i) the net increase in funds from a $49.3 million greater increase in deferred commissions and fees, primarily for Monster.com-SM-, for the 1999 period over the 1998 period, (ii) a $5.1 million effect from inclusion of losses in 1999 and profits in 1998 from companies accounted for as poolings of interests, in both the current period and the previous year, because of overlapping reporting periods reduced by (i) an $11.8 million net increase in the use of funds from increases in accounts receivable over increases in accounts payable, accrued expenses and other liabilities, for the 1999 period over the 1998 period, (ii) a $0.8 million increase in work-in-process and prepaid and other assets and (iii) a $17.5 million decline in earnings after adjusting for non-cash items. The increase in cash of $9.8 million from operating activities for 1998 over 1997 was primarily due to an increase of $8.7 million in accounts payable, accrued expenses and other current liabilities, a $10.4 million increase in depreciation and amortization costs, $8.3 million for the utilization of our common stock to pay bonuses, a decrease of $11.3 million in accounts receivable, $2.9 million from the net loss on disposal of fixed assets, a $3.4 million increase in deferred commissions and fees, a $4.4 million increase in amortization of deferred compensation and a $2.2 million increase in provision for doubtful accounts, partially offset by decreases in net income of $21.8 million, $8.0 million in deferred income taxes, $9.9 million in work-in-process, prepaid and other assets, and a decrease of $2.3 million from the effects of including losses from pooled companies in both the current and previous period. In addition, in 1998 we paid approximately $13.6 million for restructuring. Such amount was applied against a reserve set up during 1997 in connection with acquisitions accounted for using the purchase method. This reserve was increased in 1998 by a $3.5 million charge to earnings and by a $10.1 million charge to intangible assets, and reduced by payments of $13.6 million, leaving a restructuring reserve at December 31, 1998 of $16.7 million.

    EBITDA was $101.5 million for the nine months ended September 30, 2000, an increase of $55.2 million or 119.4% from $46.3 million for the nine months ended September 30, 1999. The increase primarily reflects, for the 2000 period, a $42.0 million increase in operating profits, and $10.4 million more in depreciation and amortization costs. As a percentage of commissions and fees, EBITDA increased to 11.3% for the nine months ended September 30, 2000 as compared with 7.2% for the nine months ended September 30, 1999. The higher percent reflects the improved operating margins (including the effects of merger and integration costs), which were 6.4% and 2.4% of commissions and fees for the 2000 and 1999 periods, respectively.

    EBITDA was $57.8 million for the year ended December 31, 1999, a decrease of $39.0 million or 40.3% from $96.8 million for the year ended December 31, 1998. The decrease primarily reflects, for the 1999 period, a $47.2 million decrease in operating profits and $10.0 million less in income taxes, partially offset by $9.0 million more in depreciation and amortization costs. As a percentage of commissions and fees, EBITDA decreased to 6.6% for the year ended December 31, 1999 as compared with 13.0% for the year ended December 31, 1998. The lower percent reflects the increase in merger & integration and restructuring costs, which were 7.3% and 3.0% of commissions and fees for the 1999 and 1998 periods, respectively. EBITDA was $96.8 million for the year ended December 31, 1998, a decrease of $10.6 million from $107.4 million for the year ended December 31, 1997. As a percentage of total commissions and fees, EBITDA decreased to 13.0%, for the year ended December 31, 1998 from 17.6% for the year ended December 31, 1997. The decrease resulted primarily from the $18.0 million charge for merger costs ($22.4 million less $4.4 million in amortization of deferred compensation), which was 2.4% of total commissions and fees for the year ended December 31, 1998, offset, in part, by increased depreciation and amortization of $14.8 million.

    Net cash used in investing activities for the nine months ended
September 30, 2000 and 1999 was $140.8 million and $35.6 million, respectively. The $105.2 million increase in cash used in 2000 compared to 1999 was due to a $70.3 million increase in payments for business acquisitions, $25.5 million for capital expenditures, primarily leasehold improvements and computer equipment and software for the expansion of the Company's global technology infrastructure and $9.4 million less in proceeds from the sale of assets.

    Net cash used in investing activities for the years ended December 31, 1999, 1998 and 1997 was $61.6 million, $73.9 million and $109.4 million, respectively. The decrease in 1999 of $12.3 million as compared to 1998 was primarily due to $9.1 million received from the sale of fixed assets and $9.0 million less used for business acquisitions, partially offset by $7.9 million more in capital expenditures. The $35.5 million decrease in 1998 as compared with 1997 was primarily due to $46.7 million less in payments for acquisitions, reflecting the use of company stock to make acquisitions of businesses, offset in part by $1.9 million more in capital expenditures and during 1997 our receipt of a net $11.4 million from the Principal Stockholder and certain other stockholders, who repaid borrowings with funds received primarily from their sale of shares included with our second public offering. Payments for businesses acquired using the purchase method of accounting, excluding $5.5 million in TMP stock, were $37.0 million in 1998 and $83.7 million in 1997, of which $47.2 million was for Austin Knight. Capital expenditures, primarily for computer equipment and furniture and fixtures, were $43.0 million, $35.1 million and $33.2 million for the years ended December 31, 1999, 1998 and 1997, respectively. In addition, in 1997, we acquired certain transportation equipment and made capital improvements for a total of $6.8 million, and simultaneously entered into a $7.8 million financing agreement to fund the purchases and provide additional operating funds.

    We estimate that our expenditures for computer equipment and software, furniture and fixtures, and leasehold improvements will be approximately $70 to $80 million for the year ended December 31, 2000.

    Our financing activities include equity offerings, borrowings and repayments under our bank financing agreements and borrowings for and payments on
(i) installment notes, principally to finance acquisitions, (ii) capital leases and (iii) equipment. Our financing activities for the nine months ended September 30, 2000 provided net cash of $527.3 million and used $35.9 million in September 30, 1999. The change of $563.2 million resulted primarily from $594.2 million in net proceeds from our follow-on common stock offering and a $19.6 million increase in cash received from the exercise of employee stock options, partially offset by net repayments in the 2000 period of $86.3 million against credit facilities and capitalized lease obligations compared with a net increase in credit facilities and capitalized lease obligations of $30.4 million in the prior year period.

    At September 30, 2000, we had a $185 million committed line of credit from our primary lender pursuant to a revolving credit agreement expiring
November 5, 2003. Of such line, at September 30, 2000, approximately
$150.9 million was unused and accounts receivable are sufficient to allow draw down of the entire amount. Our current interest rate under the agreement is LIBOR plus 50 basis points. In addition, we had secured lines of credit aggregating $11.1 million for our operations in Australia, New Zealand, France, Belgium, and Italy, of which approximately $7.8 million was unused at September 30, 2000.

    Cash and cash equivalents at September 30, 2000 were $505.1 million, an increase of $440.5 million from $64.6 million at December 31, 1999, and were $430.8 million higher than the September 30, 1999 balance of $74.3 million.

    Cash and cash equivalents at December 31, 1999 were $64.6 million, an increase of $15.3 million from $79.9 million at December 31, 1998.

    Part of our acquisition strategy is to pay, over time, a portion of the purchase price of certain acquisitions through seller financed notes. Accordingly, such notes are included in long-term debt, are generally payable over five years and totaled approximately $19.4 million at September 30, 2000. We intend to continue our acquisition strategy and the marketing and promotion of our Interactive businesses through the use of cash-on-hand, operating profits, issuance of additional shares of our common stock, borrowings against our long-term debt facility and seller financed notes. We believe that our anticipated cash flow from operations, cash-on-hand, as well as the availability of funds under our existing financing agreements will provide us with sufficient liquidity to meet our current foreseeable cash needs.

FLUCTUATIONS OF QUARTERLY RESULTS

    Our quarterly commissions and fees are affected by the timing of yellow page directory closings which currently have a concentration in the third quarter. Yellow page publishers may change the timing of directory publications which may have an effect on our quarterly results. Our Yellow Page advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. Our quarterly commissions and fees for recruitment advertising are typically highest in the first quarter and lowest in the fourth quarter; however, the cyclical nature of the economy and our clients' employment needs have an overriding impact on our quarterly results in Recruitment Advertising, Selection & Temporary Contracting and Executive Search. Moreover, our Recruitment Advertising acquisition activity has had more of an impact on our recently reported quarterly results than any other factor.

    The following table sets forth summary quarterly unaudited historical financial information for the nine months ended September 30, 2000 and 1999 (in millions, except per share amounts).

                                                                     2000 THREE MONTHS ENDED
                                                              --------------------------------------
                                                              MARCH 31,*   JUNE 30,*   SEPTEMBER 30,
                                                              ----------   ---------   -------------
Commissions and fees:
  Interactive...............................................    $ 70.8      $ 92.2        $117.4
  Recruitment Advertising...................................      47.1        49.7          49.3
  Selection & Temporary Contracting.........................      78.8        89.1          95.3
  Executive Search..........................................      39.0        48.3          47.9
  Yellow Page Advertising...................................      23.3        23.1          29.3
                                                                ------      ------        ------
Total commissions and fees..................................    $259.0      $302.4        $339.2
                                                                ======      ======        ======
Operating income............................................    $  9.4      $ 16.3        $ 31.9
Net income applicable to common and Class B common
stockholders................................................    $  3.9      $  9.3        $ 23.4
Net income per common and Class B common share:
  Basic.....................................................    $ 0.04      $ 0.10        $ 0.24
  Diluted...................................................    $ 0.04      $ 0.09        $ 0.23
Weighted average shares outstanding:
  Basic.....................................................      92.8        96.0          96.7
  Diluted...................................................     100.7       102.5         103.5

                                                                     1999 THREE MONTHS ENDED
                                                             ---------------------------------------
                                                             MARCH 31,*   JUNE 30,*   SEPTEMBER 30,*
                                                             ----------   ---------   --------------
Commissions and fees:
  Interactive..............................................    $ 22.4      $ 28.3         $ 40.2
  Recruitment Advertising..................................      47.0        47.7           44.5
  Selection & Temporary Contracting........................      57.8        65.9           75.6
  Executive Search.........................................      41.5        42.7           47.8
  Yellow Page Advertising..................................      23.8        27.2           28.5
                                                               ------      ------         ------
Total commissions and fees.................................    $192.5      $211.8         $236.6
                                                               ======      ======         ======
Operating income...........................................    $  2.7      $ 10.1         $  2.9
Net income (loss) applicable to common and Class B common
  stockholders.............................................    $ (0.4)     $  3.7         $ (3.2)
Net income (loss) per common and Class B common share:
  Basic....................................................    $(0.00)     $ 0.04         $(0.04)
  Diluted..................................................    $(0.00)     $ 0.04         $(0.04)
Weighted average shares outstanding:
  Basic....................................................      83.4        84.5           84.7
  Diluted..................................................      83.4        88.5           84.7

------------------------

* Adjusted to reflect the operations of the Third Quarter 2000 Mergers.

    The following table sets forth summary quarterly unaudited financial information for the six months ended June 30, 2000 and the years ended December 31, 1999 and 1998 (in millions, except per share amounts).

                                                               2000 THREE MONTHS ENDED
                                                              --------------------------
                                                              MARCH 31,         JUNE 30,
                                                              ---------         --------
Commissions and fees:
  Interactive...............................................  $   70.8          $   92.2
  Recruitment Advertising...................................      46.5              49.1
  Selection & Temporary Contracting.........................      77.8              88.0
  Executive Search..........................................      39.0              48.3
  Yellow Page Advertising...................................      23.3              23.1
                                                              --------          --------
Total commissions and fees..................................  $  257.4          $  300.7
                                                              ========          ========
Operating income............................................  $    8.5          $   15.5
Net income applicable to common and Class B common
  stockholders..............................................  $    3.1          $    8.5
Net income per common and Class B common share:
  Basic.....................................................  $   0.03          $   0.09
  Diluted...................................................  $   0.03          $   0.08
Weighted average shares outstanding:
  Basic.....................................................      92.4              95.6
  Diluted...................................................     100.3             102.1

                                                                  1999 THREE MONTHS ENDED
                                                    ---------------------------------------------------
                                                    MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                    ---------   --------   -------------   ------------
Commissions and fees:
  Interactive.....................................   $ 22.4      $ 28.3       $ 40.2          $ 53.5
  Recruitment Advertising.........................     46.4        47.1         43.8            43.9
  Selection & Temporary Contracting...............     57.4        65.3         74.7            71.6
  Executive Search................................     41.5        42.7         47.8            41.3
  Yellow Page Advertising.........................     23.8        27.2         28.5            21.8
                                                     ------      ------       ------          ------
Total commissions and fees........................   $191.5      $210.6       $235.0          $232.1
                                                     ======      ======       ======          ======
Operating income (loss)...........................   $  2.4      $  9.6       $  2.0          $  0.1
Net income (loss) applicable to common and Class B
  common stockholders.............................   $ (0.7)     $  3.2       $ (4.2)         $ (7.4)
Net income (loss) per common and Class B common
  share:
  Basic...........................................   $(0.01)     $ 0.04       $(0.05)         $(0.09)
  Diluted.........................................   $(0.01)     $ 0.04       $(0.05)         $(0.09)
Weighted average shares outstanding:
  Basic...........................................     83.1        84.2         84.4            85.0
  Diluted.........................................     83.1        88.3         84.4            85.0

                                                                  1998 THREE MONTHS ENDED
                                                    ---------------------------------------------------
                                                    MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                    ---------   --------   -------------   ------------
Commissions and fees:
  Interactive.....................................   $  8.7      $ 11.8       $ 14.6          $ 18.9
  Recruitment Advertising.........................     46.4        46.4         43.1            44.9
  Selection & Temporary Contracting...............     43.9        53.5         53.5            57.1
  Executive Search................................     50.0        54.4         51.6            39.3
  Yellow Page Advertising.........................     23.3        27.1         32.1            23.9
                                                     ------      ------       ------          ------
Total commissions and fees........................   $172.3      $193.2       $194.9          $184.1
                                                     ======      ======       ======          ======
Operating income (loss)...........................   $ 20.4      $ 24.6       $ 18.6          $ (2.3)
Net income (loss) applicable to common and Class B
  common stockholders.............................   $ 11.4      $ 13.8       $  9.5          $ (5.7)
Net income (loss) per common and Class B common
  share:
  Basic...........................................   $ 0.14      $ 0.17       $ 0.12          $(0.07)
  Diluted.........................................   $ 0.14      $ 0.16       $ 0.11          $(0.07)
Weighted average shares outstanding:
  Basic...........................................     81.0        81.7         81.8            81.9
  Diluted.........................................     83.7        83.8         84.2            81.9

    Earnings (loss) per share calculations for each quarter include the weighted average effect for the quarter; therefore, the sum of the quarters may not equal the full year earnings (loss) per share amount, which reflects the weighted average effect on an annual basis. In addition, diluted earnings per share calculations for each quarter include the effect of stock options and warrants, when dilutive to the quarter.

                                 LEGAL OPINION

    For the purpose of this offering, our outside counsel, Fulbright & Jaworski L.L.P., New York, New York 10103, is giving its opinion on the validity of the shares.

                                    EXPERTS

    The supplemental consolidated financial statements and schedule and the consolidated financial statements and schedule of the Company included herein have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports included herein, and are included herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Baumgartner & Partner Personalberatung GmbH included herein have been audited by BDO International GmbH, Wirtschaftsprufungsgesellschaft, to the extent and for the periods set forth in their report included herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

    The consolidated balance sheets of Morgan & Banks Limited as of December 31, 1998 and the consolidated statements of operations and stockholders' equity for the year ended December 31, 1998 and the year ended March 31, 1998 and the statements of cash flows for the nine months ended December 31, 1998 and the year ended March 31, 1998, included in the Company's financial statements as of December 31, 1998 and for the year ended
December 31, 1998 are included in reliance on the report of Pannell Kerr Forster, independent auditors, given upon the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements and schedule of LAI Worldwide, Inc. as of February 28, 1999 and for each of the two years in the period ended
February 28, 1999 (not presented separately herein) have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto which are included herein, in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of System One Services, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 (not presented separately herein) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which has been included herein in reliance upon such report given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of QD Group Limited as of 30 September 1999 and 1998 and for each of the two years then ended included herein have been audited by Arthur Andersen, independent chartered accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The financial statements of MoveCentral, Inc. as of December 31, 1999 and December 31, 1998 and for the years then ended included herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 25, 2000 with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of SPEC Group Holdings, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 (not presented separately herein) have been audited by Ernst & Young LLP, independent auditors, as stated in their report which has been included herein in reliance upon such report given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

TMP WORLDWIDE INC. AND SUBSIDIARIES

                                                              PAGE NO.
                                                              --------
Supplemental Consolidated Condensed Financial Statements
  (unaudited):

  Balance sheet as of September 30, 2000....................  F-4

  Statements of income (loss) for the nine months ended
    September 30, 2000 and 1999.............................  F-5

  Statements of comprehensive income (loss) for the nine
    months ended September 30, 2000 and 1999................  F-6

  Statement of stockholders' equity for the nine months
    ended September 30, 2000................................  F-7

  Statements of cash flows for the nine months ended
    September 30, 2000 and 1999.............................  F-8

  Notes to supplemental consolidated condensed financial
    statements..............................................  F-9

Report of Independent Certified Public Accountants..........  F-20

Independent Auditor's Report to the Members of Morgan &
  Banks Limited.............................................  F-22

Report of Independent Certified Public Accountants (with
  respect to LAI Worldwide, Inc.)...........................  F-23

Independent Auditors' Report (with respect to System One
  Services, Inc.)...........................................  F-24

Report of Independent Auditors (with respect to SPEC Group
  Holdings, Inc.)...........................................  F-25

Supplemental Consolidated Financial Statements:

  Balance sheets as of December 31, 1999 and 1998...........  F-26

  Statements of income (loss) for the years ended December
    31, 1999, 1998 and 1997.................................  F-27

  Statements of comprehensive income (loss) for the years
    ended December 31, 1999, 1998 and 1997..................  F-28

  Statements of stockholders' equity for the years ended
    December 31, 1999, 1998 and 1997........................  F-29

  Statements of cash flows for the years ended December 31,
    1999, 1998 and 1997.....................................  F-32

  Notes to supplemental consolidated financial statements...  F-33

Consolidated Condensed Financial Statements (unaudited):

  Balance sheet as of September 30, 2000....................  F-67

  Statements of income (loss) for the nine months ended
    September 30, 2000 and 1999.............................  F-68

  Statements of comprehensive income (loss) for the nine
    months ended September 30, 2000 and 1999................  F-69

  Statement of stockholders' equity for the nine months
    ended September 30, 2000................................  F-70

  Statements of cash flows for the nine months ended
    September 30, 2000 and 1999.............................  F-71

  Notes to consolidated condensed financial statements......  F-72

                                                              PAGE NO.
                                                              --------
Report of Independent Certified Public Accountants..........  F-83

Independent Auditor's Report to the Members of Morgan &
  Banks Limited.............................................  F-85

Report of Independent Certified Public Accountants (with
  respect to LAI Worldwide, Inc.)...........................  F-86

Independent Auditors' Report (with respect to System One
  Services, Inc.)...........................................  F-87

Consolidated Financial Statements:

  Balance sheets as of December 31, 1999 and 1998...........  F-88

  Statements of income (loss) for the years ended December
    31, 1999, 1998 and 1997.................................  F-89

  Statements of comprehensive income (loss) for the years
    ended December 31, 1999, 1998 and 1997..................  F-90

  Statements of stockholders' equity for the years ended
    December 31, 1999, 1998 and 1997........................  F-91

  Statements of cash flows for the years ended December 31,
    1999, 1998 and 1997.....................................  F-94

  Notes to consolidated financial statements................  F-95

BAUMGARTNER & PARTNER PERSONALBERATUNG GMBH


Independent Auditors' Report................................  F-126

Balance sheet as of December 31, 1999.......................  F-127

Statement of income for the year ended December 31, 1999....  F-128

Statement of stockholders' equity for the year ended
  December 31, 1999.........................................  F-129

Statement of comprehensive income (loss) for the year ended
  December 31, 1999.........................................  F-130

Statement of cash flows for the year ended December 31,
  1999......................................................  F-131

Notes to financial statements...............................  F-132

QD GROUP LIMITED

Consolidated profit and loss account for the six months
  ended 30 June 2000 and 30 June 1999 (unaudited)...........  F-136

Consolidated balance sheet as at 30 June 2000 and 30 June
  1999 (unaudited)..........................................  F-137

Consolidated cash flow statement for the six months ended
  30 June 2000 and 30 June 1999 (unaudited).................  F-138

Notes to the financial statements (unaudited)...............  F-139

Auditors' report............................................  F-144

Consolidated profit and loss account for the year ended
  30 September 1999 and 30 September 1998...................  F-145

Consolidated balance sheet as at 30 September 1999 and
  30 September 1998.........................................  F-146

Company balance sheet as at 30 September 1999 and
  30 September 1998.........................................  F-147

Consolidated cash flow statement as at 30 September 1999 and
  30 September 1998.........................................  F-148

Notes to the accounts.......................................  F-149

                                                              PAGE NO.
                                                              --------
MOVECENTRAL, INC.

Statements of Loss for the period ended June 19, 2000 and
  the six months ended June 30, 1999 (unaudited)............  F-167

Statements of cash flows for the period ended June 19, 2000
  and the six months ended
  June 30, 1999 (unaudited).................................  F-168

Notes to financial statements (unaudited)...................  F-169

Report of Independent Public Accountants....................  F-170

Balance sheets as of December 31, 1999 and 1998.............  F-171

Statements of operations for the years ended December 31,
  1999 and 1998.............................................  F-172

Statements of shareholders' equity (deficit) for the years
  ended December 31, 1999 and 1998..........................  F-173

Statements of cash flows for the years ended December 31,
  1999 and 1998.............................................  F-174

Notes to financial statements...............................  F-175

PRO FORMA CONDENSED CONSOLIDATED INFORMATION (UNAUDITED)....  F-180

Pro forma condensed consolidated statement of income (loss)
  for the nine months ended September 30, 2000..............  F-181

Pro forma condensed consoldiated statement of income (loss)
  for the year ended December 31, 1999......................  F-182

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED CONDENSED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              SEPTEMBER 30,
                                                                   2000
                                                              --------------
                                                               (UNAUDITED)
                                   ASSETS
Current assets:
  Cash and cash equivalents.................................    $  515,880
  Accounts receivable, net..................................       580,599
  Work-in-process...........................................        36,889
  Prepaid and other.........................................        63,420
                                                                ----------
    Total current assets....................................     1,196,788
  Property and equipment, net...............................       111,966
  Intangibles, net..........................................       464,156
  Deferred income taxes.....................................        20,837
  Other assets..............................................        34,605
                                                                ----------
                                                                $1,828,352
                                                                ==========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................    $  349,982
  Accrued expenses and other current liabilities............       251,290
  Accrued integration and restructuring costs...............        21,815
  Deferred commissions and fees.............................       129,259
  Current portion of long term debt.........................        20,836
                                                                ----------
    Total current liabilities...............................       773,182
  Long term debt, less current portion......................        28,642
  Other long-term liabilities...............................        30,164
                                                                ----------
    Total liabilities.......................................       831,988
                                                                ----------

Stockholders' equity:
  Preferred stock, $.001 par value, authorized 800,000
    shares; issued and outstanding: none....................            --
  Common stock, $.001 par value, authorized 1,000,000,000
    shares; issued and outstanding: 98,068,237 shares.......            98
  Class B common stock, $.001 par value, authorized
    39,000,000 shares; issued and outstanding: 4,762,000
    shares..................................................             5
  Additional paid-in capital................................     1,073,641
  Other comprehensive loss..................................       (63,917)
  Deficit...................................................       (13,463)
                                                                ----------
    Total stockholders' equity..............................       996,364
                                                                ----------
                                                                $1,828,352
                                                                ==========

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

        SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Commissions and fees........................................  $939,827   $665,803
                                                              --------   --------
Operating expenses:
  Salaries & related........................................   493,624    380,535
  Office & general..........................................   211,391    156,067
  Marketing & promotion.....................................   117,754     47,972
  Merger & integration......................................    37,146     46,262
  Restructuring.............................................        --      2,789
  Amortization of intangibles...............................    12,220      9,640
                                                              --------   --------
    Total operating expenses................................   872,135    643,265
                                                              --------   --------
Operating income............................................    67,692     22,538
                                                              --------   --------
Other income (expense):
  Interest income (expense), net............................    12,596    (10,156)
  Other, net................................................      (552)    (2,421)
                                                              --------   --------
                                                                12,044    (12,577)
                                                              --------   --------
Income before provision for income taxes, minority interests
  and equity in losses of affiliates........................    79,736      9,961
Provision for income taxes..................................    35,635      4,695
                                                              --------   --------
Income before minority interests and equity in losses of
  affiliates................................................    44,101      5,266
Minority interests..........................................      (386)       107
Equity in losses of affiliates..............................        --       (300)
                                                              --------   --------
Net income applicable to common and Class B common
  stockholders..............................................  $ 44,487   $  4,859
                                                              ========   ========
Net income per common and Class B common share:
  Basic.....................................................  $   0.44   $   0.05
                                                              ========   ========
  Diluted...................................................  $   0.41   $   0.05
                                                              ========   ========
Weighted average shares outstanding:
  Basic.....................................................   100,748     89,447
                                                              ========   ========
  Diluted...................................................   107,707     94,116
                                                              ========   ========

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF
                          COMPREHENSIVE INCOME (LOSS)

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                                2000      1999
                                                              --------   -------
Net income..................................................  $ 44,487   $4,859
Foreign currency translation adjustment.....................   (58,996)    (697)
                                                              --------   ------
Comprehensive income (loss).................................  $(14,509)  $4,162
                                                              ========   ======

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

     SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                          CLASS B
                                                       COMMON STOCK,
                                                      $.001 PAR VALUE      ADDITIONAL       OTHER                       TOTAL
                                                    --------------------    PAID-IN     COMPREHENSIVE               STOCKHOLDERS'
                              SHARES      AMOUNT     SHARES      AMOUNT     CAPITAL          LOSS        DEFICIT       EQUITY
                            ----------   --------   ---------   --------   ----------   --------------   --------   -------------
Balance, January 1,
  2000....................  87,261,453     $87      4,762,000      $5      $ 377,415       $ (4,921)     $(37,554)   $   335,032
Issuance of common stock
  in connection with a
  pubic offering completed
  February 2, 2000........   8,000,000       8             --      --        594,230             --            --        594,238
Issuance of common stock
  in connection with the
  exercise of options.....   1,811,112       2             --      --         27,747             --            --         27,749
Tax benefit from the
  exercise of stock
  options.................          --      --             --      --         10,096             --            --         10,096
Issuance of common stock
  in connection with
  acquisitions............     904,717       1                                60,261                                      60,262
Issuance of common stock
  for matching
  contribution to 401(k)
  plan....................      14,399      --             --      --          1,023             --            --          1,023
Issuance of common stock
  for employee stay
  bonuses.................      26,702      --             --      --            648             --            --            648
Other issuances of common
  stock of pooled
  entities................      49,854      --             --      --          2,221             --            --          2,221
Foreign currency
  translation
  adjustment..............          --      --             --      --             --        (58,996)           --        (58,996)
Pooled company earnings
  included in both current
  and previous periods....          --      --             --      --             --             --          (285)          (285)
Dividends declared by
  pooled companies........          --      --             --      --             --             --       (20,111)       (20,111)
Net income................          --      --             --      --             --             --        44,487         44,487
                            ----------     ---      ---------      --      ----------      --------      --------    -----------
Balance, September 30,
  2000....................  98,068,237     $98      4,762,000      $5      $1,073,641      $(63,917)     $(13,463)   $   996,364
                            ==========     ===      =========      ==      ==========      ========      ========    ===========

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Cash flows from operating activities:
  Net income................................................  $  44,487   $   4,859
                                                              ---------   ---------
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization...........................     44,862      34,096
    Provision for doubtful accounts.........................     18,681       8,498
    Common stock issued for matching contribution to 401(k)
      plan and employee stay bonuses........................      1,671       2,031
    Tax effect of stock options.............................     10,096       6,214
    (Gain) loss on disposal & write-down of fixed assets....        (35)      7,297
    Provision (benefit) for deferred income taxes...........     15,119      (6,600)
    Minority interests and other............................       (542)        (73)
    Effect of pooled companies included in more than one
      period................................................       (285)      3,784
  Changes in assets and liabilities, net of effects of
    purchases of businesses:
    Increase in accounts receivable, net....................    (78,566)    (80,178)
    (Increase) decrease in work-in-process, prepaid and
      other assets..........................................    (37,987)     12,809
    Increase in deferred commissions and fees...............     53,515      31,620
    Increase (decrease) in accounts payable, accrued
      expenses and other current liabilities................      3,408      49,439
                                                              ---------   ---------
      Total adjustments.....................................     29,937      68,937
                                                              ---------   ---------
      Net cash provided by operating activities.............     74,424      73,796
                                                              ---------   ---------
Cash flows from investing activities:
  Capital expenditures......................................    (49,724)    (24,581)
  Payments for purchases of businesses, net of cash
    acquired................................................    (92,148)    (21,829)
  Proceeds from sale of assets and other....................         --       9,414
                                                              ---------   ---------
      Net cash used in investing activities.................   (141,872)    (36,996)
                                                              ---------   ---------
Cash flows from financing activities:
  Borrowings under line of credit and proceeds from issuance
    of debt.................................................    150,392     940,979
  Repayments under line of credit and principal payments on
    debt....................................................   (233,297)   (962,856)
  Net proceeds from issuance of common stock................    596,459       3,445
  Cash received from the exercise of employee stock
    options.................................................     27,749       8,159
  Other.....................................................         --      (2,000)
  Dividends paid by pooled entities.........................    (19,984)    (16,150)
  Payments on capitalized leases............................     (3,613)    (10,756)
                                                              ---------   ---------
      Net cash provided by (used in) financing activities...    517,706     (39,179)
                                                              ---------   ---------
  Effect of exchange rate changes on cash and cash
    equivalents.............................................     (2,111)       (590)
                                                              ---------   ---------
  Net increase (decrease) in cash and cash equivalents......    448,147      (2,969)
  Cash and cash equivalents, beginning of period............     67,733      83,900
                                                              ---------   ---------
  Cash and cash equivalents, end of period..................  $ 515,880   $  80,931
                                                              =========   =========

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

       NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

    The supplemental consolidated condensed interim financial statements included herein have been prepared by TMP Worldwide Inc. ("TMP" or the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

    These statements reflect all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these consolidated condensed financial statements be read in conjunction with (i) the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and (ii) the supplemental consolidated financial statements included elsewhere herein. The Company follows the same accounting policies in preparation of interim reports.

    During the period of January 1, 2000 through June 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 4,819,272 shares of TMP common stock. Such transactions were accounted for as poolings of interest (the "First Half 2000 Mergers"):

                                                                                     NUMBER OF
ENTITY                                 BUSINESS SEGMENT      ACQUISITION DATE    TMP SHARES ISSUED
------                              -----------------------  -----------------   -----------------
HW Group PLC......................  Selection & Temporary    February 16, 2000         715,769
                                    Contracting

Microsurf, Inc....................  Interactive              February 16, 2000         684,462

Burlington Wells, Inc.............  Selection & Temporary    February 29, 2000          52,190
                                    Contracting

Illsley Bourbonnais...............  Executive Search         March 1, 2000             246,702

System One Services, Inc..........  Selection & Temporary    April 3, 2000           1,022,257
                                    Contracting

GTR Advertising...................  Recruitment Advertising  April 4, 2000              54,041

Virtual Relocation.com, Inc.......  Interactive              May 9, 2000               947,916

Business Technologies Ltd.........  Interactive              May 17, 2000              205,703

Simpatix, Inc.....................  Interactive              May 31, 2000              155,480

Rollo Associates, Inc.............  Executive Search         May 31, 2000              110,860

Web Technology Partners, Inc......  Interactive              May 31, 2000              623,892

    During the period of July 1, 2000 through September 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION (CONTINUED) of each entity for a total of 355,513 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Third Quarter 2000 Mergers").

                                                                                      NUMBER OF
                                                                                      TMP SHARES
ENTITY                                       BUSINESS SEGMENT      ACQUISITION DATE     ISSUED
------                                    -----------------------  ----------------   ----------
Rich, Gardner & Associates, Ltd.........  Recruitment Advertising  August 31, 2000      43,535

Stratascape, Inc........................  Selection & Temporary    August 31, 2000     311,978
                                          Contracting

    During the period of October 1, 2000 through December 8, 2000, the Company consummated mergers with the following companies in transactions, that provided for the exchange of all of the outstanding stock of each entity for a total of 5,546,269 shares of TMP common stock. Such transactions were accounted for as pooling of interests (the "Fourth Quarter 2000 Mergers").

                                                                                    NUMBER OF
                                                                                    TMP SHARES
ENTITY                                     BUSINESS SEGMENT     ACQUISITION DATE      ISSUED
------                                   ---------------------  -----------------   ----------
Cashback2.com, Inc.....................  Interactive            November 1, 2000       90,750

Jobtrack Corporation...................  Interactive            November 7, 2000    3,333,060

SPEC Group Holding, Inc................  Selection & Temporary  December 6, 2000      357,782
                                         Contracting

People.com Consultants, Inc............  Selection & Temporary  December 8, 2000    1,764,677
                                         Contracting

    Combined, the First Half 2000 Mergers, the Third Quarter 2000 Mergers and the Fourth Quarter 2000 Mergers are referred to herein as the "2000 Mergers".

    The Company's consolidated condensed financial statements have been retroactively restated as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 to reflect the Fourth Quarter 2000 Mergers. As a result, the financial position, and statements of income (loss), comprehensive income (loss) and cash flows are presented as if the combining companies had been consolidated for all periods presented. In addition, the supplemental consolidated condensed statement of stockholders' equity reflects the accounts of TMP as if the additional common stock issued in connection with these mergers had been issued for all periods when each of the related companies had issued their shares and for the amounts that reflect the exchange ratios of the mergers. In accordance with generally accepted accounting principles, the supplemental consolidated condensed financial statements will become the historical financial statements of the Company upon issuance of the financial statements for the period that includes the consummation of the Fourth Quarter 2000 Mergers.

    In addition, for the period October 1, 1999 through September 30, 2000 the Company completed 18 acquisitions using the purchase method of accounting. Given the significant number of acquisitions

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION (CONTINUED) affecting the periods presented, the results of operations from period to period may not necessarily be comparable. Furthermore, results of operations for the interim periods are not necessarily indicative of annual results.

    Amounts charged to clients for Temporary Contracting services are reported net of the costs paid to the temporary contractor. The details for such amounts are:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                          -------------------
                                                            2000       1999
                                                          --------   --------
Temporary Contracting revenue...........................  $516,135   $429,810
Temporary Contracting costs.............................   387,772    344,307
                                                          --------   --------
Temporary Contracting, billings and commissions and
  fees..................................................  $128,363   $ 85,503
                                                          ========   ========

    On January 27, 2000, in connection with its third public offering, the Company issued an aggregate of, on a post-split basis, 8,000,000 shares of common stock at a purchase price of $77 5/16 per share. The offering was completed in February 2000. The net proceeds from this offering were $594.2 million, and approximately $82 million was used to pay down debt on the Company's credit line. The remainder is being invested in short and medium term interest bearing instruments until used for acquisitions, strategic equity investments and general corporate purposes.

    Basic earnings per share assumes no dilution, and is computed by dividing income available to common and Class B common stockholders by the weighted average number of common and Class B common shares outstanding during each period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options, based on the treasury stock method of computing such effects and contingent shares.

    A reconciliation of shares used in calculating basic and diluted earnings per common and Class B common share follows:

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                             -------------------
                                                               2000       1999
                                                             --------   --------
                                                               (IN THOUSANDS)
Basic......................................................  100,748     89,447
Effect of assumed conversion of options....................    6,959      4,669
                                                             -------     ------
Diluted....................................................  107,707     94,116
                                                             =======     ======

NOTE 2--NATURE OF BUSINESS AND CREDIT RISK

    The Company operates in five business segments: Interactive (including Monster-Registered Trademark-.com and Monstermoving(sm).com), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 2--NATURE OF BUSINESS AND CREDIT RISK (CONTINUED)
Yellow Page Advertising. The Company's commissions and fees are earned from the following activities: (i) advertisements placed on its career and other websites, (ii) resume and other database access, (iii) selling and placing recruitment advertising and related services, including employee retention programs, (iv) mid-level employee selection and temporary contracting services,
(v) executive placement services, (vi) resume screening services, and
(vii) selling and placing Yellow Page Advertising and related services. These services are provided to a large number of customers in many different industries. The Company operates principally throughout North America, the United Kingdom, Continental Europe and the Asia-Pacific Region (primarily Australia and New Zealand).

NOTE 3--BUSINESS COMBINATIONS

ACQUISITIONS ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD

    During the period of July 1, 2000 through September 30, 2000, the Company completed the following mergers, which provided for the exchange of all of the outstanding stock of each entity for a total of 355,513 shares of TMP common stock. Such transactions were accounted for as poolings of interests.

                                                  GEOGRAPHIC                       NUMBER OF TMP
ENTITY                     BUSINESS SEGMENT         REGION      ACQUISITION DATE   SHARES ISSUED
------                  -----------------------  -------------  ----------------   -------------
Rich, Gardner &
  Associates, Ltd.....  Recruitment Advertising  North America  August 31, 2000        43,535

Stratascape, Inc......  Selection & Temporary    North America  August 31, 2000       311,978
                        Contracting

    During the period of October 1, 2000 through December 8, 2000, the Company consummated mergers with the following companies in transactions, that provided for the exchange of all of the outstanding stock of each entity for a total of 5,546,269 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Fourth Quarter 2000 Mergers").

                                                                                  NUMBER OF TMP
ENTITY                             BUSINESS SEGMENT           ACQUISITION DATE    SHARES ISSUED
------                     ---------------------------------  -----------------   -------------
Cashback2.com, Inc.......  Interactive                        November 1, 2000         90,750

Jobtrak Corporation......  Interactive                        November 7, 2000      3,333,060

SPEC Group Holding, Inc..  Selection & Temporary Contracting  December 6, 2000        357,782

People.com Consultants,    Selection & Temporary Contracting  December 8, 2000      1,764,677
  Inc....................

    Combined, the First Half 2000 Mergers, the Third Quarter 2000 Mergers and the Fourth Quarter 2000 Mergers are referred to herein as the "2000 Mergers".

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    Commissions and fees, net income (loss) applicable to common and Class B common stockholders and net income (loss) per common and Class B common share of the combining companies reflecting the effect of the 2000 Mergers are as follows:

                                                 NINE MONTHS          NINE MONTHS
                                                    ENDED                ENDED
                                              SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                              ------------------   ------------------
COMMISSIONS AND FEES:
TMP, as previously reported on Form 10-Q for
  the period ended September 30, 2000.......       $900,642             $640,923
Cashback2.com, Inc..........................             13                   --
Jobtrak Corporation.........................         12,688               10,476
SPEC Group Holdings, Inc....................         10,460                9,776
People.com Consultants, Inc.................         16,024                4,628
                                                   --------             --------
TMP, as restated............................       $939,827             $665,803
                                                   ========             ========

NET INCOME (LOSS) APPLICABLE TO COMMON AND
  CLASS B COMMON STOCKHOLDERS:
TMP, as previously reported on Form 10-Q for
  the period ended September 30, 2000.......       $ 36,623             $     19
Cashback2.com, Inc..........................           (598)                  --
Jobtrak Corporation.........................            962                2,509
SPEC Group Holdings, Inc....................            (53)                 132
People.com Consultants, Inc.................          7,553                2,199
                                                   --------             --------
TMP, as restated............................       $ 44,487             $  4,859
                                                   ========             ========

NET INCOME (LOSS) PER COMMON AND CLASS B
  COMMON SHARE:
TMP, as previously reported on Form 10-Q for
  the period ended September 30, 2000
  Basic.....................................       $   0.38             $   0.00
  Diluted...................................       $   0.36             $   0.00
TMP, as restated
  Basic.....................................       $   0.44             $   0.05
  Diluted...................................       $   0.41             $   0.05

MERGER & INTEGRATION COSTS INCURRED WITH POOLING OF INTERESTS TRANSACTIONS

    Merger and integration costs are expenses incurred in connection with business combinations accounted for under the pooling of interests method of accounting. In general, merger costs are comprised of transaction costs (such as advisory, legal and accounting fees, printing costs and costs incurred for the subsequent registration of shares in connection with the transactions) and stay bonuses. Integration costs

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED) are those associated with the elimination of redundant facilities and personnel, integration of the operations of the pooled entities and acceleration of benefits and separation pay in accordance with pre-existing contractual change in control provisions.

    In connection with pooling of interests transactions completed prior to September 30, 2000, the Company expensed merger and integration costs of $37,146 in the nine months ended September 30, 2000. Of this amount $20,889 is for merger costs and $16,257 is for integration costs. The merger costs for the nine month period ended September 30, 2000 consist of (a) $4,197 for payments made in connection with the repayment of debt of a pooled company pursuant to change in control provisions of such debt, (b) $6,983 of non-cash employee stay bonuses
(c) $2,326 for severance and (d) $7,383 of transaction related costs, including legal, accounting, printing, advisory fees and the costs incurred for the subsequent registration of shares issued in the mergers. The $16,257 of integration costs consists of (a) $4,900 for assumed obligations of closed facilities, (b) $11,214 for consolidation of acquired facilities and (c) $875 for severance, relocation and other employee costs, partially offset by a $732 recovery of a reserve for receivables. See schedule of Accrued Integration and Restructuring Costs in the section below.

    During the nine months ended September 30, 1999, the Company expensed merger and integration costs of $46,262 which were comprised of $11,850 of transaction costs, $3,251 non-cash employee stay bonuses and $1,132 paid in cash to key personnel of a pooled company as employee stay bonuses, $4,785 in separation costs for the managers of an acquired company and $25,244 for integration costs.

    Restructuring charges for the nine months ended September 30, 1999 were $2,789. These charges relate to LAI Worldwide's ("LAI") closing of its London and Hong Kong offices prior to LAI's merger with TMP. These charges include $516 for the write-off of leasehold improvements and fixed assets, $1,238 for severance benefits payable to 24 employees, and $1,035 for consolidation of facilities related to the restructuring.

ACQUISITIONS ACCOUNTED FOR USING THE PURCHASE METHOD

    In addition to the pooling of interests transactions discussed above, in the nine month period ended September 30, 2000, the Company completed twelve acquisitions using the purchase method of accounting, eight Selection & Temporary Contracting firms, two Recruitment Advertising firms and two Interactive firms for the Monstermoving(sm).com business. The total amount of cash paid for these acquisitions was approximately $98.7 million. In addition, the Company issued 828,428 shares of common stock in connection with certain of the above-mentioned acquisitions. Operations of these businesses have been included in the consolidated financial statements from their acquisition dates.

    The summarized unaudited pro forma results of operations set forth below for the nine month periods ended September 30, 2000 and 1999 and the year ended December 31, 1999 assume the acquisitions in

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
2000 and 1999 occurred as of the beginning of the year of acquisition and the beginning of the preceding year.

                                                               NINE MONTHS ENDED     YEAR ENDED
                                                                 SEPTEMBER 30,      DECEMBER 31,
                                                              -------------------   ------------
                                                                2000       1999         1999
                                                              --------   --------   ------------
Commissions and fees........................................  $976,598   $$745,330   $1,010,613
Net income applicable to common and Class B common
  stockholders..............................................  $ 46,070   $  6,178    $      657
Net income per common and Class B common share:
  Basic.....................................................  $   0.45   $   0.07    $     0.01
  Diluted...................................................  $   0.43   $   0.06    $     0.01

    The unaudited pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of each of the periods presented, nor are the results of operations necessarily indicative of the results that will be attained in the future.

ACCRUED INTEGRATION AND RESTRUCTURING COSTS

    In connection with its acquisitions, the Company formulated plans to integrate the operations of the acquired companies. Such plans involve the closure of certain offices of such companies and the elimination of redundant management and employees. The objectives of the plans are to take advantage of the Company's existing operating infrastructure and efficiencies or to develop efficiencies from the infrastructure of the acquired companies, and to create a single brand in the related markets in which the Company operates.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)

    In connection with such plans, in the nine months ended September 30, 2000, the Company (i) expensed, as part of merger and integration expenses, $16,257, for companies acquired in transactions accounted for as poolings of interests and (ii) increased goodwill by $2,592 for companies acquired in transactions accounted for under the purchase method. These costs and liabilities include:

                                                          ADDITIONS                DEDUCTIONS
                                                    ---------------------   ------------------------
                                       BALANCE                                 APPLIED                    BALANCE
                                     DECEMBER 31,   CHARGED TO                 AGAINST                 SEPTEMBER 30,
                                         1999        GOODWILL    EXPENSED   RELATED ASSET   PAYMENTS       2000
                                     ------------   ----------   --------   -------------   --------   -------------
Assumed obligations on closed
  leased facilities................     $ 9,564       $  323     $ 4,900         $199       $ (6,482)     $ 8,504(a)
Consolidation of acquired
  facilities.......................       8,715          340      11,214           --         (9,977)      10,292(b)
Contracted lease payments exceeding
  current market costs.............         562           --          --           --            199          761(c)
Severance, relocation and other
  employee costs...................         954        1,929         875           --         (3,158)         600(d)
Recovery of provision for
  uncollectible receivables........          --           --        (732)         732             --           --
Pension obligations................       1,658           --          --           --             --        1,658(e)
                                        -------       ------     -------         ----       --------      -------
Total..............................     $21,453       $2,592     $16,257         $931       $(19,418)     $21,815
                                        =======       ======     =======         ====       ========      =======

------------------------

(a) Accrued liabilities for surplus property in the amount of $8,504 as of September 30, 2000 relate to leased office locations of acquired companies that were either unutilized prior to the acquisition date or will be closed by December 31, 2000 in connection with the restructuring plans. The amount is based on the present value of minimum future lease obligations, net of estimated sublease income.

(b) Other costs associated with the closure or consolidation of existing offices of acquired companies in the amount of $10,292 as of September 30, 2000 relate to termination costs of contracts relating to billing systems, external reporting systems and other contractual arrangements with third parties.

(c) Above-market lease costs in the amount of $761 as of September 30, 2000 relate to the present value of contractual lease payments in excess of current market lease rates.

(d) Estimated employee severance and relocation expenses and other employee costs in the amount of $600 as of September 30, 2000 relate to estimated severance for terminated employees at closed locations, costs associated with employees transferred to continuing offices and other related costs. Employee groups affected include sales, service, administrative and management personnel at duplicate locations as well as redundant management and administrative personnel at corporate headquarters. As of September 30, 2000, the accrual related to approximately 50 employees, senior management, sales, service and administrative personnel. During the nine months ended September 30, 2000, payments of $3,158 were made for severance and charged against the reserve.

(e) Pension obligations in the amount of $1,658 were assumed in connection with the acquisition of Austin Knight.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    The Company continues to evaluate and assess the impact of duplicate responsibilities and office locations. Pursuant to the conclusions reached by the Emerging Issues Task Force ("EITF") of the FASB in EITF Issues No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in connection with the finalization of preliminary plans relating to purchased entities, additions to restructuring reserves within one year of the date of acquisition are treated as additional purchase price, but costs incurred resulting from plan revisions made after the first year will be charged to operations in the period in which they occur.

NOTE 4--SEGMENT AND GEOGRAPHIC DATA

    The Company is engaged in five lines of business: Interactive (including Monster-Registered Trademark-.com and Monstermoving(sm).com), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Page Advertising. Operations are conducted in several geographic regions: North America, Asia-Pacific (primarily Australia and New Zealand), the United Kingdom and Continental Europe. The following is a summary of the Company's operations by business segment and by geographic region, for the nine month periods ended September 30, 2000 and 1999. Overhead is allocated based on retroactively restated commissions and fees.

                                     INTERACTIVE                        SELECTION
                              --------------------------                    &                    YELLOW
INFORMATION BY BUSINESS                      MONSTER-      RECRUITMENT  TEMPORARY    EXECUTIVE    PAGE
SEGMENT                       MONSTER-REGISTERED TRADEMARK-.COM MOVING(SM).COM ADVERTISING CONTRACTING  SEARCH ADVERTISING  TOTAL
----------------------------  ------------   -----------   ----------   ----------   --------   ---------   --------
NINE MONTHS ENDED
  SEPTEMBER 30, 2000
Commissions and fees:
Traditional sources.........    $     --      $     --      $146,159     $289,660    $135,240    $75,666    $646,725
Interactive.................     244,731         7,270        21,645       12,520          25      6,911     293,102
                                --------      --------      --------     --------    --------    -------    --------
Total commissions and
  fees......................     244,731         7,270       167,804      302,180     135,265     82,577     939,827
                                --------      --------      --------     --------    --------    -------    --------
Operating expenses:
Salaries & related, office &
  general, marketing &
  promotion, and overhead...          --            --       128,798      259,782     119,632     62,321     570,533
Interactive (a).............     202,187        16,454        17,500       10,116          21      5,958     252,236
Merger & integration........         122         1,734         2,536       22,572       9,318        864      37,146
Amortization of
  intangibles...............         348           321         4,867        4,531         761      1,392      12,220
                                --------      --------      --------     --------    --------    -------    --------
Total operating expenses....     202,657        18,509       153,701      297,001     129,732     70,535     872,135
                                --------      --------      --------     --------    --------    -------    --------
Operating income (loss):
Traditional sources.........          --            --         9,958        2,775       5,529     11,089      29,351
Interactive.................      42,074       (11,239)        4,145        2,404           4        953      38,341
                                --------      --------      --------     --------    --------    -------    --------
Total operating income
  (loss)....................    $ 42,074      $(11,239)     $ 14,103     $  5,179    $  5,533    $12,042      67,692
                                ========      ========      ========     ========    ========    =======
Total other income, net.....           *             *             *            *           *          *      12,044
                                                                                                            --------
Income before provision for
  income taxes, minority
  interests and equity in
  losses of affiliates......           *             *             *            *           *          *    $ 79,736
                                                                                                            ========

--------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 4--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                    INTERACTIVE
                                 --------------------------------------------------                 SELECTION &
                                                                        MONSTER-      RECRUITMENT    TEMPORARY    EXECUTIVE
INFORMATION BY BUSINESS SEGMENT  MONSTER-REGISTERED TRADEMARK-.COM   MOVING(SM).COM   ADVERTISING   CONTRACTING    SEARCH
-------------------------------  ---------------------------------   --------------   -----------   -----------   ---------
NINE MONTHS ENDED
  SEPTEMBER 30, 1999
Commissions and fees:
Traditional sources.........                  $                          $   --         $139,271      $213,695    $131,975
Interactive.................                   79,495                     5,136            8,526         4,960          --
                                              -------                    ------         --------      --------    --------
Total commissions and fees..                   79,495                     5,136          147,797       218,655     131,975
                                              -------                    ------         --------      --------    --------
Operating expenses:
Salaries & related, office &
  general, marketing &
  promotion, and overhead...                       --                        --          120,471       176,720     129,889
Interactive (a).............                   72,412                     5,356            7,570         3,940      13,806
Merger & integration........                       --                        --              401         6,343      39,142
Restructuring...............                       --                        --               --            --       2,789
Amortization of intangibles..                     175                        12            4,833         2,360         710
                                              -------                    ------         --------      --------    --------
Total operating expenses....                   72,587                     5,368          133,275       189,363     186,336
                                              -------                    ------         --------      --------    --------
Operating income (loss):
Traditional sources.........                                                 --           13,566        28,272     (40,555)
Interactive.................                    6,908                      (232)             956         1,020     (13,806)
                                              -------                    ------         --------      --------    --------
Total operating income (loss)..               $ 6,908                    $ (232)        $ 14,522      $ 29,292    $(54,361)
                                              =======                    ======         ========      ========    ========
Total other expense, net....                        *                         *                *             *           *
Income before provision for
  income taxes, minority
  interests and equity in
  losses of affiliates......                        *                         *                *             *           *


                                   YELLOW
                                    PAGE
INFORMATION BY BUSINESS SEGMENT  ADVERTISING    TOTAL
-------------------------------  -----------   --------
NINE MONTHS ENDED
  SEPTEMBER 30, 1999
Commissions and fees:
Traditional sources.........       $79,522     $564,463
Interactive.................         3,223      101,340
                                   -------     --------
Total commissions and fees..        82,745      665,803
                                   -------     --------
Operating expenses:
Salaries & related, office &
  general, marketing &
  promotion, and overhead...        51,329      478,409
Interactive (a).............         3,081      106,165
Merger & integration........           376       46,262
Restructuring...............            --        2,789
Amortization of intangibles..        1,550        9,640
                                   -------     --------
Total operating expenses....        56,336      643,265
                                   -------     --------
Operating income (loss):
Traditional sources.........        26,267       27,550
Interactive.................           142       (5,012)
                                   -------     --------
Total operating income (loss)..    $26,409       22,538
                                   =======
Total other expense, net....             *      (12,577)
                                               --------
Income before provision for
  income taxes, minority
  interests and equity in
  losses of affiliates......             *     $  9,961
                                               ========

------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 4--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                                        UNITED    CONTINENTAL
INFORMATION BY GEOGRAPHIC REGION        NORTH AMERICA   ASIA-PACIFIC   KINGDOM      EUROPE       TOTAL
--------------------------------        -------------   ------------   -------    -----------    -----
NINE MONTHS ENDED SEPTEMBER 30, 2000
Commissions and fees..................     $577,128       $137,877     $122,218     $102,604    $939,827
Income (loss) before income taxes,
  minority interests and equity in
  losses of affiliates................     $ 71,834       $ 14,984     $(16,727)    $  9,645    $ 79,736
NINE MONTHS ENDED SEPTEMBER 30, 1999
Commissions and fees..................     $378,456       $121,899     $101,885     $ 63,563    $665,803
Income (loss) before income taxes,
  minority interests and equity in
  losses of affiliates................     $(14,475)      $ 18,171     $  1,997     $  4,268    $  9,961

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We have audited the accompanying supplemental consolidated balance sheets of TMP Worldwide Inc. and Subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related supplemental consolidated statements of income (loss), comprehensive income (loss), stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. The supplemental consolidated financial statements give retroactive effect to the mergers of the Company with Rich, Gardner & Associates, Ltd. on August 31, 2000; Stratascape, Inc. on
August 31, 2000; Cashback2.com, Inc. on November 1, 2000; Jobtrak Corporation on November 7, 2000; SPEC Group Holdings, Inc. on December 6, 2000; and People.com Consultants, Inc. on December 8, 2000, which have been accounted for as poolings of interests as described in Notes 1 and 5 to the supplemental consolidated financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Morgan & Banks Limited as of December 31, 1998 and for the years ended December 31, 1998 and March 31, 1998 which were combined with the Company's financial statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which financial statements reflect total assets of approximately $52.3 million as of December 31, 1998 and total commissions & fees of approximately $255.4 million and $235.8 million for the years ended December 31, 1998 and March 31, 1998, respectively. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Morgan & Banks Limited, is based solely on the report of the other auditor. We did not audit the financial statements of LAI Worldwide, Inc. and subsidiaries as of February 28, 1999 and for each of the two years in the period ended February 28, 1999 which were combined with the Company's financial statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which financial statements reflect total assets of approximately $103.8 million as of February 28, 1999 and total commissions & fees of approximately $61.8 million and $86.8 million for each of the two years in the period ended February 28, 1999, respectively. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for LAI Worldwide, Inc. and subsidiaries, is based solely on the report of the other auditor. We did not audit the consolidated financial statements of System One Services, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 which were combined with the Company's financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which financial statements reflect total assets of approximately $56.6 million and $46.6 million as of December 31, 1999 and 1998 and total commissions and fees of $15.5 million, $23.2 million and $33.6 million for each of the three years in the period ended December 31, 1999. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for System One Services, Inc. and subsidiaries is based solely on the report of the other auditor. We did not audit the consolidated financial statements of SPEC Group Holdings, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 which were combined with the Company's financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which financial statements reflect total assets of approximately $30.1 million and $29.5 million as of December 31, 1999 and 1998 and total commissions and fees of $4.5 million, $9.6 million and $13.1 million for each of the three years in the period ended December 31, 1999. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for SPEC Group Holdings, Inc. and subsidiaries is based solely on the report of the other auditor.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the reports of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of TMP Worldwide Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, after giving retroactive effect to the mergers referred to above, in conformity with generally accepted accounting principles.

                                          /s/ BDO SEIDMAN, LLP
     ---------------------------------------------------------------------------
                                          BDO SEIDMAN, LLP

New York, New York
December 11, 2000

                  INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS
                           OF MORGAN & BANKS LIMITED

SCOPE

    We have audited the financial statements of Morgan & Banks Limited for the financial years ended 31 December 1998 and 31 March 1998. The financial statements include the consolidated accounts of the economic entity, comprising the company and the entities it controlled at the year's end or from time to time during the financial year. The company's directors are responsible for the preparation and presentation of these financial statements and the information they contain. We have conducted an independent audit of the financial statements and the information they contain in order to express an opinion on them to the members of the company.

    Our audit has been conducted in accordance with Australian Auditing Standards, which are substantially the same as generally accepted auditing standards in the United States of America, to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards and other mandatory professional reporting requirements and statutory requirements so as to present a view which is consistent with our understanding of the company's and the economic entity's financial position and the results of its operations and its cash flows.

    The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

    In our opinion, the financial statements of Morgan & Banks Limited are properly drawn up:

    (a) so as to give a true and fair view of the state of affairs as at 31 December 1998, the profit for the financial years ended on 31 December 1998 and 31 March 1998 and the cash flows for the nine month period ended 31 December 1998, and the year ended 31 March 1998, of the company and the economic entity;

    (b) in accordance with applicable Australian Accounting Standards and other mandatory professional reporting requirements.

/s/ PANNELL KERR FORSTER                       /s/ A.P. WHITING
--------------------------------------------   --------------------------------------------
Pannell Kerr Forster                           A.P. Whiting
Chartered Accountants                          PARTNER
New South Wales Partnership
SYDNEY, 15 APRIL 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To LAI Worldwide, Inc.:

    We have audited the consolidated balance sheet of LAI Worldwide, Inc. (a Florida corporation) and subsidiaries as of February 28, 1999, and the related consolidated statements of operations, stockholders' equity, comprehensive income and cash flows for each of the two years in the period ended February 28, 1999 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LAI Worldwide, Inc. and subsidiaries as of February 28, 1999, and the results of their operations and their cash flows for each of the two years in the period ended February 28, 1999, in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Tampa, Florida
April 7, 1999

INDEPENDENT AUDITORS' REPORT

To the Stockholders
  System One Services, Inc.:

We have audited the consolidated balance sheets of System One Services, Inc. and subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements (not presented separately herein) present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Certified Public Accountants

Tampa, Florida
February 4, 2000

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of SPEC Group Holdings, Inc. and Subsidiaries

    We have audited the consolidated balance sheets of SPEC Group Holdings, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999 (not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPEC Group Holdings, Inc. and Subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP
Pittsburgh, Pennsylvania
March 15, 2000

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 1999        1998
                                                              ----------   --------
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $   67,733   $ 83,900
  Accounts receivable, net..................................     487,888    399,018
  Work-in-process...........................................      25,632     19,377
  Prepaid and other.........................................      61,392     39,914
                                                              ----------   --------
    Total current assets....................................     642,645    542,209
Property and equipment, net.................................      84,866     84,477
Deferred income taxes.......................................      24,157      9,096
Intangibles, net............................................     324,269    277,882
Other assets................................................      22,828     20,209
                                                              ----------   --------
                                                              $1,098,765   $933,873
                                                              ==========   ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  367,924   $290,339
  Accrued expenses and other current liabilities............     142,064    123,904
  Accrued integration and restructuring costs...............      21,453     16,747
  Deferred commissions and fees.............................      74,109     17,147
  Current portion of long-term debt.........................      21,250     27,078
                                                              ----------   --------
    Total current liabilities...............................     626,800    475,215
Long-term debt, less current portion........................     106,010    152,724
Other long-term liabilities.................................      30,914     25,870
                                                              ----------   --------
  Total liabilities.........................................     763,724    653,809
                                                              ----------   --------
Minority interests..........................................           9        509
                                                              ----------   --------
Stockholders' equity:
  Preferred stock, $.001 par value, authorized 800,000
    shares; issued and outstanding: none....................          --         --
  Common stock, $.001 par value, authorized 200,000,000
    shares; issued and outstanding: 87,261,453 and
    83,042,297, shares, respectively........................          87         83
  Class B common stock, $.001 par value, authorized
    39,000,000 shares; issued and outstanding: 4,762,000
    shares..................................................           5          5
  Additional paid-in capital................................     377,415    298,865
  Other comprehensive loss..................................      (4,921)    (3,627)
  Unamortized stock-based compensation......................          --     (2,732)
  Deficit...................................................     (37,554)   (13,039)
                                                              ----------   --------
    Total stockholders' equity..............................     335,032    279,555
                                                              ----------   --------
                                                              $1,098,765   $933,873
                                                              ==========   ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

             SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Commissions and fees........................................  $908,955   $771,838   $628,121
                                                              --------   --------   --------
Operating expenses:
  Salaries & related........................................   512,554    442,511    352,485
  Office & general..........................................   216,826    192,156    164,443
  Marketing & promotion.....................................    75,780     30,229     13,986
  Merger & integration......................................    63,054     22,412         --
  Restructuring.............................................     2,789      3,543         --
  Amortization of intangibles...............................    12,894     11,281      6,963
  CEO special bonus.........................................        --      1,250      1,500
                                                              --------   --------   --------
  Total operating expenses..................................   883,897    703,382    539,377
                                                              --------   --------   --------
Operating income............................................    25,058     68,456     88,744
                                                              --------   --------   --------
Other income (expense):
  Interest expense..........................................   (22,638)   (19,576)   (14,955)
  Interest income...........................................     8,512      5,917      4,230
  Other, net................................................    (2,889)    (2,095)     1,386
                                                              --------   --------   --------
                                                               (17,015)   (15,754)    (9,339)
                                                              --------   --------   --------
Income before provision for income taxes, minority interests
  and equity in losses of affiliates........................     8,043     52,702     79,405
Provision for income taxes..................................     8,424     17,426     23,936
                                                              --------   --------   --------
Income (loss) before minority interests and equity in losses
  of affiliates.............................................      (381)    35,276     55,469
Minority interests..........................................       107         28        296
Equity in losses of unconsolidated affiliates...............      (300)      (396)       (33)
                                                              --------   --------   --------
Net income (loss)...........................................      (788)    34,852     55,140
Preferred stock dividends...................................        --         --       (123)
                                                              --------   --------   --------
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $   (788)  $ 34,852   $ 55,017
                                                              ========   ========   ========
Net income (loss) per common and Class B common share:
  Basic.....................................................  $  (0.01)  $   0.40   $   0.67
  Diluted...................................................  $  (0.01)  $   0.39   $   0.66
Weighted average shares outstanding:
  Basic.....................................................    90,152     87,449     81,668
  Diluted...................................................    90,152     89,305     82,945

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

      SUPPLEMENTAL CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Net income (loss)...........................................  $   (788)  $34,852    $ 55,140
Foreign currency translation adjustment.....................    (1,294)   (2,343)     (4,174)
                                                              --------   -------    --------
Comprehensive income (loss).................................  $ (2,082)  $32,509    $ 50,966
                                                              ========   =======    ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    CLASS B
                                         COMMON STOCK,           COMMON STOCK,
                                        $.001 PAR VALUE         $.001 PAR VALUE      ADDITIONAL       OTHER       UNAMORTIZED
                                     ---------------------   ---------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                       SHARES      AMOUNT      SHARES      AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                     ----------   --------   ----------   --------   ----------   -------------   ------------
Balance, January 1, 1997...........  48,912,518     $49      29,575,082     $30       $128,584       $ 2,890          $ --
  Issuance of common stock for
    purchase of minority interest
    in subsidiary..................     123,696      --              --      --          1,000            --            --
  Issuance of common stock in
    connection with acquisitions...     367,394      --              --      --          9,286            --            --
  Conversion of Class B shares.....   2,400,000       3      (2,400,000)     (3)
  Public offerings of pooled
    companies......................   1,839,271       2              --      --         26,717            --            --
  Other issuance of common stock by
    pooled company.................      66,314      --              --      --          8,325            --            --
  Issuance of common stock.........   4,800,000       5              --      --         51,164            --            --
  Issuance of common stock in
    connection with the exercise of
    options........................     209,242      --              --      --            659            --            --
  Tax benefit of stock options
    exercised......................          --      --              --      --            175            --            --
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................      87,096      --              --      --            555            --            --
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other................          --      --              --      --          1,775            --            --
  Foreign currency translation
    adjustment.....................          --      --              --      --             --        (4,174)           --
  Dividends and redemption premium
    preferred stock................          --      --              --      --             --            --            --
  Dividends declared by pooled
    companies......................          --      --              --      --             --            --            --
  Net income.......................          --      --              --      --             --            --            --
                                     ----------     ---      ----------     ---       --------       -------          ----
  Balance, December 31, 1997.......  58,805,531     $59      27,175,082     $27       $228,240       $(1,284)         $ --
                                     ==========     ===      ==========     ===       ========       =======          ====


                                                    TOTAL
                                                STOCKHOLDERS'
                                     DEFICIT       EQUITY
                                     --------   -------------
Balance, January 1, 1997...........  $(45,803)     $ 85,750
  Issuance of common stock for
    purchase of minority interest
    in subsidiary..................        --         1,000
  Issuance of common stock in
    connection with acquisitions...        --         9,286
  Conversion of Class B shares.....                      --
  Public offerings of pooled
    companies......................        --        26,719
  Other issuance of common stock by
    pooled company.................        --         8,325
  Issuance of common stock.........        --        51,169
  Issuance of common stock in
    connection with the exercise of
    options........................        --           659
  Tax benefit of stock options
    exercised......................        --           175
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................        --           555
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other................        --         1,775
  Foreign currency translation
    adjustment.....................        --        (4,174)
  Dividends and redemption premium
    preferred stock................      (123)         (123)
  Dividends declared by pooled
    companies......................   (31,833)      (31,833)
  Net income.......................    55,140        55,140
                                     --------      --------
  Balance, December 31, 1997.......  $(22,619)     $204,423
                                     ========      ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   CLASS B
                                        COMMON STOCK,           COMMON STOCK,
                                       $.001 PAR VALUE         $.001 PAR VALUE       ADDITIONAL       OTHER       UNAMORTIZED
                                    ---------------------   ----------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                      SHARES      AMOUNT      SHARES       AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                    ----------   --------   -----------   --------   ----------   -------------   ------------
Balance, December 31, 1997........  58,805,531     $59       27,175,082     $27       $228,240       $(1,284)       $    --
  Issuance of common stock in
    connection with the exercise
    of options....................     419,898       1               --      --          1,494            --             --
  Tax benefit of stock options
    exercised.....................          --      --               --      --            407            --             --
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other...............          --      --               --      --          1,250            --             --
  Issuance of common stock in
    connection with
    acquisitions..................     402,812      --               --      --          5,546            --             --
  Issuance of compensatory
    options.......................          --      --               --      --            295            --             --
  Issuance of common stock by
    pooled companies..............   1,005,712       1               --      --         49,733            --             --
  Repurchase and cancellation of
    common stock..................    (574,704)     (1)              --      --           (668)           --             --
  Conversion of Class B shares....  22,413,082      22      (22,413,082)    (22)            --            --             --
  Issuance of common stock for
    compensation..................     515,420       1               --      --         11,941            --         (3,308)
  Issuance of common stock for
    matching contribution to
    401(k) plan...................      54,546      --               --      --            627            --             --
  Amortization of stock based
    compensation..................          --      --               --      --             --            --            576
  Pooled companies' earnings
    included in both current and
    previous years................          --      --               --      --             --            --             --
  Pooled company's earnings,
    excluded from statement of
    operations....................          --      --               --      --             --            --             --
  Foreign currency translation
    adjustment....................          --      --               --      --             --        (2,343)            --
  Dividends declared by pooled
    companies.....................          --      --               --      --             --            --             --
  Net income......................          --      --               --      --             --            --             --
                                    ----------     ---      -----------     ---       --------       -------        -------
Balance, December 31, 1998........  83,042,297     $83        4,762,000     $ 5       $298,865       $(3,627)       $(2,732)
                                    ==========     ===      ===========     ===       ========       =======        =======


                                                   TOTAL
                                               STOCKHOLDERS'
                                    DEFICIT       EQUITY
                                    --------   -------------
Balance, December 31, 1997........  $(22,619)     $204,423
  Issuance of common stock in
    connection with the exercise
    of options....................        --         1,495
  Tax benefit of stock options
    exercised.....................        --           407
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other...............        --         1,250
  Issuance of common stock in
    connection with
    acquisitions..................        --         5,546
  Issuance of compensatory
    options.......................        --           295
  Issuance of common stock by
    pooled companies..............        --        49,734
  Repurchase and cancellation of
    common stock..................        --          (669)
  Conversion of Class B shares....        --            --
  Issuance of common stock for
    compensation..................        --         8,634
  Issuance of common stock for
    matching contribution to
    401(k) plan...................        --           627
  Amortization of stock based
    compensation..................        --           576
  Pooled companies' earnings
    included in both current and
    previous years................    (3,182)       (3,182)
  Pooled company's earnings,
    excluded from statement of
    operations....................       873           873
  Foreign currency translation
    adjustment....................        --        (2,343)
  Dividends declared by pooled
    companies.....................   (22,963)      (22,963)
  Net income......................    34,852        34,852
                                    --------      --------
Balance, December 31, 1998........  $(13,039)     $279,555
                                    ========      ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    CLASS B
                                         COMMON STOCK,           COMMON STOCK,
                                        $.001 PAR VALUE         $.001 PAR VALUE      ADDITIONAL       OTHER       UNAMORTIZED
                                     ---------------------   ---------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                       SHARES      AMOUNT      SHARES      AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                     ----------   --------   ----------   --------   ----------   -------------   ------------
Balance, December 31, 1998.........  83,042,297     $83       4,762,000     $ 5       $298,865       $(3,627)       $(2,732)
  Issuance of common stock in
    connection with the exercise of
    options........................   2,230,990       2              --      --         19,044            --             --
  Tax benefit of stock options
    exercised......................          --      --              --      --         11,869            --             --
  Issuance of common stock in
    connection with acquisitions...     928,619       1              --      --         24,275            --             --
  Issuance of compensatory
    options........................          --      --              --      --            680            --             --
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................      42,954      --              --      --            902            --             --
  Forfeiture of stock-based
    compensation due to departure
    of employees of pooled
    entity.........................          --      --              --      --         (1,033)           --          1,033
  Issuance of common stock for
    employee stay bonuses..........     462,772       1              --      --          7,048            --             --
  Issuance of common stock for
    purchase of minority
    interest.......................      38,862      --              --      --          1,210            --             --
  Tax benefit in connection with
    taxable pooling of interests...          --      --              --      --          6,400            --             --
  Public offering of shares by
    pooled entity..................     514,959      --              --      --          8,155            --             --
  Accelerated vesting of stock
    based compensation.............          --      --              --      --             --            --          1,699
  Pooled companies' losses included
    in both current and previous
    years..........................          --      --              --      --             --            --             --
  Foreign currency translation
    adjustment.....................          --      --              --      --             --        (1,294)            --
  Dividends declared by pooled
    companies......................          --      --              --      --             --            --             --
  Net loss.........................          --      --              --      --             --            --             --
                                     ----------     ---      ----------     ---       --------       -------        -------
Balance, December 31, 1999.........  87,261,453     $87       4,762,000     $ 5       $377,415       $(4,921)       $    --
                                     ==========     ===      ==========     ===       ========       =======        =======


                                                    TOTAL
                                                STOCKHOLDERS'
                                     DEFICIT       EQUITY
                                     --------   -------------
Balance, December 31, 1998.........  $(13,039)     $279,555
  Issuance of common stock in
    connection with the exercise of
    options........................        --        19,046
  Tax benefit of stock options
    exercised......................        --        11,869
  Issuance of common stock in
    connection with acquisitions...        --        24,276
  Issuance of compensatory
    options........................        --           680
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................        --           902
  Forfeiture of stock-based
    compensation due to departure
    of employees of pooled
    entity.........................        --            --
  Issuance of common stock for
    employee stay bonuses..........        --         7,049
  Issuance of common stock for
    purchase of minority
    interest.......................        --         1,210
  Tax benefit in connection with
    taxable pooling of interests...        --         6,400
  Public offering of shares by
    pooled entity..................        --         8,155
  Accelerated vesting of stock
    based compensation.............        --         1,699
  Pooled companies' losses included
    in both current and previous
    years..........................     1,941         1,941
  Foreign currency translation
    adjustment.....................        --        (1,294)
  Dividends declared by pooled
    companies......................   (25,668)      (25,668)
  Net loss.........................      (788)         (788)
                                     --------      --------
Balance, December 31, 1999.........  $(37,554)     $335,032
                                     ========      ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                     YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                 1999          1998         1997
                                                              -----------   -----------   ---------
Cash flows from operating activities:
  Net income (loss).........................................  $      (788)  $    34,852   $  55,140
                                                              -----------   -----------   ---------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization of property and
      equipment.............................................       27,740        23,188      16,592
    Amortization of intangibles.............................       12,894        11,281       6,963
    Amortization of deferred compensation in connection with
      employee stay bonuses.................................        7,489         4,334          --
    Provision for doubtful accounts.........................       14,735         6,734       4,408
    Net loss on disposal and write-off of fixed assets......       12,118         2,907          --
    Common stock issued for matching contribution to 401(k)
      plan and employee stay bonuses........................        7,951         9,261         555
    Provision (benefit) for deferred income taxes...........       (4,123)       (1,605)      6,393
    CEO bonus and indemnity payment.........................           --         1,250       1,775
    Minority interests and other............................          406           130         350
    Effect of pooled companies' losses (earnings) included
      in more than one period...............................        1,941        (3,182)         --
    Effect of pooled company excluded from the periods
      presented.............................................           --           873          --
    Changes in assets and liabilities, net of effects from
      purchases of businesses:
      Increase in accounts receivable, net..................      (91,568)      (24,815)    (34,938)
      Increase in work-in-process, prepaid and other........      (16,327)      (15,913)     (5,335)
      Increase in deferred commissions and fees.............       57,162         7,866       4,568
      Increase in accounts payable, accrued expenses and
        other current liabilities...........................       74,581        16,299       8,090
                                                              -----------   -----------   ---------
  Total adjustments.........................................      104,999        38,608       9,421
                                                              -----------   -----------   ---------
      Net cash provided by operating activities.............      104,211        73,460      64,561
                                                              -----------   -----------   ---------
Cash flows from investing activities:
  Payments pursuant to notes and advances to Principal
    Stockholder.............................................           --            --      (3,064)
  Repayments from Principal Stockholder.....................           --            --      14,477
  Capital expenditures......................................      (44,112)      (36,217)    (34,089)
  Payments for purchases of businesses, net of cash
    acquired................................................      (28,641)      (47,714)    (83,740)
  Purchases of short and long term investments..............         (150)      (38,281)         --
  Sales of short term investments...........................          101        39,047          --
  Investment in life insurance, net.........................          (38)       (1,985)     (1,797)
  Proceeds from sale of assets..............................        9,749           648          78
  Cash paid for non-compete agreements......................         (101)           --          --
  Advances by pooled entities to officers and affiliates....         (151)       (1,207)     (2,210)
                                                              -----------   -----------   ---------
      Net cash used in investing activities.................      (63,343)      (85,709)   (110,345)
                                                              -----------   -----------   ---------
Cash flows from financing activities:
  Payments on capitalized leases............................       (3,618)       (4,009)     (2,985)
  Borrowings under line of credit and proceeds from issuance
    of long-term debt.......................................    1,308,820     1,066,183     743,769
  Repayments under line of credit and principal payments on
    long-term debt..........................................   (1,361,846)   (1,056,318)   (712,637)
  Net proceeds from stock issuance..........................        8,155        49,065      86,213
  Cash received from the exercise of employee stock
    options.................................................       19,046         1,495         659
  Redemption of minority interest and preferred stock
    (including premium).....................................       (2,000)           --      (5,238)
  Dividends on preferred stock..............................           --            --        (123)
  Dividends paid by pooled companies........................      (24,838)      (24,393)    (32,011)
                                                              -----------   -----------   ---------
      Net cash provided by (used in) financing activities...      (56,281)       32,023      77,647
                                                              -----------   -----------   ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................         (754)         (158)       (303)
                                                              -----------   -----------   ---------
Net increase (decrease) in cash and cash equivalents........      (16,167)       19,616      31,560
Cash and cash equivalents, beginning of year................       83,900        64,284      32,724
                                                              -----------   -----------   ---------
Cash and cash equivalents, end of year......................  $    67,733   $    83,900   $  64,284
                                                              ===========   ===========   =========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION

    TMP Worldwide Inc. ("TMP" or the "Company") is the successor to businesses formerly conducted by TMP Worldwide Inc. and subsidiaries ("Old TMP"), Worldwide Classified Inc. and subsidiaries ("WCI"), McKelvey Enterprises, Inc. and subsidiaries ("MEI") and certain other entities under the control of Andrew J. McKelvey (the "Principal Stockholder"). Immediately prior to the reorganization, the Principal Stockholder owned 100% of the common stock of MEI (which owned approximately 86% of the common stock of Old TMP) and approximately 33% of the common stock of WCI. In addition to his approximately 33% ownership of WCI, the Principal Stockholder had voting proxy on the remaining outstanding shares of WCI.

    WCI was organized in 1993 to sell Recruitment Advertising. On December 9, 1996, Old TMP, which sells Yellow Page Advertising, merged into MEI. Thereafter, WCI merged into MEI, MEI then merged into Telephone Marketing Programs Incorporated and MEI acquired the outstanding minority interest of a subsidiary (the "1996 Mergers"). Concurrent with the 1996 Mergers, Telephone Marketing Programs Incorporated changed its name to TMP Worldwide Inc.

    Due to the control of these companies by the Principal Stockholder, the companies have been consolidated on a retroactive basis in a manner similar to a pooling of interests, the interests previously owned by the Principal Stockholder are carried at predecessor basis, and in December 1996 (i) goodwill in the amount of approximately $1.6 million was recorded for the issuance of 542,556 shares of common stock of the Company to Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an initial public offering price of $7.00 per share, less approximately $2.2 million previously recorded on the issuance of these shares, and (ii) special compensation in the amount of approximately $52.0 million was recorded for the issuance of 7,169,580 shares of common stock of the Company to Old TMP, WCI and the MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an initial public offering price of $7.00 per share. The minority stockholders of Old TMP had received compensation in lieu of their share of earnings of Old TMP in exchange for waiving their rights to such earnings, and WCI and the MEI subsidiary had cumulative losses. Accordingly, no amounts were attributable to these minority interests in the accompanying consolidated financial statements.

    In addition, in 1996, the Principal Stockholder sold or contributed to the Company his majority interests, and in one case a 49% interest, in five companies primarily engaged in yellow page and Internet-based advertising. Due to the element of common control of these companies, all of these transactions have been accounted for in a manner similar to a pooling of interests and each of the five companies has been included in the accompanying consolidated financial statements from their respective dates of acquisition by the Principal Stockholder.

    For the period April 1, 1998 through December 31, 1999, the Company completed 20 mergers which were accounted for as poolings of interests. The seven that the Company completed prior to April 1, 1999 are Johnson, Smith & Knisely Inc. ("JSK"), TASA Holding AG ("TASA"), Stackig, Inc. ("Stackig"), Recruitment Solutions Inc., Sunquest L.L.C. d.b.a. The SMART Group and The Consulting Group (International) Limited ("TCG"), in 1998 (the "1998 Mergers"); and Morgan & Banks Limited ("M&B")

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) in January 1999 (the "M&B Merger"). In connection with these mergers, the Company issued 17,578,910 shares of our common stock in exchange for all of the outstanding common stock of these seven companies. From April 1, 1999 to June 30, 1999, the Company completed pooling of interests mergers (the "Second Quarter 1999 Mergers") with six companies: Interquest, Pty. Limited ("Interquest"), LIDA Advertising Inc. ("LIDA"), Maes & Lunau ("M&L"), IN2, Inc. ("IN2"), Lemming & LeVan, Inc. ("L&L"), and Yellow Pages Unlimited, Inc. ("YPU"), (the "Second Quarter 1999 Pooled Companies") (the "Second Quarter 1999 Mergers"). In connection with the Second Quarter 1999 Mergers the Company issued a total of 1,800,480 shares of TMP common stock in exchange for all of the outstanding stock of the Second Quarter 1999 Pooled Companies. In addition, from July 1, 1999 through September 30, 1999, the Company completed pooling of interests mergers (the "Third Quarter 1999 Mergers") with five companies, Cameron-Newell Advertising, Inc. ("CNA"), Brook Street Bureau (QLD) Pty Ltd, ("Brook St."), LAI Worldwide, Inc. ("LAI"), Fox Advertising Inc. ("Fox") and Lampen Group Limited ("Lampen") ("the Third Quarter 1999 Pooled Companies"). In connection with the Third Quarter 1999 Mergers the Company issued a total of 4,306,914 shares of TMP common stock in exchange for all of the outstanding stock of the Third Quarter 1999 Pooled Companies. From October 1, 1999 through December 31, 1999, the Company completed mergers with two companies, Highland Search Group L.L.C. ("Highland") and TMC S.r.l. ("Amrop Italy") (the "Fourth Quarter 1999 Pooled Companies"), which provided for the exchange of all of the outstanding stock of such companies for a total of 1,517,226 shares of TMP common stock and which were accounted for as poolings of interests (the "Fourth Quarter 1999 Mergers").

    The consolidated financial statements of the Company reflect the effect of the 1996 Mergers, the 1998 Mergers, the M & B Merger, the Second Quarter 1999 Mergers, the Third Quarter 1999 Mergers and the Fourth Quarter 1999 Mergers, because such mergers have been accounted for as poolings of interests (see Note
5). As a result, the financial position, statements of income (loss), comprehensive income (loss) and cash flows included herein are presented as if the combining companies had been consolidated for all periods presented. The consolidated statements of stockholders' equity reflect the accounts of TMP as if the additional common stock issued in connection with the 1998 and 1999 Mergers had been issued for all periods presented.

    During the period of January 1, 2000 through June 30, 2000, the Company completed mergers with eleven companies which were accounted for as poolings of interests (the "First Half 2000 Mergers"): HW Group PLC; Microsurf, Inc.; Burlington Wells, Inc.; Illsley Bourbonnais; System One Services, Inc.; GTR Advertising; Virtual Relocation.com, Inc.; Business Technologies, Ltd.; Simpatix, Inc.; Rollo Associates, Inc.; and Web Technology Partners, Inc. In connection with these mergers, the Company issued 4,819,272 shares of TMP common stock in exchange for all the outstanding common stock of these eleven companies.

    During the period of July 1, 2000 through September 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) of each entity for a total of 355,513 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Third Quarter 2000 Mergers").

                                                                                     NUMBER OF
ENTITY                                  BUSINESS SEGMENT      ACQUISITION DATE   TMP SHARES ISSUED
------                               -----------------------  ----------------   -----------------
Rich, Gardner & Associates, Ltd....  Recruitment Advertising  August 31, 2000          43,535

Stratascape, Inc...................  Selection & Temporary    August 31, 2000         311,978
                                     Contracting

    During the period of October 1, 2000 through December 8, 2000, the Company consummated mergers with the following companies in transactions, that provided for the exchange of all of the outstanding stock of each entity for a total of 5,546,269 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Fourth Quarter 2000 Mergers").

                                                                                     NUMBER OF
                                                                                     TMP SHARES
ENTITY                                 BUSINESS SEGMENT           ACQUISITION DATE     ISSUED
------                         ---------------------------------  ----------------   ----------
Cashback2.com, Inc...........  Interactive                        November 1, 2000      90,750

Jobtrak Corporation..........  Interactive                        November 7, 2000   3,333,060

SPEC Group Holdings, Inc.....  Selection & Temporary Contracting  December 6, 2000     357,782

People.com, Consultants,       Selection & Temporary Contracting  December 8, 2000   1,764,677
  Inc........................

    Combined, the First Quarter 2000 Mergers, The Second Quarter 2000 Mergers, the Third Quarter 2000 Mergers and the Fourth Quarter 2000 Mergers are referred to herein as the "2000 Mergers".

    Consequently, the Company's consolidated financial statements have been retroactively restated as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, to reflect the consummation of the 1996 Mergers, the 1998 Mergers, the M&B Merger, the Second Quarter 1999 Mergers, the Third Quarter 1999 Mergers, the Fourth Quarter 1999 Mergers and the 2000 Mergers because such mergers have been accounted for as poolings of interests (see Note 5). As a result, the financial position, and statements of income (loss), comprehensive income (loss) and cash flows are presented as if the combining companies had been consolidated for all periods presented. In addition, the consolidated statements of stockholders' equity reflect the accounts of TMP as if the additional common stock issued in connection with each of the aforementioned combinations included in the 2000 Mergers had been issued in the periods when each of the related companies had issued shares and for the amounts that reflect the exchange ratios of the mergers. In accordance with generally accepted accounting principles, the supplemental consolidated financial statements will become the historical financial statements of the Company upon issuance of the financial statements for the period that includes the consummation of the Fourth Quarter 2000 Mergers.

    In the supplemental consolidated balance sheets, the balance sheets of TMP as of December 31, 1999 and 1998 have been combined with those of the 2000 Mergers, all as of December 31, 1999 and 1998 except for the following: Illsley Bourbonnais, for which the balance sheets as of January 31, 2000 and 1999 are combined with those of TMP as of December 31, 1999 and 1998, respectively; Business Technologies Ltd.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
("BTL"), for which the balance sheets as of July 31, 1999 and 1998 are combined with those of TMP as of December 31, 1999 and 1998, respectively; HW Group PLC ("HW"), for which the balance sheet as of March 31, 1999 is combined with that of TMP as of December 31, 1998. The supplemental consolidated statements of income (loss) combine the results of TMP for each year in the three year period ended December 31, 1999 with those of the 2000 Mergers all for the same periods except for the following: Illsley Bourbonnais, for which the statements of income (loss) for the years ended January 31, 2000, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; BTL for which the statements of income (loss) for the years ended July 31, 1999, 1998 and 1997 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; HW for which the statements of income (loss) for the years ended March 31, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1998 and 1997, respectively.

    Due to immateriality, the results of BTL for the period August 1, 1999 through December 31, 1999 have not been included in the supplemental consolidated statement of income (loss) for the year ended December 31, 1999 because the results of BTL for its fiscal year ended July 31, 1999 were included in the supplemental consolidated statement of income (loss) for the year ended December 31, 1999, including commissions and fees of $314 and net income of $50. In addition, the results of HW, for the three months ended March 31, 1999 are included in the supplemental consolidated statements of income (loss) in both years ended December 31, 1999 and 1998, and the effects on both periods on
(a) commissions and fees was $11,075, (b) net income was $1,893 and (c) diluted earnings per share was $0.02.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for using the equity method when the Company owns at least 20% but no more than 50% of such affiliates. Under the equity method, the Company records its proportionate share of profits and losses based on its percentage interest in these affiliates.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of commissions & fees and expenses during the reporting period. Actual results could differ from those estimates.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the following estimated useful lives:

                                                               YEARS
                                                              --------
Buildings and improvements..................................    5-32
Furniture and equipment.....................................    3-10
Capitalized software costs..................................     3-5
Computed equipment..........................................     3-7
Transportation equipment....................................    3-18

    Leasehold improvements are amortized over their estimated useful lives or the lives of the related leases, whichever is shorter.

INTANGIBLES

    Intangibles represent acquisition costs in excess of the fair value of net tangible assets of businesses purchased and consist primarily of the value of ongoing client relationships and goodwill. These costs are being amortized over periods ranging from three to thirty years on a straight-line basis.

LONG-LIVED ASSETS

    Long-lived assets, such as ongoing client relationships, goodwill and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. Impairment losses have been recorded as Merger and Integration Costs (see Note 5).

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    The financial position and results of operations of the Company's foreign subsidiaries are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the other comprehensive loss account in stockholders' equity. Gains and losses resulting from foreign currency transactions are included in other income (expense).

COMMISSIONS AND FEES RECOGNITION AND WORK-IN-PROCESS

    The Company earns fees for the placement of advertisements on the Internet, primarily its careers Web site, Monster.com. Such website related fees are recognized over the length of the advertising agreement, typically one to six months. The amounts not recognized are reported on the balance sheet as deferred commissions and fees. The Company also derives commissions and fees for advertisements placed in telephone directories, newspapers and other media, plus associated fees for related services. Commissions and fees are generally recognized upon placement date for newspapers and other media and on publication close date for yellow page advertisements. The Company also earns fees for Executive Search

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) services. Commissions and fees are recognized as clients are billed. Billings begin with the client's acceptance of a contract. A retainer equal to 33 1/3% of a candidate's first year estimated annual cash compensation is billed in equal installments over three consecutive months (at which time, in general, the retainer has been substantially earned). A final invoice is issued in the event that the candidate's actual compensation package exceeds the original estimate. For Selection, a fee equal to between 20% and 30% of a candidate's first year estimated annual cash compensation is billed in equal installments over three consecutive months (the average length of time needed to successfully complete an assignment). Temporary Contracting commission and fees are recorded when earned.

    The amounts charged to clients for Temporary Contracting services are reported after deducting the costs of the temporary contractors. The details for such amounts are (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Temporary contracting Revenue...............................  $576,189   $458,937   $346,280
Temporary contracting Costs.................................   462,535    369,179    280,159
                                                              --------   --------   --------
Temporary contracting Billings/Commissions and fees.........  $113,654   $ 89,758   $ 66,121
                                                              ========   ========   ========

    The Company's quarterly commissions and fees are affected by the cyclical nature of its operating segments. The timing of yellow page directory closings is currently concentrated in the third quarter. However, yellow page publishers may change the timing of directory publications which may have an effect on the Company's quarterly results. The Company's Yellow Page Advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. Amounts reported in the three months ended December 31, 1999, 1998 and 1997 for commissions on volume placements were $0.1 million, $0.9 million and $2.2 million, respectively. The Company's quarterly commissions and fees for Recruitment Advertising are typically highest in the first quarter and lowest in the fourth quarter; however, the cyclicality in the economy and the Company's clients' employment needs have an overriding impact on the Company's quarterly results in Recruitment Advertising.

    Direct operating costs incurred that relate to future commissions and fees, principally for yellow page advertisements, are deferred (recorded as work-in-process in the accompanying consolidated balance sheets) and are subsequently charged to expense when the directories are closed for publication and the related commission is recognized as income.

INCOME TAXES

    The provision for income taxes is computed on the pretax income (loss) based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

NATURE OF BUSINESS AND CREDIT RISK

    The Company operates in five business segments: Interactive (including Monster.com and Monstermoving.com), Relocation Services, Recruitment Advertising, Selection & Temporary Contracting,

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Executive Search and Yellow Pages Advertising. The Company's commissions and fees are earned from the following activities: (a) advertisements placed on its careers and other websites, (b) resume and other database access, (c) executive placement services, (d) mid level employee selection and temporary contracting services, (e) selling and placing recruitment advertising and related services,
(f) resume screening services and (g) selling and placing Yellow Page Advertising and related services. These services are provided to a large number of customers in many different industries. The Company operates principally throughout North America, the United Kingdom, Continental Europe and the Asia/Pacific Region (primarily Australia and New Zealand).

    Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs continuing credit evaluations of its customers and does not require collateral. For the most part, the Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

    The carrying amount reported for long-term debt approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

STOCK-BASED COMPENSATION

    The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied as required by SFAS No. 123, "Accounting for Stock-Based Compensation."

EARNINGS PER SHARE

    Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. The Company's Board of Directors authorized a 2-for-1 split of its common stock in the form of a stock dividend, effective February 29, 2000. All shares and per share amounts in the accompanying consolidated financials statements have been restated to give effect to the stock split.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    A reconciliation of shares used in calculating basic and diluted earnings per common and Class B common share follows (in thousands):

December 31, 1999:
Basic.......................................................   90,152
Effect of assumed conversion of stock options...............        *
                                                               ------
Diluted.....................................................   90,152
                                                               ======
December 31, 1998:
Basic.......................................................   87,449
Effect of assumed conversion of stock options...............    1,856
                                                               ------
Diluted.....................................................   89,305
                                                               ======
December 31, 1997:
Basic.......................................................   81,668
Effect of assumed conversion of stock options...............    1,277
                                                               ------
Diluted.....................................................   82,945
                                                               ======

------------------------

* Effect of the conversion of stock options outstanding is anti-dilutive. The number of options is approximately 4,307.

STATEMENTS OF CASH FLOWS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

COMPREHENSIVE INCOME (LOSS)

    Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company's only other item of comprehensive income (loss) is foreign currency translation adjustments.

POSTRETIREMENT BENEFITS

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postetirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS No. 132 in 1998 did not have a material impact on the Company's financial statement disclosures.

CAPITALIZED SOFTWARE COSTS

    The Company capitalizes certain incurred software development costs in accordance with, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). Costs incurred during the application-development stage for software bought and further customized by

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) outside vendors for the Company's use and software developed by a vendor for the Company's proprietary use have been capitalized. Costs incurred for the Company's own personnel who are directly associated with software development are capitalized. Capitalized software costs are being amortized over periods of 3 to 5 years.

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    During 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date by the Company of January 1, 2000. During the second quarter of 1999, the FASB postponed the adoption date of SFAS No. 133 until January 1, 2001. The FASB further amended SFAS No. 133 in June 2000. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which earnings are affected by the hedged item. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

    In 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 dealing with revenue recognition which is effective in the fourth quarter of 2000. The Company does not expect its adoption to have a material effect on the Company's financial statements.

    In 2000, the Emerging Issues Task Force ("EITF") of the FASB issued EITF Issue No. 00-2, "Website Development Costs," which established guidelines for accounting for website development costs and is effective for quarters beginning after June 30, 2000. The adoption of EITF Issue No. 00-2 did not have a significant effect on the Company's financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 3--ACCOUNTS RECEIVABLE, NET

    Accounts receivable, net consists of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Trade...................................................  $502,736   $405,346
Earned commissions(a)...................................    11,422     12,811
                                                          --------   --------
                                                           514,158    418,157
Less: Allowance for doubtful accounts...................    26,270     19,139
                                                          --------   --------
Accounts receivable, net................................  $487,888   $399,018
                                                          ========   ========

------------------------

(a) Earned commissions receivable represent commissions on advertisements that have not been published, and relate to yellow page advertisements only. Upon publication of the related yellow page directories, the earned commissions plus the related advertising cost at December 31, 1999 and 1998 are recorded as accounts receivable of $66,648 and $67,955, respectively, and the related advertising costs are recorded as accounts payable of $55,226 and $55,144, respectively.

NOTE 4--PROPERTY AND EQUIPMENT, NET

    Property and equipment, net consists of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Capitalized software costs..............................  $ 27,240   $ 16,675
Buildings and improvements..............................     1,581      1,168
Furniture and equipment.................................    82,059     88,040
Leasehold improvements..................................    24,707     19,889
Transportation equipment................................     6,182     12,224
Computer equipment......................................    39,934     22,887
                                                          --------   --------
                                                           181,703    160,883
Less: Accumulated depreciation and amortization.........    96,837     76,406
                                                          --------   --------
Property and equipment, net.............................  $ 84,866   $ 84,477
                                                          ========   ========

    Property and equipment includes equipment under capital leases at December 31, 1999 and 1998 with a cost of $9,074 and $14,148, respectively, and accumulated amortization of $6,022 and $7,090 respectively.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS

ACQUISITIONS ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD

    During the period of January 1, 1999 through December 31, 1999, the Company completed the following mergers which provided for the exchange of all of the outstanding stock of each entity for shares of TMP stock and are accounted for as poolings of interests (See Note 1):

                                                                  GEOGRAPHIC                      NUMBER OF TMP
ENTITY                                 BUSINESS SEGMENT             REGION      ACQUISITION DATE  SHARES ISSUED
------                          ------------------------------  --------------  ----------------  -------------
Morgan & Banks Limited........  Selection & Temporary           Asia-Pacific    January 28, 1999   10,296,582
                                Contracting
Interquest Pty Limited........  Selection & Temporary           Asia-Pacific    April 30, 1999        353,390
                                Contracting
LIDA Advertising, Inc.........  Yellow Page Advertising         North America   May 19, 1999          225,212
Maes & Lunau..................  Executive Search                Europe          May 20, 1999          220,000
IN2, Inc......................  Yellow Page Advertising         North America   May 28, 1999          578,062
Lemming & Levan, Inc..........  Executive Search                North America   May 28, 1999          245,816
Yellow Pages Unlimited, Inc...  Yellow Page Advertising         North America   May 28, 1999          178,000
Cameron-Newell Advertising,
  Inc.........................  Recruitment Advertising         North America   August 2, 1999        840,000
Brook St. Bureau Pty, Ltd.....  Selection & Temporary           Asia-Pacific    August 3, 1999        261,800
                                Contracting
LAI Worldwide, Inc............  Executive Search                North America   August 26, 1999     2,119,642
Fox Advertising, Inc..........  Yellow Page Advertising         North America   August 30, 1999       259,280
Lampen Group Limited..........  Selection & Temporary           Asia-Pacific &  August 31, 1999       826,192
                                Contracting                     United Kingdom
Highland Search Group           Executive Search                North America   October 21, 1999    1,398,666
  L.L.C.......................
TMC S.r.l. ("Amrop Italy")....  Executive Search                Europe          October 27, 1999      118,560

    The effects on the Company's financial statements as of December 31, 1998 and 1997 and for the years then ended of mergers accounted for as poolings of interests consummated during the year ended December 31, 1999 are reflected in the Company's financial statements as of December 31, 1998 and 1997 and for the years then ended as previously reported on the Company's Form 10-K for the year ended December 31, 1999.

    During the period of January 1, 2000 through June 30, 2000, the Company completed the following mergers which provided for the exchange of all of the outstanding stock of each entity for shares of TMP stock and are accounted for as poolings of interests (See Note 1):

                                                                GEOGRAPHIC                        NUMBER OF TMP
ENTITY                               BUSINESS SEGMENT             REGION       ACQUISITION DATE   SHARES ISSUED
------                         -----------------------------  --------------  ------------------  -------------
HW Group PLC.................  Selection & Temporary          United Kingdom  February 16, 2000       715,769
                               Contracting
Microsurf, Inc...............  Interactive                    North America   February 16, 2000       684,462
Burlington Wells, Inc........  Selection & Temporary          North America   February 29, 2000        52,190
                               Contracting
Illsley Bourbonnais..........  Executive Search               North America   March 1, 2000           246,702
System One Services, Inc.....  Selection & Temporary          North America   April 3, 2000         1,022,257
                               Contracting
GTR Advertising..............  Recruitment Advertising        North America   April 4, 2000            54,041
Virtual Relocation.com,        Interactive                    North America   May 9, 2000             947,916
  Inc........................
Business Technologies Ltd....  Interactive                    United Kingdom  May 17, 2000            205,703
Simpatix, Inc................  Interactive                    North America   May 31, 2000            155,480
Rollo Associates, Inc........  Executive Search               North America   May 31, 2000            110,860
Web Technology Partners,       Interactive                    North America   May 31, 2000            623,892
  Inc........................

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
    During the period of July 1, 2000 through September 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 355,513 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Third Quarter 2000 Mergers").

                                                                                                  NUMBER OF
                                                                GEOGRAPHIC                        TMP SHARES
ENTITY                                   BUSINESS SEGMENT         REGION       ACQUISITION DATE     ISSUED
------                                 ---------------------  --------------   ----------------   ----------
Rich, Gardner & Associates, Ltd......  Recruitment            North America    August 31, 2000       43,535
                                       Advertising

Stratascape, Inc.....................  Selection & Temporary  North America    August 31, 2000      311,978
                                       Contracting

    During the period of October 1, 2000 through December 8, 2000, the Company consummated mergers with the following companies in transactions, that provided for the exchange of all of the outstanding stock of each entity for a total of 5,546,269 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Fourth Quarter 2000 Mergers").

                                                                                                  NUMBER OF
                                                                GEOGRAPHIC                        TMP SHARES
ENTITY                                   BUSINESS SEGMENT         REGION       ACQUISITION DATE     ISSUED
------                                 ---------------------  --------------   ----------------   ----------
Cashback2.com, Inc...................  Interactive            North America    November 1, 2000      90,750

Jobtrak Corporation..................  Interactive            North America    November 7, 2000   3,333,060

SPEC Group Holding, Inc..............  Selection & Temporary  North America    December 6, 2000     357,782
                                       Contracting

People.com, Consultants, Inc.........  Selection & Temporary  North America    December 8, 2000   1,764,677
                                       Contracting

    Combined, the First Quarter 2000 Mergers, The Second Quarter 2000 Mergers, the Third Quarter 2000 Mergers and the Fourth Quarter 2000 Mergers are referred to herein as the "2000 Mergers".

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
    The effects of the 2000 Mergers accounted for as pooling of interests transactions are summarized below:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
COMMISSIONS AND FEES:
TMP, as previously reported on Form 10-K for the year ended
  December 31, 1999.........................................  $765,805   $657,486   $541,828
  HW Group PLC..............................................    41,708     46,774     37,915
  Microsurf, Inc............................................     5,040      1,543        260
  Burlington Wells, Inc.....................................     2,705      2,101      1,390
  Illsley Bourbonnais.......................................     7,997      5,568      7,007
  System One Services, Inc..................................    33,573     23,212     15,454
  GTR Advertising...........................................     2,961      2,943      2,316
  Virtual Relocation.com, Inc...............................     1,353        168         15
  Business Technologies Ltd.................................       786        352         --
  Simpatix, Inc.............................................        37         (5)        --
  Rollo Associates, Inc.....................................     3,597      2,599      2,382
  Web Technology Partners, Inc..............................     3,645      1,776      2,195
  Rich, Gardner & Associates, Ltd...........................     2,710      2,619      2,609
  Stratascape, Inc..........................................     2,583        987        639
  Cashback2.com, Inc........................................        17         --         --
  Jobtrak Corporation.......................................    13,800     10,866      8,566
  SPEC Group Holdings, Inc..................................    13,076      9,628      4,548
  People.com Consultants, Inc...............................     7,562      3,221        997
                                                              --------   --------   --------
TMP, as restated............................................  $908,955   $771,838   $628,121
                                                              ========   ========   ========
NET INCOME (LOSS) APPLICABLE TO COMMON AND CLASS B COMMON
  SHAREHOLDERS:
TMP, as previously reported on Form 10-K for the year ended
  December 31, 1999.........................................  $ (7,405)  $ 20,542   $ 41,831
  HW Group PLC..............................................    (3,664)     4,458      2,956
  Microsurf, Inc............................................       509        283        (84)
  Burlington Wells, Inc.....................................       336        309        220
  Illsley Bourbonnais.......................................     4,313      3,192      3,904
  System One Services, Inc..................................       (82)       168        868
  GTR Advertising...........................................       123        229        128
  Virtual Relocation.com, Inc...............................    (2,922)      (480)       (35)
  Business Technologies Ltd.................................       111         65         --
  Simpatix, Inc.............................................      (552)      (473)      (212)
  Rollo Associates, Inc.....................................       301        679        742
  Web Technology Partners, Inc..............................      (122)        71        438
  Rich, Gardner & Associates, Ltd...........................       662        595      1,126
  Stratascape, Inc..........................................     1,380        303        310
  Cashback2.com, Inc........................................       (74)        --         --
  Jobtrak Corporation.......................................     2,872      2,542      2,150
  SPEC Group Holdings, Inc..................................      (133)       649        326
  People.com Consultants, Inc...............................     3,559      1,720        349
                                                              --------   --------   --------
TMP, as restated............................................  $   (788)  $ 34,852   $ 55,017
                                                              ========   ========   ========

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)

NET INCOME (LOSS) PER COMMON AND CLASS B COMMON
  SHAREHOLDERS:
Basic
TMP, as previously reported on Form 10-K for the period
  ended December 31, 1999...................................  $  (0.09)  $   0.27   $   0.58
TMP, as restated............................................  $  (0.01)  $   0.40   $   0.67

Diluted
TMP, as previously reported on Form 10-K for the period
  ended December 31, 1999...................................  $  (0.09)  $   0.26   $   0.57
TMP, as restated............................................  $  (0.01)  $   0.39   $   0.66

MERGER & INTEGRATION COSTS INCURRED WITH POOLING OF INTERESTS TRANSACTIONS

    In connection with pooling of interests transactions completed during 1999, the Company expensed merger & integration costs of which $16,792 was expensed in the fourth quarter and $63,054 was expensed for the twelve months ended December 31, 1999. Of this amount $27,442 is for merger costs and $35,612 is for integration costs.

    The merger costs for the year ended December 31, 1999 consist of (1) $5,944 of non-cash employee stay bonuses, which include (a) $4,826 for the amortization of $16,437 recorded as prepaid compensation and a corresponding long-term liability, being expensed over the course of a year from the date of grant for TMP shares set aside for key personnel of acquired companies who must remain employees of the Company for a full year in order to earn such shares, (b) $351 which is related to an option grant to employees of a pooled company and which represents the difference between the option price and the stock price on the day the options were granted and (c) $767 for TMP shares given to key personnel of a pooled company as employee stay bonuses, (2) $2,466 paid in cash to key personnel of pooled companies as employee stay bonuses, (3) $12,606 of transaction related costs, including legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions and (4) $6,426 in severance costs for managers of pooled companies. The $35,612 of integration costs consist of: (a) $9,221 for assumed obligations of closed facilities, (b) $20,392 for consolidation of acquired facilities, (c) $3,172 for severance, relocation and other employee costs and
(d) a $2,827 provision for uncollectible accounts receivable. See schedule in Accrued Integration and Restructuring Costs below.

    In connection with the pooling of interests transactions completed during 1998, the Company expensed merger related costs of $22,412. The $22,412 of merger costs for the year ended December 31, 1998 consists of (1) $11,934 of non-cash employee stay bonuses, which included (a) $3,622 for the amortization of $5,986, recorded as prepaid compensation and a corresponding long-term liability, being expensed over the eighteen months from April 1, 1998 to September 30, 1999 for TMP shares set aside for key personnel of JSK and TCG who must remain employees of the Company for a full year in order to earn such shares and (b) $8,312 for TMP shares to key personnel of TASA, JSK, Stackig, the SMART Group, Recruitment Solutions and TCG as employee stay bonuses and (2) $1,461 of stay bonuses paid as cash to key personnel of the Pooled Companies and
(3) $9,017 of transaction related costs, including legal, accounting and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
ACQUISITIONS ACCOUNTED FOR USING THE PURCHASE METHOD

    In addition to the pooling of interests transactions discussed above, the Company has acquired 55 businesses (primarily Recruitment Advertising businesses) between January 1, 1997 and December 31, 1999 including, on August 26, 1997, all of the outstanding stock of Austin Knight Limited and subsidiaries ("Austin Knight") for approximately $47,200 net of approximately $11,500 of cash acquired relating to the sale, in July 1997, of real property by Austin Knight which had commissions & fees of approximately $47,600 for the year ended September 30, 1996. The total amount of cash paid and promissory notes and Common Stock of the Company issued for these acquisitions was approximately $59,030, $34,168 and $98,100 for 1999, 1998 and 1997, respectively. The shares of common stock issued by the Company in connection with certain of the above mentioned acquisitions were 928,619, 402,812 and 367,394 for 1999, 1998 and 1997, respectively. These acquisitions have been accounted for under the purchase method of accounting and accordingly, operations of these businesses have been included in the consolidated financial statements from their acquisition dates.

    On February 27, 1998, LAI completed the acquisition of Ward Howell International, Inc. ("WHI"). The purchase price was approximately $19,500 including $7,600 in notes payable and approximately $3,050 in LAI common stock. The remaining $8,850 of the purchase consideration was payable to the former WHI stockholders as of February 28, 1998 and is accrued for in the accompanying balance sheets. The acquisition was accounted for as a purchase with goodwill being recognized for the excess of the purchase amount over the fair market value of the assets acquired.

    On January 2, 1998, LAI acquired Chartwell Partners International, Inc. ("CPI"). The acquisition cost was approximately $3,100 and consisted of approximately $1,400 in cash, a $1,250 convertible subordinated note payable and $400 of LAI common stock. The acquisition was accounted for as a purchase with goodwill being recognized for the excess of the purchase amount over the fair value of the assets acquired. The convertible subordinated note is payable in three equal installments, plus accrued interest and bears interest at 6.75%. The subordinated note is convertible into shares of common stock at each anniversary at prices specified in the asset purchase agreement.

    The summarized unaudited pro forma results of operations set forth below for the years ended December 31, 1999 and 1998 assume the acquisitions in 1999 and 1998 occurred as of the beginning of the year of acquisition and the beginning of the preceding year.

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Total commissions and fees..............................  $927,471   $821,303
Net income (loss) applicable to common and Class B
  common stockholders...................................  $   (312)  $ 35,571
Net income (loss) per common and Class B common share:
  Basic.................................................  $     --   $   0.40
  Diluted...............................................  $     --   $   0.39

    The unaudited pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of each of the years presented, nor are the results of operations necessarily indicative of the results that will be attained in the future.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
ACCRUED INTEGRATION AND RESTRUCTURING COSTS

    Pursuant to the conclusions reached by the Emerging Issues Task Force ("EITF") of the FASB in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in connection with the acquisitions and mergers made in 1997, 1998 and 1999, the Company formulated plans to integrate the operations of such companies. Such plans involve the closure of certain offices of the acquired and merged companies and the termination of certain management and employees. The objectives of the plans are to eliminate redundant facilities and personnel, and to create a single brand in the related markets in which the Company operates.

    In connection therewith the Company expensed $35,612 in 1999, relating to integration activities which are included in merger and integration expenses. In addition, in 1999 LAI formulated plans to close its London England and Hong Kong offices. In connection with these office closings, LAI charged earnings

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED) for the year ended December 31, 1999 and 1998 for $2,789 and $3,543, respectively. These costs and liabilities include:

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1998        GOODWILL    EXPENSED        ASSET        PAYMENTS       1999
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1999
Assumed obligations on closed leased
  facilities...................................    $ 9,590        $  705     $ 9,737       $ (1,872)      $ (8,596)    $ 9,564(a)
Consolidation of acquired facilities...........      2,745         1,317      21,427         (6,704)       (10,070)      8,715(b)
Contracted lease payments exceeding current
  market costs.................................        707            --          --             --           (145)        562(c)
Severance, relocation and other employee
  costs........................................      1,952         1,359       4,410         (1,780)        (4,987)        954(d)
Provision for uncollectible receivable.........         --            --       2,827         (2,827)            --          --
Pension obligations............................      1,753            --          --             --            (95)      1,658(e)
                                                   -------        ------     -------       --------       --------     -------
Total..........................................    $16,747        $3,381     $38,401       $(13,183)      $(23,893)    $21,453
                                                   =======        ======     =======       ========       ========     =======

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1997        GOODWILL    EXPENSED        ASSET        PAYMENTS       1998
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1998
Assumed obligations on closed leased
  facilities...................................    $ 7,830       $   767     $ 2,423       $     --       $ (1,430)    $ 9,590
Consolidation of acquired facilities...........      2,521         5,720          --             --         (5,496)      2,745
Contracted lease payments exceeding current
  market costs.................................        783            73          --             --           (149)        707
Severance, relocation and other employee
  costs........................................      4,017         3,357       1,120             --         (6,542)      1,952
Provision for uncollectible receivable.........         --            --          --             --             --          --
Pension obligations............................      1,650           103          --             --             --       1,753
                                                   -------       -------     -------       --------       --------     -------
Total..........................................    $16,801       $10,020     $ 3,543       $     --       $(13,617)    $16,747
                                                   =======       =======     =======       ========       ========     =======

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1996        GOODWILL    EXPENSED        ASSET        PAYMENTS       1997
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1997
Assumed obligations on closed leased
  facilities...................................    $    --       $ 8,002     $    --       $     --       $   (172)    $ 7,830
Consolidation of acquired facilities...........         --         2,521          --             --             --       2,521
Contracted lease payments exceeding current
  market costs.................................         --         1,473          --             --           (690)        783
Severance, relocation and other employee
  costs........................................         --         4,017          --             --             --       4,017
Provision for uncollectible receivable.........         --            --          --             --             --          --
Pension obligations............................         --         1,650          --             --             --       1,650
                                                   -------       -------     -------       --------       --------     -------
Total..........................................    $    --       $17,663     $    --       $     --       $   (862)    $16,801
                                                   =======       =======     =======       ========       ========     =======

------------------------------

(a) Accrued liabilities for surplus property in the amount of $9,564 as of December 31, 1999 relate to 28 leased office locations of the acquired companies that were either unutilized prior to the acquisition date or will be closed by December 31, 2000 in connection with the integration plans. The amount is based on the present value of minimum future lease obligations, net of estimated sublease income.

(b) Other costs associated with the consolidation of existing offices of acquired companies in the amount of $8,715 as of December 31, 1999 relate to termination costs of contracts relating to billing systems, external reporting systems and other contractual arrangements with third parties.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
(c) Above market lease costs in the amount of $562 as of December 31, 1999 relate to the present value of contractual lease payments in excess of current market lease rates.

(d) Estimated severance payments, employee relocation expenses and other employee costs in the amount of $954 as of December 31, 1999 relate to estimated severance for terminated employees at closed locations, costs associated with employees transferred to continuing offices and other related costs. Employee groups affected include sales, service, administrative and management personnel at duplicate corporate headquarters and administrative personnel As of December 31, 1999 the accrual related to approximately 48 employees including senior management, sales, service and administrative personnel. During the year ended December 31, 1999, payments of $4,987 were made to 43 members of senior management and employees for severance and charged against the reserve.

(e) Pension obligations in the amount of $1,658 were assumed in connection with the acquisition of Austin Knight.

    The Company continues to evaluate and assess the impact of duplicate responsibilities and office locations. In connection with the finalization of preliminary plans relating to purchased entities, additions to restructuring reserves within one year of the date of acquisition are treated as additional purchase price; costs incurred resulting from plan revisions made after the first year will be charged to operations in the period in which they occur.

NOTE 6--INTANGIBLES, NET

    Intangibles, net consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------    AMORTIZATION
                                                                1999       1998     PERIOD (YEARS)
                                                              --------   --------   --------------
Client lists, net of accumulated amortization of $6,455 and
  $5,767, respectively......................................  $ 16,207   $ 11,860        5 to 30
Covenants not to compete, net of accumulated amortization of
  $2,905 and $2,551, respectively...........................     1,880      2,080        2 to  6
Excess of cost of investments over fair value of net assets
  acquired, net of accumulated amortization of $31,704 and
  $21,197, respectively.....................................   305,901    263,518        5 to 30
Other, net of accumulated amortization of $2,206 and $2,060,
  respectively..............................................       281        424        4 to 10
                                                              --------   --------
                                                              $324,269   $277,882
                                                              ========   ========

NOTE 7--SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest and income taxes amounted to the following:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Interest.........................................  $17,286    $15,313    $14,926
Income taxes.....................................   14,360     13,702     16,686

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 7--SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)
    In conjunction with business acquisitions, the Company used cash as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1999       1998       1997
                                                  --------   --------   --------
Fair value of assets acquired, excluding cash...  $47,044    $60,400    $156,182
Less: Liabilities assumed and created upon
  acquisition...................................  (19,034)   (14,086)    (72,522)
                                                  -------    -------    --------
Net cash paid...................................  $28,010    $46,314    $ 83,660
                                                  =======    =======    ========
Capital lease obligations incurred..............  $   931    $   588    $  5,910
                                                  =======    =======    ========

NOTE 8--FINANCING AGREEMENT

    The Company obtains its primary financing from a financial institution under a five year financing agreement as amended and restated on June 27, 1996, further amended on November 14, 1997, and amended and restated again on November 5, 1998 (the "Agreement"). Subsequent to the five year term, which expires on November 4, 2003, the Agreement provides for one year extensions subject to bank approval unless terminated by either party at least 90 days prior to expiration of the initial term or any renewal term. The Agreement, as amended, provides for borrowings of up to $185,000 at the Company's choice of either (1) the higher of
(a) prime rate or (b) Federal Funds rate less ( 1)/(2) of 1% or (2) LIBOR plus a margin determined by the ratio of the Company's debt to earnings before interest, taxes, depreciation and amortization (EBITDA) as defined in the Agreement. At December 31, 1999 the margin equaled 0.75%. Borrowings under the Agreement are based on 90% of eligible accounts receivable, which are amounts billed under 120 days old and amounts to be billed as defined in the Agreement. Substantially all of the assets of the Company are pledged as collateral for borrowings under the Agreement. The Agreement contains certain covenants which restrict, among other things, the ability of the Company to borrow, pay dividends, acquire businesses, guarantee debts of others and lend funds to affiliated companies and contains criteria on the maintenance of certain financial statement amounts and ratios, all as defined in the Agreement. The Agreement also provides for a fee on any unused portion of the commitment based upon a rate determined by the ratio of the Company's debt to EBITDA. At December 31, 1999, this rate equaled 0.20%. In addition, the Agreement provides for a declining termination fee of $1,000, $500, $0 for the annual periods ended November 5, 1999, 2000, and 2001, respectively. The outstanding principal under this agreement as of December 31, 1999 is approximately $91.2 million of which $17.2 million is reflected as a reduction to accounts receivable and $15.3 million is for letters of credit. See Notes 9 and 17.

    At December 31, 1999, the prime rate, Federal funds rate and one month LIBOR were 8.50%, 5.50% and 5.82% respectively, and borrowings outstanding were at a weighted average interest rate of 6.57%.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 9--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Borrowings under financing agreement (see Note 8)...........  $ 58,664   $ 97,720
Borrowings under other financing agreements, interest
  payable at rates varying from 5.0% to 9.2%, and
  collateralized by certain assets..........................    24,691     24,666
Notes payable to former WHI stockholders dated February 27,
  1998, payable in three equal annual installments plus
  accrued interest bearing interest at 5.0%.................     1,324      4,892
Convertible subordinated promissory note issued by LAI in
  connection with an acquisition, dated January 2, 1998,
  payable in three equal annual installments plus accrued
  interest, bearing interest at 6.75%, and convertible into
  shares of common stock at each anniversary date at prices
  specified in the asset purchase agreement.................       417        833
Senior subordinated promissory note issued by System One
  with interest at 16% with 11% paid quarterly and 5%
  deferred and recorded as part of the principal amount due,
  payable in varying installments through 2006..............    18,164         --
Line of credit collateralized by System One's assets, due
  December 2001.............................................    10,738     13,550
Other acquisition notes payable, non-interest bearing,
  interest imputed at 6.7% to 8.0%, in varying installments
  through 2001..............................................     3,511      8,121
Capitalized lease obligations, payable with interest from 9%
  to 15%, in varying installments through 2001 (see Note
  14).......................................................     9,387      9,601
Term note payable, maturing February 1999...................        --     10,000
Term note payable in sixty consecutive monthly installments
  from July 1997 through June 2002, collateralized by
  transportation equipment and with interest at 8.43% for
  the first 36 months. Thereafter the interest rate will be
  based on two year U.S. Treasury Notes.....................        --      7,557
Notes payable, in varying monthly installments maturing
  through 2001, with interest at rates ranging from 6.5% to
  9.5%......................................................       364      2,862
                                                              --------   --------
                                                               127,260    179,802
Less: Current portion.......................................    21,250     27,078
                                                              --------   --------
                                                              $106,010   $152,724
                                                              ========   ========

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 9--LONG-TERM DEBT (CONTINUED)
    Long-term debt matures as follows:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
2001........................................................    $ 22,978
2002........................................................       2,964
2003........................................................      61,198*
2004........................................................       6,952
Thereafter..................................................      12,645
                                                                --------
                                                                $106,737**
                                                                ========

------------------------

* Of this amount, $58,664 is subject to one year extensions subsequent to 2003. See Note 8.

** Includes $727 of original issue discount, which is shown net in the consolidated balance sheet as of December 31, 1999.

NOTE 10--MINORITY INTERESTS

    In connection with an acquisition in 1990, a subsidiary of the Company issued 88,425 shares of nonvoting convertible 10% cumulative preferred stock in exchange for 176,850 shares (58%) of the outstanding common stock of the acquired company held by the acquired company's employee stock ownership trust. These shares were redeemed in January 1997 for a total of $3,133, which included a redemption premium of $133.

NOTE 11--REDEEMABLE PREFERRED STOCK

    During 1991, the Company sold 200,000 shares of 10.5% nonvoting cumulative preferred stock ($10.00 par value) to the Company's profit sharing plan for $2,000. These shares were redeemed in January 1997 for a total of $2,105, which included a redemption premium of $105.

NOTE 12--STOCKHOLDERS' EQUITY

(A) COMMON AND CLASS B COMMON STOCK

    Common and Class B common stock have identical rights except that each share of Class B common stock is entitled to ten votes and is convertible, at any time, at the option of the stockholder into one share of common stock.

    Effective February 29, 2000, a 2-for-1 stock split in the form of a stock dividend was paid. All share and per share amounts in the accompanying consolidated financial statements have been restated to give effect to the stock split.

(B) STOCK OPTIONS

    In January 1996, the Company's Board of Directors (the "Board") adopted the 1996 Employee Stock Option Plan (the "Stock Option Plan"), which provides for the issuance of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED) nonqualified stock options, to purchase an aggregate of up to 1,800,000 shares (amended to 6,000,000 on April 27, 1998) of the common stock of the Company. The Stock Option Plan permits the granting of options to officers, employees and consultants of the Company, its subsidiaries and affiliates.

    Under the Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a nonqualified stock option must be not less than the par value of a share of the common stock on the date of grant. The term of an incentive or nonqualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Stock Option Plan provides that the maximum option grant which may be made to an executive officer in any calendar year is 90,000 shares (amended to 300,000 on June 25, 1997). At December 31, 1999, approximately 2,008,451 options were exercisable and 1,625,742 options are available for future grants.

    In January 1996, the Company also adopted a stock option plan for nonemployee directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 360,000 shares of common stock may be granted to nonemployee directors. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The Directors' Plan provides for an automatic grant to each of the Company's nonemployee directors of an option to purchase 22,500 shares of common stock on the date of such director's initial election or appointment to the Board. The options will have an exercise price of 100% of the fair market value of the common stock on the date of grant, have a ten-year term and become exercisable in accordance with a vesting schedule determined by the Board of Directors. At December 31, 1999, approximately 104,740 options were exercisable and 170,000 options were available for future grants

    In December 1998, the Company also adopted, subject to stockholder approval, a long-term incentive plan (the "1999 Plan"), pursuant to which stock options, stock appreciation rights, restricted stock and other equity based awards may be granted. Stock options which may be granted may be incentive stock options and nonqualified stock options within the meaning of the Code. The total number of shares of the common stock of the Company which may be granted under the 1999 Plan is the sum of 30,000,000 and the number of shares available for new awards under the Stock Option Plan. At December 31, 1999, approximately 1,138,556 options were exercisable and 17,427,886 options are available for future grants.

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions; risk-free interest rates of approximately 6.1%, 4.6% and 6.5% in 1999, 1998 and 1997, respectively; volatility factor of the expected market price of the Company's common stock of 46%, 24% and 27% in 1999, 1998 and 1997, respectively;

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED) a weighted average expected life of the options of 8 years in 1999, 1998 and 1997; and no dividend yield in 1999, 1998 and 1997.

    Under the accounting provisions of SFAS 123, the Company's net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                                1999       1998       1997
                                                              --------   --------   --------
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $(33,608)  $27,875    $51,069
Net income (loss) per common and Class B common share
  Basic.....................................................  $  (0.37)  $  0.32    $  0.63
  Diluted...................................................  $  (0.37)  $  0.31    $  0.62

    A summary of the status of the Company's fixed stock option plans as of December 31, 1999, 1998 and 1997, and changes during the years ending on those dates is presented.

                                     DECEMBER 31, 1999            DECEMBER 31, 1998            DECEMBER 31, 1997
                                ---------------------------   --------------------------   --------------------------
                                                WEIGHTED                     WEIGHTED                     WEIGHTED
                                                AVERAGE                      AVERAGE                      AVERAGE
                                  SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE
                                ----------   --------------   ---------   --------------   ---------   --------------
Outstanding at beginning of
  year........................   8,615,402       $12.12       5,659,600       $ 9.76       1,685,457        $3.93
Granted.......................  10,724,025        30.53       4,088,951        18.10       4,593,711        11.36
Exercised.....................  (2,323,242)        8.75        (488,224)        3.60        (218,670)        4.17
Forfeited/cancelled...........  (1,058,843)       20.50        (644,925)       35.83        (400,898)        6.59
                                ----------                    ---------                    ---------
Outstanding at end of year....  15,957,342       $24.43       8,615,402       $12.12       5,659,600        $9.76
                                ==========                    =========                    =========
Options exercisable at
  year-end....................   3,251,747       $12.16         768,594       $10.03         377,712        $3.63
                                ==========                    =========                    =========
Weighted average fair value of
  options granted during the
  year........................                   $18.74                       $ 5.86                        $3.28

The following table summarizes information about stock options outstanding at December 31, 1999.

        WEIGHTED               NUMBER            WEIGHTED AVERAGE            NUMBER
         AVERAGE           OUTSTANDING AT            REMAINING           EXERCISABLE AT
     EXERCISE PRICE       DECEMBER 31, 1999   CONTRACTUAL LIFE(YEARS)   DECEMBER 31, 1999
  ---------------------   -----------------   -----------------------   -----------------
  $0.60 to$10.00....          2,717,510                 7.0                 1,855,625
  10.01 to 20.00....          3,354,182                 8.6                   939,662
  20.01 to 26.00....          5,334,754                 9.5                   338,680
  26.01 to 50.00....          4,531,930                 9.7                   102,680
  50.01 to 81.38....             18,966                 8.0                    15,100
                             ----------                                     ---------
                             15,957,342                                     3,251,747
                             ==========                                     =========

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES

    The components of income before the provision for income taxes, minority interests and equity in losses of affiliates are as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1999       1998       1997
                                                  --------   --------   --------
Domestic........................................  $ (6,130)  $14,058    $32,590
Foreign.........................................    14,173    38,644     46,815
                                                  --------   -------    -------
Total income before provision for income taxes,
  minority interests and equity in losses of
  affiliates....................................  $  8,043   $52,702    $79,405
                                                  ========   =======    =======

    The provision (benefit) for income taxes is as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Current tax provision:
  U.S. Federal...................................  $   946    $ 1,775    $ 4,684
  State and local................................    1,200      1,749      3,040
  Foreign........................................   10,401     15,507      9,819
                                                   -------    -------    -------
Total current....................................   12,547     19,031     17,543
                                                   -------    -------    -------
  Deferred tax provision (benefit):
  U.S. Federal...................................     (371)     2,468      2,178
  State and local................................   (1,289)      (686)       550
  Foreign........................................   (2,463)    (3,387)     3,665
                                                   -------    -------    -------
Total deferred...................................   (4,123)    (1,605)     6,393
                                                   -------    -------    -------
Total provision..................................  $ 8,424    $17,426    $23,936
                                                   =======    =======    =======

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are below:

                                                              DECEMBER 31,
                                                           -------------------
                                                             1999       1998
                                                           --------   --------
Current deferred tax assets (liabilities):
  Earned commissions.....................................  $ (4,945)  $(5,124)
  Allowance for doubtful accounts........................     8,261     6,715
  Work-in-process........................................    (5,668)   (5,224)
  Prepaid and other......................................      (121)     (692)
  Accrued expenses and other liabilities.................     6,596      (445)
  Accrued compensation...................................     2,746      (418)
  Tax loss carryforwards.................................     3,405     1,079
                                                           --------   -------
Total current deferred tax asset (liability).............    10,274    (4,109)
                                                           --------   -------
Noncurrent deferred tax assets (liabilities):
  Property and equipment.................................    (2,166)   (2,317)
  Intangibles............................................    12,596    (1,344)
  Accrued expenses and other liabilities.................       639     3,768
  Accrued rent...........................................       430       499
  Deferred compensation..................................     3,899     3,213
  Tax loss carryforwards.................................    20,611     8,405
  Valuation allowance....................................   (11,852)   (3,128)
                                                           --------   -------
Total noncurrent deferred tax asset......................    24,157     9,096
                                                           --------   -------
Net deferred tax asset...................................  $ 34,431   $ 4,987
                                                           ========   =======

    At December 31, 1999, the Company has net operating loss carryforwards for U.S. Federal tax purposes of approximately $50 million which expire through 2019 and operating loss carryfowards in the United Kingdom and Australia of approximately $8.3 million and $1.3 million, respectively. The Company has concluded that, based on expected future results, the future reversals of existing taxable temporary differences, the tax benefits derived from the exercise of nonqualified employee stock options, the amortization of benefits from taxable poolings and the loss carryforwards of certain subsidiaries, which are only usable by such subsidiary, there is no reasonable assurance that the entire tax benefit can be used. Accordingly, a valuation allowance has been established. The deferred tax benefits from taxable poolings and the tax benefits derived from the exercise of nonqualified stock options, net of the valuation allowance, were recorded as additional paid-in capital.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The provision for income taxes differs from the amount computed using the Federal statutory income tax rate as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Provision at Federal statutory rate..............  $ 2,815    $18,446    $26,998
State income taxes, net of Federal income tax
  effect.........................................      (58)       691      2,334
Nondeductible expenses(1)........................    9,151      5,462      1,429
Nondeductible special charge.....................                 438        510
                                                       ---
Foreign income taxes at other than the Federal
  statutory rate.................................     (511)    (1,656)       583
Profits of pooled entities taxed directly to
  owners.........................................   (5,559)    (5,476)    (7,019)
Increase in valuation allowance of pooled
  entities.......................................    2,009        173         12
Other............................................      577       (652)      (911)
                                                   -------    -------    -------
Income tax provision.............................  $ 8,424    $17,426    $23,936
                                                   =======    =======    =======

------------------------

(1) Primarily due to nondeductible (i) merger costs of $12.5 million, $6.9 million and $0, respectively which at the Federal statutory rate would have equated to a tax benefit of $4.4 million, $2.4 million and $0, respectively,
    (ii) amortization of intangible assets and (iii) meals & entertainment expenses.

    Provision has not been made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries. Such earnings have been and will continue to be reinvested but could become subject to additional tax if they were remitted as dividends, or were loaned to the Company or a U.S. affiliate, or if the Company should sell its stock in the foreign subsidiaries. It is not practicable to determine the amount of additional tax, if any, that might be payable on the foreign earnings; however, the Company believes that foreign tax credits would substantially offset any U.S. tax. At December 31, 1999, the cumulative amount of reinvested earnings was approximately $26.0 million.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES

(A) LEASES

    The Company leases its facilities and certain equipment under operating leases and certain equipment under capital leases. Future minimum lease commitments under both noncancellable operating leases and capital leases at December 31, 1999 are as follows:

                                                           CAPITAL    OPERATING
                                                            LEASES     LEASES
                                                           --------   ---------
2000.....................................................  $ 4,689    $ 46,772
2001.....................................................    2,952      45,281
2002.....................................................    1,834      37,822
2003.....................................................      904      31,675
2004.....................................................       15      27,399
Thereafter...............................................       --     101,536
                                                           -------    --------
                                                            10,394    $290,485
                                                                      ========
Less: Amount representing interest.......................    1,007
                                                           -------
Present value of minimum lease payments..................    9,387
Less: Current portion....................................    4,611
                                                           -------
                                                           $ 4,776
                                                           =======

    Rent and related expenses under operating leases amounted to $45,987, $31,884, and $27,591 for the years ended December 31, 1999, 1998 and 1997, respectively.

    In February 2000 the Company signed a lease to occupy 84,342 square feet located at 205 Hudson Street, New York, New York to house the Interactive operations of its Recruitment Advertising division and Yellow Page division. The lease will commence upon the completion of a work order and expires in 2010. Monthly payments under the new lease will be $170,441 through August 31, 2005 and $198,555 through the remainder of the lease and will escalate during the terms of the lease. This space allows for the future expansion of these and other Interactive operations of the Company.

(B) CONSULTING, EMPLOYMENT AND NON-COMPETE AGREEMENTS

    The Company has entered into various consulting, employment and non-compete agreements with certain management personnel, executive search consultants and former owners of acquired businesses. These agreements are generally two to five years in length, with one for a term of fifteen years and two providing aggregate annual lifetime payments of approximately $135.

    The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500 per year and until November 1998, when his agreement was amended, was entitled to mandatory quarterly bonuses of $375. Mr. McKelvey waived such bonuses. On May 1, 1999, the

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES (CONTINUED)
Company and Mr. McKelvey further amended the employment agreement to provide for an annual base salary of $500 and an annual bonus, based on exceeding earnings per share targets, not to exceed $500. Mr. McKelvey was paid $834 in 1999. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event
Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentially provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

    Such agreements provide for the following aggregate annual payments:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
2000........................................................     $11,470
2001........................................................       9,089
2002........................................................       4,000
2003........................................................       2,185
2004........................................................       1,290
Thereafter..................................................       1,098
                                                                 -------
                                                                 $29,132
                                                                 =======

(C) EMPLOYEE BENEFIT PLANS

    The Company has a 401(k) profit sharing plan covering all eligible employees. Employer matching contributions, which are primarily a maximum of 2% of payroll of participating employees, amounted to $1,342, $1,085 and $1,006 for the years ended December 31, 1999, 1998 and 1997, respectively. LAI maintains a defined contribution profit sharing plan covering substantially all employees. In August 1998, the plan was amended to add a 401(k) savings and company matching feature. LAI profit sharing and matching contributions are discretionary and are funded annually as approved by the LAI Board of Directors. For the years ended December 31, 1999 and 1998, as reported herein, employer matching contributions for LAI amounted to $437 and $1,600, respectively. Effective January 1, 2000, LAI employees began contributing to the TMP plan. The LAI plan will be combined with TMP's plan during 2000.

    Outside of the United States, the Company has employee benefit plans in the countries in which it operates. The cost of these plans amounted to $6,234, $5,102 and $4,438 for the years ended December 31, 1999, 1998 and 1997, respectively.

    LAI has deferred compensation agreements with 58 employees and former employees. Under the terms of the agreements, employees are eligible to make annual elections, on calendar year basis, to defer a portion of their compensation. This compensation, together with accrued interest, is paid upon

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES (CONTINUED) termination of the agreements, as defined. Effective January 1, 1999, the plan was amended to prohibit future deferrals of compensation to the plan. The present value of the obligation is recorded as a long-term liability in the accompanying consolidated balance sheets and was $9,786 at December 31, 1999. Interest is earned on deferred amounts at a rate determined annually by LAI (6.25% at December 31, 1999).

(D) LITIGATION

    The Company is subject to various claims, suits and complaints arising in the ordinary course of business. Although the outcome of these legal matters cannot be determined, it is the opinion of management that the final resolution of these matters will not have a material adverse effect on the Company's financial condition, operations or liquidity.

    M & B has had proceedings issued against it in New Zealand for an amount of $3,400. These proceedings relate to the acquisition of the claimant's business in New Zealand prior to Morgan & Banks New Zealand Limited becoming a controlled entity of the M & B group. The parties have engaged in significant discovery. The directors of M & B are of the opinion that the claim is without substance and, accordingly, the action is being vigorously defended.

(E) AOL MARKETING AGREEMENT

    On December 1, 1999, the Company entered into a content and marketing arrangement with America Online, Inc. Pursuant to this arrangement, the Company's flagship Interactive property, Monster.com(sm), for the payment of $100 million over four years, would be the exclusive provider of career search services in the United States and Canada for four years to AOL members, currently over 21 million, across seven AOL properties, including the AOL Service, AOL Canada, Compuserve, ICQ, AOL.com, Netscape and Digital City. The $100 million will be expensed pro rata over the four year life of the agreement pursuant to the number of impressions contracted per year as a percent of the total impressions anticipated over the life of the agreement.

(F) OTHER

    (i) The Company is contingently liable on a note of the Principal Stockholder in the amount of approximately $1,600.

    (ii) The majority stockholder of an unconsolidated equity investee has an agreement which requires the Company to purchase his interest, based on a formula value, upon death. The value of his shares at December 31, 1999 is approximately $6,200 based on the formula.

NOTE 15--RELATED PARTY TRANSACTIONS

    (A) The Company charged management and other fees to affiliates for services provided of approximately $1,257, $651 and $788 for the years ended December 31, 1999, 1998, and 1997, respectively. Such fees are reflected as a reduction of salaries and related costs in the accompanying consolidated statements of operations.

    (B) In January 1994, the Company acquired a 50% interest in an agency selling real estate advertising. In connection with this acquisition, the Company agreed to provide the agency with certain office and

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 15--RELATED PARTY TRANSACTIONS (CONTINUED) administrative services which amounted to $321 for the nine months ended September 31, 1997 at which time the arrangement was terminated.. The Company also entered into three-year employment and consulting agreements with the two other stockholders of the agency and granted them the right to convert their agency shares into Company shares after an initial public offering. That conversion right, as amended, provided that those two stockholders may convert 25% of the agency's stock into unregistered common stock of the Company with a total value of $1,000 as of the effective date of conversion. The conversion was exercised in February 1997 and 123,696 shares of common stock were issued to these stockholders pursuant to the above agreement. Simultaneously, the Company transferred to such stockholders 50% of its interest in the agency, thus retaining a 25% interest and terminated its obligation to provide office and administrative services effective October 1, 1997.

    (C) The Company leases an office from an entity in which the Principal Stockholder and other stockholders have a 90% ownership interest. Annual rent expense under the lease, which expires in the year 2004, amounts to approximately $554.

    (D) Beginning in June 1999, the Company periodically used the services of an aircraft from a company owned by the Principal Stockholder, and in connection therewith, $215 was paid through December 1999.

NOTE 16--SEGMENT AND GEOGRAPHIC DATA

    The Company operates in five business segments: Interactive (including Monster-Registered Trademark-.com and Monstermoving(sm).com), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Page Advertising which now also includes full service interactive advertising and marketing technology services through IN2. Operations are conducted in several geographic regions: North America, the Asia/Pacific Region (primarily Australia and New Zealand), the United Kingdom and Continental Europe. The following is a summary of the Company's operations by business segment and by geographic region, for the years ended December 31, 1999, 1998 and 1997. Overhead is allocated based on retroactively restated commissions and fees.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                        INTERACTIVE                                           SELECTION &
                                 ---------------------------------------------------------      RECRUITMENT    TEMPORARY
INFORMATION BY BUSINESS SEGMENT  MONSTER-REGISTERED TRADEMARK-.COM   MONSTERMOVING(SM).COM      ADVERTISING   CONTRACTING
-------------------------------  ---------------------------------   ---------------------      -----------   -----------
Year ended December 31, 1999
Commissions and fees:
  Traditional sources........                $     --                       $    --              $183,938      $292,231
  Interactive................                 126,121                         6,410                13,352         6,447
                                             --------                       -------              --------      --------
Total commissions and fees...                 126,121                         6,410               197,290       298,678
                                             --------                       -------              --------      --------
Operating expenses:
  Salaries & related costs,
    office & general expenses
    and CEO bonus............                      --                            --               160,114       253,070
  Interactive expenses(a)....                 112,674                         8,877                11,414         5,085
  Merger & integration costs..                     --                            --                13,442        10,082
  Restructuring charges......                      --                            --                    --            --
  Amortization of intangibles..                   236                            17                 6,226         2,900
                                             --------                       -------              --------      --------
Total operating expenses.....                 112,910                         8,894               191,196       271,137
                                             --------                       -------              --------      --------
Operating income (loss):
  Traditional sources........                      --                            --                 4,156        26,179
  Interactive................                  13,211                        (2,484)                1,938         1,362
                                             --------                       -------              --------      --------
Total operating income (loss)..              $ 13,211                       $(2,484)             $  6,094      $ 27,541
                                             ========                       =======              ========      ========
Total other expense, net.....                       *                             *                     *             *
Income before provision for
 income taxes, minority
 interests and equity in losses
 of affiliates...............                       *                             *                     *             *
Total assets.................                $ 99,920                       $ 6,502              $414,912      $271,872
                                             ========                       =======              ========      ========

                                               YELLOW
                                 EXECUTIVE      PAGE
INFORMATION BY BUSINESS SEGMENT   SEARCH     ADVERTISING     TOTAL
-------------------------------  ---------   -----------   ----------
Year ended December 31, 1999
Commissions and fees:
  Traditional sources........    $173,277      $101,294    $  750,740
  Interactive................          --         5,885       158,215
                                 --------      --------    ----------
Total commissions and fees...     173,277       107,179       908,955
                                 --------      --------    ----------
Operating expenses:
  Salaries & related costs,
    office & general expenses
    and CEO bonus............     173,105        61,189       647,478
  Interactive expenses(a)....      13,806         5,826       157,682
  Merger & integration costs..     36,791         2,739        63,054
  Restructuring charges......       2,789            --         2,789
  Amortization of intangibles..       971         2,544        12,894
                                 --------      --------    ----------
Total operating expenses.....     227,462        72,298       883,897
                                 --------      --------    ----------
Operating income (loss):
  Traditional sources........     (40,379)       34,822        24,778
  Interactive................     (13,806)           59           280
                                 --------      --------    ----------
Total operating income (loss)..  $(54,185)     $ 34,881        25,058
                                 ========      ========
Total other expense, net.....           *             *       (17,015)
                                                           ----------
Income before provision for
 income taxes, minority
 interests and equity in losses
 of affiliates...............           *             *    $    8,043
                                                           ==========
Total assets.................    $ 90,547      $215,012    $1,098,765
                                 ========      ========    ==========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                          INTERACTIVE                                           SELECTION &
                                   ---------------------------------------------------------      RECRUITMENT    TEMPORARY
INFORMATION BY BUSINESS SEGMENT    MONSTER-REGISTERED TRADEMARK-.COM   MONSTERMOVING(SM).COM      ADVERTISING   CONTRACTING
-------------------------------    ---------------------------------   ---------------------      -----------   -----------
Year ended December 31, 1998
Total commissions and fees:
  Traditional sources............               $    --                       $   --               $183,393      $221,864
  Interactive....................                59,410                        1,711                  2,436           245
                                                -------                       ------               --------      --------
Total commissions and fees.......                59,410                        1,711                185,829       222,109
                                                -------                       ------               --------      --------
Operating expenses:
  Salaries & related costs,
    office & general expenses and
    CEO special bonus............                    --                           --                163,887       192,023
  Interactive expenses(a)........                57,916                        1,943                  1,979            69
  Merger & integration costs.....                    --                           --                  2,004         9,445
  Restructuring charges..........                    --                           --                     --            --
  Amortization of intangibles....                   234                           10                  5,626         1,542
                                                -------                       ------               --------      --------
Total operating expenses.........                58,150                        1,953                173,496       203,079
                                                -------                       ------               --------      --------
Operating income (loss):
  Traditional sources............                    --                           --                 11,876        18,854
  Interactive....................                 1,260                         (242)                   457           176
                                                -------                       ------               --------      --------
Total operating income (loss)....               $ 1,260                       $ (242)              $ 12,333      $ 19,030
                                                =======                       ======               ========      ========
Total other expense, net.........                     *                            *                      *             *
Income before provision for
  income taxes, minority
  interests and equity in losses
  of affiliates..................                     *                            *                      *             *
Total assets.....................               $38,775                       $  424               $265,422      $181,941
                                                =======                       ======               ========      ========

                                                 YELLOW
                                   EXECUTIVE      PAGE
INFORMATION BY BUSINESS SEGMENT     SEARCH     ADVERTISING     TOTAL
-------------------------------    ---------   -----------   ---------
Year ended December 31, 1998
Total commissions and fees:
  Traditional sources............  $195,268     $106,455     $ 706,980
  Interactive....................        --        1,056        64,858
                                   --------     --------     ---------
Total commissions and fees.......   195,268      107,511       771,838
                                   --------     --------     ---------
Operating expenses:
  Salaries & related costs,
    office & general expenses and
    CEO special bonus............   182,497       65,066       603,473
  Interactive expenses(a)........        --          766        62,673
  Merger & integration costs.....    10,367          596        22,412
  Restructuring charges..........     3,543           --         3,543
  Amortization of intangibles....       965        2,904        11,281
                                   --------     --------     ---------
Total operating expenses.........   197,372       69,332       703,382
                                   --------     --------     ---------
Operating income (loss):
  Traditional sources............    (2,104)      37,889        66,515
  Interactive....................        --          290         1,941
                                   --------     --------     ---------
Total operating income (loss)....  $ (2,104)    $ 38,179        68,456
                                   ========     ========
Total other expense, net.........         *            *       (15,754)
                                                             ---------
Income before provision for
  income taxes, minority
  interests and equity in losses
  of affiliates..................         *            *     $  52,702
                                                             =========
Total assets.....................  $148,894     $298,417     $ 933,873
                                   ========     ========     =========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                          INTERACTIVE                                           SELECTION &
                                   ---------------------------------------------------------      RECRUITMENT    TEMPORARY
INFORMATION BY BUSINESS SEGMENT    MONSTER-REGISTERED TRADEMARK-.COM   MONSTERMOVING(SM).COM      ADVERTISING   CONTRACTING
-------------------------------    ---------------------------------   ---------------------      -----------   -----------
Year ended December 31, 1997
Total commissions and fees:
  Traditional sources............               $    --                        $  --               $139,367      $186,200
  Interactive....................                27,540                          275                  2,206            --
                                                -------                        -----               --------      --------
Commissions and fees.............                27,540                          275                141,573       186,200
                                                -------                        -----               --------      --------
Operating expenses:
  Salaries & related costs,
    office & general expenses and
    CEO bonus....................                    --                           --                123,534       162,988
  Interactive expenses(a)........                32,007                          399                  1,742            --
  Amortization of intangibles....                   167                            3                  3,850           643
                                                -------                        -----               --------      --------
Total operating expenses.........                32,174                          402                129,126       163,631
                                                -------                        -----               --------      --------
Operating income (loss):
  Traditional sources............                    --                           --                 11,983        22,569
  Interactive....................                (4,634)                        (127)                   464            --
                                                -------                        -----               --------      --------
Total operating income (loss)....               $(4,634)                       $(127)              $ 12,447      $ 22,569
                                                =======                        =====               ========      ========
Total other expense, net.........                     *                            *                      *             *
Income before provision for
  income taxes, minority
  interests and equity in losses
  of affiliates..................                     *                            *                      *             *
Total assets.....................               $16,183                        $  98               $254,768      $154,449
                                                =======                        =====               ========      ========

                                                 YELLOW
                                   EXECUTIVE      PAGE
INFORMATION BY BUSINESS SEGMENT     SEARCH     ADVERTISING    TOTAL
-------------------------------    ---------   -----------   --------
Year ended December 31, 1997
Total commissions and fees:
  Traditional sources............  $168,107     $103,941     $597,615
  Interactive....................        --          485       30,506
                                   --------     --------     --------
Commissions and fees.............   168,107      104,426      628,121
                                   --------     --------     --------
Operating expenses:
  Salaries & related costs,
    office & general expenses and
    CEO bonus....................   144,701       66,689      497,912
  Interactive expenses(a)........        --          354       34,502
  Amortization of intangibles....       157        2,143        6,963
                                   --------     --------     --------
Total operating expenses.........   144,858       69,186      539,377
                                   --------     --------     --------
Operating income (loss):
  Traditional sources............    23,249       35,109       92,910
  Interactive....................        --          131       (4,166)
                                   --------     --------     --------
Total operating income (loss)....  $ 23,249     $ 35,240       88,744
                                   ========     ========
Total other expense, net.........         *            *       (9,339)
                                                             --------
Income before provision for
  income taxes, minority
  interests and equity in losses
  of affiliates..................         *            *     $ 79,405
                                                             ========
Total assets.....................  $137,203     $259,311     $822,012
                                   ========     ========     ========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                          ASIA-      UNITED    CONTINENTAL
INFORMATION BY GEOGRAPHIC REGION        NORTH AMERICA    PACIFIC    KINGDOM      EUROPE       TOTAL
--------------------------------        -------------   ---------   --------   -----------   --------
Year ended December 31, 1999
Commissions and fees..................     $521,723     $163,134    $132,594     $91,504     $908,955
Income (loss) before taxes, minority
  interests and equity in earnings of
  affiliates..........................        3,458        9,959      (9,712)      4,338        8,043
Long-lived assets.....................      182,354       38,555     108,797      79,429      409,135

Year ended December 31, 1998
Commissions and fees..................     $446,691     $131,906    $135,571     $57,670     $771,838
Income before taxes, minority
  interests and equity in earnings of
  affiliates..........................       32,652       16,085       2,211       1,754       52,702
Long-lived assets.....................      170,696       32,918     110,656      48,089      362,359

Year ended December 31, 1997
Commissions and fees..................     $370,462     $113,620    $120,654     $23,385     $628,121
Income before taxes, minority
  interests and equity in earnings of
  affiliates..........................       46,288       17,560      11,015       4,542       79,405
Long-lived assets.....................      129,874       33,054     117,001      21,844      301,773

NOTE 17--SUBSEQUENT EVENTS

    On February 2, 2000, the Company completed a follow-on public offering of an aggregate of 8,000,000 shares of common stock at a purchase price of $77 5/16 per share. The public offering was managed by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Salomon Smith Barney Inc., Deutsche Bank Securities Inc., PaineWebber Incorporated, and U.S. Bancorp Piper Jaffray Inc. Net proceeds from this offering were $594.2 million and $82 million was used to pay down debt on the Company's credit line. The remainder will be used for strategic equity investments and general corporate purposes.

    On February 16, 2000 the Company completed its previously announced acquisition of the HW Group PLC ("HW") whereby the Company acquired all of the outstanding stock of HW in a stock for stock transaction and issued approximately 716,000 shares of TMP common stock. HW is a recruitment consultancy firm based in the UK specializing in the financial and legal markets with a presence in executive, information technology and international recruitment disciplines. HW places both permanent and contract professional staff across a broad range of sectors and clients. This transaction has been accounted for as a poolings of interests in February and March 2000.

    Effective February 29, 2000, a 2-for-1 stock split, in the form of a stock dividend was paid. All share and per share amounts in the accompanying consolidated financial statements have been restated to give effect to the stock split.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              SEPTEMBER 30,
                                                                   2000
                                                              --------------
                                                               (UNAUDITED)
                                   ASSETS
Current assets:
  Cash and cash equivalents.................................    $  505,116
  Accounts receivable, net..................................       556,322
  Work-in-process...........................................        36,889
  Prepaid and other.........................................        62,131
                                                                ----------
    Total current assets....................................     1,160,458
  Property and equipment, net...............................       107,839
  Intangibles, net..........................................       452,040
  Deferred income taxes.....................................        22,037
  Other assets..............................................        34,470
                                                                ----------
                                                                $1,776,844
                                                                ==========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................    $  347,136
  Accrued expenses and other current liabilities............       232,618
  Accrued integration and restructuring costs...............        21,815
  Deferred commissions and fees.............................       127,733
  Current portion of long term debt.........................         9,706
                                                                ----------
    Total current liabilities...............................       739,008
  Long term debt, less current portion......................        28,587
  Other long-term liabilities...............................        25,359
                                                                ----------
    Total liabilities.......................................       792,954
                                                                ----------

Stockholders' equity:
  Preferred stock, $.001 par value, authorized 800,000
    shares; issued and outstanding: none....................            --
  Common stock, $.001 par value, authorized 1,000,000,000
    shares; issued and outstanding: 92,521,968 shares.......            92
  Class B common stock, $.001 par value, authorized
    39,000,000 shares; issued and outstanding: 4,762,000
    shares..................................................             5
  Additional paid-in capital................................     1,062,500
  Other comprehensive loss..................................       (63,870)
  Deficit...................................................       (14,837)
                                                                ----------
    Total stockholders' equity..............................       983,890
                                                                ----------
                                                                $1,776,844
                                                                ==========

     See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Commissions and fees........................................  $900,642   $640,923
                                                              --------   --------
Operating expenses:
  Salaries & related........................................   478,275    371,591
  Office & general..........................................   199,072    147,989
  Marketing & promotion.....................................   116,565     47,263
  Merger & integration......................................    37,146     46,262
  Restructuring.............................................        --      2,789
  Amortization of intangibles...............................    11,930      9,369
                                                              --------   --------
    Total operating expenses................................   842,988    625,263
                                                              --------   --------
Operating income............................................    57,654     15,660
                                                              --------   --------
Other income (expense):
  Interest income (expense), net............................    13,674     (9,230)
  Other, net................................................      (377)    (2,421)
                                                              --------   --------
                                                                13,297    (11,651)
                                                              --------   --------
Income before provision for income taxes, minority interests
  and equity in losses of affiliates........................    70,951      4,009
Provision for income taxes..................................    34,714      3,583
                                                              --------   --------
Income before minority interests and equity in losses of
  affiliates................................................    36,237        426
Minority interests..........................................      (386)       107
Equity in losses of affiliates..............................        --       (300)
                                                              --------   --------
Net income applicable to common and Class B common
  stockholders..............................................  $ 36,623   $     19
                                                              ========   ========
Net income per common and Class B common share:
  Basic.....................................................  $   0.38   $   0.00
                                                              ========   ========
  Diluted...................................................  $   0.36   $   0.00
                                                              ========   ========
Weighted average shares outstanding:
  Basic.....................................................    95,176     83,992
                                                              ========   ========
  Diluted...................................................   102,135     88,661
                                                              ========   ========

     See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

        CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                                2000      1999
                                                              --------   -------
Net income..................................................  $ 36,623    $  19
Foreign currency translation adjustment.....................   (58,971)    (697)
                                                              --------    -----
Comprehensive loss..........................................  $(22,348)   $(678)
                                                              ========    =====

    See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                          CLASS B
                                                       COMMON STOCK,
                                                      $.001 PAR VALUE      ADDITIONAL       OTHER                       TOTAL
                                                    --------------------    PAID-IN     COMPREHENSIVE               STOCKHOLDERS'
                              SHARES      AMOUNT     SHARES      AMOUNT     CAPITAL          LOSS        DEFICIT       EQUITY
                            ----------   --------   ---------   --------   ----------   --------------   --------   -------------
Balance, January 1,
  2000....................  81,715,184     $81      4,762,000      $5      $ 367,868       $ (4,899)     $(42,848)    $320,207
Issuance of common stock
  in connection with a
  pubic offering completed
  February 2, 2000........   8,000,000       8             --      --        594,230             --            --      594,238
Issuance of common stock
  in connection with the
  exercise of options.....   1,811,112       2             --      --         27,747             --            --       27,749
Tax benefit from the
  exercise of stock
  options.................          --      --             --      --         10,096             --            --       10,096
Issuance of common stock
  in connection with
  acquisitions............     904,717       1             --      --         60,261             --            --       60,262
Issuance of common stock
  for matching
  contribution to 401(k)
  plan....................      14,399      --             --      --          1,023             --            --        1,023
Issuance of common stock
  for employee stay
  bonuses.................      26,702      --             --      --            648             --            --          648
Other issuances of common
  stock of pooled
  entities................      49,854      --             --      --            627             --            --          627
Foreign currency
  translation
  adjustment..............          --      --             --      --             --        (58,971)           --      (58,971)
Pooled company earnings
  included in both current
  and previous periods....          --      --             --      --             --             --          (285)        (285)
Dividends declared by
  pooled companies........          --      --             --      --             --             --        (8,327)      (8,327)
Net income................          --      --             --      --             --             --        36,623       36,623
                            ----------     ---      ---------      --      ----------      --------      --------     --------
Balance, September 30,
  2000....................  92,521,968     $92      4,762,000      $5      $1,062,500      $(63,870)     $(14,837)    $983,890
                            ==========     ===      =========      ==      ==========      ========      ========     ========

     See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Cash flows from operating activities:
  Net income................................................  $  36,623   $      19
                                                              ---------   ---------
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization...........................     43,878      33,445
    Provision for doubtful accounts.........................     18,448       8,908
    Common stock issued for matching contribution to 401(k)
      plan and employee stay bonuses........................      1,671       2,031
    Tax effect of stock options.............................     10,096       6,214
    (Gain) loss on disposal & write-down of fixed assets....        (35)      7,297
    Provision (benefit) for deferred income taxes...........     13,919      (6,802)
    Minority interests and other............................       (386)      1,176
    Effect of pooled companies included in more than one
      period................................................       (285)      3,784
  Changes in assets and liabilities, net of effects of
    purchases of businesses:
    Increase in accounts receivable, net....................    (75,370)    (77,932)
    (Increase) decrease in work-in-process, prepaid and
      other assets..........................................    (36,864)     12,693
    Increase in deferred commissions and fees...............     53,800      31,570
    Increase (decrease) in accounts payable, accrued
      expenses and other current liabilities................     (9,359)     49,538
                                                              ---------   ---------
      Total adjustments.....................................     19,513      71,922
                                                              ---------   ---------
      Net cash provided by operating activities.............     56,136      71,941
                                                              ---------   ---------
Cash flows from investing activities:
  Capital expenditures......................................    (48,697)    (23,216)
  Payments for purchases of businesses, net of cash
    acquired................................................    (92,148)    (21,829)
  Proceeds from sale of assets and other....................         --       9,420
                                                              ---------   ---------
      Net cash used in investing activities.................   (140,845)    (35,625)
                                                              ---------   ---------
Cash flows from financing activities:
  Borrowings under line of credit and proceeds from issuance
    of debt.................................................    150,367     927,935
  Repayments under line of credit and principal payments on
    debt....................................................   (233,494)   (947,608)
  Net proceeds from issuance of common stock................    594,238       2,419
  Cash received from the exercise of employee stock
    options.................................................     27,749       8,159
  Other.....................................................         --      (2,000)
  Dividends paid by pooled entities.........................     (8,327)    (14,030)
  Payments on capitalized leases............................     (3,212)    (10,752)
                                                              ---------   ---------
      Net cash provided by (used in) financing activities...    527,321     (35,877)
                                                              ---------   ---------
  Effect of exchange rate changes on cash and cash
    equivalents.............................................     (2,111)       (590)
                                                              ---------   ---------
  Net increase (decrease) in cash and cash equivalents......    440,501        (151)
  Cash and cash equivalents, beginning of period............     64,615      74,459
                                                              ---------   ---------
  Cash and cash equivalents, end of period..................  $ 505,116   $  74,308
                                                              =========   =========

     See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

    The consolidated condensed interim financial statements included herein have been prepared by TMP Worldwide Inc. ("TMP" or the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

    These statements reflect all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these consolidated condensed financial statements be read in conjunction with (i) the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and (ii) the supplemental consolidated financial statements filed on Form 8-K dated July 21, 2000. The Company follows the same accounting policies in preparation of interim reports.

    During the period of January 1, 2000 through June 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 4,819,272 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "First Half 2000 Mergers"):

                                                                                     NUMBER OF
ENTITY                                 BUSINESS SEGMENT      ACQUISITION DATE    TMP SHARES ISSUED
------                              -----------------------  -----------------   -----------------
HW Group PLC......................  Selection & Temporary    February 16, 2000         715,769
                                    Contracting

Microsurf, Inc....................  Interactive              February 16, 2000         684,462

Burlington Wells, Inc.............  Selection & Temporary    February 29, 2000          52,190
                                    Contracting

Illsley Bourbonnais...............  Executive Search         March 1, 2000             246,702

System One Services, Inc..........  Selection & Temporary    April 3, 2000           1,022,257
                                    Contracting

GTR Advertising...................  Recruitment Advertising  April 4, 2000              54,041

Virtual Relocation.com, Inc.......  Interactive              May 9, 2000               947,916

Business Technologies Ltd.........  Interactive              May 17, 2000              205,703

Simpatix, Inc.....................  Interactive              May 31, 2000              155,480

Rollo Associates, Inc.............  Executive Search         May 31, 2000              110,860

Web Technology Partners, Inc......  Interactive              May 31, 2000              623,892

    During the period of July 1, 2000 through September 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 355,513 shares of TMP common stock. Such transactions were accounted for as

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION (CONTINUED) poolings of interests (the "Third Quarter 2000 Mergers"). The Third Quarter 2000 Mergers combined with the First Half 2000 Mergers are referred to herein as the "Nine Months 2000 Mergers."

                                                                                      NUMBER OF
                                                                                      TMP SHARES
ENTITY                                       BUSINESS SEGMENT      ACQUISITION DATE     ISSUED
------                                    -----------------------  ----------------   ----------
Rich, Gardner & Associates, Ltd.........  Recruitment Advertising  August 31, 2000      43,535

Stratascape, Inc........................  Selection & Temporary    August 31, 2000     311,978
                                          Contracting

    The Company's consolidated financial statements have been retroactively restated as of September 30, 1999 and for the nine months ended September 30, 1999 to reflect the Nine Months 2000 Mergers. As a result, the financial position, and statements of income (loss), comprehensive income (loss) and cash flows are presented as if the combining companies had been consolidated for all periods presented. In addition, the consolidated statement of stockholders' equity reflects the accounts of TMP as if the additional common stock issued in connection with these mergers had been issued for all periods when each of the related companies had issued their shares and for the amounts that reflect the exchange ratios of the mergers.

    In addition, for the period October 1, 1999 through September 30, 2000 the Company completed 18 acquisitions using the purchase method of accounting. Given the significant number of acquisitions affecting the periods presented, the results of operations from period to period may not necessarily be comparable. Furthermore, results of operations for the interim periods are not necessarily indicative of annual results.

    Amounts charged to clients for Temporary Contracting services are reported net of the costs paid to the temporary contractor. The details for such amounts are:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                          -------------------
                                                            2000       1999
                                                          --------   --------
Temporary Contracting revenue...........................  $421,958   $363,723
Temporary Contracting costs.............................   318,770    291,969
                                                          --------   --------
Temporary Contracting, billings and commissions and
  fees..................................................  $103,188   $ 71,754
                                                          ========   ========

    On January 27, 2000, in connection with its third public offering, the Company issued an aggregate of, on a post-split basis, 8,000,000 shares of common stock at a purchase price of $77 5/16 per share. The offering was completed in February 2000. The net proceeds from this offering were $594.2 million, and approximately $82 million was used to pay down debt on the Company's credit line. The remainder is being invested in short and medium term interest bearing instruments until used for acquisitions, strategic equity investments and general corporate purposes.

    Basic earnings per share assumes no dilution, and is computed by dividing income available to common and Class B common stockholders by the weighted average number of common and Class B common shares outstanding during each period. Diluted earnings per share reflect, in periods in which

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION (CONTINUED) they have a dilutive effect, the effect of common shares issuable upon exercise of stock options, based on the treasury stock method of computing such effects and contingent shares.

    A reconciliation of shares used in calculating basic and diluted earnings per common and Class B common share follows:

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                             -------------------
                                                               2000       1999
                                                             --------   --------
                                                               (IN THOUSANDS)
Basic......................................................   95,176     83,992
Effect of assumed conversion of options....................    6,959      4,669
                                                             -------     ------
Diluted....................................................  102,135     88,661
                                                             =======     ======

NOTE 2--NATURE OF BUSINESS AND CREDIT RISK

    The Company operates in five business segments: Interactive (including Monster-Registered Trademark-.com and Monstermoving(sm).com), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Page Advertising. The Company's commissions and fees are earned from the following activities: (i) advertisements placed on its career and other websites,
(ii) resume and other database access, (iii) selling and placing recruitment advertising and related services, including employee retention programs,
(iv) mid-level employee selection and temporary contracting services,
(v) executive placement services, (vi) resume screening services, and
(vii) selling and placing Yellow Page Advertising and related services. These services are provided to a large number of customers in many different industries. The Company operates principally throughout North America, the United Kingdom, Continental Europe and the Asia-Pacific Region (primarily Australia and New Zealand).

NOTE 3--BUSINESS COMBINATIONS

ACQUISITIONS ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD

    During the period of July 1, 2000 through September 30, 2000, the Company completed the following mergers, which provided for the exchange of all of the outstanding stock of each entity for a total of 355,513 shares of TMP common stock. Such transactions were accounted for as poolings of interests.

                                                  GEOGRAPHIC                       NUMBER OF TMP
ENTITY                     BUSINESS SEGMENT         REGION      ACQUISITION DATE   SHARES ISSUED
------                  -----------------------  -------------  ----------------   -------------
Rich, Gardner &
  Associates, Ltd.....  Recruitment Advertising  North America  August 31, 2000        43,535

Stratascape, Inc......  Selection & Temporary    North America  August 31, 2000       311,978
                        Contracting

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    Commissions and fees, net income (loss) applicable to common and Class B common stockholders and net income (loss) per common and Class B common share of the combining companies reflecting the effect of the Nine Months 2000 Mergers are as follows:

                                                                 NINE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 30, 1999
                                                              ------------------
COMMISSIONS AND FEES:

TMP, as previously reported on Form 10-K for the year ended
  December 31, 1999.........................................       $561,481

HW Group, PLC...............................................         32,781

Microsurf, Inc..............................................          4,185

Burlington Wells, Inc.......................................          1,617

Illsley Bourbonnais.........................................          4,396

System One Services, Inc....................................         23,976

GTR Advertising.............................................          2,312

Virtual Relocation.com, Inc.................................            951

Business Technologies Ltd...................................            591

Simpatix, Inc...............................................              1

Rollo Associates, Inc.......................................          2,603

Web Technology Partners, Inc................................          2,184

Rich, Gardner & Associates, Ltd.............................          1,953

Stratascape, Inc............................................          1,892
                                                                   --------

TMP, as restated............................................       $640,923
                                                                   ========

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)

                                                                 NINE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 30, 1999
                                                              ------------------
NET INCOME (LOSS) APPLICABLE TO COMMON AND CLASS B COMMON
  STOCKHOLDERS:

TMP, as previously reported on Form 10-K for the year ended
  December 31, 1999.........................................       $ (4,917)

HW Group, PLC...............................................            191

Microsurf, Inc..............................................          1,489

Burlington Wells, Inc.......................................            389

Illsley Bourbonnais.........................................          2,177

System One Services, Inc....................................           (455)

GTR Advertising.............................................            462

Virtual Relocation.com, Inc.................................         (1,570)

Business Technologies Ltd...................................             85

Simpatix, Inc...............................................           (376)

Rollo Associates, Inc.......................................            866

Web Technology Partners, Inc................................            (18)

Rich, Gardner & Associates, Ltd.............................            508

Stratascape, Inc............................................          1,188
                                                                   --------

TMP, as restated............................................       $     19
                                                                   ========

NET INCOME (LOSS) PER COMMON AND CLASS B COMMON SHARE:

TMP, as previously reported on Form 10-K for the year ended
  December 31, 1999

  Basic.....................................................       $  (0.06)

  Diluted...................................................       $  (0.06)

TMP, as restated

  Basic.....................................................       $     --

  Diluted...................................................       $     --

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
MERGER & INTEGRATION COSTS INCURRED WITH POOLING OF INTERESTS TRANSACTIONS

    Merger and integration costs are expenses incurred in connection with business combinations accounted for under the pooling of interests method of accounting. In general, merger costs are comprised of transaction costs (such as advisory, legal and accounting fees, printing costs and costs incurred for the subsequent registration of shares in connection with the transactions) and stay bonuses. Integration costs are those associated with the elimination of redundant facilities and personnel, integration of the operations of the pooled entities and acceleration of benefits and separation pay in accordance with pre-existing contractual change in control provisions.

    In connection with pooling of interests transactions completed prior to September 30, 2000, the Company expensed merger and integration costs of $37,146 in the nine months ended September 30, 2000. Of this amount $20,889 is for merger costs and $16,257 is for integration costs. The merger costs for the nine month period ended September 30, 2000 consist of (a) $4,197 for payments made in connection with the repayment of debt of a pooled company pursuant to change in control provisions of such debt, (b) $6,983 of non-cash employee stay bonuses
(c) $2,326 for severance and (d) $7,383 of transaction related costs, including legal, accounting, printing, advisory fees and the costs incurred for the subsequent registration of shares issued in the mergers. The $16,257 of integration costs consists of (a) $4,900 for assumed obligations of closed facilities, (b) $11,214 for consolidation of acquired facilities and (c) $875 for severance, relocation and other employee costs, partially offset by a $732 recovery of a reserve for receivables. See schedule of Accrued Integration and Restructuring Costs in the section below.

    During the nine months ended September 30, 1999, the Company expensed merger and integration costs of $46,262 which were comprised of $11,850 of transaction costs, $3,251 non-cash employee stay bonuses and $1,132 paid in cash to key personnel of a pooled company as employee stay bonuses, $4,785 in separation costs for the managers of an acquired company and $25,244 for integration costs.

    Restructuring charges for the nine months ended September 30, 1999 were $2,789. These charges relate to LAI's closing of its London and Hong Kong offices prior to LAI's merger with TMP. These charges include $516 for the write-off of leasehold improvements and fixed assets, $1,238 for severance benefits payable to 24 employees, and $1,035 for consolidation of facilities related to the restructuring.

ACQUISITIONS ACCOUNTED FOR USING THE PURCHASE METHOD

    In addition to the pooling of interests transactions discussed above, in the nine month period ended September 30, 2000, the Company completed twelve acquisitions using the purchase method of accounting, eight Selection & Temporary Contracting firms, two Recruitment Advertising firms and two Interactive firms for the Monstermoving(sm).com business. The total amount of cash paid for these acquisitions was approximately $98.7 million. In addition, the Company issued 828,428 shares of common stock in connection with certain of the above-mentioned acquisitions. Operations of these businesses have been included in the consolidated financial statements from their acquisition dates.

    The summarized unaudited pro forma results of operations set forth below for the nine month periods ended September 30, 2000 and 1999 and the year ended December 31, 1999 assume the acquisitions in

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
2000 and 1999 occurred as of the beginning of the year of acquisition and the beginning of the preceding year.

                                                               NINE MONTHS ENDED     YEAR ENDED
                                                                 SEPTEMBER 30,      DECEMBER 31,
                                                              -------------------   ------------
                                                                2000       1999         1999
                                                              --------   --------   ------------
Commissions and fees........................................  $937,413   $720,450    $  970,865
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $ 38,206   $  1,338    $   (7,609)
Net income (loss) per common and Class B common share:
  Basic.....................................................  $   0.40   $   0.02    $    (0.09)
  Diluted...................................................  $   0.37   $   0.01    $    (0.09)

    The unaudited pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of each of the periods presented, nor are the results of operations necessarily indicative of the results that will be attained in the future.

ACCRUED INTEGRATION AND RESTRUCTURING COSTS

    In connection with its acquisitions, the Company formulated plans to integrate the operations of the acquired companies. Such plans involve the closure of certain offices of such companies and the elimination of redundant management and employees. The objectives of the plans are to take advantage of the Company's existing operating infrastructure and efficiencies or to develop efficiencies from the infrastructure of the acquired companies, and to create a single brand in the related markets in which the Company operates.

    In connection with such plans, in the nine months ended September 30, 2000, the Company (i) expensed, as part of merger and integration expenses, $16,257, for companies acquired in transactions accounted for as poolings of interests and (ii) increased goodwill by $2,592 for companies acquired in transactions accounted for under the purchase method. These costs and liabilities include:

                                                          ADDITIONS                DEDUCTIONS
                                                    ---------------------   ------------------------
                                       BALANCE                                 APPLIED                    BALANCE
                                     DECEMBER 31,   CHARGED TO                 AGAINST                 SEPTEMBER 30,
                                         1999        GOODWILL    EXPENSED   RELATED ASSET   PAYMENTS       2000
                                     ------------   ----------   --------   -------------   --------   -------------
Assumed obligations on closed
  leased facilities................     $ 9,564       $  323     $ 4,900         $199       $ (6,482)     $ 8,504(a)
Consolidation of acquired
  facilities.......................       8,715          340      11,214           --         (9,977)      10,292(b)
Contracted lease payments exceeding
  current market costs.............         562           --          --           --            199          761(c)
Severance, relocation and other
  employee costs...................         954        1,929         875           --         (3,158)         600(d)
Recovery of provision for
  uncollectible receivables........          --           --        (732)         732             --           --
Pension obligations................       1,658           --          --           --             --        1,658(e)
                                        -------       ------     -------         ----       --------      -------
Total..............................     $21,453       $2,592     $16,257         $931       $(19,418)     $21,815
                                        =======       ======     =======         ====       ========      =======

------------------------

(a) Accrued liabilities for surplus property in the amount of $8,504 as of September 30, 2000 relate to leased office locations of acquired companies that were either unutilized prior to the acquisition date

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED) or will be closed by December 31, 2000 in connection with the restructuring plans. The amount is based on the present value of minimum future lease obligations, net of estimated sublease income.

(b) Other costs associated with the closure or consolidation of existing offices of acquired companies in the amount of $10,292 as of September 30, 2000 relate to termination costs of contracts relating to billing systems, external reporting systems and other contractual arrangements with third parties.

(c) Above-market lease costs in the amount of $761 as of September 30, 2000 relate to the present value of contractual lease payments in excess of current market lease rates.

(d) Estimated employee severance and relocation expenses and other employee costs in the amount of $600 as of September 30, 2000 relate to estimated severance for terminated employees at closed locations, costs associated with employees transferred to continuing offices and other related costs. Employee groups affected include sales, service, administrative and management personnel at duplicate locations as well as redundant management and administrative personnel at corporate headquarters. As of September 30, 2000, the accrual related to approximately 50 employees, senior management, sales, service and administrative personnel. During the nine months ended September 30, 2000, payments of $3,158 were made for severance and charged against the reserve.

(e) Pension obligations in the amount of $1,658 were assumed in connection with the acquisition of Austin Knight.

    The Company continues to evaluate and assess the impact of duplicate responsibilities and office locations. Pursuant to the conclusions reached by the Emerging Issues Task Force ("EITF") of the FASB in EITF Issues No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in connection with the finalization of preliminary plans relating to purchased entities, additions to restructuring reserves within one year of the date of acquisition are treated as additional purchase price, but costs incurred resulting from plan revisions made after the first year will be charged to operations in the period in which they occur.

NOTE 4--SEGMENT AND GEOGRAPHIC DATA

    The Company is engaged in five lines of business: Interactive (including Monster-Registered Trademark-.com and Monstermoving(sm).com), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Page Advertising. Operations are conducted in several geographic regions: North America, Asia-Pacific (primarily Australia and New Zealand), the United Kingdom and Continental Europe. The following is a summary of the Company's operations by business segment and by geographic region, for the nine month period ended September 30, 2000 and 1999. Overhead is allocated based on retroactively restated commissions and fees.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 4--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                     INTERACTIVE                        SELECTION
                              --------------------------                    &                    YELLOW
INFORMATION BY BUSINESS                      MONSTER-      RECRUITMENT  TEMPORARY    EXECUTIVE    PAGE
SEGMENT                       MONSTER-REGISTERED TRADEMARK-.COM MOVING(SM).COM ADVERTISING CONTRACTING  SEARCH ADVERTISING  TOTAL
----------------------------  ------------   -----------   ----------   ----------   --------   ---------   --------
NINE MONTHS ENDED
  SEPTEMBER 30, 2000
Commissions and fees:
Traditional sources.........    $     --      $     --      $146,159     $263,167    $135,240    $75,666    $620,232
Interactive.................     232,052         7,257        21,645       12,520          25      6,911     280,410
                                --------      --------      --------     --------    --------    -------    --------
Total commissions and
  fees......................     232,052         7,257       167,804      275,687     135,265     82,577     900,642
                                --------      --------      --------     --------    --------    -------    --------
Operating expenses:
Salaries & related, office &
  general, marketing &
  promotion, and overhead...          --            --       128,900      243,053     120,244     62,395     554,592
Interactive (a).............     190,036        15,501        17,584       10,177          21      6,001     239,320
Merger & integration........         122         1,734         2,536       22,572       9,318        864      37,146
Amortization of
  intangibles...............         348           321         4,867        4,241         761      1,392      11,930
                                --------      --------      --------     --------    --------    -------    --------
Total operating expenses....     190,506        17,556       153,887      280,043     130,344     70,652     842,988
                                --------      --------      --------     --------    --------    -------    --------
Operating income (loss):
Traditional sources.........          --            --         9,856       (6,699)      4,917     11,015      19,089
Interactive.................      41,546       (10,299)        4,061        2,343           4        910      38,565
                                --------      --------      --------     --------    --------    -------    --------
Total operating income
  (loss)....................    $ 41,546      $(10,299)     $ 13,917     $ (4,356)   $  4,921    $11,925      57,654
                                ========      ========      ========     ========    ========    =======
Total other income, net.....           *             *             *            *           *          *      13,297
                                                                                                            --------
Income before provision for
  income taxes, minority
  interests and equity in
  losses of affiliates......           *             *             *            *           *          *    $ 70,951
                                                                                                            ========

--------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 4--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                    INTERACTIVE
                                 --------------------------------------------------                 SELECTION &
                                                                        MONSTER-      RECRUITMENT    TEMPORARY    EXECUTIVE
INFORMATION BY BUSINESS SEGMENT  MONSTER-REGISTERED TRADEMARK-.COM   MOVING(SM).COM   ADVERTISING   CONTRACTING    SEARCH
-------------------------------  ---------------------------------   --------------   -----------   -----------   ---------
NINE MONTHS ENDED
  SEPTEMBER 30, 1999
Commissions and fees:
Traditional sources.........                  $    --                    $   --         $139,271      $199,291    $131,975
Interactive.................                   69,019                     5,136            8,526         4,960          --
                                              -------                    ------         --------      --------    --------
Total commissions and fees..                   69,019                     5,136          147,797       204,251     131,975
                                              -------                    ------         --------      --------    --------
Operating expenses:
Salaries & related, office &
  general, marketing &
  promotion, and overhead...                       --                        --          120,595       166,824     130,007
Interactive (a).............                   64,245                     5,361            7,577         3,944      13,806
Merger & integration........                       --                        --              401         6,343      39,142
Restructuring...............                       --                        --               --            --       2,789
Amortization of intangibles..                     175                        12            4,833         2,089         710
                                              -------                    ------         --------      --------    --------
Total operating expenses....                   64,420                     5,373          133,406       179,200     186,454
                                              -------                    ------         --------      --------    --------
Operating income (loss):
Traditional sources.........                       --                        --           13,442        24,035     (40,673)
Interactive.................                    4,599                      (237)             949         1,016     (13,806)
                                              -------                    ------         --------      --------    --------
Total operating income (loss)..               $ 4,599                    $ (237)        $ 14,391      $ 25,051    $(54,479)
                                              =======                    ======         ========      ========    ========
Total other expense, net....                        *                         *                *             *           *
Income before provision for
  income taxes, minority
  interests and equity in
  losses of affiliates......                        *                         *                *             *           *


                                   YELLOW
                                    PAGE
INFORMATION BY BUSINESS SEGMENT  ADVERTISING    TOTAL
-------------------------------  -----------   --------
NINE MONTHS ENDED
  SEPTEMBER 30, 1999
Commissions and fees:
Traditional sources.........       $79,522     $550,059
Interactive.................         3,223       90,864
                                   -------     --------
Total commissions and fees..        82,745      640,923
                                   -------     --------
Operating expenses:
Salaries & related, office &
  general, marketing &
  promotion, and overhead...        51,400      468,826
Interactive (a).............         3,084       98,017
Merger & integration........           376       46,262
Restructuring...............            --        2,789
Amortization of intangibles..        1,550        9,369
                                   -------     --------
Total operating expenses....        56,410      625,263
                                   -------     --------
Operating income (loss):
Traditional sources.........        26,196       23,000
Interactive.................           139       (7,340)
                                   -------     --------
Total operating income (loss)..    $26,335       15,660
                                   =======
Total other expense, net....             *      (11,651)
                                               --------
Income before provision for
  income taxes, minority
  interests and equity in
  losses of affiliates......             *     $  4,009
                                               ========

------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 4--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                                        UNITED    CONTINENTAL
INFORMATION BY GEOGRAPHIC REGION        NORTH AMERICA   ASIA-PACIFIC   KINGDOM      EUROPE       TOTAL
--------------------------------        -------------   ------------   -------    -----------    -----
NINE MONTHS ENDED SEPTEMBER 30, 2000
Commissions and fees..................     $539,261       $136,559     $122,218     $102,604    $900,642
Income (loss) before income taxes,
  minority interests and equity in
  losses of affiliates................     $ 63,759       $ 14,274     $(16,727)    $  9,645    $ 70,951
NINE MONTHS ENDED SEPTEMBER 30, 1999
Commissions and fees..................     $354,231       $121,244     $101,885     $ 63,563    $640,923
Income (loss) before income taxes,
  minority interests and equity in
  losses of affiliates................     $(20,165)      $ 17,909     $  1,997     $  4,268    $  4,009

NOTE 5--SUBSEQUENT EVENT--JOBTRAK CORPORATION ("JOBTRAK")

    On November 7, 2000 the Company and Jobtrak entered into a merger agreement by which the Company will acquire all of the outstanding shares of Jobtrak in exchange for shares of TMP common stock. The transaction is being accounted for as a pooling of interests. Jobtrak provides password protected, co-branded job listing and resume databases and interview software for over 1,000 college career centers.

    Jobtrak enables employers to target their job listings to students and alumni from specific campuses to ensure visibility within a highly qualified and motivated pool of candidates. It also provides the following products and services:

    - InterviewTRAK--An on-campus interview schedule management tool for career centers and employers. It allows employers to review resumes and select candidates, and enables students to sign up for interview time slots online.

    - Career & Alumni Contact Network--A database which helps job-seeking college students connect with career mentors in their desired field and geographical location.

    - Student Employment Database--A system which allows college and university career centers to post and manage on-campus, work-student, and co-op positions for students.

    - Job Search Resources--Valuable resources for students including a detailed guide to the job search process, a guide to writing your resume and online message boards.

    - Virtual Career Fairs--Jobtrak creates and hosts national and college-specific virtual career fairs. Job seekers can visit employer booths, research the opportunities and apply for positions.

    - ScholarshipTRAK--Provided free to students, the ScholarshipTRAK database contains information on more than 600,000 individual scholarship awards from more than 8,000 funding sources.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We have audited the accompanying consolidated balance sheets of TMP Worldwide Inc. and Subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income (loss), comprehensive income (loss), stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Morgan & Banks Limited as of December 31, 1998 and for the years ended December 31, 1998 and March 31, 1998 which were combined with the Company's financial statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which financial statements reflect total assets of approximately $52.3 million as of December 31, 1998 and total commissions & fees of approximately $255.4 million and $235.8 million for the years ended December 31, 1998 and March 31, 1998, respectively. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Morgan & Banks Limited, is based solely on the report of the other auditor. We did not audit the financial statements of LAI Worldwide, Inc. and subsidiaries as of February 28, 1999 and for each of the two years in the period ended February 28, 1999 which were combined with the Company's financial statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which financial statements reflect total assets of approximately $103.8 million as of February 28, 1999 and total commissions & fees of approximately $61.8 million and $86.8 million for each of the two years in the period ended February 28, 1999, respectively. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for LAI Worldwide, Inc. and subsidiaries, is based solely on the report of the other auditor. We did not audit the consolidated financial statements of System One Services, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 which were combined with the Company's financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which financial statements reflect total assets of approximately $56.6 million and $46.6 million as of December 31, 1999 and 1998 and total commissions and fees of $15.5 million, $23.2 million and $33.6 million for each of the three years in the period ended December 31, 1999. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for System One Services, Inc. and subsidiaries is based solely on the report of the other auditor.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TMP Worldwide Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                          /s/ BDO SEIDMAN, LLP
     ---------------------------------------------------------------------------
                                          BDO SEIDMAN, LLP

New York, New York
June 26, 2000

                  INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS
                           OF MORGAN & BANKS LIMITED

SCOPE

    We have audited the financial statements of Morgan & Banks Limited for the financial years ended 31 December 1998 and 31 March 1998. The financial statements include the consolidated accounts of the economic entity, comprising the company and the entities it controlled at the year's end or from time to time during the financial year. The company's directors are responsible for the preparation and presentation of these financial statements and the information they contain. We have conducted an independent audit of the financial statements and the information they contain in order to express an opinion on them to the members of the company.

    Our audit has been conducted in accordance with Australian Auditing Standards, which are substantially the same as generally accepted auditing standards in the United States of America, to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards and other mandatory professional reporting requirements and statutory requirements so as to present a view which is consistent with our understanding of the company's and the economic entity's financial position and the results of its operations and its cash flows.

    The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

    In our opinion, the financial statements of Morgan & Banks Limited are properly drawn up:

    (a) so as to give a true and fair view of the state of affairs as at 31 December 1998, the profit for the financial years ended on 31 December 1998 and 31 March 1998 and the cash flows for the nine month period ended 31 December 1998, and the year ended 31 March 1998, of the company and the economic entity;

    (b) in accordance with applicable Australian Accounting Standards and other mandatory professional reporting requirements.

/s/ PANNELL KERR FORSTER                       /s/ A.P. WHITING
--------------------------------------------   --------------------------------------------
Pannell Kerr Forster                           A.P. Whiting
Chartered Accountants                          PARTNER
New South Wales Partnership
SYDNEY, 15 APRIL 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To LAI Worldwide, Inc.:

    We have audited the consolidated balance sheet of LAI Worldwide, Inc. (a Florida corporation) and subsidiaries as of February 28, 1999, and the related consolidated statements of operations, stockholders' equity, comprehensive income and cash flows for each of the two years in the period ended February 28, 1999 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LAI Worldwide, Inc. and subsidiaries as of February 28, 1999, and the results of their operations and their cash flows for each of the two years in the period ended February 28, 1999, in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Tampa, Florida
April 7, 1999

INDEPENDENT AUDITORS' REPORT

To the Stockholders
  System One Services, Inc.:

We have audited the consolidated balance sheets of System One Services, Inc. and subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements (not presented separately herein) present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Tampa, Florida
February 4, 2000

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 1999        1998
                                                              ----------   --------
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $   64,599   $ 79,868
  Accounts receivable, net..................................     462,595    380,240
  Work-in-process...........................................      25,632     19,300
  Prepaid and other.........................................      60,019     38,572
                                                              ----------   --------
    Total current assets....................................     612,845    517,980
Property and equipment, net.................................      80,839     81,986
Deferred income taxes.......................................      25,237      9,114
Intangibles, net............................................     311,873    266,544
Other assets................................................      22,434     20,057
                                                              ----------   --------
                                                              $1,053,228   $895,681
                                                              ==========   ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  364,951   $287,828
  Accrued expenses and other current liabilities............     134,838    117,165
  Accrued integration and restructuring costs...............      21,453     16,747
  Deferred commissions and fees.............................      72,298     15,736
  Deferred income taxes.....................................          --      3,671
  Current portion of long-term debt.........................      11,068     16,267
                                                              ----------   --------
    Total current liabilities...............................     604,608    457,414
Long-term debt, less current portion........................     100,098    146,722
Other long-term liabilities.................................      30,726     25,852
                                                              ----------   --------
  Total liabilities.........................................     735,432    629,988
                                                              ----------   --------
Minority interests..........................................           9        509
                                                              ----------   --------
Stockholders' equity:
  Preferred stock, $.001 par value, authorized 800,000
    shares; issued and outstanding: none....................          --         --
  Common stock, $.001 par value, authorized 200,000,000
    shares; issued and outstanding: 81,359,671 and
    77,231,265, shares, respectively........................          81         77
  Class B common stock, $.001 par value, authorized
    39,000,000 shares; issued and outstanding: 4,762,000
    shares..................................................           5          5
  Additional paid-in capital................................     367,857    291,075
  Other comprehensive loss..................................      (4,899)    (3,627)
  Unamortized stock-based compensation......................          --     (2,732)
  Deficit...................................................     (45,257)   (19,614)
                                                              ----------   --------
    Total stockholders' equity..............................     317,787    265,184
                                                              ----------   --------
                                                              $1,053,228   $895,681
                                                              ==========   ========

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Commissions and fees........................................  $869,207   $744,517   $610,762
                                                              --------   --------   --------
Operating expenses:
  Salaries & related........................................   496,926    430,316    344,956
  Office & general..........................................   205,165    184,905    160,027
  Marketing & promotion.....................................    74,647     29,737     13,665
  Merger & integration......................................    63,054     22,412         --
  Restructuring.............................................     2,789      3,543         --
  Amortization of intangibles...............................    12,532     11,070      6,913
  CEO special bonus.........................................        --      1,250      1,500
                                                              --------   --------   --------
  Total operating expenses..................................   855,113    683,233    527,061
                                                              --------   --------   --------
Operating income............................................    14,094     61,284     83,701
                                                              --------   --------   --------
Other income (expense):
  Interest expense..........................................   (21,288)   (18,596)   (14,523)
  Interest income...........................................     8,361      5,720      4,021
  Other, net................................................    (2,906)    (2,057)       814
                                                              --------   --------   --------
                                                               (15,833)   (14,933)    (9,688)
                                                              --------   --------   --------
Income (loss) before provision for income taxes, minority
  interests and equity in losses of affiliates..............    (1,739)    46,351     74,013
Provision for income taxes..................................     6,908     16,884     22,805
                                                              --------   --------   --------
Income (loss) before minority interests and equity in losses
  of affiliates.............................................    (8,647)    29,467     51,208
Minority interests..........................................       107         28        296
Equity in losses of unconsolidated affiliates...............      (300)      (396)       (33)
                                                              --------   --------   --------
Net income (loss)...........................................    (9,054)    29,043     50,879
Preferred stock dividends...................................        --         --       (123)
                                                              --------   --------   --------
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $ (9,054)  $ 29,043   $ 50,756
                                                              ========   ========   ========
Net income (loss) per common and Class B common share:
  Basic.....................................................  $  (0.11)  $   0.36   $   0.67
                                                              ========   ========   ========
  Diluted...................................................  $  (0.11)  $   0.35   $   0.66
                                                              ========   ========   ========
Weighted average shares outstanding:
  Basic.....................................................    84,250     81,638     75,857
                                                              ========   ========   ========
  Diluted...................................................    84,250     83,494     77,134
                                                              ========   ========   ========

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Net income (loss)...........................................  $ (9,054)  $29,043    $ 50,879
Foreign currency translation adjustment.....................    (1,272)   (2,343)     (4,174)
                                                              --------   -------    --------
Comprehensive income (loss).................................  $(10,326)  $26,700    $(46,705)
                                                              ========   =======    ========

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    CLASS B
                                         COMMON STOCK,           COMMON STOCK,
                                        $.001 PAR VALUE         $.001 PAR VALUE      ADDITIONAL       OTHER       UNAMORTIZED
                                     ---------------------   ---------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                       SHARES      AMOUNT      SHARES      AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                     ----------   --------   ----------   --------   ----------   -------------   ------------
Balance, January 1, 1997...........  43,101,486     $43      29,575,082     $30       $128,503       $ 2,890          $ --
  Issuance of common stock for
    purchase of minority interest
    in subsidiary..................     123,696      --              --      --          1,000            --            --
  Issuance of common stock in
    connection with acquisitions...     367,394      --              --      --          9,286            --            --
  Conversion of Class B shares.....   2,400,000       3      (2,400,000)     (3)
  Public offerings of pooled
    companies......................   1,839,271       2              --      --         26,717            --            --
  Other issuance of common stock by
    pooled company.................      66,314      --              --      --          4,307            --            --
  Issuance of common stock.........   4,800,000       5              --      --         51,164            --            --
  Issuance of common stock in
    connection with the exercise of
    options........................     209,242      --              --      --            659            --            --
  Tax benefit of stock options
    exercised......................          --      --              --      --            175            --            --
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................      87,096      --              --      --            555            --            --
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other................          --      --              --      --          1,775            --            --
  Foreign currency translation
    adjustment.....................          --      --              --      --             --        (4,174)           --
  Dividends and redemption premium
    preferred stock................          --      --              --      --             --            --            --
  Dividends declared by pooled
    companies......................          --      --              --      --             --            --            --
  Net income.......................          --      --              --      --             --            --            --
                                     ----------     ---      ----------     ---       --------       -------          ----
Balance, December 31, 1997.........  52,994,499     $53      27,175,082     $27       $224,141       $(1,284)         $ --
                                     ==========     ===      ==========     ===       ========       =======          ====


                                                    TOTAL
                                                STOCKHOLDERS'
                                     DEFICIT       EQUITY
                                     --------   -------------
Balance, January 1, 1997...........  $(46,939)     $ 84,527
  Issuance of common stock for
    purchase of minority interest
    in subsidiary..................        --         1,000
  Issuance of common stock in
    connection with acquisitions...        --         9,286
  Conversion of Class B shares.....                      --
  Public offerings of pooled
    companies......................        --        26,719
  Other issuance of common stock by
    pooled company.................        --         4,307
  Issuance of common stock.........        --        51,169
  Issuance of common stock in
    connection with the exercise of
    options........................        --           659
  Tax benefit of stock options
    exercised......................        --           175
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................        --           555
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other................        --         1,775
  Foreign currency translation
    adjustment.....................        --        (4,174)
  Dividends and redemption premium
    preferred stock................      (123)         (123)
  Dividends declared by pooled
    companies......................   (30,664)      (30,664)
  Net income.......................    50,879        50,879
                                     --------      --------
Balance, December 31, 1997.........  $(26,847)     $196,090
                                     ========      ========

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   CLASS B
                                        COMMON STOCK,           COMMON STOCK,
                                       $.001 PAR VALUE         $.001 PAR VALUE       ADDITIONAL       OTHER       UNAMORTIZED
                                    ---------------------   ----------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                      SHARES      AMOUNT      SHARES       AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                    ----------   --------   -----------   --------   ----------   -------------   ------------
Balance, December 31, 1997........  52,994,499     $53       27,175,082     $27       $224,141       $(1,284)       $    --
  Issuance of common stock in
    connection with the exercise
    of options....................     419,898       1               --      --          1,494            --             --
  Tax benefit of stock options
    exercised.....................          --      --               --      --            407            --             --
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other...............          --      --               --      --          1,250            --             --
  Issuance of common stock in
    connection with
    acquisitions..................     402,812      --               --      --          5,546            --             --
  Issuance of compensatory
    options.......................          --      --               --      --            295            --             --
  Issuance of common stock by
    pooled companies..............   1,005,712       1               --      --         46,042            --             --
  Repurchase and cancellation of
    common stock..................    (574,704)     (1)              --      --           (668)           --             --
  Conversion of Class B shares....  22,413,082      22      (22,413,082)    (22)            --            --             --
  Issuance of common stock for
    compensation..................     515,420       1               --      --         11,941            --         (3,308)
  Issuance of common stock for
    matching contribution to
    401(k) plan...................      54,546      --               --      --            627            --             --
  Amortization of stock based
    compensation..................          --      --               --      --             --            --            576
  Pooled companies' earnings
    included in both current and
    previous years................          --      --               --      --             --            --             --
  Pooled company's earnings,
    excluded from statement of
    operations....................          --      --               --      --             --            --             --
  Foreign currency translation
    adjustment....................          --      --               --      --             --        (2,343)            --
  Dividends declared by pooled
    companies.....................          --      --               --      --             --            --             --
  Net income......................          --      --               --      --             --            --             --
                                    ----------     ---      -----------     ---       --------       -------        -------
Balance, December 31, 1998........  77,231,265     $77        4,762,000     $ 5       $291,075       $(3,627)       $(2,732)
                                    ==========     ===      ===========     ===       ========       =======        =======


                                                   TOTAL
                                               STOCKHOLDERS'
                                    DEFICIT       EQUITY
                                    --------   -------------
Balance, December 31, 1997........  $(26,847)     $196,090
  Issuance of common stock in
    connection with the exercise
    of options....................        --         1,495
  Tax benefit of stock options
    exercised.....................        --           407
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other...............        --         1,250
  Issuance of common stock in
    connection with
    acquisitions..................        --         5,546
  Issuance of compensatory
    options.......................        --           295
  Issuance of common stock by
    pooled companies..............        --        46,043
  Repurchase and cancellation of
    common stock..................        --          (669)
  Conversion of Class B shares....        --            --
  Issuance of common stock for
    compensation..................        --         8,634
  Issuance of common stock for
    matching contribution to
    401(k) plan...................        --           627
  Amortization of stock based
    compensation..................        --           576
  Pooled companies' earnings
    included in both current and
    previous years................    (3,182)       (3,182)
  Pooled company's earnings,
    excluded from statement of
    operations....................       873           873
  Foreign currency translation
    adjustment....................        --        (2,343)
  Dividends declared by pooled
    companies.....................   (19,501)      (19,501)
  Net income......................    29,043        29,043
                                    --------      --------
Balance, December 31, 1998........  $(19,614)     $265,184
                                    ========      ========

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    CLASS B
                                         COMMON STOCK,           COMMON STOCK,
                                        $.001 PAR VALUE         $.001 PAR VALUE      ADDITIONAL       OTHER       UNAMORTIZED
                                     ---------------------   ---------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                       SHARES      AMOUNT      SHARES      AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                     ----------   --------   ----------   --------   ----------   -------------   ------------
Balance, December 31, 1998.........  77,231,265     $77       4,762,000     $ 5       $291,075       $(3,627)       $(2,732)
  Issuance of common stock in
    connection with the exercise of
    options........................   2,230,990       2              --      --         19,044            --             --
  Tax benefit of stock options
    exercised......................          --      --              --      --         11,869            --             --
  Issuance of common stock in
    connection with acquisitions...     928,619       1              --      --         24,275            --             --
  Issuance of compensatory
    options........................          --      --              --      --            680            --             --
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................      42,954      --              --      --            902            --             --
  Forfeiture of stock-based
    compensation due to departure
    of employees of pooled
    entity.........................          --      --              --      --         (1,033)           --          1,033
  Issuance of common stock for
    employee stay bonuses..........     462,772       1              --      --          7,048            --             --
  Issuance of common stock for
    purchase of minority
    interest.......................      38,862      --              --      --          1,210            --             --
  Tax benefit in connection with
    taxable pooling of interests...          --      --              --      --          6,400            --             --
  Public offering of shares........     424,209      --              --      --          6,387            --             --
  Accelerated vesting of stock
    based compensation.............          --      --              --      --             --            --          1,699
  Pooled companies' losses included
    in both current and previous
    years..........................          --      --              --      --             --            --             --
  Foreign currency translation
    adjustment.....................          --      --              --      --             --        (1,272)            --
  Dividends declared by pooled
    companies......................          --      --              --      --             --            --             --
  Net loss.........................          --      --              --      --             --            --             --
                                     ----------     ---      ----------     ---       --------       -------        -------
Balance, December 31, 1999.........  81,359,671     $81       4,762,000     $ 5       $367,857       $(4,899)
                                                                                                                    $   ---
                                     ==========     ===      ==========     ===       ========       =======
                                                                                                                    =======


                                                    TOTAL
                                                STOCKHOLDERS'
                                     DEFICIT       EQUITY
                                     --------   -------------
Balance, December 31, 1998.........  $(19,614)     $265,184
  Issuance of common stock in
    connection with the exercise of
    options........................        --        19,046
  Tax benefit of stock options
    exercised......................        --        11,869
  Issuance of common stock in
    connection with acquisitions...        --        24,276
  Issuance of compensatory
    options........................        --           680
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................        --           902
  Forfeiture of stock-based
    compensation due to departure
    of employees of pooled
    entity.........................        --            --
  Issuance of common stock for
    employee stay bonuses..........        --         7,049
  Issuance of common stock for
    purchase of minority
    interest.......................        --         1,210
  Tax benefit in connection with
    taxable pooling of interests...        --         6,400
  Public offering of shares........        --         6,387
  Accelerated vesting of stock
    based compensation.............        --         1,699
  Pooled companies' losses included
    in both current and previous
    years..........................     1,941         1,941
  Foreign currency translation
    adjustment.....................        --        (1,272)
  Dividends declared by pooled
    companies......................   (18,530)      (18,530)
  Net loss.........................    (9,054)       (9,054)
                                     --------      --------
Balance, December 31, 1999.........  $(45,257)     $317,787
                                     ========      ========

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                     YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                 1999          1998         1997
                                                              -----------   -----------   ---------
Cash flows from operating activities:
  Net income (loss).........................................  $    (9,054)  $    29,043   $  50,879
                                                              -----------   -----------   ---------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization of property and
      equipment.............................................       26,987        22,564      16,301
    Amortization of intangibles.............................       12,532        11,070       6,913
    Amortization of deferred compensation in connection with
      employee stay bonuses.................................        7,489         4,358          --
    Provision for doubtful accounts.........................       14,527         6,394       4,211
    Net loss on disposal and write-off of fixed assets......       12,118         2,907          --
    Common stock issued for matching contribution to 401(k)
      plan and employee stay bonuses........................        7,950         8,939         627
    Provision (benefit) for deferred income taxes...........       (4,831)       (1,307)      6,393
    CEO bonus and indemnity payment.........................           --         1,250       1,775
    Minority interests and other............................          243           330          19
    Effect of pooled companies' losses (earnings) included
      in more than one period...............................        1,941        (3,182)         --
    Effect of pooled company excluded from the periods
      presented.............................................           --           873          --
    Changes in assets and liabilities, net of effects from
      purchases of businesses:
      Increase in accounts receivable, net..................      (85,434)      (19,269)    (30,560)
      Increase in work-in-process, prepaid and other........      (15,790)      (14,971)     (5,116)
      Increase in deferred commissions and fees.............       56,762         7,464       4,036
      Increase in accounts payable, accrued expenses and
        other current liabilities...........................       70,080        15,703       6,960
                                                              -----------   -----------   ---------
  Total adjustments.........................................      104,574        43,123      11,559
                                                              -----------   -----------   ---------
      Net cash provided by operating activities.............       95,520        72,166      62,438
                                                              -----------   -----------   ---------
Cash flows from investing activities:
  Payments pursuant to notes and advances to Principal
    Stockholder.............................................           --            --      (3,064)
  Repayments from Principal Stockholder.....................           --            --      14,477
  Capital expenditures......................................      (42,982)      (35,116)    (33,191)
  Payments for purchases of businesses, net of cash
    acquired................................................      (28,010)      (36,979)    (83,660)
  Purchases of short and long term investments..............         (150)      (38,271)         --
  Sales of short term investments...........................          101        39,047          --
  Investment in life insurance, net.........................          (38)       (1,985)     (1,797)
  Proceeds from sale of assets..............................        9,749           648          78
  Cash paid for non-compete agreements......................         (101)           --          --
  Advances by pooled entities to officers and affiliates....         (140)       (1,207)     (2,210)
                                                              -----------   -----------   ---------
      Net cash used in investing activities.................      (61,571)      (73,863)   (109,367)
                                                              -----------   -----------   ---------
Cash flows from financing activities:
  Payments on capitalized leases............................       (3,492)       (4,010)     (2,975)
  Borrowings under line of credit and proceeds from issuance
    of long-term debt.......................................    1,308,315     1,055,594     741,919
  Repayments under line of credit and principal payments on
    long-term debt..........................................   (1,358,383)   (1,055,582)   (707,040)
  Net proceeds from stock issuance..........................        6,387        46,043      77,888
  Cash received from the exercise of employee stock
    options.................................................       19,046         1,495         659
  Repurchase of common stock................................           --            --         (77)
  Redemption of minority interest and preferred stock
    (including premium).....................................       (2,000)           --      (5,238)
  Dividends on preferred stock..............................           --            --        (123)
  Capital contribution from former owner of pooled
    company.................................................          194            13          15
  Dividends paid by pooled companies........................      (18,530)      (21,453)    (29,415)
                                                              -----------   -----------   ---------
      Net cash provided by (used in) financing activities...      (48,463)       22,100      75,613
                                                              -----------   -----------   ---------
Effect of exchange rate changes on cash.....................         (755)         (165)       (303)
                                                              -----------   -----------   ---------
Net increase (decrease) in cash and cash equivalents........      (15,269)       20,238      28,381
Cash and cash equivalents, beginning of year................       79,868        59,630      31,249
                                                              -----------   -----------   ---------
Cash and cash equivalents, end of year......................  $    64,599   $    79,868   $  59,630
                                                              ===========   ===========   =========

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION

    TMP Worldwide Inc. ("TMP" or the "Company") is the successor to businesses formerly conducted by TMP Worldwide Inc. and subsidiaries ("Old TMP"), Worldwide Classified Inc. and subsidiaries ("WCI"), McKelvey Enterprises, Inc. and subsidiaries ("MEI") and certain other entities under the control of Andrew J. McKelvey (the "Principal Stockholder"). Immediately prior to the reorganization, the Principal Stockholder owned 100% of the common stock of MEI (which owned approximately 86% of the common stock of Old TMP) and approximately 33% of the common stock of WCI. In addition to his approximately 33% ownership of WCI, the Principal Stockholder had voting proxy on the remaining outstanding shares of WCI.

    WCI was organized in 1993 to sell Recruitment Advertising. On December 9, 1996, Old TMP, which sells Yellow Page Advertising, merged into MEI. Thereafter, WCI merged into MEI, MEI then merged into Telephone Marketing Programs Incorporated and MEI acquired the outstanding minority interest of a subsidiary (the "1996 Mergers"). Concurrent with the 1996 Mergers, Telephone Marketing Programs Incorporated changed its name to TMP Worldwide Inc.

    Due to the control of these companies by the Principal Stockholder, the companies have been consolidated on a retroactive basis in a manner similar to a pooling of interests, the interests previously owned by the Principal Stockholder are carried at predecessor basis, and in December 1996 (i) goodwill in the amount of approximately $1.6 million was recorded for the issuance of 542,556 shares of common stock of the Company to Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an initial public offering price of $7.00 per share, less approximately $2.2 million previously recorded on the issuance of these shares, and (ii) special compensation in the amount of approximately $52.0 million was recorded for the issuance of 7,169,580 shares of common stock of the Company to Old TMP, WCI and the MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an initial public offering price of $7.00 per share. The minority stockholders of Old TMP had received compensation in lieu of their share of earnings of Old TMP in exchange for waiving their rights to such earnings, and WCI and the MEI subsidiary had cumulative losses. Accordingly, no amounts were attributable to these minority interests in the accompanying consolidated financial statements.

    In addition, in 1996, the Principal Stockholder sold or contributed to the Company his majority interests, and in one case a 49% interest, in five companies primarily engaged in yellow page and Internet-based advertising. Due to the element of common control of these companies, all of these transactions have been accounted for in a manner similar to a pooling of interests and each of the five companies has been included in the accompanying consolidated financial statements from their respective dates of acquisition by the Principal Stockholder.

    For the period April 1, 1998 through December 31, 1999, the Company completed 20 mergers which were accounted for as poolings of interests. The seven that the Company completed prior to April 1, 1999 are Johnson, Smith & Knisely Inc. ("JSK"), TASA Holding AG ("TASA"), Stackig, Inc. ("Stackig"), Recruitment Solutions Inc., Sunquest L.L.C. d.b.a. The SMART Group and The Consulting Group (International) Limited ("TCG"), in 1998 (the "1998 Mergers"); and Morgan & Banks Limited ("M&B")

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) in January 1999 (the "M&B Merger"). In connection with these mergers, the Company issued 17,578,910 shares of our common stock in exchange for all of the outstanding common stock of these seven companies. From April 1, 1999 to June 30, 1999, the Company completed pooling of interests mergers (the "Second Quarter 1999 Mergers") with six companies Interquest, Pty. Limited ("Interquest"), LIDA Advertising Inc. ("LIDA"), Maes & Lunau ("M&L"), IN2, Inc. ("IN2"), Lemming & LeVan, Inc. ("L&L"), and Yellow Pages Unlimited, Inc. ("YPU"), (the "Second Quarter 1999 Pooled Companies") (the "Second Quarter 1999 Mergers"). In connection with the Second Quarter 1999 Mergers the Company issued a total of 1,800,480 shares of TMP common stock in exchange for all of the outstanding stock of the Second Quarter 1999 Pooled Companies. In addition, from July 1, 1999 through September 30, 1999, the Company completed pooling of interests mergers (the "Third Quarter 1999 Mergers") with five companies, Cameron-Newell Advertising, Inc. ("CNA"), Brook Street Bureau (QLD) Pty Ltd, ("Brook St."), LAI Worldwide, Inc. ("LAI"), Fox Advertising Inc. ("Fox") and Lampen Group Limited ("Lampen") ("the Third Quarter 1999 Pooled Companies"). In connection with the Third Quarter 1999 Mergers the Company issued a total of 4,306,914 shares of TMP common stock in exchange for all of the outstanding stock of the Third Quarter 1999 Pooled Companies. From October 1, 1999 through December 31, 1999, the Company completed mergers with two companies, Highland Search Group L.L.C. ("Highland") and TMC S.r.l. ("Amrop Italy") (the "Fourth Quarter 1999 Pooled Companies"), which provided for the exchange of all of the outstanding stock of such companies for a total of 1,517,226 shares of TMP common stock and which were accounted for as poolings of interests (the "Fourth Quarter 1999 Mergers").

    The consolidated financial statements of the Company reflect the effect of the 1996 Mergers, the 1998 Mergers, the M & B Merger, the Second Quarter 1999 Mergers, the Third Quarter 1999 Mergers and the Fourth Quarter 1999 Mergers, because such mergers have been accounted for as poolings of interests (see Note
5). As a result, the financial position, statements of income (loss), comprehensive income (loss) and cash flows included herein are presented as if the combining companies had been consolidated for all periods presented. The consolidated statements of stockholders' equity reflect the accounts of TMP as if the additional common stock issued in connection with the 1998 and 1999 Mergers had been issued for all periods presented.

    During the period of January 1, 2000 through June 30, 2000, the Company completed mergers with eleven companies which were accounted for as poolings of interests (the "First Half 2000 Mergers"): HW Group PLC; Microsurf, Inc.; Burlington Wells, Inc.; Illsley Bourbonnais; System One Services, Inc.; GTR Advertising; Virtual Relocation.com, Inc.; Business Technologies, Ltd.; Simpatix, Inc.; Rollo Associates, Inc.; and Web Technology Partners, Inc. In connection with these mergers, the Company issued 4,819,272 shares of TMP common stock in exchange for all the outstanding common stock of these eleven companies.

    Consequently, the Company's consolidated financial statements have been retroactively restated as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, to reflect the consummation of the 1996 Mergers, the 1998 Mergers, the M&B Merger, the Second Quarter 1999 Mergers, the Third Quarter 1999 Mergers, the Fourth Quarter 1999 Mergers and the First Half 2000 Mergers because such mergers have been accounted for as poolings of interests (see Note 5). As a result, the financial position, and statements of income (loss), comprehensive income (loss) and cash flows are presented as if the combining companies had been consolidated for all periods presented. In addition, the consolidated statements of stockholders' equity reflect the accounts of TMP as if the additional common

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) stock issued in connection with each of the aforementioned combinations included in the First Half 2000 Mergers had been issued in the periods when each of the related companies had issued shares and for the amounts that reflect the exchange ratios of the mergers.

    In the consolidated balance sheets, the balance sheets of TMP as of December 31, 1999 and 1998 have been combined with those of the First Half 2000 Mergers, all as of December 31, 1999 and 1998 except for the following: Illsley Bourbonnais, for which the balance sheets as of January 31, 2000 and 1999 are combined with those of TMP as of December 31, 1999 and 1998, respectively; Business Technologies Ltd. ("BTL"), for which the balance sheets as of July 31, 1999 and 1998 are combined with those of TMP as of December 31, 1999 and 1998, respectively; HW Group PLC ("HW"), for which the balance sheet as of March 31, 1999 is combined with that of TMP as of December 31, 1998. The consolidated statements of income (loss) combine the results of TMP for each year in the three year period ended December 31, 1999 with those of the First Half 2000 Mergers all for the same periods except for the following: Illsley Bourbonnais, for which the statements of income (loss) for the years ended January 31, 2000, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; BTL for which the statements of income (loss) for the years ended July 31, 1999, 1998 and 1997 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; HW for which the statements of income (loss) for the years ended March 31, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1998 and 1997, respectively.

    Due to immateriality, the results of BTL for the period August 1, 1999 through December 31, 1999 have not been included in the consolidated condensed statement of income (loss) for the year ended December 31, 1999 because the results of BTL for its fiscal year ended July 31, 1999 were included in the consolidated condensed statement of income (loss) for the year ended
December 31, 1999, including commissions and fees of $314 and net income of $50. BTL's results for the three months ended March 31, 2000 were included in the consolidated condensed statement of income (loss) for the three months ended March 31, 2000. In addition, the results of HW, for the three months ended
March 31, 1999 are included in the consolidated statements of income (loss) in both years ended December 31, 1999 and 1998, and the effects on both periods on
(a) commissions and fees was $11,075, (b) net income was $1,893 and (c) diluted earnings per share was $0.02.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for using the equity method when the Company owns at least 20% but no more than 50% of such affiliates. Under the equity method, the Company records its proportionate share of profits and losses based on its percentage interest in these affiliates.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of commissions & fees and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the following estimated useful lives:

                                                               YEARS
                                                              --------
Buildings and improvements..................................    5-32
Furniture and equipment.....................................    3-10
Capitalized software costs..................................     3-5
Computed equipment..........................................     3-7
Transportation equipment....................................    3-18

    Leasehold improvements are amortized over their estimated useful lives or the lives of the related leases, whichever is shorter.

INTANGIBLES

    Intangibles represent acquisition costs in excess of the fair value of net tangible assets of businesses purchased and consist primarily of the value of ongoing client relationships and goodwill. These costs are being amortized over periods ranging from three to thirty years on a straight-line basis.

LONG-LIVED ASSETS

    Long-lived assets, such as ongoing client relationships, goodwill and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. Impairment losses have been recorded as Merger and Integration Costs (see Note 5).

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    The financial position and results of operations of the Company's foreign subsidiaries are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the other comprehensive loss account in stockholders' equity. Gains and losses resulting from foreign currency transactions are included in other income (expense).

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
COMMISSIONS AND FEES RECOGNITION AND WORK-IN-PROCESS

    The Company earns fees for the placement of advertisements on the Internet, primarily its careers Web site, Monster.com(sm). Such website related fees are recognized over the length of the advertising agreement, typically one to six months. The amounts not recognized are reported on the balance sheet as deferred commissions and fees. The Company also derives commissions and fees for advertisements placed in telephone directories, newspapers and other media, plus associated fees for related services. Commissions and fees are generally recognized upon placement date for newspapers and other media and on publication close date for yellow page advertisements. The Company also earns fees for Executive Search services. Commissions and fees are recognized as clients are billed. Billings begin with the client's acceptance of a contract. A retainer equal to 33( 1/)(3)% of a candidate's first year estimated annual cash compensation is billed in equal installments over three consecutive months (at which time, in general, the retainer has been substantially earned). A final invoice is issued in the event that the candidate's actual compensation package exceeds the original estimate. For Selection, a fee equal to between 20% and 30% of a candidate's first year estimated annual cash compensation is billed in equal installments over three consecutive months (the average length of time needed to successfully complete an assignment). Temporary Contracting commission and fees are recorded when earned.

    The amounts charged to clients for Temporary Contracting services are reported after deducting the costs of the temporary contractors. The details for such amounts are (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Temporary contracting Revenue...............................  $471,588   $394,077   $313,595
Temporary contracting Costs.................................   379,666    318,155    253,658
                                                              --------   --------   --------
Temporary contracting Billings/Commissions and fees.........  $ 91,922   $ 75,922   $ 59,937
                                                              ========   ========   ========

    The Company's quarterly commissions and fees are affected by the cyclical nature of its operating segments. The timing of yellow page directory closings is currently concentrated in the third quarter. However, yellow page publishers may change the timing of directory publications which may have an effect on the Company's quarterly results. The Company's Yellow Page Advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. Amounts reported in the three months ended December 31, 1999, 1998 and 1997 for commissions on volume placements were $0.1 million, $0.9 million and $2.2 million, respectively. The Company's quarterly commissions and fees for Recruitment Advertising are typically highest in the first quarter and lowest in the fourth quarter; however, the cyclicality in the economy and the Company's clients' employment needs have an overriding impact on the Company's quarterly results in Recruitment Advertising.

    Direct operating costs incurred that relate to future commissions and fees, principally for yellow page advertisements, are deferred (recorded as work-in-process in the accompanying consolidated balance sheets) and are subsequently charged to expense when the directories are closed for publication and the related commission is recognized as income.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The provision for income taxes is computed on the pretax income (loss) based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

NATURE OF BUSINESS AND CREDIT RISK

    The Company operates in five business segments: Interactive (including Monster-Registered Trademark-.com and MonsterMoving(sm).com), Relocation Services, Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Pages Advertising. The Company's commissions and fees are earned from the following activities: (a) advertisements placed on its careers and other websites, (b) resume and other database access, (c) executive placement services, (d) mid level employee selection and temporary contracting services, (e) selling and placing recruitment advertising and related services,
(f) resume screening services and (g) selling and placing Yellow Page Advertising and related services. These services are provided to a large number of customers in many different industries. The Company operates principally throughout North America, the United Kingdom, Continental Europe and the Asia/Pacific Region (primarily Australia and New Zealand).

    Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs continuing credit evaluations of its customers and does not require collateral. For the most part, the Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

    The carrying amount reported for long-term debt approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

STOCK-BASED COMPENSATION

    The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied as required by SFAS No. 123, "Accounting for Stock-Based Compensation."

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
EARNINGS PER SHARE

    Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. The Company's Board of Directors authorized a 2-for-1 split of its common stock in the form of a stock dividend, effective February 29, 2000. All shares and per share amounts in the accompanying consolidated financials statements have been restated to give effect to the stock split.

    A reconciliation of shares used in calculating basic and diluted earnings per common and Class B common share follows (in thousands):

December 31, 1999:
Basic.......................................................   84,250
Effect of assumed conversion of stock options...............        *
                                                               ------
Diluted.....................................................   84,250
                                                               ======
December 31, 1998:
Basic.......................................................   81,638
Effect of assumed conversion of stock options...............    1,856
                                                               ------
Diluted.....................................................   83,494
                                                               ======
December 31, 1997:
Basic.......................................................   75,857
Effect of assumed conversion of stock options...............    1,277
                                                               ------
Diluted.....................................................   77,134
                                                               ======

------------------------

* Effect of the conversion of stock options outstanding is anti-dilutive. The number of options is approximately 4,307.

STATEMENTS OF CASH FLOWS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

COMPREHENSIVE INCOME (LOSS)

    Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company's only other item of comprehensive income (loss) is foreign currency translation adjustments.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
POSTRETIREMENT BENEFITS

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postetirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS No. 132 in 1998 did not have a material impact on the Company's financial statement disclosures.

CAPITALIZED SOFTWARE COSTS

    The Company capitalizes certain incurred software development costs in accordance with, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). Costs incurred during the application-development stage for software bought and further customized by outside vendors for the Company's use and software developed by a vendor for the Company's proprietary use have been capitalized. Costs incurred for the Company's own personnel who are directly associated with software development are capitalized. Capitalized software costs are being amortized over periods of 3 to 5 years.

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    During 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date by the Company of January 1, 2000. During the second quarter of 1999, the FASB postponed the adoption date of SFAS No. 133 until January 1, 2001. The FASB further amended SFAS No. 133 in June 2000. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which earnings are affected by the hedged item. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

    In 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 dealing with revenue recognition which is effective in the fourth quarter of 2000. The Company does not expect its adoption to have a material effect on the Company's financial statements.

    In 2000, the Emerging Issues Task Force ("EITF") of the FASB issued EITF Issue No. 00-2, "Website Development Costs," which established guidelines for accounting for website development costs and is effective for quarters beginning after June 30, 2000. Although the Company is still evaluating its impact, the Company does not believe its adoption will have a significant effect on its financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 3--ACCOUNTS RECEIVABLE, NET

    Accounts receivable, net consists of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Trade...................................................  $476,688   $386,021
Earned commissions(a)...................................    11,422     12,811
                                                          --------   --------
                                                           488,110    398,832
Less: Allowance for doubtful accounts...................    25,515     18,592
                                                          --------   --------
Accounts receivable, net................................  $462,595   $380,240
                                                          ========   ========

------------------------

(a) Earned commissions receivable represent commissions on advertisements that have not been published, and relate to yellow page advertisements only. Upon publication of the related yellow page directories, the earned commissions plus the related advertising cost at December 31, 1999 and 1998 are recorded as accounts receivable of $66,648 and $67,955, respectively, and the related advertising costs are recorded as accounts payable of $55,226 and $55,144, respectively.

NOTE 4--PROPERTY AND EQUIPMENT, NET

    Property and equipment, net consists of the following:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
Capitalized software costs................................  $25,352    $16,301
Buildings and improvements................................    1,323      1,168
Furniture and equipment...................................   78,813     85,503
Leasehold improvements....................................   24,328     19,593
Transportation equipment..................................    5,956     12,018
Computer equipment........................................   39,493     22,286
                                                            -------    -------
                                                            175,265    156,869
Less: Accumulated depreciation and amortization...........   94,426     74,883
                                                            -------    -------
Property and equipment, net...............................  $80,839    $81,986
                                                            =======    =======

    Property and equipment includes equipment under capital leases at December 31, 1999 and 1998 with a cost of $8,032 and $13,726, respectively, and accumulated amortization of $6,000 and $7,084 respectively.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS

ACQUISITIONS ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD

    During the period of January 1, 1999 through December 31, 1999, the Company completed the following mergers which provided for the exchange of all of the outstanding stock of each entity for shares of TMP stock and are accounted for as poolings of interests (See Note 1):

                                                                  GEOGRAPHIC                      NUMBER OF TMP
ENTITY                                 BUSINESS SEGMENT             REGION      ACQUISITION DATE  SHARES ISSUED
------                          ------------------------------  --------------  ----------------  -------------
Morgan & Banks Limited........  Selection & Temporary           Asia-Pacific    January 28, 1999   10,296,582
                                Contracting
Interquest Pty Limited........  Selection & Temporary           Asia-Pacific    April 30, 1999        353,390
                                Contracting
LIDA Advertising, Inc.........  Yellow Page Advertising         North America   May 19, 1999          225,212
Maes & Lunau..................  Executive Search                Europe          May 20, 1999          220,000
IN2, Inc......................  Yellow Page Advertising         North America   May 28, 1999          578,062
Lemming & Levan, Inc..........  Executive Search                North America   May 28, 1999          245,816
Yellow Pages Unlimited, Inc...  Yellow Page Advertising         North America   May 28, 1999          178,000
Cameron-Newell Advertising,
  Inc.........................  Recruitment Advertising         North America   August 2, 1999        840,000
Brook St. Bureau Pty, Ltd.....  Selection & Temporary           Asia-Pacific    August 3, 1999        261,800
                                Contracting
LAI Worldwide, Inc............  Executive Search                North America   August 26, 1999     2,119,642
Fox Advertising, Inc..........  Yellow Page Advertising         North America   August 30, 1999       259,280
Lampen Group Limited..........  Selection & Temporary           Asia-Pacific &  August 31, 1999       826,192
                                Contracting                     United Kingdom
Highland Search Group           Executive Search                North America   October 21, 1999    1,398,666
  L.L.C.......................
TMC S.r.l.....................  Executive Search                Europe          October 27, 1999      118,560

    The effects on the Company's financial statements as of December 31, 1998 and 1997 and for the years then ended of mergers accounted for as poolings of interests consummated during the year ended December 31, 1999 are reflected in the Company's financial statements as of December 31, 1998 and 1997 and for the years then ended as previously reported on the Company's Form 10-K for the year ended December 31, 1999.

    During the period of January 1, 2000 through June 30, 2000, the Company completed the following mergers which provided for the exchange of all of the outstanding stock of each entity for shares of TMP stock and are accounted for as poolings of interests (See Note 1):

                                                                GEOGRAPHIC                        NUMBER OF TMP
ENTITY                               BUSINESS SEGMENT             REGION       ACQUISITION DATE   SHARES ISSUED
------                         -----------------------------  --------------  ------------------  -------------
HW Group PLC.................  Selection & Temporary          United Kingdom  February 16, 2000       715,769
                               Contracting
Microsurf, Inc...............  Interactive                    North America   February 16, 2000       684,462
Burlington Wells, Inc........  Selection & Temporary          North America   February 29, 2000        52,190
                               Contracting
Illsley Bourbonnais..........  Executive Search               North America   March 1, 2000           246,702
System One Services, Inc.....  Selection & Temporary          North America   April 3, 2000         1,022,257
                               Contracting
GTR Advertising..............  Recruitment Advertising        North America   April 4, 2000            54,041
Virtual Relocation.com,        Interactive                    North America   May 9, 2000             947,916
  Inc........................
Business Technologies Ltd....  Interactive                    United Kingdom  May 17, 2000            205,703
Simpatix, Inc................  Interactive                    North America   May 31, 2000            155,480
Rollo Associates, Inc........  Executive Search               North America   May 31, 2000            110,860
Web Technology Partners,       Interactive                    North America   May 31, 2000            623,892
  Inc........................

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
    The effects of the First Half 2000 Mergers accounted for as poolings of interest transactions are summarized below:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
COMMISSIONS AND FEES:
TMP, as previously reported on Form 10-K for the year ended
December 31, 1999...........................................  $765,805   $657,486   $541,828
  HW Group PLC..............................................    41,708     46,774     37,915
  Microsurf, Inc............................................     5,040      1,543        260
  Burlington Wells, Inc.....................................     2,705      2,101      1,390
  Illsley Bourbonnais.......................................     7,997      5,568      7,007
  System One Services, Inc..................................    33,573     23,212     15,454
  GTR Advertising...........................................     2,961      2,943      2,316
  Virtual Relocation.com, Inc...............................     1,353        168         15
  Business Technologies Ltd.................................       786        352         --
  Simpatix, Inc.............................................        37         (5)        --
  Rollo Associates, Inc.....................................     3,597      2,599      2,382
  Web Technology Partners, Inc..............................     3,645      1,776      2,195
                                                              --------   --------   --------
TMP, as restated............................................  $869,207   $744,517   $610,762
                                                              ========   ========   ========
NET INCOME (LOSS) APPLICABLE TO COMMON AND CLASS B COMMON
  SHAREHOLDERS:
TMP, as previously reported on Form 10-K for the year ended
December 31, 1999...........................................  $ (7,405)  $ 20,542   $ 41,831
  HW Group PLC..............................................    (3,664)     4,458      2,956
  Microsurf, Inc............................................       509        283        (84)
  Burlington Wells, Inc.....................................       336        309        220
  Illsley Bourbonnais.......................................     4,313      3,192      3,904
  System One Services, Inc..................................       (82)       168        868
  GTR Advertising...........................................       123        229        128
  Virtual Relocation.com, Inc...............................    (2,922)      (480)       (35)
  Business Technologies Ltd.................................       111         65         --
  Simpatix, Inc.............................................      (552)      (473)      (212)
  Rollo Associates, Inc.....................................       301        679        742
  Web Technology Partners, Inc..............................      (122)        71        438
                                                              --------   --------   --------
TMP, as restated............................................  $ (9,054)  $ 29,043   $ 50,756
                                                              ========   ========   ========

NET INCOME (LOSS) PER COMMON AND CLASS B COMMON
  SHAREHOLDERS:
Basic
TMP, as previously reported on Form 10-K for the period
  ended December 31, 1999...................................  $  (0.09)  $   0.27   $   0.58
TMP, as restated............................................  $  (0.11)  $   0.36   $   0.67

Diluted
TMP, as previously reported on Form 10-K for the period
  ended December 31, 1999...................................  $  (0.09)  $   0.26   $   0.57
TMP, as restated............................................  $  (0.11)  $   0.35   $   0.66

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
MERGER & INTEGRATION COSTS INCURRED WITH POOLING OF INTERESTS TRANSACTIONS

    In connection with pooling of interests transactions completed during 1999, the Company expensed merger & integration costs of which $16,792 was expensed in the fourth quarter and $63,054 was expensed for the twelve months ended December 31, 1999. Of this amount $27,442 is for merger costs and $35,612 is for integration costs.

    The merger costs for the year ended December 31, 1999 consist of (1) $5,944 of non-cash employee stay bonuses, which include (a) $4,826 for the amortization of $16,437 recorded as prepaid compensation and a corresponding long-term liability, being expensed over the course of a year from the date of grant for TMP shares set aside for key personnel of acquired companies who must remain employees of the Company for a full year in order to earn such shares, (b) $351 which is related to an option grant to employees of a pooled company and which represents the difference between the option price and the stock price on the day the options were granted and (c) $767 for TMP shares given to key personnel of a pooled company as employee stay bonuses, (2) $2,466 paid in cash to key personnel of pooled companies as employee stay bonuses, (3) $12,606 of transaction related costs, including legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions and (4) $6,426 in severance costs for managers of pooled companies. The $35,612 of integration costs consist of: (a) $9,221 for assumed obligations of closed facilities, (b) $20,392 for consolidation of acquired facilities, (c) $3,172 for severance, relocation and other employee costs and
(d) a $2,827 provision for uncollectible accounts receivable. See schedule in Accrued Integration and Restructuring Costs below.

    In connection with the pooling of interests transactions completed during 1998, the Company expensed merger related costs of $22,412. The $22,412 of merger costs for the year ended December 31, 1998 consists of (1) $11,934 of non-cash employee stay bonuses, which included (a) $3,622 for the amortization of $5,986, recorded as prepaid compensation and a corresponding long-term liability, being expensed over the eighteen months from April 1, 1998 to September 30, 1999 for TMP shares set aside for key personnel of JSK and TCG who must remain employees of the Company for a full year in order to earn such shares and (b) $8,312 for TMP shares to key personnel of TASA, JSK, Stackig, the SMART Group, Recruitment Solutions and TCG as employee stay bonuses and (2) $1,461 of stay bonuses paid as cash to key personnel of the Pooled Companies and
(3) $9,017 of transaction related costs, including legal, accounting and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions.

ACQUISITIONS ACCOUNTED FOR USING THE PURCHASE METHOD

    In addition to the pooling of interests transactions discussed above, the Company has acquired 55 businesses (primarily Recruitment Advertising businesses) between January 1, 1997 and December 31, 1999 including, on August 26, 1997, all of the outstanding stock of Austin Knight Limited and subsidiaries ("Austin Knight") for approximately $47,200 net of approximately $11,500 of cash acquired relating to the sale, in July 1997, of real property by Austin Knight which had commissions & fees of approximately $47,600 for the year ended September 30, 1996. The total amount of cash paid and promissory notes and Common Stock of the Company issued for these acquisitions was approximately $59,030, $34,168 and $98,100 for 1999, 1998 and 1997, respectively. The shares of common stock issued by the Company in connection with certain of the above mentioned acquisitions were 928,619, 402,812 and 367,394 for 1999, 1998 and 1997, respectively. These acquisitions have been accounted for under the purchase method of

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED) accounting and accordingly, operations of these businesses have been included in the consolidated financial statements from their acquisition dates.

    On February 27, 1998, LAI completed the acquisition of Ward Howell International, Inc. ("WHI"). The purchase price was approximately $19,500 including $7,600 in notes payable and approximately $3,050 in LAI common stock. The remaining $8,850 of the purchase consideration was payable to the former WHI stockholders as of February 28, 1998 and is accrued for in the accompanying balance sheets. The acquisition was accounted for as a purchase with goodwill being recognized for the excess of the purchase amount over the fair market value of the assets acquired.

    On January 2, 1998, LAI acquired Chartwell Partners International, Inc. ("CPI"). The acquisition cost was approximately $3,100 and consisted of approximately $1,400 in cash, a $1,250 convertible subordinated note payable and $400 of LAI common stock. The acquisition was accounted for as a purchase with goodwill being recognized for the excess of the purchase amount over the fair value of the assets acquired. The convertible subordinated note is payable in three equal installments, plus accrued interest and bears interest at 6.75%. The subordinated note is convertible into shares of common stock at each anniversary at prices specified in the asset purchase agreement.

    The summarized unaudited pro forma results of operations set forth below for the years ended December 31, 1999 and 1998 assume the acquisitions in 1999 and 1998 occurred as of the beginning of the year of acquisition and the beginning of the preceding year.

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Total commissions and fees..............................  $887,723   $793,982
Net income (loss) applicable to common and Class B
  common stockholders...................................  $ (8,578)  $ 29,762
Net income (loss) per common and Class B common share:
  Basic.................................................  $  (0.10)  $   0.36
  Diluted...............................................  $  (0.10)  $   0.35

    The unaudited pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of each of the years presented, nor are the results of operations necessarily indicative of the results that will be attained in the future.

ACCRUED INTEGRATION AND RESTRUCTURING COSTS

    Pursuant to the conclusions reached by the Emerging Issues Task Force ("EITF") of the FASB in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in connection with the acquisitions and mergers made in 1997, 1998 and 1999, the Company formulated plans to integrate the operations of such companies. Such plans involve the closure of certain offices of the acquired and merged companies and the termination of certain management and employees. The objectives of the plans are to eliminate redundant facilities and personnel, and to create a single brand in the related markets in which the Company operates.

    In connection therewith the Company expensed $35,612 in 1999, relating to integration activities which are included in merger and integration expenses. In addition, in 1999 LAI formulated plans to close

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED) its London England and Hong Kong offices. In connection with these office closings, LAI charged earnings for the year ended December 31, 1999 and 1998 for $2,789 and $3,543, respectively. These costs and liabilities include:

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1998        GOODWILL    EXPENSED        ASSET        PAYMENTS       1999
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1999
Assumed obligations on closed leased
  facilities...................................    $ 9,590        $  705     $ 9,737       $ (1,872)      $ (8,596)    $ 9,564(a)
Consolidation of acquired facilities...........      2,745         1,317      21,427         (6,704)       (10,070)      8,715(b)
Contracted lease payments exceeding current
  market costs.................................        707            --          --             --           (145)        562(c)
Severance, relocation and other employee
  costs........................................      1,952         1,359       4,410         (1,780)        (4,987)        954(d)
Provision for uncollectible receivable.........         --            --       2,827         (2,827)            --          --
Pension obligations............................      1,753            --          --             --            (95)      1,658(e)
                                                   -------        ------     -------       --------       --------     -------
Total..........................................    $16,747        $3,381     $38,401       $(13,183)      $(23,893)    $21,453
                                                   =======        ======     =======       ========       ========     =======

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1997        GOODWILL    EXPENSED        ASSET        PAYMENTS       1998
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1998
Assumed obligations on closed leased
  facilities...................................    $ 7,830       $   767     $ 2,423       $     --       $ (1,430)    $ 9,590
Consolidation of acquired facilities...........      2,521         5,720          --             --         (5,496)      2,745
Contracted lease payments exceeding current
  market costs.................................        783            73          --             --           (149)        707
Severance, relocation and other employee
  costs........................................      4,017         3,357       1,120             --         (6,542)      1,952
Provision for uncollectible receivable.........         --            --          --             --             --          --
Pension obligations............................      1,650           103          --             --             --       1,753
                                                   -------       -------     -------       --------       --------     -------
Total..........................................    $16,801       $10,020     $ 3,543       $     --       $(13,617)    $16,747
                                                   =======       =======     =======       ========       ========     =======

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1996        GOODWILL    EXPENSED        ASSET        PAYMENTS       1997
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1997
Assumed obligations on closed leased
  facilities...................................    $    --       $ 8,002     $    --       $     --       $   (172)    $ 7,830
Consolidation of acquired facilities...........         --         2,521          --             --             --       2,521
Contracted lease payments exceeding current
  market costs.................................         --         1,473          --             --           (690)        783
Severance, relocation and other employee
  costs........................................         --         4,017          --             --             --       4,017
Provision for uncollectible receivable.........         --            --          --             --             --          --
Pension obligations............................         --         1,650          --             --             --       1,650
                                                   -------       -------     -------       --------       --------     -------
Total..........................................    $    --       $17,663     $    --       $     --       $   (862)    $16,801
                                                   =======       =======     =======       ========       ========     =======

------------------------------

(a) Accrued liabilities for surplus property in the amount of $9,564 as of December 31, 1999 relate to 28 leased office locations of the acquired companies that were either unutilized prior to the acquisition date or will be closed by December 31, 2000 in connection with the integration plans. The amount is based on the present value of minimum future lease obligations, net of estimated sublease income.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
(b) Other costs associated with the consolidation of existing offices of acquired companies in the amount of $8,715 as of December 31, 1999 relate to termination costs of contracts relating to billing systems, external reporting systems and other contractual arrangements with third parties.

(c) Above market lease costs in the amount of $562 as of December 31, 1999 relate to the present value of contractual lease payments in excess of current market lease rates.

(d) Estimated severance payments, employee relocation expenses and other employee costs in the amount of $954 as of December 31, 1999 relate to estimated severance for terminated employees at closed locations, costs associated with employees transferred to continuing offices and other related costs. Employee groups affected include sales, service, administrative and management personnel at duplicate corporate headquarters and administrative personnel As of December 31, 1999 the accrual related to approximately 48 employees including senior management, sales, service and administrative personnel. During the year ended December 31, 1999, payments of $4,987 were made to 43 members of senior management and employees for severance and charged against the reserve.

(e) Pension obligations in the amount of $1,658 were assumed in connection with the acquisition of Austin Knight.

    The Company continues to evaluate and assess the impact of duplicate responsibilities and office locations. In connection with the finalization of preliminary plans relating to purchased entities, additions to restructuring reserves within one year of the date of acquisition are treated as additional purchase price; costs incurred resulting from plan revisions made after the first year will be charged to operations in the period in which they occur.

NOTE 6--INTANGIBLES, NET

    Intangibles, net consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------    AMORTIZATION
                                                                1999       1998     PERIOD (YEARS)
                                                              --------   --------   --------------
Client lists, net of accumulated amortization of $6,349 and
  $5,709, respectively......................................  $ 14,376   $  9,981        5 to 30
Covenants not to compete, net of accumulated amortization of
  $2,905 and $2,551, respectively...........................     1,880      2,080        2 to  6
Excess of cost of investments over fair value of net assets
  acquired, net of accumulated amortization of $31,096 and
  $20,903, respectively.....................................   295,336    254,059        5 to 30
Other, net of accumulated amortization of $2,206 and $2,060,
  respectively..............................................       281        424        4 to 10
                                                              --------   --------
                                                              $311,873   $266,544
                                                              ========   ========

NOTE 7--SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest and income taxes amounted to the following:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Interest.........................................  $15,884    $14,264    $14,519
Income taxes.....................................   13,287     13,136     15,818

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 7--SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)
    In conjunction with business acquisitions, the Company used cash as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1999       1998       1997
                                                  --------   --------   --------
Fair value of assets acquired, excluding cash...  $47,044    $50,365    $156,182
Less: Liabilities assumed and created upon
  acquisition...................................  (19,034)   (13,386)    (72,522)
                                                  -------    -------    --------
Net cash paid...................................  $28,010    $36,979    $ 83,660
                                                  =======    =======    ========
Capital lease obligations incurred..............  $    75    $   217    $  5,884
                                                  =======    =======    ========

NOTE 8--FINANCING AGREEMENT

    The Company obtains its primary financing from a financial institution under a five year financing agreement as amended and restated on June 27, 1996, further amended on November 14, 1997, and amended and restated again on November 5, 1998 (the "Agreement"). Subsequent to the five year term, which expires on November 4, 2003, the Agreement provides for one year extensions subject to bank approval unless terminated by either party at least 90 days prior to expiration of the initial term or any renewal term. The Agreement, as amended, provides for borrowings of up to $185,000 at the Company's choice of either (1) the higher of
(a) prime rate or (b) Federal Funds rate less ( 1)/(2) of 1% or (2) LIBOR plus a margin determined by the ratio of the Company's debt to earnings before interest, taxes, depreciation and amortization (EBITDA) as defined in the Agreement. At December 31, 1999 the margin equaled 0.75%. Borrowings under the Agreement are based on 90% of eligible accounts receivable, which are amounts billed under 120 days old and amounts to be billed as defined in the Agreement. Substantially all of the assets of the Company are pledged as collateral for borrowings under the Agreement. The Agreement contains certain covenants which restrict, among other things, the ability of the Company to borrow, pay dividends, acquire businesses, guarantee debts of others and lend funds to affiliated companies and contains criteria on the maintenance of certain financial statement amounts and ratios, all as defined in the Agreement. The Agreement also provides for a fee on any unused portion of the commitment based upon a rate determined by the ratio of the Company's debt to EBITDA. At December 31, 1999, this rate equaled 0.20%. In addition, the Agreement provides for a declining termination fee of $1,000, $500, $0 for the annual periods ended November 5, 1999, 2000, and 2001, respectively. The outstanding principal under this agreement as of December 31, 1999 is approximately $91.2 million of which $17.2 million is reflected as a reduction to accounts receivable and $15.3 million is for letters of credit. See Notes 9 and 17.

    At December 31, 1999, the prime rate, Federal funds rate and one month LIBOR were 8.50%, 5.50% and 5.82% respectively, and borrowings outstanding were at a weighted average interest rate of 6.57%.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 9--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Borrowings under financing agreement (see Note 8)...........  $ 58,664   $ 97,720
Borrowings under other financing agreements, interest
  payable at rates varying from 5.0% to 9.2%, and
  collateralized by assets in certain foreign countries.....     9,717      8,251
Notes payable to former WHI stockholders dated February 27,
  1998, payable in three equal annual installments plus
  accrued interest bearing interest at 5.0%.................     1,324      4,892
Convertible subordinated promissory note issued by LAI in
  connection with an acquisition, dated January 2, 1998,
  payable in three equal annual installments plus accrued
  interest, bearing interest at 6.75%, and convertible into
  shares of common stock at each anniversary date at prices
  specified in the asset purchase agreement.................       417        833
Senior subordinated promissory note issued by System One
  with interest at 16% with 11% paid quarterly and 5%
  deferred and recorded as part of the principal amount due,
  payable in varying installments through 2006..............    18,164         --
Line of credit collateralized by System One's assets, due
  December 2001.............................................    10,738     13,550
Other acquisition notes payable, non-interest bearing,
  interest imputed at 6.7% to 8.0%, in varying installments
  through 2001..............................................     3,511      8,121
Capitalized lease obligations, payable with interest from 9%
  to 15%, in varying installments through 2001 (see Note
  14).......................................................     8,267      9,203
Term note payable, maturing February 1999...................        --     10,000
Term note payable in sixty consecutive monthly installments
  from July 1997 through June 2002, collateralized by
  transportation equipment and with interest at 8.43% for
  the first 36 months. Thereafter the interest rate will be
  based on two year U.S. Treasury Notes.....................        --      7,557
Notes payable, in varying monthly installments maturing
  through 2001, with interest at rates ranging from 6.5% to
  9.5%......................................................       364      2,862
                                                              --------   --------
                                                               111,166    162,989
Less: Current portion.......................................    11,068     16,267
                                                              --------   --------
                                                              $100,098   $146,722
                                                              ========   ========

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 9--LONG-TERM DEBT (CONTINUED)
    Long-term debt matures as follows:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
2001........................................................    $ 19,997
2002........................................................       1,333
2003........................................................      59,998*
2004........................................................       6,852
Thereafter..................................................      12,645
                                                                --------
                                                                $100,825**
                                                                ========

------------------------

* Of this amount, $58,664 is subject to one year extensions subsequent to 2003. See Note 8.

** Includes $727 of original issue discount, which is shown net in the consolidated balance sheet as of December 31, 1999.

NOTE 10--MINORITY INTERESTS

    In connection with an acquisition in 1990, a subsidiary of the Company issued 88,425 shares of nonvoting convertible 10% cumulative preferred stock in exchange for 176,850 shares (58%) of the outstanding common stock of the acquired company held by the acquired company's employee stock ownership trust. These shares were redeemed in January 1997 for a total of $3,133, which included a redemption premium of $133.

NOTE 11--REDEEMABLE PREFERRED STOCK

    During 1991, the Company sold 200,000 shares of 10.5% nonvoting cumulative preferred stock ($10.00 par value) to the Company's profit sharing plan for $2,000. These shares were redeemed in January 1997 for a total of $2,105, which included a redemption premium of $105.

NOTE 12--STOCKHOLDERS' EQUITY

(A) COMMON AND CLASS B COMMON STOCK

    Common and Class B common stock have identical rights except that each share of Class B common stock is entitled to ten votes and is convertible, at any time, at the option of the stockholder into one share of common stock.

    Effective February 29, 2000, a 2-for-1 stock split in the form of a stock dividend was paid. All share and per share amounts in the accompanying consolidated financial statements have been restated to give effect to the stock split.

(B) STOCK OPTIONS

    In January 1996, the Company's Board of Directors (the "Board") adopted the 1996 Employee Stock Option Plan (the "Stock Option Plan"), which provides for the issuance of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED) nonqualified stock options, to purchase an aggregate of up to 1,800,000 shares (amended to 6,000,000 on April 27, 1998) of the common stock of the Company. The Stock Option Plan permits the granting of options to officers, employees and consultants of the Company, its subsidiaries and affiliates.

    Under the Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a nonqualified stock option must be not less than the par value of a share of the common stock on the date of grant. The term of an incentive or nonqualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Stock Option Plan provides that the maximum option grant which may be made to an executive officer in any calendar year is 90,000 shares (amended to 300,000 on June 25, 1997). At December 31, 1999, approximately 2,008,451 options were exercisable and 1,625,742 options are available for future grants.

    In January 1996, the Company also adopted a stock option plan for nonemployee directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 360,000 shares of common stock may be granted to nonemployee directors. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The Directors' Plan provides for an automatic grant to each of the Company's nonemployee directors of an option to purchase 22,500 shares of common stock on the date of such director's initial election or appointment to the Board. The options will have an exercise price of 100% of the fair market value of the common stock on the date of grant, have a ten-year term and become exercisable in accordance with a vesting schedule determined by the Board of Directors. At December 31, 1999, approximately 104,740 options were exercisable and 170,000 options were available for future grants

    In December 1998, the Company also adopted, subject to stockholder approval, a long-term incentive plan (the "1999 Plan"), pursuant to which stock options, stock appreciation rights, restricted stock and other equity based awards may be granted. Stock options which may be granted may be incentive stock options and nonqualified stock options within the meaning of the Code. The total number of shares of the common stock of the Company which may be granted under the 1999 Plan is the sum of 30,000,000 and the number of shares available for new awards under the Stock Option Plan. At December 31, 1999, approximately 1,138,556 options were exercisable and 17,427,886 options are available for future grants.

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions; risk-free interest rates of approximately 6.1%, 4.6% and 6.5% in 1999, 1998 and 1997, respectively; volatility factor of the expected market price of the Company's common stock of 46%, 24% and 27% in 1999, 1998 and 1997, respectively;

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED) a weighted average expected life of the options of 8 years in 1999, 1998 and 1997; and no dividend yield in 1999, 1998 and 1997.

    Under the accounting provisions of SFAS 123, the Company's net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                                1999       1998       1997
                                                              --------   --------   --------
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $(41,874)  $22,066    $46,628
Net income (loss) per common and Class B common share
  Basic.....................................................  $  (0.50)  $  0.27    $  0.61
  Diluted...................................................  $  (0.50)  $  0.26    $  0.60

    A summary of the status of the Company's fixed stock option plans as of December 31, 1999, 1998 and 1997, and changes during the years ending on those dates is presented.

                                     DECEMBER 31, 1999            DECEMBER 31, 1998            DECEMBER 31, 1997
                                ---------------------------   --------------------------   --------------------------
                                                WEIGHTED                     WEIGHTED                     WEIGHTED
                                                AVERAGE                      AVERAGE                      AVERAGE
                                  SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE
                                ----------   --------------   ---------   --------------   ---------   --------------
Outstanding at beginning of
  year........................   8,615,402       $12.12       5,659,600       $ 9.76       1,685,457        $3.93
Granted.......................  10,724,025        30.53       4,088,951        18.10       4,593,711        11.36
Exercised.....................  (2,323,242)        8.75        (488,224)        3.60        (218,670)        4.17
Forfeited/cancelled...........  (1,058,843)       20.50        (644,925)       35.83        (400,898)        6.59
                                ----------                    ---------                    ---------
Outstanding at end of year....  15,957,342       $24.43       8,615,402       $12.12       5,659,600        $9.76
                                ==========                    =========                    =========
Options exercisable at
  year-end....................   3,251,747       $12.16         768,594       $10.03         377,712        $3.63
                                ==========                    =========                    =========
Weighted average fair value of
  options granted during the
  year........................                   $18.74                       $ 5.86                        $3.28

The following table summarizes information about stock options outstanding at December 31, 1999.

        WEIGHTED               NUMBER            WEIGHTED AVERAGE            NUMBER
         AVERAGE           OUTSTANDING AT            REMAINING           EXERCISABLE AT
     EXERCISE PRICE       DECEMBER 31, 1999   CONTRACTUAL LIFE(YEARS)   DECEMBER 31, 1999
  ---------------------   -----------------   -----------------------   -----------------
  $0.60 to$10.00....          2,717,510                 7.0                 1,855,625
  10.01 to 20.00....          3,354,182                 8.6                   939,662
  20.01 to 26.00....          5,334,754                 9.5                   338,680
  26.01 to 50.00....          4,531,930                 9.7                   102,680
  50.01 to 81.38....             18,966                 8.0                    15,100
                             ----------                                     ---------
                             15,957,342                                     3,251,747
                             ==========                                     =========

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES

    The components of income (loss) before the provision (benefit) for income taxes, minority interests and equity in losses of affiliates are as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1999       1998       1997
                                                  --------   --------   --------
Domestic........................................  $(14,995)  $ 7,707    $27,198
Foreign.........................................    13,256    38,644     46,815
                                                  --------   -------    -------
Total income (loss) before provision (benefit)
  for income taxes, minority interests and
  equity in losses of affiliates................  $ (1,739)  $46,351    $74,013
                                                  ========   =======    =======

    The provision (benefit) for income taxes is as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Current tax provision:
  U.S. Federal...................................  $   276    $ 1,073    $ 3,556
  State and local................................    1,062      1,611      3,037
  Foreign........................................   10,401     15,507      9,819
                                                   -------    -------    -------
Total current....................................   11,739     18,191     16,412
                                                   -------    -------    -------
  Deferred tax provision (benefit):
  U.S. Federal...................................   (1,110)     2,719      2,178
  State and local................................   (1,258)      (639)       550
  Foreign........................................   (2,463)    (3,387)     3,665
                                                   -------    -------    -------
Total deferred...................................   (4,831)    (1,307)     6,393
                                                   -------    -------    -------
Total provision..................................  $ 6,908    $16,884    $22,805
                                                   =======    =======    =======

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are below:

                                                              DECEMBER 31,
                                                           -------------------
                                                             1999       1998
                                                           --------   --------
Current deferred tax assets (liabilities):
  Earned commissions.....................................  $ (4,945)  $(5,124)
  Allowance for doubtful accounts........................     8,241     6,699
  Work-in-process........................................    (5,668)   (5,224)
  Prepaid and other......................................      (121)     (692)
  Accrued expenses and other liabilities.................     6,699         9
  Accrued compensation...................................     2,746      (418)
  Tax loss carryforwards.................................     3,405     1,079
                                                           --------   -------
Total current deferred tax asset (liability).............    10,357    (3,671)
                                                           --------   -------
Noncurrent deferred tax assets (liabilities):
  Property and equipment.................................    (2,143)   (2,299)
  Intangibles............................................    12,753    (1,344)
  Accrued expenses and other liabilities.................       639     3,768
  Accrued rent...........................................       430       499
  Deferred compensation..................................     3,899     3,213
  Tax loss carryforwards.................................    20,611     8,405
  Valuation allowance....................................   (10,952)   (3,128)
                                                           --------   -------
Total noncurrent deferred tax asset......................    25,237     9,114
                                                           --------   -------
Net deferred tax asset...................................  $ 35,594   $ 5,443
                                                           ========   =======

    At December 31, 1999, the Company has net operating loss carryforwards for U.S. Federal tax purposes of approximately $50 million which expire through 2019 and operating loss carryfowards in the United Kingdom and Australia of approximately $8.3 million and $1.3 million, respectively. The Company has concluded that, based on expected future results, the future reversals of existing taxable temporary differences, the tax benefits derived from the exercise of nonqualified employee stock options, the amortization of benefits from taxable poolings and the loss carryforwards of certain subsidiaries, which are only usable by such subsidiary, there is no reasonable assurance that the entire tax benefit can be used. Accordingly, a valuation allowance has been established. The deferred tax benefits from taxable poolings and the tax benefits derived from the exercise of nonqualified stock options, net of the valuation allowance, were recorded as additional paid-in capital.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The provision for income taxes differs from the amount computed using the Federal statutory income tax rate as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Provision (benefit) at Federal statutory rate....  $  (500)   $16,221    $24,956
State income taxes, net of Federal income tax
  effect.........................................     (347)       672      1,945
Nondeductible expenses(1)........................    9,151      5,462      1,429
Nondeductible special charge.....................                 438        510
                                                       ---
Foreign income taxes at other than the Federal
  statutory rate.................................     (199)    (1,656)       583
Profits of pooled entities taxed directly to
  owners.........................................   (2,883)    (3,774)    (5,719)
Increase in valuation allowance of pooled
  entities.......................................    1,109        173         12
Other............................................      577       (652)      (911)
                                                   -------    -------    -------
Income tax provision.............................  $ 6,908    $16,884    $22,805
                                                   =======    =======    =======

------------------------

(1) Primarily due to nondeductible (i) merger costs of $12.5 million, $6.9 million and $0, respectively which at the Federal statutory rate would have equated to a tax benefit of $4.4 million, $2.4 million and $0, respectively,
    (ii) amortization of intangible assets and (iii) meals & entertainment expenses.

    Provision has not been made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries. Such earnings have been and will continue to be reinvested but could become subject to additional tax if they were remitted as dividends, or were loaned to the Company or a U.S. affiliate, or if the Company should sell its stock in the foreign subsidiaries. It is not practicable to determine the amount of additional tax, if any, that might be payable on the foreign earnings; however, the Company believes that foreign tax credits would substantially offset any U.S. tax. At December 31, 1999, the cumulative amount of reinvested earnings was approximately $26.0 million.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES

(A) LEASES

    The Company leases its facilities and certain equipment under operating leases and certain equipment under capital leases. Future minimum lease commitments under both noncancellable operating leases and capital leases at December 31, 1999 are as follows:

                                                            CAPITAL    OPERATING
                                                             LEASES     LEASES
                                                            --------   ---------
2000......................................................   $4,298    $ 45,260
2001......................................................    2,561      43,921
2002......................................................    1,356      36,891
2003......................................................      894      31,145
2004......................................................        9      27,575
Thereafter................................................       --     101,536
                                                             ------    --------
                                                              9,118    $286,028
                                                                       ========
Less: Amount representing interest........................      851
                                                             ------
Present value of minimum lease payments...................    8,267
Less: Current portion.....................................    4,298
                                                             ------
                                                             $3,969
                                                             ======

    Rent and related expenses under operating leases amounted to $44,471, $30,619, and $26,861 for the years ended December 31, 1999, 1998 and 1997, respectively.

    In February 2000 the Company signed a lease to occupy 84,342 square feet located at 205 Hudson Street, New York, New York to house the Interactive operations of its Recruitment Advertising division and Yellow Page division, which includes IN2. The lease will commence upon the completion of a work order and expires in 2010. Monthly payments under the new lease will be $170,441 through August 31, 2005 and $198,555 through the remainder of the lease and will escalate during the terms of the lease. This space allows for the future expansion of these and other Interactive operations of the Company.

(B) CONSULTING, EMPLOYMENT AND NON-COMPETE AGREEMENTS

    The Company has entered into various consulting, employment and non-compete agreements with certain management personnel, executive search consultants and former owners of acquired businesses. These agreements are generally two to five years in length, with one for a term of fifteen years and two providing aggregate annual lifetime payments of approximately $135.

    The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500 per year and until November 1998, when his agreement was amended, was entitled to mandatory quarterly bonuses of $375. Mr. McKelvey waived such bonuses. On May 1, 1999, the

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES (CONTINUED)
Company and Mr. McKelvey further amended the employment agreement to provide for an annual base salary of $500 and an annual bonus, based on exceeding earnings per share targets, not to exceed $500. Mr. McKelvey was paid $834 in 1999. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event
Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentially provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

    Such agreements provide for the following aggregate annual payments:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
2000........................................................     $11,009
2001........................................................       7,596
2002........................................................       2,863
2003........................................................       1,956
2004........................................................       1,290
Thereafter..................................................       1,098
                                                                 -------
                                                                 $25,812
                                                                 =======

(C) EMPLOYEE BENEFIT PLANS

    The Company has a 401(k) profit sharing plan covering all eligible employees. Employer matching contributions, which are a maximum of 2% of payroll of participating employees, amounted to $1,175, $924 and $813 for the years ended December 31, 1999, 1998 and 1997, respectively. LAI maintains a defined contribution profit sharing plan covering substantially all employees. In August 1998, the plan was amended to add a 401(k) savings and company matching feature. LAI profit sharing and matching contributions are discretionary and are funded annually as approved by the LAI Board of Directors. For the years ended December 31, 1999 and 1998, as reported herein, employer matching contributions for LAI amounted to $437 and $1,600, respectively. Effective January 1, 2000, LAI employees began contributing to the TMP plan. The LAI plan will be combined with TMP's plan during 2000.

    Outside of the United States, the Company has employee benefit plans in the countries in which it operates. The cost of these plans amounted to $6,234, $5,102 and $4,438 for the years ended December 31, 1999, 1998 and 1997, respectively.

    LAI has deferred compensation agreements with 58 employees and former employees. Under the terms of the agreements, employees are eligible to make annual elections, on calendar year basis, to defer a portion of their compensation. This compensation, together with accrued interest, is paid upon

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES (CONTINUED) termination of the agreements, as defined. Effective January 1, 1999, the plan was amended to prohibit future deferrals of compensation to the plan. The present value of the obligation is recorded as a long-term liability in the accompanying consolidated balance sheets and was $9,786 at December 31, 1999. Interest is earned on deferred amounts at a rate determined annually by LAI (6.25% at December 31, 1999).

(D) LITIGATION

    The Company is subject to various claims, suits and complaints arising in the ordinary course of business. Although the outcome of these legal matters cannot be determined, it is the opinion of management that the final resolution of these matters will not have a material adverse effect on the Company's financial condition, operations or liquidity.

    M & B has had proceedings issued against it in New Zealand for an amount of $3,400. These proceedings relate to the acquisition of the claimant's business in New Zealand prior to Morgan & Banks New Zealand Limited becoming a controlled entity of the M & B group. The parties have engaged in significant discovery. The directors of M & B are of the opinion that the claim is without substance and, accordingly, the action is being vigorously defended.

(E) AOL MARKETING AGREEMENT

    On December 1, 1999, the Company entered into a content and marketing arrangement with America Online, Inc. Pursuant to this arrangement, the Company's flagship Interactive property, Monster-Registered Trademark-.com, for the payment of $100 million over four years, is the exclusive provider of career search services in the United States and Canada for four years to AOL members, currently over 21 million, across seven AOL properties, including the AOL Service, AOL Canada, Compuserve, ICQ, AOL.com, Netscape and Digital City. The $100 million will be expensed pro rata over the four year life of the agreement pursuant to the number of impressions contracted per year as a percent of the total impressions anticipated over the life of the agreement.

(F) OTHER

    (i) The Company is contingently liable on a note of the Principal Stockholder in the amount of approximately $1,600.

    (ii) The majority stockholder of an unconsolidated equity investee has an agreement which requires the Company to purchase his interest, based on a formula value, upon death. The value of his shares at December 31, 1999 is approximately $6,200 based on the formula.

NOTE 15--RELATED PARTY TRANSACTIONS

    (A) The Company charged management and other fees to affiliates for services provided of approximately $1,257, $651 and $788 for the years ended December 31, 1999, 1998, and 1997, respectively. Such fees are reflected as a reduction of salaries and related costs in the accompanying consolidated statements of operations.

    (B) In January 1994, the Company acquired a 50% interest in an agency selling real estate advertising. In connection with this acquisition, the Company agreed to provide the agency with certain office and

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 15--RELATED PARTY TRANSACTIONS (CONTINUED) administrative services which amounted to $321 for the nine months ended September 31, 1997 at which time the arrangement was terminated.. The Company also entered into three-year employment and consulting agreements with the two other stockholders of the agency and granted them the right to convert their agency shares into Company shares after an initial public offering. That conversion right, as amended, provided that those two stockholders may convert 25% of the agency's stock into unregistered common stock of the Company with a total value of $1,000 as of the effective date of conversion. The conversion was exercised in February 1997 and 123,696 shares of common stock were issued to these stockholders pursuant to the above agreement. Simultaneously, the Company transferred to such stockholders 50% of its interest in the agency, thus retaining a 25% interest and terminated its obligation to provide office and administrative services effective October 1, 1997.

    (C) The Company leases an office from an entity in which the Principal Stockholder and other stockholders have a 90% ownership interest. Annual rent expense under the lease, which expires in the year 2004, amounts to approximately $554.

    (D) Beginning in June 1999, the Company periodically used the services of an aircraft from a company owned by the Principal Stockholder, and in connection therewith, $215 was paid through December 1999.

NOTE 16--SEGMENT AND GEOGRAPHIC DATA

    The Company operates in five business segments: Interactive (including Monster.com(sm) and MonsterMoving.com(sm)), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Page Advertising which now also includes full service interactive advertising and marketing technology services. Operations are conducted in several geographic regions: North America, the Asia/ Pacific Region (primarily Australia and New Zealand), the United Kingdom and Continental Europe. The following is a summary of the Company's operations by business segment and by geographic region, for the years ended December 31, 1999, 1998 and 1997. Overhead is allocated based on retroactively restated commissions and fees.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                               INTERACTIVE                                  SELECTION &                 YELLOW
                                 ---------------------------------------      RECRUITMENT    TEMPORARY    EXECUTIVE      PAGE
INFORMATION BY BUSINESS SEGMENT  MONSTER.COM(SM)   MONSTERMOVING.COM(SM)      ADVERTISING   CONTRACTING    SEARCH     ADVERTISING
-------------------------------  ---------------   ---------------------      -----------   -----------   ---------   -----------
Year ended December 31, 1999
Commissions and fees:
  Traditional sources.........      $     --              $    --              $181,228      $269,008     $173,277      $101,294
  Interactive.................       112,323                6,393                13,352         6,447           --         5,885
                                    --------              -------              --------      --------     --------      --------
Total commissions and fees....       112,323                6,393               194,580       275,455      173,277       107,179
                                    --------              -------              --------      --------     --------      --------
Operating expenses:
  Salaries & related costs,
    office & general expenses
    and CEO bonus.............            --                   --               158,643       236,225      173,004        61,649
  Interactive expenses(a).....       102,303                8,645                11,475         9,358        9,573         5,863
  Merger & integration costs...           --                   --                13,442        10,082       36,791         2,739
  Restructuring charges.......            --                   --                    --            --        2,789            --
  Amortization of
    intangibles...............           236                   17                 6,226         2,538          971         2,544
                                    --------              -------              --------      --------     --------      --------
Total operating expenses......       102,539                8,662               189,786       258,203      223,128        72,795
                                    --------              -------              --------      --------     --------      --------
Operating income (loss):
  Traditional sources.........            --                   --                 2,917        20,163      (40,278)       34,362
  Interactive.................         9,784               (2,269)                1,877        (2,911)      (9,573)           22
                                    --------              -------              --------      --------     --------      --------
Total operating income
 (loss).......................      $  9,784              $(2,269)             $  4,794      $ 17,252     $(49,851)     $ 34,384
                                    ========              =======              ========      ========     ========      ========
Total other expense, net......             *                    *                     *             *            *             *
Income before provision for
 income taxes, minority
 interests and equity in losses
 of affiliates................             *                    *                     *             *            *             *
Total assets..................      $ 96,636              $ 6,052              $412,188      $232,793     $ 90,547      $215,012
                                    ========              =======              ========      ========     ========      ========


INFORMATION BY BUSINESS SEGMENT    TOTAL
-------------------------------  ----------
Year ended December 31, 1999
Commissions and fees:
  Traditional sources.........   $  724,807
  Interactive.................      144,400
                                 ----------
Total commissions and fees....      869,207
                                 ----------
Operating expenses:
  Salaries & related costs,
    office & general expenses
    and CEO bonus.............      629,521
  Interactive expenses(a).....      147,217
  Merger & integration costs...      63,054
  Restructuring charges.......        2,789
  Amortization of
    intangibles...............       12,532
                                 ----------
Total operating expenses......      855,113
                                 ----------
Operating income (loss):
  Traditional sources.........       17,164
  Interactive.................       (3,070)
                                 ----------
Total operating income
 (loss).......................       14,094

Total other expense, net......      (15,833)
                                 ----------
Income before provision for
 income taxes, minority
 interests and equity in losses
 of affiliates................   $   (1,739)
                                 ==========
Total assets..................   $1,053,228
                                 ==========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                     INTERACTIVE                                  SELECTION &
                                       ---------------------------------------      RECRUITMENT    TEMPORARY    EXECUTIVE
INFORMATION BY BUSINESS SEGMENT        MONSTER.COM(SM)   MONSTERMOVING.COM(SM)      ADVERTISING   CONTRACTING    SEARCH
-------------------------------        ---------------   ---------------------      -----------   -----------   ---------
Year ended December 31, 1998
Total commissions and fees:
  Traditional sources................      $    --              $   --               $180,774      $208,028     $195,268
  Interactive........................       48,544               1,711                  2,436           245           --
                                           -------              ------               --------      --------     --------
Total commissions and fees...........       48,544               1,711                183,210       208,273      195,268
                                           -------              ------               --------      --------     --------
Operating expenses:
  Salaries & related costs, office &
    general expenses and CEO special
    bonus............................           --                  --                161,572       181,462      184,993
  Interactive expenses(a)............       49,014               1,931                  1,977            68           --
  Merger & integration costs.........           --                  --                  2,004         9,445       10,367
  Restructuring charges..............           --                  --                     --                      3,543
                                                                                                        ---
  Amortization of intangibles........          234                  10                  5,626         1,331          965
                                           -------              ------               --------      --------     --------
Total operating expenses.............       49,248               1,941                171,179       192,306      199,868
                                           -------              ------               --------      --------     --------
Operating income (loss):
  Traditional sources................           --                  --                 11,572        15,790       (4,600)
  Interactive........................         (704)               (230)                   459           177           --
                                           -------              ------               --------      --------     --------
Total operating income (loss)........      $  (704)             $ (230)              $ 12,031      $ 15,967     $ (4,600)
                                           =======              ======               ========      ========     ========
Total other expense, net.............            *                   *                      *             *            *
Income before provision for income
  taxes, minority interests and
  equity in losses of affiliates.....            *                   *                      *             *            *
Total assets.........................      $35,927              $  424               $263,191      $148,828     $148,894
                                           =======              ======               ========      ========     ========

                                         YELLOW
                                          PAGE
INFORMATION BY BUSINESS SEGMENT        ADVERTISING    TOTAL
-------------------------------        -----------   --------
Year ended December 31, 1998
Total commissions and fees:
  Traditional sources................   $106,455     $690,525
  Interactive........................      1,056       53,992
                                        --------     --------
Total commissions and fees...........    107,511      744,517
                                        --------     --------
Operating expenses:
  Salaries & related costs, office &
    general expenses and CEO special
    bonus............................     64,431      592,458
  Interactive expenses(a)............        760       53,750
  Merger & integration costs.........        596       22,412
  Restructuring charges..............                   3,543
                                             ---
  Amortization of intangibles........      2,904       11,070
                                        --------     --------
Total operating expenses.............     68,691      683,233
                                        --------     --------
Operating income (loss):
  Traditional sources................     38,524       61,286
  Interactive........................        296           (2)
                                        --------     --------
Total operating income (loss)........   $ 38,820       61,284
                                        ========
Total other expense, net.............          *      (14,933)
                                                     --------
Income before provision for income
  taxes, minority interests and
  equity in losses of affiliates.....          *     $ 46,351
                                                     ========
Total assets.........................   $298,417     $895,681
                                        ========     ========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                    INTERACTIVE                                  SELECTION &
                                      ---------------------------------------      RECRUITMENT    TEMPORARY    EXECUTIVE
INFORMATION BY BUSINESS SEGMENT       MONSTER.COM(SM)   MONSTERMOVING.COM(SM)      ADVERTISING   CONTRACTING    SEARCH
-------------------------------       ---------------   ---------------------      -----------   -----------   ---------
Year ended December 31, 1997
Total commissions and fees:
  Traditional sources...............      $    --               $  --               $136,758      $180,016     $168,107
  Interactive.......................       18,974                 275                  2,206            --           --
                                          -------               -----               --------      --------     --------
Commissions and fees................       18,974                 275                138,964       180,016      168,107
                                          -------               -----               --------      --------     --------
Operating expenses:
  Salaries & related costs, office &
    general expenses and CEO bonus..           --                  --                125,073       157,901      143,335
  Interactive expenses(a)...........       25,237                 399                  1,793            --           --
  Amortization of intangibles.......          167                   3                  3,850           593          157
                                          -------               -----               --------      --------     --------
Total operating expenses............       25,404                 402                130,716       158,494      143,492
                                          -------               -----               --------      --------     --------
Operating income (loss):
  Traditional sources...............           --                  --                  7,835        21,522       24,615
  Interactive.......................       (6,430)               (127)                   413            --           --
                                          -------               -----               --------      --------     --------
Total operating income (loss).......      $(6,430)              $(127)              $  8,248      $ 21,522     $ 24,615
                                          =======               =====               ========      ========     ========
Total other expense, net............            *                   *                      *             *            *
Income before provision for income
  taxes, minority interests and
  equity in losses of affiliates....            *                   *                      *             *            *
Total assets........................      $14,565               $  98               $252,109      $141,230     $137,203
                                          =======               =====               ========      ========     ========

                                        YELLOW
                                         PAGE
INFORMATION BY BUSINESS SEGMENT       ADVERTISING    TOTAL
-------------------------------       -----------   --------
Year ended December 31, 1997
Total commissions and fees:
  Traditional sources...............   $103,941     $588,822
  Interactive.......................        485       21,940
                                       --------     --------
Commissions and fees................    104,426      610,762
                                       --------     --------
Operating expenses:
  Salaries & related costs, office &
    general expenses and CEO bonus..     66,059      492,368
  Interactive expenses(a)...........        351       27,780
  Amortization of intangibles.......      2,143        6,913
                                       --------     --------
Total operating expenses............     68,553      527,061
                                       --------     --------
Operating income (loss):
  Traditional sources...............     35,739       89,711
  Interactive.......................        134       (6,010)
                                       --------     --------
Total operating income (loss).......   $ 35,873       83,701
                                       ========
Total other expense, net............          *       (9,688)
                                                    --------
Income before provision for income
  taxes, minority interests and
  equity in losses of affiliates....          *     $ 74,013
                                                    ========
Total assets........................   $259,311     $804,516
                                       ========     ========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                          ASIA-      UNITED    CONTINENTAL
INFORMATION BY GEOGRAPHIC REGION        NORTH AMERICA    PACIFIC    KINGDOM      EUROPE       TOTAL
--------------------------------        -------------   ---------   --------   -----------   --------
Year ended December 31, 1999
Commissions and fees..................     $483,466     $161,643    $132,594     $91,504     $869,207
Income (loss) before taxes, minority
  interests and equity in earnings of
  affiliates..........................       (5,407)       9,042      (9,712)      4,338       (1,739)
Long-lived assets.....................      166,203       38,283     108,797      79,429      392,712

Year ended December 31, 1998
Commissions and fees..................     $419,370     $131,906    $135,571     $57,670     $744,517
Income (loss) before taxes, minority
  interests and equity in earnings of
  affiliates..........................       26,301       16,085       2,211       1,754       46,351
Long-lived assets.....................      156,867       32,918     110,656      48,089      348,530

Year ended December 31, 1997
Commissions and fees..................     $353,103     $113,620    $120,654     $23,385     $610,762
Income before taxes, minority
  interests and equity in earnings of
  affiliates..........................       40,896       17,560      11,015       4,542       74,013
Long-lived assets.....................      144,121       33,054     117,001      21,844      301,773

NOTE 17--SUBSEQUENT EVENTS

    On February 2, 2000, the Company completed a follow-on public offering of an aggregate of 8,000,000 shares of common stock at a purchase price of $77 5/16 per share. The public offering was managed by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Salomon Smith Barney Inc., Deutsche Bank Securities Inc., PaineWebber Incorporated, and U.S. Bancorp Piper Jaffray Inc. Net proceeds from this offering were $594.2 million and $82 million was used to pay down debt on the Company's credit line. The remainder will be used for strategic equity investments and general corporate purposes.

    On February 16, 2000 the Company completed its previously announced acquisition of the HW Group PLC ("HW") whereby the Company acquired all of the outstanding stock of HW in a stock for stock transaction and issued approximately 716,000 shares of TMP common stock. HW is a recruitment consultancy firm based in the UK specializing in the financial and legal markets with a presence in executive, information technology and international recruitment disciplines. HW places both permanent and contract professional staff across a broad range of sectors and clients. This transaction has been accounted for as a poolings of interests in February and March 2000.

    Effective February 29, 2000, a 2-for-1 stock split, in the form of a stock dividend was paid. All share and per share amounts in the accompanying consolidated financial statements have been restated to give effect to the stock split.

                          INDEPENDENT AUDITORS' REPORT

BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH
SINDELFINGEN, GERMANY

We have audited the accompanying balance sheet of Baumgartner + Partner Personalberatung GmbH as of December 31, 1999 and the related statements of income, comprehensive income (loss), stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America and Germany. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Baumgartner + Partner Personalberatung GmbH as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles of the United States of America.

Frankfurt am Main, Germany, June 20, 2000

BDO International GmbH
Wirtschaftsprufungsgesellschaft

/s/ Klaus-Juergen Rudolph/Michael Follner

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

                                 BALANCE SHEET

                               DECEMBER 31, 1999

                                   US DOLLARS

                           ASSETS

CURRENT ASSETS
  Cash and cash equivalents.................................      4,952
  Trade accounts receivable, net of allowance for doubtful
    accounts USD 96,021.....................................  2,282,856
  Receivable from parent....................................    292,461
  Work in progress..........................................    678,523
  Prepaid expenses and other current assets.................    324,823
                                                              ---------
      TOTAL CURRENT ASSETS..................................  3,583,615
                                                              ---------

NON-CURRENT ASSETS
  Cash surrender value of life insurances...................    429,054
  Property and equipment, net...............................    411,718
                                                              ---------
      TOTAL NON-CURRENT ASSETS..............................    840,772
                                                              ---------
        TOTAL ASSETS........................................  4,424,387
                                                              ---------

            LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable..........................................    401,703
  Accrued expenses..........................................  2,549,657
  Payables to affiliated company............................    887,031
  Payroll tax...............................................    200,610
  Customers deposits........................................    117,069
  Other current liabilities.................................     29,422
                                                              ---------
      TOTAL CURRENT LIABILITIES.............................  4,185,492
                                                              ---------

NON CURRENT LIABILITIES
  Deferred compensation.....................................    161,543
                                                              ---------

STOCKHOLDER'S EQUITY
  Common stock..............................................     87,771
  Accumulated other comprehensive (loss)....................    (10,419)
                                                              ---------
      TOTAL EQUITY..........................................     77,352
                                                              ---------
        TOTAL LIABILITIES AND EQUITY........................  4,424,387
                                                              =========

                See accompanying notes to financial statements.

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1999

                                   US DOLLARS

COMMISSIONS AND FEES........................................  14,662,488
                                                              ----------
Salary and related..........................................   9,073,046
Office and general..........................................   2,203,195
Marketing and promotion.....................................     611,692
                                                              ----------
OPERATING EXPENSES..........................................  11,887,933
                                                              ----------
OPERATING INCOME............................................   2,774,555
Other income, net...........................................     286,867
                                                              ----------
INCOME BEFORE INTEREST AND TAXES............................   3,061,422
Interest income (expense), net..............................       1,575
                                                              ----------
INCOME BEFORE TAXES.........................................   3,062,997
Income taxes................................................     510,645
                                                              ----------
NET INCOME BEFORE PROFIT TRANSFER...........................   2,552,352
Profit transfer to parent...................................   2,552,352
                                                              ----------
NET INCOME TRANSFERRED TO RESERVES..........................          --
                                                              ==========

                See accompanying notes to financial statements.

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

                       STATEMENT OF STOCKHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1999

                                   US DOLLARS

                                                                                   ACCUMULATED OTHER
                                                                         COMMON      COMPREHENSIVE
                                                              TOTAL      STOCK       INCOME (LOSS)
                                                             --------   --------   -----------------
Balances at January 1, 1999................................   89,660     87,771           1,889
Foreign currency translation adjustment....................  (12,308)        --         (12,308)
                                                             -------     ------         -------
Balances at December 31, 1999..............................   77,352     87,771         (10,419)
                                                             =======     ======         =======

                See accompanying notes to financial statements.

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

                    STATEMENT OF COMPREHENSIVE INCOME (LOSS)

                          YEAR ENDED DECEMBER 31, 1999

                                   US DOLLARS

Net income before profit transfer...........................  2,552,352
Foreign currency translation adjustment.....................    (12,308)
                                                              ---------
Comprehensive income before profit transfer.................  2,540,044
Profit transfer to parent...................................  2,552,352
                                                              ---------
                                                                (12,308)
                                                              =========

                See accompanying notes to financial statements.

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1999

                                   US DOLLARS

CASH FLOWS FROM OPERATING ACTIVITIES
Net income before profit transfer...........................   2,552,352
Adjustments to reconcile net income with net cash provided
  by operating activities:
  Depreciation and amortization.............................     169,567
  Gain on sale of assets....................................         (87)
  Changes in assets and liabilities:
    Trade receivables.......................................    (191,252)
    Work in progress........................................    (148,759)
    Prepaid expenses and other current assets...............      39,314
    Accounts payable and payables to affiliated companies...  (1,820,826)
    Deferred compensation...................................      32,128
    Accrued expenses, payroll taxes, customer deposits and
      other current liabilities.............................    (463,221)
                                                              ----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES...............     169,216
                                                              ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from the sale of equipment.......................          94
  Acquisitions of property and equipment....................    (183,451)
  Increase of cash surrender values of life insurance.......     (95,829)
                                                              ----------
    NET CASH USED IN INVESTING ACTIVITIES...................    (279,186)
                                                              ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in receivables from shareholders.................   2,610,764
  Profit transfer to parent.................................  (2,552,352)
                                                              ----------
    NET CASH PROVIDED BY FINANCING ACTIVITIES...............      58,412
                                                              ----------
    NET DECREASE IN CASH AND CASH EQUIVALENTS...............     (51,558)
  Effect of exchange rate changes on cash...................      51,851
  Cash and cash equivalents at beginning of year............       4,659
                                                              ----------
  Cash and cash equivalents at end of year..................       4,952
                                                              ==========

Supplementary cash flow information:
  Interest paid.............................................         912
                                                              ==========
  Taxes paid................................................       9,164
                                                              ==========

                See accompanying notes to financial statements.

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

  NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999

THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A) THE COMPANY

    The financial statements include Baumgartner + Partner Personalberatung GmbH ("the Company"), Sindelfingen. The Company is active in executive search, personnel consulting and media services primarily in Germany.

B) AUDIT SCOPE

    The Company prepares its statutory financial statements in accordance with German Commercial Code and German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung) which are the basis of generally accepted accounting principles ("GAAP") in Germany. GAAP in Germany varies in certain significant respects from those in the United States.

    Financial statements in accordance with US-GAAP have been prepared after examining potential differences between German-GAAP and US-GAAP. The principal difference between German-GAAP and US-GAAP for the Company relates to revenue recognition and the related income tax effect which results in an increase in net income before profit transfer of approximately USD 155,313.

C) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION: The financial statements of the Company have been prepared in accordance with US-GAAP.

    USE OF ESTIMATES: The preparation of the financial statements requires the Company's management to make estimates and assumptions regarding the amounts of receivables, liabilities and provisions and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of sales and expenses during the reported period. Actual results may differ from those estimates.

    REVENUE RECOGNITION AND WORK IN PROGRESS: The Company's revenues are derived principally from services rendered to clients for search and selection of employees. Revenues are recognized in general in three stages: The first portion (between 25% and 40%) of the agreed total is invoiced at the time of contract signing, the second portion (between 25% and 40%) approximately ten weeks later and the remainder upon completion of the project, which approximates when services are rendered. Work-in-progress is estimated at the lower of production costs and net realizable value. Work-in-progress shows the difference between production costs incurred and revenues already recognized for each project. The production costs are estimated for every single project based on the selling price of the project without considering costs that cannot be capitalized, such as selling expenses.

    CASH AND CASH EQUIVALENTS: All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

    TRADE ACCOUNTS RECEIVABLES: Trade accounts receivables are shown in the balance sheet with their net realizable value after the respective revenues have been recognized, net of provisions of USD 96,021.

    PROPERTY AND EQUIPMENT: Property and equipment is valued at acquisition cost and depreciated over their estimated useful lives ranging from 3 to 8 years using the straight line method.

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

  NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (CONTINUED)

    LONG-LIVED ASSETS: Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of those assets. When any such impairment exists, the related assets will be written down to fair value.

    FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS: The Company has presented its financial statements in US-Dollars. The financial position and results of operations are determined using local currency as functional currency. Assets and liabilities are translated at the exchange rate in effect at year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the other comprehensive loss account in equity. Gains and losses resulting from foreign currency transactions are included in other income (expense).

    CREDIT RISK: Financial instruments, which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs continuing evaluations of its customers and does not require collateral. The Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

    FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of those financial instruments.

    COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company's only item of other comprehensive income (loss) is the foreign currency translation adjustment.

    CAPITALIZED SOFTWARE COSTS: The Company capitalizes certain incurred software development costs in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use". Costs incurred during the application-development stage for software bought and further customized by outside vendors for the Company's use and software developed by the vendor for the Company's proprietary use have been capitalized. Capitalized software costs are amortized over a period of 4 years.

    EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS: In June 1998, the Financial Accounting Standards Board issued the Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivatives and Hedging Activities", which establishes accounting and reporting standards for derivative financial instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this statement to have significant impact on the Company's results of operations or financial position.

    ADVERTISING COSTS: Advertising costs are expensed as incurred. Such costs are included in selling, general and administrative expenses.

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

  NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (CONTINUED)

PROPERTY AND EQUIPMENT

    Property and Equipment consist of the following at December 31, 1999:

                                                              US DOLLARS
                                                              ----------
Property and Equipment
  Software, acquired from others............................     66,300
  Technical equipment.......................................    104,087
  Office equipment..........................................    765,416
                                                                -------
                                                                935,803
  Less accumulated depreciation.............................    524,085
                                                                -------
                                                                411,718
                                                                =======

ACCRUED EXPENSES

    Accrued expenses consist of the following at December 31, 1999:

                                                              US DOLLARS
                                                              ----------
Employee bonuses............................................  1,518,115
Directors' bonus............................................    704,402
Vacation....................................................    111,952
Other.......................................................    215,188
                                                              ---------
                                                              2,549,657
                                                              =========

NON-CURRENT LIABILITIES

    Non-current liabilities comprise deferred compensation of employees based on individual deferred compensation agreements. The accrual for the deferred compensation is based on the German "Teilwert" method which does not materially differ from US-GAAP.

RELATED PARTY TRANSACTIONS

    The following transactions with the related parties of Baumgartner + Partner Personalsberatung GmbH have been reflected in the financial statements for the year ended December 31, 1999:

                                                              US DOLLARS
                                                              ----------
Profit transfer to parent...................................  2,552,352
Charge for trade income tax.................................    510,645
Receivable from parent......................................    292,461
Payables to affiliated company..............................    887,031

    Profit transfer to parent arises from the profit and loss pooling agreement between the Company and its parent, Karl Baumgartner + Partner Consulting
GmbH & Co. KG.

    The charge for trade income tax arises because the parent company pays the trade income tax on the earnings of the Company and charges it back to the Company.

                  BAUMGARTNER + PARTNER PERSONALBERATUNG GMBH

                                  SINDELFINGEN

  NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (CONTINUED)

    Receivable from shareholder is from Karl Baumgartner + Partner Consulting GmbH & Co KG for services of cash management, profit distribution, trade tax recharge and VAT payments.

    Payable to affiliated company is between Baumgartner + Partner Unternehmensberatung GmbH and the Company for charges of rent, recharged salaries and others.

INCOME TAXES

    The income of the Company is transferred by a profit and loss pooling agreement contract ("Ergebnisabfuhrungsvertrag") to its shareholder Karl Baumgartner + Partner Consulting GmbH & Co. KG. Between the Company and its shareholder exists a fiscal unity ("Organschaft") for trade-tax and corporation-tax. Therefore, only the shareholder has to pay taxes on the consolidated income. The shareholder recharges to the Company the trade tax that would have to be paid on the income of the Company.

    The shareholder is a limited partnership and has therefore only to pay the trade income tax. The partners of the parent company will have to pay income tax on their individual part of the income after trade income tax of the partnership. These individual income tax payments are not shown in the financial statements of the partnership.

COMMITMENTS AND CONTINGENCIES

OPERATING LEASES:

    In 1999 the Company recorded lease expenses for company cars of USD 302,834 and expenses for the leasing of office equipment of USD 70,845.

    The leasing commitments at December 31, 1999 are as follows (in US-Dollars):

                                                           2000       2001       2002       TOTAL
                                                         --------   --------   --------   ---------
Office space lease.....................................  618,195    618,195    528,984    1,765,374
Other lease contracts..................................  253,759    253,759    253,759      761,277

SUBSEQUENT EVENT

    All of the shares in Karl Baumgartner + Partner Consulting GmbH & Co. KG--the shareholder of the Company--have been transferred from the former owners to TMP Worldwide Inc. ("TMP") on February 10, 2000 in exchange for approximately $10 million in cash and 169,764 shares of unregistered TMP common stock.

    In connection with the transfer of shares to TMP the Company had to pay an additional compensation of USD 386,760 to an employee of Baumgartner terminated as a result of the acquisition. The Company did not accrue for this payment in the financial statements as at December 31, 1999.

                                QD GROUP LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

             FOR THE SIX MONTHS ENDED 30 JUNE 2000 AND 30 JUNE 1999

                                                                2000          2000
                                                             CONTINUING   DISCONTINUED
                                                   NOTES     BUSINESSES    BUSINESSES      2000       1999
                                                  --------   ----------   ------------   --------   --------
                                                              L'000'S       L'000'S      L'000'S    L'000'S
TURNOVER........................................     2         10,752            9        10,761      7,361
Cost of sales...................................               (2,172)         (64)       (2,236)    (1,878)
                                                               ------          ---        ------     ------
GROSS PROFIT/(LOSS).............................                8,580          (55)        8,525      5,483
Net operating expenses..........................               (6,747)         (15)       (6,762)    (5,020)
                                                               ------          ---        ------     ------
OPERATING PROFIT/(LOSS).........................                1,833          (70)        1,763        463
                                                                                          ------     ------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...                                           1,763        463
Tax on profit on ordinary activities............     3                                      (529)      (180)
                                                                                          ------     ------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION....                                           1,234        283
                                                                                          ======     ======

The attached notes to the financial statements form an integral part of these financial statements.

                                QD GROUP LIMITED
                           CONSOLIDATED BALANCE SHEET
                      AS AT 30 JUNE 2000 AND 30 JUNE 1999

                                                                NOTES       2000       1999
                                                              ---------   --------   --------
                                                                          L'000'S    L'000'S
FIXED ASSETS
Tangible assets.............................................          4      917        822
Investments.................................................          5      936        900
                                                                           -----      -----
                                                                           1,853      1,722
                                                                           -----      -----
CURRENT ASSETS
Debtors.....................................................               4,545      3,862
Cash at bank and in hand....................................               2,196      1,608
                                                                           -----      -----
                                                                           6,741      5,470

Creditors...................................................               3,277      3,392
                                                                           -----      -----
NET ASSETS..................................................               5,317      3,800
                                                                           =====      =====
CAPITAL AND RESERVES
Called-up share capital.....................................                  50         50
Share premium account.......................................                  31         31
Capital redemption reserve..................................                   1          1
Profit and loss account.....................................               5,235      3,714
                                                                           -----      -----
EQUITY SHAREHOLDERS' FUNDS..................................               5,317      3,796
Minority interests--equity..................................                  --          4
                                                                           -----      -----
TOTAL CAPITAL AND RESERVES..................................               5,317      3,800
                                                                           =====      =====

The attached notes to the financial statements form an integral part of these financial statements.

                                QD GROUP LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT

             FOR THE SIX MONTHS ENDED 30 JUNE 2000 AND 30 JUNE 1999

                                                                           2000       1999
                                                               NOTES     L'000'S    L'000'S
                                                              --------   --------   --------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES.........       6      1,146       (363)
                                                                          -----       ----

TAXATION
UK corporation tax paid.....................................               (118)      (110)
                                                                          -----       ----

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENTS
Purchase of tangible fixed assets...........................               (200)      (115)
Sale of tangible fixed assets...............................                 14          6
                                                                          -----       ----

FINANCING...................................................               (186)      (109)

Repayment of loan...........................................                (24)       (24)
Capital element of finance lease repayments.................                (82)       (82)
                                                                          -----       ----
                                                                           (106)      (106)
                                                                          -----       ----
INCREASE/(DECREASE) IN CASH IN THE PERIOD...................                736       (688)
                                                                          =====       ====

The attached notes to the financial statements form an integral part of these financial statements.

                                QD GROUP LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

1 BASIS OF PRESENTATION

    The consolidated condensed interim financial statements included herein have been prepared according to accounting principles generally accepted in the United Kingdom (UK GAAP). These principles differ in certain respects from those generally accepted in the United States (US GAAP). The significant areas of difference are shown in note 7.

    The financial statements have been prepared without audit, pursuant to the rules and regulations of the US Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Group believes that the disclosures are adequate to make the information presented not misleading.

    These statements reflect all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these consolidated condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Group's annual report for the year ended September 30, 1999. The Group follows the same accounting policies in preparation of interim reports.

2 ANALYSIS BY GEOGRAPHICAL AREA/BUSINESS SEGMENT

    Turnover is generated wholly from the group's principal activities.

    The analysis of the group's turnover by destination and origin is set out below:

                                                                2000       1999
                                                              L'000'S    L'000'S
                                                              --------   --------
TURNOVER
United Kingdom..............................................    9,218     6,957
Europe......................................................      557       122
Far East....................................................      898       136
Rest of the World...........................................       88       146
                                                               ------     -----
                                                               10,761     7,361
                                                               ======     =====

    The analysis of the group's turnover by business segment is set out below:

                                                                2000       1999
                                                              L'000'S    L'000'S
                                                              --------   --------
TURNOVER
Recruitment.................................................   10,176     6,432
Business services...........................................      576       355
Discontinued businesses.....................................        9       574
                                                               ------     -----
                                                               10,761     7,361
                                                               ======     =====

                                QD GROUP LIMITED

3 TAXATION

                                                                2000       1999
                                                              L'000'S    L'000'S
                                                              --------   --------
UK corporation tax
Current @ 30% (1999:30.5%)..................................    529        180
                                                                ===        ===

4 TANGIBLE FIXED ASSETS

    The net book values as at 30 June 2000 are summarised below:

                                                              L'000'S
                                                              --------
Computers...................................................    520
Motor vehicles..............................................     37
Fixtures, fittings and equipment............................    360
                                                                ---
TOTAL NET BOOK VALUE AT 30 JUNE 2000........................    917
                                                                ===

5 FIXED ASSET INVESTMENTS

                                                              ESOT INVESTMENT
                                                              IN OWN ORDINARY
                                                                  SHARES
                                                                  L'000'S
                                                              ---------------
At 30 June 2000.............................................        936
                                                                    ===

6 RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES

                                                                2000       1999
                                                              L'000'S    L'000'S
                                                              --------   --------
Operating profit............................................   1,763         463
Depreciation................................................     210         180
Profit on sale of tangible fixed assets.....................      (7)        (14)
Increase in debtors.........................................    (817)     (1,507)
(Decrease)/increase in creditors............................      (3)        515
                                                               -----      ------
Net cash inflow/(outflow) from operating activities.........   1,146        (363)
                                                               =====      ======

7 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED
  ACCOUNTING PRINCIPLES

    The consolidated financial statements are prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP") which differ in certain respects from those generally

                                QD GROUP LIMITED

7 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED
  ACCOUNTING PRINCIPLES (CONTINUED)
accepted in the United States ("US GAAP"). The significant areas of difference affecting the financial statements of the Group are described below:

RECONCILIATIONS

    The following is a summary of the material adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP:

                                                                     2000       1999
                                                          NOTE     L'000'S    L'000'S
                                                        --------   --------   --------
NET INCOME IN ACCORDANCE WITH UK GAAP.................              1,234         283
ADJUSTMENT TO CONFORM WITH US GAAP
Deferred taxation.....................................     (b)         20         (35)
                                                                    -----      ------
NET INCOME IN ACCORDANCE WITH US GAAP.................              1,254         248
                                                                    =====      ======

                                                                     2000       1999
                                                                   L'000'S    L'000'S
                                                                   --------   --------
SHAREHOLDERS' FUNDS IN ACCORDANCE WITH UK GAAP........              5,317      3,800
ADJUSTMENTS TO CONFORM WITH US GAAP
Reclassification of investment held by ESOT...........               (936)      (900)
Deferred tax liability................................                (22)       (35)
                                                                    -----      -----
Shareholders' funds in accordance with US GAAP........              4,359      2,865
                                                                    =====      =====

    A) DISCONTINUED OPERATIONS

    The effect of discontinued operations on the 1999 results were as follows:

                                                CONTINUING   DISCONTINUED
                                                BUSINESSES    BUSINESSES     TOTAL
                                                 L'000'S       L'000'S      L'000'S
                                                ----------   ------------   --------
TURNOVER......................................     6,787          574         7,361
Cost of sales.................................    (1,459)        (419)       (1,878)
                                                  ------         ----        ------
Gross profit..................................     5,328          155         5,483
Net operating expenses........................    (4,478)        (542)       (5,020)
                                                  ------         ----        ------
OPERATING PROFIT..............................       850         (387)          463
                                                  ======         ====        ======

                                QD GROUP LIMITED

7 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED
  ACCOUNTING PRINCIPLES (CONTINUED)
    Net liabilities of discontinued operations

                                                                2000       1999
                                                              L'000'S    L'000'S
                                                              --------   --------
Fixed assets................................................       --         28
Debtors.....................................................       32        166
Cash........................................................        3         66
Creditors...................................................   (1,155)    (1,005)
                                                               ------     ------
                                                               (1,120)      (745)
                                                               ======     ======

    B) INCOME TAXES

    Under UK GAAP, the Group provides for deferred taxation using the partial liability method on all timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Deferred tax assets are recognised to the extent that they are recoverable without replacement in the foreseeable future.

    Under US GAAP, income taxes are accounted for under Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the difference is reversed. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Income before the provision for taxes consisted of the following:

                                                                2000       1999
                                                              L'000'S    L'000'S
                                                              --------   --------
Domestic....................................................   1,467        609
Foreign.....................................................     296       (146)
                                                               -----       ----
INCOME BEFORE INCOME TAXES UNDER US GAAP....................   1,763        463
                                                               =====       ====

    C) EMPLOYEE SHARE OWNERSHIP TRUST

    Under UK GAAP, shares in the company which are held by the ESOT are shown as fixed asset investments and the related dividends receivable and gain or loss on sale of shares are included in operating income. Under US GAAP, the shares held by the ESOT are shown as treasury shares and the dividends and gains or losses on sales of shares are not recognised.

                                QD GROUP LIMITED

7 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED
  ACCOUNTING PRINCIPLES (CONTINUED)
    D) CASH FLOWS

    Set out below is a summary consolidated statement of cash flows for the Group under US GAAP.

                                                                2000       1999
                                                              L'000'S    L'000'S
                                                              --------   --------
Net cash provided by/(used in) operating activities.........   1,028       (473)
Net cash used in investing activities.......................    (186)      (109)
Net cash used in financing activities.......................    (106)      (106)
                                                               -----      -----
NET DECREASE IN CASH UNDER US GAAP..........................     736       (688)
                                                               =====      =====

                                AUDITORS' REPORT

TO THE SHAREHOLDERS OF QD GROUP LIMITED

    We have audited the financial statements on pages F-145 to F-166 which have been prepared under the historical cost convention and accounting policies set out on pages F-149 and F-150.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    The company's directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by statute, the Auditing Practices Board and by our profession's ethical guidance.

BASIS OF OPINION

    We conducted our audit in accordance with Auditing Standards issued by the United Kingdom Auditing Practices Board, which are substantially consistent with generally accepted auditing standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of the company and of the group, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

    In our opinion the financial statements give a true and fair view of the state of affairs of the company and of the group as at 30 September 1998 and 1999 and of the group's profits and cash flows for the two years then ended and have been properly prepared in accordance with the Companies Act 1985.

    Certain accounting practices of the Group used in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and the adjustments required to conform the financial statements to accounting principles generally accepted in the United States are set forth in note 26.

Arthur Andersen
Chartered Accountants and Registered Auditors

20 Old Bailey
London

EC4M 7AN
5 April 2000 (except with respect to note 26 which is as of 14 July 2000).

                                QD GROUP LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

           FOR THE YEAR ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

                                                  1999           1999
                                               CONTINUING    DISCONTINUED
                                     NOTES     BUSINESSES     BUSINESSES        1999          1998
                                    --------   -----------   -------------   -----------   ----------
                                                    L              L              L            L
TURNOVER..........................      2      13,141,901      1,196,080      14,337,981   11,900,838
Cost of sales.....................             (2,428,478)      (919,624)     (3,348,102)  (2,303,809)
                                               ----------      ---------     -----------   ----------

GROSS PROFIT......................             10,713,423        276,456      10,989,879    9,597,029
Net operating expenses............             (9,584,757)      (936,495)    (10,521,252)  (8,701,664)
Other income......................      3         125,219             --         125,219       60,494
                                               ----------      ---------     -----------   ----------

OPERATING PROFIT..................              1,253,885       (660,039)        593,846      955,859
Interest receivable...............                                                72,458      108,575
Interest payable..................      7                                        (11,456)      (3,651)
                                                                             -----------   ----------

PROFIT ON ORDINARY ACTIVITIES
  BEFORE TAXATION.................      4                                        654,848    1,060,783
Tax on profit on ordinary
  activities......................      8                                       (254,262)    (328,842)
                                                                             -----------   ----------

PROFIT ON ORDINARY ACTIVITIES
  AFTER TAXATION..................                                               400,586      731,941
Minority interests................     19                                          3,658        5,292
                                                                             -----------   ----------

PROFIT FOR THE FINANCIAL YEAR.....      9                                        404,244      737,233
Dividends--equity shareholders....     10                                       (200,000)    (400,000)
                                                                             -----------   ----------

RETAINED PROFIT FOR THE FINANCIAL
  YEAR............................     17                                        204,244      337,233
                                                                             ===========   ==========

          CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

PROFIT FOR THE FINANCIAL YEAR...........                                          404,244      737,233
Loss on currency translation............                                           (8,873)          --
                                                                              -----------   ----------

TOTAL RECOGNISED GAINS AND LOSSES.......                                          395,371      737,233
                                                                              ===========   ==========

  The attached notes to the accounts form an integral part of these financial statements.

                                QD GROUP LIMITED

                           CONSOLIDATED BALANCE SHEET

                 AS AT 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

                                                               NOTES        1999         1998
                                                             ---------   ----------   ----------
                                                                             L            L
FIXED ASSETS
Tangible assets............................................         11      949,816      736,470
Investments................................................         12      894,200      900,300
                                                                         ----------   ----------
                                                                          1,844,016    1,636,770
                                                                         ----------   ----------
CURRENT ASSETS
Debtors....................................................         13    4,131,727    3,084,443
Cash at bank and in hand...................................               1,289,810    2,039,693
                                                                         ----------   ----------
                                                                          5,421,537    5,124,136
CREDITORS: amounts falling due within one year.............         14   (3,231,327)  (3,185,562)
                                                                         ----------   ----------
NET CURRENT ASSETS.........................................               2,190,210    1,938,574
                                                                         ----------   ----------
TOTAL ASSETS LESS CURRENT LIABILITIES......................               4,034,226    3,575,344
CREDITORS: amounts falling due after more than one year....         15     (267,169)          --
                                                                         ----------   ----------
NET ASSETS.................................................               3,767,057    3,575,344
                                                                         ==========   ==========
CAPITAL AND RESERVES
Called-up share capital....................................         16       49,806       49,806
Share premium account......................................         17       30,895       30,895
Capital redemption reserve.................................         17          944          944
Profit and loss account....................................         17    3,685,412    3,490,041
                                                                         ----------   ----------
EQUITY SHAREHOLDERS' FUNDS.................................         18    3,767,057    3,571,686
Minority interests--equity.................................         19           --        3,658
                                                                         ----------   ----------
TOTAL CAPITAL AND RESERVES.................................               3,767,057    3,575,344
                                                                         ==========   ==========

  The attached notes to the accounts form an integral part of these financial statements.

                                QD GROUP LIMITED

                             COMPANY BALANCE SHEET

                 AS AT 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

                                                               NOTES        1999         1998
                                                             ---------   ----------   ----------
                                                                             L            L
FIXED ASSETS
Investments................................................     12          941,818      931,287
                                                                         ----------   ----------

CURRENT ASSETS
Debtors....................................................     13        9,082,608    2,291,624
Cash at bank and in hand...................................                 842,060    1,711,028
                                                                         ----------   ----------
                                                                          9,924,668    4,002,652

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR.............     14       (5,843,394)  (3,033,297)
                                                                         ----------   ----------
Net current assets.........................................               4,081,274      969,355
                                                                         ----------   ----------
NET ASSETS.................................................               5,023,092    1,900,642
                                                                         ==========   ==========

CAPITAL AND RESERVES
Called-up share capital....................................     16           49,806       49,806
Share premium account......................................     17           30,895       30,895
Capital redemption reserve.................................     17              944          944
Profit and loss account....................................     17        4,941,447    1,818,997
                                                                         ----------   ----------

EQUITY SHAREHOLDERS' FUNDS.................................               5,023,092    1,900,642
                                                                         ==========   ==========

The financial statements were approved by the Board on 5 April 2000.

GD Quarry

Director

  The attached notes to the accounts form an integral part of these financial statements.

                                QD GROUP LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT

           FOR THE YEAR ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

                                                               NOTES       1999       1998
                                                              --------   --------   ---------
                                                                            L           L
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES.........     20      (265,434)  1,770,844
                                                                         --------   ---------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................               72,458     108,575
Interest paid...............................................               (2,648)     (5,227)
Interest element of finance lease rental payments...........               (8,808)         --
                                                                         --------   ---------
                                                                           61,002     103,348

TAXATION
UK corporation tax paid.....................................             (581,455)   (401,708)
ACT repayment...............................................              100,000     163,733
                                                                         --------   ---------
                                                                         (481,455)   (237,975)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENTS
Purchase of tangible fixed assets...........................              (12,877)   (634,175)
Purchase of investments.....................................                   --     (67,100)
Sale of tangible fixed assets...............................               52,355      62,148
                                                                         --------   ---------
                                                                           39,478    (639,127)
EQUITY DIVIDENDS PAID.......................................                   --    (397,885)
                                                                         --------   ---------
Cash (outflow)/inflow before financing......................             (646,409)    599,205

FINANCING
New loan....................................................              175,750          --
Repayment of loan...........................................              (64,563)         --
Capital element of finance lease rental payments............             (214,661)         --
                                                                         --------   ---------
CASH OUTFLOW FROM FINANCING.................................             (103,474)         --
                                                                         --------   ---------
(DECREASE)/INCREASE IN CASH IN THE YEAR.....................     21      (749,883)    599,205
                                                                         ========   =========

  The attached notes to the accounts form an integral part of these financial statements.

                                QD GROUP LIMITED

                             NOTES TO THE ACCOUNTS

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

1 ACCOUNTING POLICIES

    The principal accounting policies are summarised below:

    A) BASIS OF ACCOUNTING

    The accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards.

    B) BASIS OF CONSOLIDATION

    The consolidated accounts include the accounts of the company and all its subsidiary undertakings. The results of subsidiaries acquired or disposed of during the year are included in the consolidated profit and loss account from the date of their acquisition or up to the date of their disposal. Intra-group sales and profits are eliminated on consolidation.

    C) TANGIBLE FIXED ASSETS

    Tangible fixed assets are stated at cost less depreciation.

    Depreciation is calculated so as to write off the cost of tangible fixed assets less their estimated residual values, on a straight line basis, over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

Motor vehicles..............................................     --          25%
Computers...................................................     --          33%
Fixtures, fittings and equipment............................     --          20%

    D) FINANCE AND OPERATING LEASES

    Costs in respect of operating leases are charged on a straight line basis over the lease term. Where fixed assets are financed by leasing agreements, which transfer to the company substantially all the benefits and risks of ownership, the assets are treated as if they had been purchased outright and are included in tangible fixed assets. The capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged against profit in proportion to the reducing capital element outstanding. Assets held under finance leases are depreciated over the shorter of the lease term and their useful lives.

    E) FOREIGN CURRENCIES

    Assets and liabilities expressed in foreign currencies at the balance sheet date are translated into sterling at rates of exchange prevailing at the end of the financial year. Transactions carried out during the year are translated at the rate of exchange ruling at the date of the transaction. The results of overseas operations are translated at the average rates of exchange during the year and their balance sheets at the rates ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and results of overseas operations are dealt with through reserves. All other exchange differences are included in the profit and loss account in the year in which they arise.

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

1 ACCOUNTING POLICIES (CONTINUED)
    F) TURNOVER

    Turnover, which excludes value added tax and trade discounts, represents the invoiced value of services supplied. Turnover is recognised at the date the recruit commences employment, the date instructions for an advertising campaign have been confirmed, when certain discrete stages of management consultancy assignments have been completed, when conferences are actually held, or when publications are issued.

    G) DEFERRED TAXATION

    Tax deferred or accelerated is accounted for in respect of all material timing differences to the extent that it is probable that a liability or asset will crystallise.

    H) PENSION SCHEME ARRANGEMENTS

    The company operates a defined contribution pension scheme. The fund is administered by pension fund managers. Pension costs are accounted for on the basis of charging the profit and loss account with the pension costs payable in the year. The company provides no other post retirement benefits to its employees.

    I) EMPLOYEE SHARE OWNERSHIP TRUSTS

    The company is deemed to have control of the assets, liabilities, income and costs of The Quarry Dougall Employee Share Ownership Trust (ESOT). The ordinary shares held by the ESOT are included in fixed asset investments and written down to the option price over the minimum period of service to which the conditions attached to the shares relate. No dividends have been waived in respect of these shares and the dividends receivable are set off against the administrative costs of running the ESOT.

2 ANALYSIS BY GEOGRAPHICAL AREA/BUSINESS SEGMENT

    Turnover is generated wholly from the group's principal activities.

    The analysis of the group's turnover by destination and origin is set out below:

                                                          1999         1998
                                                       ----------   ----------
                                                           L            L
TURNOVER
United Kingdom.......................................  12,619,873   10,236,245
Europe...............................................     525,573       34,820
Far East.............................................     814,192    1,120,667
Rest of the World....................................     378,343      509,106
                                                       ----------   ----------
                                                       14,337,981   11,900,838
                                                       ==========   ==========

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

2 ANALYSIS BY GEOGRAPHICAL AREA/BUSINESS SEGMENT (CONTINUED)
    The analysis of the group's turnover by business segment is set out below:

                                                          1999         1998
                                                       ----------   ----------
                                                           L            L
TURNOVER
Recruitment..........................................  11,862,403   10,947,035
Training and development.............................     243,835      837,858
Business services....................................   1,035,663      115,945
Discontinued businesses..............................   1,196,080           --
                                                       ----------   ----------
                                                       14,337,981   11,900,838
                                                       ==========   ==========

3 OTHER INCOME

                                                               1999       1998
                                                             --------   --------
                                                                L          L
Dividends receivable.......................................   74,433     60,494
Provision no longer required...............................   50,786         --
                                                             -------     ------
                                                             125,219     60,494
                                                             =======     ======

4 PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

    Profit on ordinary activities before taxation is stated after charging/(crediting):

                                                              1999       1998
                                                            --------   --------
                                                               L          L
Depreciation of tangible fixed assets
-owned....................................................  195,478    170,928
-leased...................................................  165,818     10,275
Auditors' remuneration....................................   17,675     14,500
Operating lease rental for
-office equipment.........................................    7,827     12,108
-land and buildings.......................................  297,936    247,054
Profit on disposal of tangible fixed assets...............  (20,026)   (14,140)
Profit on disposal of fixed asset investments.............   (3,600)   (77,710)
Exchange (gains)/ losses..................................  (18,319)    23,345

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

5 DIRECTORS' EMOLUMENTS AND TRANSACTIONS

                                                              1999       1998
                                                            --------   --------
                                                               L          L
Directors' emoluments.....................................  335,000    335,000
Benefits in kind..........................................    9,535      9,535
Contributions to defined contribution pension scheme......    9,323      9,323
Emoluments of the highest paid director:
Remuneration..............................................  344,535    344,535
Contributions to a defined contribution pension scheme....    9,323      9,323

    There is 1 (1998: 1) director in the defined contribution pension scheme.

DIRECTORS' TRANSACTIONS

    During the year, Gareth Quarry let a villa owned by him to employees of the group. The rents due to him were at commercial rates and were settled by Quarry Dougall Recruitment Limited. Rents amounting to L6,736 were payable by the company for the year ended 30 September 1999 (1998: L9,274). During the year he also let a property for use as a training facility and as office premises for QD Conferencing Limited. Rents amounting to L2,500 were payable by the company for the year ended 30 September 1999 (1998: L10,000).

6 EMPLOYEE INFORMATION

    The average number of persons employed by the company during the year was:

                                                                1999       1998
                                                               NUMBER     NUMBER
                                                              --------   --------
Selling and marketing.......................................     94         77
Administration..............................................     58         40
                                                                ---        ---
                                                                152        117
                                                                ===        ===

    Employment costs--all employees including executive directors:

                                                           1999        1998
                                                         ---------   ---------
                                                             L           L
-wages and salaries....................................  6,476,404   4,958,982
-social security costs.................................    535,962     376,633
-pension costs.........................................     56,744      54,406
                                                         ---------   ---------
                                                         7,069,110   5,390,021
                                                         =========   =========

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

7 INTEREST PAYABLE

                                                                1999       1998
                                                              --------   --------
                                                                 L          L
Bank loans and overdrafts...................................    2,648       381
Finance leases..............................................    8,808     3,270
                                                               ------     -----
                                                               11,456     3,651
                                                               ======     =====

8 TAXATION

                                                              1999       1998
                                                            --------   --------
                                                               L          L
UK corporation tax
Current @ 30.5% (1998: 31%)...............................  260,025    170,366
(Over)/under provision in respect of prior years..........  (55,025)    59,642
Overseas taxation.........................................   49,262     98,834
                                                            -------    -------
                                                            254,262    328,842
                                                            =======    =======

9 PROFIT FOR THE FINANCIAL YEAR

    As permitted by section 230 of the Companies Act 1985, the holding company's profit and loss account has not been included in these financial statements. The profit for the financial year dealt with in the accounts of the holding company was L3,322,450 (1998: L165,776).

10 DIVIDENDS--EQUITY SHAREHOLDERS

                                                              1999       1998
                                                            --------   --------
                                                               L          L
Interim dividend declared of L0.23 per share (1998: L0.47)
Founder shares............................................  142,194    284,388
Ordinary shares...........................................   57,806    115,612
                                                            -------    -------
                                                            200,000    400,000
                                                            =======    =======

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

11 TANGIBLE FIXED ASSETS

                                                              FIXTURES,
                                                   MOTOR     FITTINGS AND
                                      COMPUTERS   VEHICLES    EQUIPMENT       TOTAL
                                      ---------   --------   ------------   ---------
                                          L          L            L             L
COST
At 1 October 1998...................   576,927    256,444      465,773      1,299,144
Additions...........................   386,886     17,286      193,099        597,271
Disposals...........................        --    (83,187)        (705)       (83,892)
                                       -------    -------      -------      ---------
At 30 September 1999................   963,813    190,543      658,167      1,812,523
                                       =======    =======      =======      =========
DEPRECIATION
At 1 October 1998...................   133,030    134,188      295,456        562,674
Charge for year.....................   244,364     49,817       67,115        361,296
Disposals...........................        --    (60,558)        (705)       (61,263)
                                       -------    -------      -------      ---------
At 30 September 1999................   377,394    123,447      361,866        862,707
                                       =======    =======      =======      =========
NET BOOK VALUE
At 30 September 1999................   586,419     67,096      296,301        949,816
                                       =======    =======      =======      =========
At 30 September 1998................   443,897    122,256      170,317        736,470
                                       =======    =======      =======      =========

    The net book value of computers includes L408,306 (1998: Lnil) in respect of assets held under finance leases, comprising cost of L584,399 (including L356,725 accrued at 30 September 1998) less depreciation of L176,093 (including L10,275 on the accrued assets at 30 September 1998).

12 FIXED ASSET INVESTMENTS

                                                              ESOT INVESTMENT
                                                              IN OWN ORDINARY
                                                                  SHARES
                                                              ---------------
                                                                     L
GROUP
At 1 October 1998...........................................      900,300
Disposals...................................................       (6,100)
                                                                  -------
At 30 September 1999........................................      894,200
                                                                  =======

                                                 ESOT
                                              INVESTMENT       INTEREST
                                            IN OWN ORDINARY    IN GROUP
                                                SHARES        UNDERTAKING    TOTAL
                                            ---------------   -----------   --------
                                                   L               L           L
COMPANY
At 1 October 1998.........................      900,300          30,987     931,287
Additions.................................           --          16,631      16,631
Disposals.................................       (6,100)             --      (6,100)
                                                -------          ------     -------
At 30 September 1999......................      894,200          47,618     941,818
                                                =======          ======     =======

EMPLOYEE SHARE OWNERSHIP TRUST

    An Employee Share Ownership Trust (ESOT) was established on 30 March 1990. At 30 September 1999, the ESOT held 132,000 20p ordinary shares at a cost of L894,200 (1998: 133,220 ordinary shares

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

12 FIXED ASSET INVESTMENTS (CONTINUED)
at a cost of L900,300). The ESOT is a discretionary trust for the benefit of employees (including certain directors).

SUBSIDIARY UNDERTAKINGS

                                                             PROPORTION OF
                                                            NOMINAL VALUE OF
                                                              SHARES HELD
   NAME OF COMPANY AND COUNTRY OF       DESCRIPTION OF    --------------------
    INCORPORATION AND OPERATION          SHARES HELD       GROUP      COMPANY             PRINCIPAL ACTIVITY
------------------------------------  ------------------  --------   ---------   ------------------------------------
                                                             %           %
Quarry Dougall Recruitment Limited    Ordinary L1 shares     100        100      Recruitment and advertising services
(England and Wales)                                                              for the legal profession

QD Consulting Group Limited           Ordinary L1 shares     100        100      Recruitment and advertising services
(England and Wales)                                                              for the legal profession, retail,
                                                                                 sales, marketing, banking and
                                                                                 finance sectors, career counselling
                                                                                 and outplacement services

Quarry Dougall Recruitment North      Ordinary L1 shares      85        0.2      Recruitment and advertising services
Limited (England and Wales)                                                      for the legal profession

The Quarry Dougall Employee           Ordinary 20p           100        100      Settlement to facilitate the
Share Ownership Trust                 shares in the                              acquisition of shares by employees
(England and Wales)                   company                                    of the company

QD Conferencing Limited (England and  Ordinary L1 shares    87.5       87.5      Provision of conferences for the
Wales)                                                                           legal profession, retail, sales,
                                                                                 marketing, banking and finance
                                                                                 sectors

New City Media Limited                Ordinary L1 shares      90         90      Production of various publications
(England and Wales)                                                              and yearbooks for the legal
                                                                                 profession

QD Asia Limited                       Ordinary HK$10         100        100      Recruitment and advertising services
(Hong Kong)                           Shares                                     for the legal sector in
                                                                                 Asia-Pacific. The company commenced
                                                                                 trading on 23 February 1999

QD Technology Limited                 Ordinary L1 shares      90         90      Recruitment and advertising services
(England and Wales)                                                              for the information technology
                                                                                 sector

QD Legal Consulting GmbH              Ordinary 1DM           100        100      Recruitment and advertising services
(Germany)                             shares                                     for the legal profession in Germany

JuVe Verlag Fur Juristische           Ordinary 1DM            90         90      Production of various publications
Information GmbH                      Shares                                     and yearbooks for the legal
(Germany)                                                                        profession in Germany

    All the above companies operate principally in their country of incorporation or settlement. Quarry Dougall Recruitment Limited also operates in Canada and operated in Hong Kong until 22 February 1999 when the trade was transferred to QD Asia Limited.

    The group has incentivised key managers through deemed minority interests which would become payable in shares or cash following a crystallising event. Had the event taken place at the year end the directors believe that the amount payable would not have materially affected the accounts.

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

13 DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                            GROUP                  COMPANY
                                                    ---------------------   ---------------------
                                                      1999        1998        1999        1998
                                                    ---------   ---------   ---------   ---------
                                                        L           L           L           L
Trade debtors.....................................  3,703,587   2,758,727          --          --
Dividend receivable from subsidiary undertaking...         --          --   3,223,935          --
Amounts owed by group undertakings................         --          --   5,757,085   2,089,363
Other debtors.....................................    205,187     129,114     101,588     102,261
Prepayments and accrued income....................    222,953      96,602          --          --
ACT recoverable...................................         --     100,000          --     100,000
                                                    ---------   ---------   ---------   ---------
                                                    4,131,727   3,084,443   9,082,608   2,291,624
                                                    =========   =========   =========   =========

14 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                            GROUP                  COMPANY
                                                    ---------------------   ---------------------
                                                      1999        1998        1999        1998
                                                    ---------   ---------   ---------   ---------
                                                        L           L           L           L
Obligations under finance leases..................    164,340          --          --          --
Term loan.........................................     49,416          --          --          --
Trade creditors...................................  1,255,395   1,155,003          --          --
Amounts owed to group undertakings................         --          --   5,621,860   2,826,883
Corporation tax...................................    235,208     562,401      21,534     204,299
Other taxes and social security...................    533,402     386,901          --          --
Dividends payable.................................    200,000       2,115     200,000       2,115
Accruals and deferred income......................    793,566   1,079,142          --          --
                                                    ---------   ---------   ---------   ---------
                                                    3,231,327   3,185,562   5,843,394   3,033,297
                                                    =========   =========   =========   =========

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

15 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                   GROUP
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                               L          L
FINANCE LEASES
  - between one and two years.............................  164,319         --
  - between two and five years............................   41,079         --
                                                            -------    -------
                                                            205,398         --
                                                            -------    -------
TERM LOAN
  - between one and two years.............................   49,416         --
  - between two and five years............................   12,355         --
                                                            -------    -------
                                                             61,771         --
                                                            -------    -------
TOTAL BORROWINGS INCLUDING FINANCE LEASES
  - between one and two years.............................  213,735         --
  - between two and five years............................   53,434         --
                                                            -------    -------
                                                            267,169         --

On demand or within one year..............................  213,756         --
                                                            -------    -------
                                                            480,925         --
                                                            =======    =======

16 CALLED UP SHARE CAPITAL

                                                         ORDINARY           FOUNDER          ORDINARY           FOUNDER
                                                         SHARES OF         SHARES OF         SHARES OF         SHARES OF
                                                         20P EACH          0.1P EACH         20P EACH          0.1P EACH
                                                           1999              1999              1998              1998
                                                      ---------------   ---------------   ---------------   ---------------
AUTHORISED
  - value...........................................         L100,000           L   750          L100,000           L   750
  - number..........................................          500,000           750,000           500,000           750,000
ALLOTTED, CALLED UP AND FULLY PAID
  - value...........................................         L 49,200           L   606          L 49,200           L   606
  - number..........................................          246,000           605,123           246,000           605,123

    The founder shares of 0.1p each rank PARI PASSU with the ordinary shares of 20p each.

    At 30 September 1999, options over 40,000 (1998: 100,000) ordinary shares of 20p each had been granted at L3 per share and over a further 4,000 (1998: 4,000) ordinary shares of 20p each had been granted at L10 per share. The options are exercisable on a crystallising event as a result of which there is a change of control in the company. The option periods expire on 16 December 2001 and 21 October 2003 respectively.

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

17 SHARE PREMIUM ACCOUNT AND RESERVES

                                                      SHARE      CAPITAL      PROFIT
                                                     PREMIUM    REDEMPTION   AND LOSS
                                                     ACCOUNT     RESERVE      ACCOUNT      TOTAL
                                                    ---------   ----------   ---------   ---------
                                                        L           L            L           L
GROUP
At 1 October 1998.................................     30,895         944    3,490,041   3,521,880
Foreign exchange adjustment.......................         --          --       (8,873)     (8,873)
Retained profit for the year......................         --          --      204,244     204,244
                                                    ---------   ---------    ---------   ---------
At 30 September 1999..............................     30,895         944    3,685,412   3,717,251
                                                    =========   =========    =========   =========
COMPANY
At 1 October 1998.................................     30,895         944    1,818,997   1,850,836
Retained profit for the year......................         --          --    3,122,450   3,122,450
                                                    ---------   ---------    ---------   ---------
At 30 September 1999..............................     30,895         944    4,941,447   4,973,286
                                                    =========   =========    =========   =========

18 RECONCILIATION OF MOVEMENT IN GROUP SHAREHOLDERS' FUNDS

                                                           1999        1998
                                                         ---------   ---------
                                                             L           L
Profit for the financial year..........................    404,244     737,233
Loss on currency translation...........................     (8,873)         --
Dividends..............................................   (200,000)   (400,000)
                                                         ---------   ---------
Net additions to shareholders' funds...................    195,371     337,233
Opening shareholders' funds............................  3,571,686   3,234,453
                                                         ---------   ---------
Closing shareholders' funds............................  3,767,057   3,571,686
                                                         =========   =========

19 MINORITY INTERESTS

                                                                1999       1998
                                                              --------   --------
                                                                 L          L
At 1 October 1998...........................................    3,658        127
Share of loss for the year..................................   (3,658)    (5,292)
Minority interest in reserves...............................       --      6,503
Minority interest in share capital..........................       --      2,320
                                                               ------     ------
At 30 September 1999........................................       --      3,658
                                                               ======     ======

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

20 RECONCILIATION OF OPERATING PROFIT TO NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES

                                                           1999        1998
                                                        ----------   ---------
                                                            L            L
Operating profit......................................     593,846     955,859
Depreciation..........................................     361,296     181,203
Profit on sale of tangible fixed assets...............     (20,026)    (14,140)
Profit on sale of investments.........................      (3,600)    (77,710)
Increase in debtors...................................  (1,147,284)   (968,314)
(Decrease)/increase in creditors......................     (49,666)  1,618,123
Bonus paid as shares..................................          --      67,000
Decrease in minority interest.........................          --       8,823
                                                        ----------   ---------
Net cash (outflow)/inflow from operating activities...    (265,434)  1,770,844
                                                        ==========   =========

21 RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

                                                                 L           L
                                                              --------   ----------
Decrease in net cash in the period..........................  (749,883)
Cash outflow from increase in debt and lease financing......   103,474
                                                              --------
Change in net debt resulting from cash flows................               (646,409)
New finance leases..........................................               (584,399)
                                                                         ----------
Movement in net debt in the period..........................             (1,230,808)
Net funds at 1 October 1998.................................              2,039,693
                                                                         ----------
Net funds at 30 September 1999..............................                808,885
                                                                         ==========

22 ANALYSIS OF CHANGES IN NET DEBT

                                                     AT                                        AT
                                                  1 OCTOBER                  NON CASH     30 SEPTEMBER
                                                    1998      CASH FLOWS   FLOW CHANGES       1999
                                                  ---------   ----------   ------------   ------------
                                                      L           L             L              L
Cash in hand and at bank........................  2,039,693    (749,883)           --       1,289,810
Debt due within one year........................         --     (49,416)           --         (49,416)
Debt due after more than one year...............         --     (61,771)           --         (61,771)
Finance leases..................................         --     214,661      (584,399)       (369,738)
                                                  ---------    --------      --------       ---------
                                                  2,039,693    (646,409)     (584,399)        808,885
                                                  =========    ========      ========       =========

23 FINANCIAL COMMITMENTS

GROUP

    The group no longer holds non-cancellable operating leases for office equipment. The group leases certain properties on short and long term leases. The rents payable under these leases, which are subject to

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

23 FINANCIAL COMMITMENTS (CONTINUED)
renegotiation at various intervals specified in the leases and in respect of which the group pays all insurance, maintenance and repairs, in the next year are as follows:

                                                           1999        1998
                                                         ---------   ---------
                                                             L           L
Date of lease termination:
Within one year........................................    205,009     216,631
In two to five years...................................    539,680     858,071
More than five years...................................    313,650          --
                                                         ---------   ---------
                                                         1,058,339   1,074,702
                                                         =========   =========

    Other capital commitments:

    The group had no contracted capital commitments at the year end (1998:
L300,000).

24 PENSION OBLIGATIONS

    The group participates in a defined contribution pension scheme. The assets of the scheme are held separately from those of the group. The total pension cost for the year was L56,744 (1998: L54,406).

25 CONTINGENT LIABILITIES

    The group has incentivised key management through deemed minority interests which would become payable in shares or cash following a crystallising event. Had the event taken place at the year end, the directors believe that the amount payable would not have been significant.

26 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The consolidated financial statements are prepared in conformity with generally accepted accounting principles in the UK ("UK GAAP") which differ in certain respects from those generally accepted in the

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

26 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
United States ("US GAAP"). The significant areas of difference affecting the financial statements of the Group are described below:

RECONCILIATIONS

    The following is a summary of the material adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP:

                                                                NOTE       1999        1998
                                                              --------   ---------   ---------
                                                                             L           L
NET INCOME IN ACCORDANCE WITH UK GAAP.......................               404,244     737,233
ADJUSTMENTS TO CONFORM WITH US GAAP
Dividends receivable on shares held by ESOT.................     (a)       (74,433)    (60,494)
Profit on sale of shares held by ESOT.......................     (a)        (3,600)    (77,710)
Deferred tax (charge)/benefit...............................     (c)       (69,156)     16,773
                                                                         ---------   ---------
NET INCOME IN ACCORDANCE WITH US GAAP.......................               257,055     615,802
                                                                         =========   =========

                                                                           1999        1998
                                                                         ---------   ---------
                                                                             L           L
SHAREHOLDERS' FUNDS IN ACCORDANCE WITH UK GAAP..............             3,767,057   3,571,686
ADJUSTMENTS TO CONFORM WITH US GAAP
Dividends proposed but not approved or paid.................     (d)       125,567          --
Reclassification of investment held by ESOT.................     (a)      (894,200)   (900,300)
Deferred tax asset..........................................     (c)            --      16,773
Deferred tax liability......................................     (c)       (52,383)         --
                                                                         ---------   ---------
SHAREHOLDERS' FUNDS IN ACCORDANCE WITH US GAAP..............             2,946,041   2,688,159
                                                                         =========   =========

    This note has been modified with respect to the one included in the 1998 and 1999 financial statements of QD Group Limited in the Form S-1 of TMP Worldwide Inc. previously filed on 21 July 2000.

    A) EMPLOYEE SHARE OWNERSHIP TRUST

    Under UK GAAP, shares in the company which are held by the ESOT are shown as fixed asset investments and the related dividends receivable and gain or loss on sale of shares are included in operating income. Under US GAAP, the shares held by the ESOT are shown as treasury shares and the dividends and gains or losses on sales of shares are not recognised.

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

26 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    B) DISCONTINUED OPERATIONS

    The effect of discontinued operations on the 1998 results were as follows:

                                                           CONTINUING   DISCONTINUED
                                                           BUSINESSES    BUSINESSES      TOTAL
                                                           ----------   ------------   ----------
                                                               L             L             L
TURNOVER.................................................  11,345,155       555,683    11,900,838
Cost of sales............................................  (1,872,541)     (431,268)   (2,303,809)
                                                           ----------    ----------    ----------
Gross profit.............................................   9,472,614       124,415     9,597,029
Net operating expenses...................................  (8,067,016)     (634,648)   (8,701,664)
Other income.............................................      60,494            --        60,494
                                                           ----------    ----------    ----------
OPERATING PROFIT.........................................   1,466,092      (510,233)      955,859
                                                           ==========    ==========    ==========

NET LIABILITIES OF DISCONTINUED OPERATIONS

                                                            1999        1998
                                                         ----------   --------
                                                             L           L
Tangible assets........................................      29,438     35,399
Debtors................................................     946,698     47,121
Cash at bank...........................................      48,132      5,927
Creditors: amounts falling due within one year.........  (1,962,813)  (597,680)
                                                         ----------   --------
Net liabilities........................................    (938,545)  (509,233)
                                                         ==========   ========

    C) INCOME TAXES

    Under UK GAAP, the Group provides for deferred taxation using the partial liability method on all timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Deferred tax assets are recognised to the extent that they are recoverable without replacement in the foreseeable future.

    Under US GAAP, income taxes are accounted for under Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the difference is reversed. The effect on deferred income tax assets and liabilities of a change in tax rates is recognised in income in the period that includes the enactment date.

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

26 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Income before the provision for taxes consisted of the following:

                                                              1999       1998
                                                            --------   --------
                                                               L          L
Domestic..................................................  571,521    439,349
Foreign...................................................    5,294    483,230
                                                            -------    -------
INCOME/(LOSS) BEFORE INCOME TAXES UNDER US GAAP...........  576,815    922,579
                                                            =======    =======

    The following table reconciles the income tax provision/(benefit) at the United Kingdom statutory rate to that in the financial statements:

                                                              1999       1998
                                                            --------   --------
                                                               L          L
Taxes computed at 30.5% (1998: 31%).......................  175,929    285,999
Permanent differences.....................................   42,806     33,947
Prior years' adjustments..................................   35,527      8,896
Deferred tax charge (benefit).............................   69,156    (16,773)
                                                            -------    -------
Income tax charge.........................................  323,418    312,069
                                                            =======    =======

    Details of the provision for income taxes in the consolidated statements of operations are as follows:

                                                              1999       1998
                                                            --------   --------
                                                               L          L
CURRENT TAXES
Domestic..................................................  205,000    230,008
Foreign...................................................   49,262     98,834
                                                            -------    -------
Total current.............................................  254,262    328,842
DEFERRED TAX (BENEFIT)
Domestic..................................................   69,156    (16,773)
Foreign...................................................       --         --
                                                            -------    -------
Total deferred............................................   69,156    (16,773)
                                                            -------    -------
TOTAL PROVISION FOR INCOME TAXES..........................  323,418    312,069
                                                            =======    =======

    The components of the Group's deferred tax assets and liabilities under US GAAP are as follows:

                                                              1999       1998
                                                            --------   --------
                                                               L          L
CURRENT DEFERRED TAX ASSET................................       --     16,773
CURRENT DEFERRED TAX LIABILITIES..........................  (40,678)        --
NON-CURRENT DEFERRED TAX LIABILITIES......................  (11,705)        --
                                                            -------    -------
NET DEFERRED TAX (LIABILITIES)/ASSETS.....................  (52,383)    16,773
                                                            =======    =======

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

26 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    All of the Group's deferred tax assets and liabilities relate to temporary differences in accounting and tax depreciation of tangible fixed assets.

    D) DIVIDENDS

    Under UK GAAP, the Group recognises a liability in respect of dividends when proposed. Under US GAAP, dividends are only recognised when dividends are approved or paid.

                                                              1999       1998
                                                            --------   --------
                                                               L          L
Amount of dividends approved or paid following US GAAP....       --    397,885
Amount of dividends proposed following UK GAAP............  200,000    400,000

    E) STATEMENT OF CASH FLOWS

    Under UK GAAP, cash flows are presented separately for operating activities, return on investments and servicing of finance, taxation, capital investment and financial investments, equity dividends and financing activities. Cash and cash equivalents represents cash in hand and deposits repayable on demand with any qualifying financial institution, less overdrafts from any qualifying financial institution repayable on demand. Deposits are repayable on demand if they can be withdrawn at any time without notice and without penalty or if a maturity or period of notice of not more than 24 hours or one working day has been agreed. Cash includes cash in hand and deposits denominated in foreign currencies. Liquid resources are current asset investments held as readily disposable stores of value. A readily disposable investment is one that is disposable by the reporting entity without curtailing or disrupting its business; and is either readily convertible into known amounts of cash at or close to its carrying amount, or traded in an active market.

    Under US GAAP, cash flows are reported as operating activities, investing activities and financing activities. Cash flow from taxation and returns on investments and servicing of finance would, with the exceptions of dividends paid, be included in operating activities. The payment of dividends would be included under financing activities. Cash and cash equivalents represents all highly liquid investments with original maturities of three months or less. Cash and cash equivalent balances consist of deposits with banks and financial institutions, which are unrestricted as to withdrawal or use.

    Set out below is a summary consolidated statement of cash flows for the Group under US GAAP.

                                                            1999       1998
                                                          --------   ---------
                                                             L           L
Net cash (used in)/provided by operating activities.....  (685,887)  1,636,795
Net cash provided by/(used in) investing activities.....    39,478    (572,027)
Net cash used in financing activities...................  (103,474)   (465,563)
                                                          --------   ---------
Net (decrease)/increase in cash under US GAAP...........  (749,883)    599,205
                                                          ========   =========

    F) FIXED ASSETS

    Under UK GAAP, fixed assets are assessed for impairment when there is some indication that the carrying value of a fixed asset may exceed its recoverable amount. Impairment is determined and measured

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

26 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) by comparing the carrying value of the fixed asset with its recoverable amount. The recoverable amount is the higher of the amounts that can be obtained from selling the fixed asset (net realisable value) or using the fixed asset (value in use which is normally determined by reference to discounted cash flows).

    Under US GAAP, the determination of whether an impairment has occurred is by reference to undiscounted cash flows. If this indicates an impairment the writedown is based upon the fair value of the asset which is usually determined by reference to discounted cash flows. As a result impairment writedowns are less likely to be recognised under US GAAP.

    The Group has not recorded any fixed asset impairments under UK or US GAAP during the years ended 30 September 1999 and 1998.

    G) USE OF ESTIMATES

    The preparation of financial statements in conformity with both US and UK GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    H) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Group to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Group performs ongoing credit evaluations of customers and generally does not require collateral on accounts receivable. The Group maintains allowances for potential credit losses and such losses have been within management's expectations. The allowances were L65,000 and L43,726 at 30 September 1999 and 1998 respectively.

    The fair market value of cash and cash equivalents, accounts receivable and debt instruments at 30 September 1999 and 1998 approximate their carrying amounts because of their short maturity.

    I) NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998 the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognised currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows gains and losses on a derivative to offset related results on the hedged item in the income statement, and requires that a Group formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after 15 June 2000 and cannot be applied retroactively. The Group does not expect the impact of this new statement on its balance sheet or income statement to be material.

                                QD GROUP LIMITED

          FOR THE YEARS ENDED 30 SEPTEMBER 1999 AND 30 SEPTEMBER 1998

26 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    In March 2000, Emerging Issues Task Force issued EITF 00-02 "Accounting for Web Site Development Costs." EITF 00-02 requires that certain costs incurred by a company in developing its own website be capitalised and that certain other costs should be expensed as incurred. The Group has not incurred significant costs in developing its own website.

                               MOVECENTRAL, INC.

                               STATEMENTS OF LOSS

                                  (UNAUDITED)

                                                                             SIX MONTHS
                                                              PERIOD ENDED     ENDED
                                                                JUNE 19,      JUNE 30,
                                                                  2000          1999
                                                              ------------   ----------
Revenue.....................................................  $ 1,726,278    $2,038,971
                                                              -----------    ----------
Operating Expenses:
  Labor and related benefits................................    2,021,703       748,111
  Depreciation and amortization.............................      133,522        87,800
  General and administrative................................    2,465,544     1,372,439
                                                              -----------    ----------
    Total operating expenses................................    4,620,769     2,208,350
                                                              -----------    ----------

    Operating loss..........................................   (2,894,491)     (169,379)
Interest and Other Expense, net.............................       67,075        32,891
                                                              -----------    ----------
    Net loss................................................  $(2,961,566)   $ (202,270)
                                                              ===========    ==========

   The accompanying notes are an integral part of these financial statements.

                               MOVECENTRAL, INC.

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                             SIX MONTHS
                                                              PERIOD ENDED     ENDED
                                                                JUNE 19,      JUNE 30,
                                                                  2000          1999
                                                              ------------   ----------
Cash Flows from Operating Activities:
  Net loss..................................................  $(2,961,566)   $(202,270)
  Adjustments to reconcile net loss to net cash used in
    operating activities--
    Depreciation and amortization...........................      133,522       87,800
    Changes in operating assets and liabilities--
      Accounts receivable...................................      209,194     (985,461)
      Supplies..............................................       41,003      (16,807)
      Prepaid expenses and other assets.....................     (678,606)     (13,669)
      Accounts payable and accrued expenses.................     (238,343)     (73,855)
      Deferred revenue......................................      241,096      879,771
                                                              -----------    ---------
        Net cash used in operating activities...............   (3,253,700)    (324,491)
                                                              -----------    ---------
Cash Flows from Investing Activities:
  Capital expenditures......................................     (368,829)      (7,355)
  Loan receivable from employee.............................      112,210         (995)
                                                              -----------    ---------
        Net cash used in investing activities...............     (256,619)      (8,350)
                                                              -----------    ---------
Cash Flows from Financing Activities:
  Repayments of long-term debt..............................           --      (78,662)
  Cash overdraft............................................           --      161,803
  Advance from TMP Worldwide Inc. ..........................    3,500,000           --
  Net advances from affiliates..............................       83,506      299,132
                                                              -----------    ---------
        Net cash provided by financing activities...........    3,583,506      382,273
                                                              -----------    ---------
Net Increase (Decrease) in Cash.............................       73,187      (49,432)

Cash, beginning of year.....................................          259       49,432
                                                              -----------    ---------
Cash, end of year...........................................  $    73,446    $      --
                                                              ===========    =========
Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for--
    Interest................................................  $     1,623    $  29,256
                                                              ===========    =========

   The accompanying notes are an integral part of these financial statements.

                               MOVECENTRAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 19, 2000

                                  (UNAUDITED)

(1) NATURE OF BUSINESS

    MoveCentral, Inc., a Massachusetts Subchapter S corporation (the Company), formerly Before You Move, Inc., provides database and direct marketing programs targeting the consumer relocation market. These services include address change notification, assistance with scheduling various relocation services, specialty publishing and Internet-based services. The Company operates in North America.

(2) INTERIM FINANCIAL STATEMENTS

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

(3) SUBSEQUENT EVENT

    On June 19, 2000, the Company entered into a Stock Purchase Agreement (the "Agreement") with TMP Worldwide Inc. ("TMP"), whereby TMP purchased all of the outstanding shares of the Company in exchange for approximately $20,000,000 in cash. The acquisition will be accounted under the purchase method of accounting. Under the terms of the Agreement, the Company will become a wholly-owned subsidiary of TMP.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

MoveCentral, Inc.:

    We have audited the accompanying balance sheets of MoveCentral, Inc., formerly Before You Move, Inc. (a Massachusetts Subchapter S corporation) as of December 31, 1999 and 1998 and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MoveCentral, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

February 25, 2000

                               MOVECENTRAL, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                 1999        1998
                                                              ----------   ---------
                           ASSETS
Current Assets:
  Cash......................................................  $      259   $  49,432
  Accounts receivable.......................................     377,211     161,259
  Supplies..................................................      77,561      68,543
  Prepaid postage...........................................      48,576      18,518
  Other current assets......................................       4,336      14,762
                                                              ----------   ---------
      Total current assets..................................     507,943     312,514
Property and Equipment:
  Furniture and office equipment............................     200,410     197,522
  Computer equipment and software costs.....................     497,304     259,540
  Motor vehicles............................................          --      15,292
  Leasehold improvements....................................      46,790      46,790
                                                              ----------   ---------
                                                                 744,504     519,144
Less -- Accumulated depreciation and amortization...........     279,684     157,886
                                                              ----------   ---------
      Total property and equipment, net.....................     464,820     361,258
                                                              ----------   ---------
Loan Receivable from Employee...............................     109,710     100,000
Other Assets, net...........................................          --     138,201
                                                              ----------   ---------
      Total assets..........................................  $1,082,473   $ 911,973
                                                              ==========   =========
           LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
  Accounts payable..........................................  $  300,184   $  22,232
  Accrued expenses..........................................     390,107     539,689
  Deferred revenue..........................................     142,100     133,973
  Due to affiliates.........................................     613,080     377,387
                                                              ----------   ---------
      Total current liabilities.............................   1,445,471   1,073,281
Long-term Liabilities.......................................          --      78,662

Commitments and Contingencies (Note 5)

Shareholders' Deficit:
  Common stock, $0.01 par value --
    Authorized -- 200,000 shares
    Issued and outstanding -- 107,941 shares................       1,079       1,079
  Paid-in capital...........................................     365,421     142,921
  Accumulated deficit.......................................    (729,498)   (383,970)
                                                              ----------   ---------
      Total shareholders' deficit...........................    (362,998)   (239,970)
                                                              ----------   ---------
      Total liabilities and shareholders' deficit...........  $1,082,473   $ 911,973
                                                              ==========   =========

   The accompanying notes are an integral part of these financial statements.

                               MOVECENTRAL, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999         1998
                                                              ----------   ----------
Revenue.....................................................  $4,583,829   $5,843,371
                                                              ----------   ----------
Operating Expenses:
  Labor and related benefits................................   2,240,993    1,965,284
  Depreciation and amortization.............................     275,291      199,486
  General and administrative................................   2,358,577    1,792,667
                                                              ----------   ----------
      Total operating expenses..............................   4,874,861    3,957,437
                                                              ----------   ----------
      Operating (loss) income...............................    (291,032)   1,885,934
Interest and Other Expense (Income), net....................      54,496      (96,951)
                                                              ----------   ----------
      Net (loss) income.....................................  $ (345,528)  $1,982,885
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                               MOVECENTRAL, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                             RETAINED         TOTAL
                                                              ADDITIONAL     EARNINGS     SHAREHOLDERS'
                                                    COMMON     PAID-IN     (ACCUMULATED      EQUITY
                                                    STOCK      CAPITAL       DEFICIT)       (DEFICIT)
                                                   --------   ----------   ------------   -------------
Balance, December 31, 1997.......................   $1,079     $142,921    $   558,479     $   702,479
                                                    ------     --------    -----------     -----------

  Net income.....................................       --           --      1,982,885       1,982,885

  Dividend paid to shareholders..................       --           --     (2,925,334)     (2,925,334)
                                                    ------     --------    -----------     -----------

Balance, December 31, 1998.......................    1,079      142,921       (383,970)       (239,970)
                                                    ------     --------    -----------     -----------

  Net loss.......................................       --           --       (345,528)       (345,528)

  Additional capital contribution................       --      222,500             --         222,500
                                                    ------     --------    -----------     -----------

Balance, December 31, 1999.......................   $1,079     $365,421    $  (729,498)    $  (362,998)
                                                    ======     ========    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                               MOVECENTRAL, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999         1998
                                                              ---------   ----------
Cash Flows from Operating Activities:
  Net (loss) income.........................................  $(345,528)  $1,982,885
  Adjustments to reconcile net income (loss) to net cash
    provided by
    (used in) operating activities --
    Depreciation and amortization...........................    275,291      199,486
    Changes in operating assets and liabilities --
      Accounts receivable...................................   (215,952)     504,969
      Supplies..............................................     (9,018)      94,935
      Prepaid expenses......................................    (19,632)      57,851
      Accounts payable and accrued expenses.................    128,370       65,313
      Deferred revenue......................................      8,127     (904,777)
                                                              ---------   ----------

        Net cash (used in) provided by operating
          activities........................................   (178,342)   2,000,662
                                                              ---------   ----------

Cash Flows from Investing Activities:
  Capital expenditures......................................   (240,652)    (112,628)
  Loan receivable from employee.............................     (9,710)    (100,000)
                                                              ---------   ----------

        Net cash used in investing activities...............   (250,362)    (212,628)
                                                              ---------   ----------

Cash Flows from Financing Activities:
  Additional capital contribution...........................    222,500           --
  Repayments of long-term term debt.........................    (78,662)    (401,250)
  Net advances from affiliates..............................    235,693    1,537,982
  Dividends paid to shareholders............................         --   (2,925,334)
                                                              ---------   ----------

        Net cash provided by (used in) financing
          activities........................................    379,531   (1,788,602)
                                                              ---------   ----------

Net Decrease in Cash........................................    (49,173)        (568)
Cash, beginning of year.....................................     49,432       50,000
                                                              ---------   ----------

Cash, end of year...........................................  $     259   $   49,432
                                                              =========   ==========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for--Interest...................  $  24,751   $   41,515
                                                              =========   ==========

   The accompanying notes are an integral part of these financial statements.

                               MOVECENTRAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

NOTE 1--NATURE OF BUSINESS

    MoveCentral, Inc., a Massachusetts Subchapter S corporation (the Company), formerly Before You Move, Inc., provides database and direct marketing programs targeting the consumer relocation market. These services include address change notification, assistance with scheduling various relocation services, specialty publishing and Internet-based services. The Company operates in North America.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Certain software development, implementation and testing costs relating to internal-use software are accounted for in accordance with Statement of Position (SOP) 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. This treatment includes the capitalization of both external direct costs and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project. Assets are depreciated on either a straight-line or an accelerated basis over the following useful lives:

ASSET CLASSIFICATION                                            ESTIMATED USEFUL LIFE
--------------------                                          --------------------------
Furniture and office equipment..............................          5-10 years
Computer equipment and software costs.......................      18 months-7 years
Motor vehicles..............................................           5 years
Leasehold improvements......................................  Lesser of term of lease or useful life of asset

    Maintenance and repairs are charged to expense when incurred; renewals and improvements are capitalized.

OTHER ASSETS

    Other assets consisted of covenants not to compete related to the acquisition of the outstanding stock of the Company by certain stockholders of Cross Country Automotive Services, Inc., an affiliate (see Note 3). The Company amortized the covenants not to compete on a straight-line basis over the term of the agreements, which expired December 31, 1999. Amortization expense was approximately $138,000 for the years ended December 31, 1999 and 1998. Certain of the former shareholders are receiving their noncompete payments over three years, beginning April 30, 1997. At December 31, 1999 and 1998, the Company has accrued $78,669 and $393,309, respectively, related to these payments, of which $78,669 is due during the year ending December 31, 2000.

                               MOVECENTRAL, INC.

                               DECEMBER 31, 1999

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCRUED EXPENSES

    Accrued expenses as of December 31, 1999 and 1998 consist of the following:

                                                            1999       1998
                                                          --------   --------
Accrued bonuses.........................................  $159,900   $141,608
Accrued non-compete payments............................    80,131    314,648
Accrued compensation....................................    56,452     14,010
Other accrued expenses..................................    93,624     69,423
                                                          --------   --------
                                                          $390,107   $539,689
                                                          ========   ========

REVENUE RECOGNITION AND DEFERRED REVENUE

    Revenue is recognized from services when services are performed. Deferred revenue arises from payments received in advance of services.

INCOME TAXES

    The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the entity does not pay federal or state corporate income taxes on its taxable income. Instead, the shareholders are liable for income taxes. Therefore, no provision for income taxes has been made.

COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which establishes standards for the reporting and display of comprehensive income and other comprehensive income items. In general, comprehensive income combines net income and other changes in equity during the year from nonowner sources. The adoption of this statement had no impact on total stockholders' equity for the years ended December 31, 1999 and 1998.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying values of cash, accounts receivable and accounts payable approximate fair value because of the short-term nature of these instruments. Management believes that estimating the fair value of amounts due to related parties and from employees is not practicable.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement established accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts and for hedging activities) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedging accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive

                               MOVECENTRAL, INC.

                               DECEMBER 31, 1999

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 cannot be applied retroactively. The Company does not anticipate that the adoption of this new standard will have a material impact on the Company's fiscal position or results of operations.

RECLASSIFICATIONS

    Certain amounts in the prior-year financial statements have been reclassified to conform to the current year's presentation.

NOTE 3--RELATED PARTY TRANSACTIONS

    Certain shareholders of the Company are also shareholders of affiliated companies. The Company outsources certain human resources and accounting services to affiliated companies. The Company is also charged a management fee from an affiliate for services provided to the Company. For the years ended December 31, 1999 and 1998, the Company was charged $388,747 and $463,816, respectively, by affiliates for these services.

    To the extent the Company has available cash reserves or requirements, amounts are loaned to or from affiliates. As of December 31, 1999 and 1998, $613,080 and $377,887, respectively, was due to affiliates. Interest is charged at 8% on outstanding borrowings. For the year ended December 31, 1999, the Company recorded net interest expense of $39,553 and for the year ended December 31, 1998, the Company recorded $158,920 in net interest income. Cross Country Automotive Services, Inc., has agreed to continue to provide financial support when necessary to the Company.

    The Company has advanced an employee $100,000 in return for a note bearing interest at 6%. Thirty percent of any performance bonus received by the employee must be used to pay down the note. Any unpaid principal and interest will become due on June 1, 2003 or termination of employment. As of December 31, 1999, $109,710 was outstanding for principal and interest.

NOTE 4--EMPLOYEE BENEFITS

    The Company participates in the Cross Country Automotive Services, Inc. and Affiliates Salary Reduction/Profit Sharing Plan under the provisions of
Section 401(k) of the Internal Revenue Code. The plan covers all employees who have completed one full year of service with the Company. The Company, at its option, may contribute additional amounts to the plan based on each employee's contribution. Matching contribution expense was $9,849 and $11,297, respectively, for the years ended December 31, 1999 and 1998.

NOTE 5--COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

    The Company leases facilities under a long-term, noncancelable real estate lease agreement expiring in 2002. The agreement provides for fixed minimum rental payments and the payment of utilities, real estate taxes, insurance and repairs. The lease also contains various fixed increases in rent. Rent expense was $158,407 and $155,791, respectively, for the years ended December 31, 1999 and 1998.

                               MOVECENTRAL, INC.

                               DECEMBER 31, 1999

NOTE 5--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The future minimum annual rental commitments under this long-term, noncancelable lease is as follows:

FISCAL YEARS                                                   AMOUNT
------------                                                  --------
2000........................................................  $145,260
2001........................................................   146,928
2002........................................................    24,488
                                                              --------
                                                              $316,676
                                                              ========

EMPLOYMENT AGREEMENTS

    Several employees of the Company have employment agreements that provide for bonuses if certain criteria are met and provide for these individuals to receive a percentage of the proceeds over a certain threshold from a sale or initial public offering of the Company.

    Several former key employees of the Company had employment agreements that contained incentive bonus awards. The awards were paid over the period
January 1, 1997 to December 31, 1999. The awards were based on percentages of the Company's two highest annual earnings, before interest, taxes, depreciation and amortization, during the period from January 1, 1994 to December 31, 1996. As of December 31, 1998 the Company had accrued $86,608 for these awards, all of which was paid during the year ending December 31, 1999.

LEGAL PROCEEDINGS

    The Company is subject to various legal proceedings that arise in the ordinary course of business. Based on the opinion of the Company's legal counsel, management believes that the amount of ultimate liability with respect to these actions will not be material to the financial position or results of operations of the Company.

NOTE 6--SEGMENT INFORMATION

    Operating segments represent the Company's products that are evaluated regularly by key management in assessing performance and resource allocation. The Company has determined that its reportable segments consist of its Address Express, MoveCentral.com and MoveNow! Magazine products.

    Address Express provides customer retention through a direct mail change-of-address notification service. The Company charges the corporate sponsors a fee, either on a fixed-price or per mailed kit basis, generally subject to an annual minimum.

    MoveCentral.com provides customers with online products through three Web subsites. The Web subsites allow corporate customers access to consumer demographic data and direct access to the customer on a real-time basis. The Web sites offer an online version of Address Express, access to various how-to articles, utilities pertaining to the moving process, and e-commerce for services needed in connection with a move.

                               MOVECENTRAL, INC.

                               DECEMBER 31, 1999

NOTE 6--SEGMENT INFORMATION (CONTINUED)
    MoveNow! Magazine is a magazine produced by the Company to offer consumers informative editorial articles, helpful hints, advertisements and direct-response checks and coupons, all relative to relocating.

    The segments follow the same accounting policies described in Note 2, Summary of Significant Accounting Policies, except the Company does not allocate centrally incurred administrative costs. These costs are presented as corporate expenses below. The Company does not track assets, depreciation and amortization or capital expenditures by segment, therefore such information is not presented. The Company's statement of operations on a segment basis for the years ended December 31, 1999 and 1998 were as follows:

                                                        1999          1998
                                                     -----------   -----------
Revenue:
  Address Express..................................  $ 3,713,373   $ 5,841,346
  MoveCentral.com..................................      738,733         2,025
  MoveNow! Magazine................................      131,723            --
                                                     -----------   -----------
                                                       4,583,829     5,843,371
Operating expenses:
  Address Express..................................    1,266,295     1,578,769
  MoveCentral.com..................................      714,889       105,243
  MoveNow! Magazine................................      620,001        16,667
  Corporate........................................    2,273,676     2,256,758
                                                     -----------   -----------
                                                       4,874,861     3,957,437
Operating income (loss):
  Address Express..................................    2,447,078     4,262,577
  MoveCentral.com..................................       23,844      (103,218)
  MoveNow! Magazine................................     (488,278)      (16,667)
  Corporate........................................   (2,273,676)   (2,256,758)
                                                     -----------   -----------
                                                        (291,032)    1,885,934

Interest income....................................        9,833       158,920
Interest expense...................................      (64,329)      (61,969)
                                                     -----------   -----------

Net income (loss)..................................  $  (345,528)  $ 1,982,885
                                                     ===========   ===========

NOTE 7--SIGNIFICANT CUSTOMERS

    Revenues from one customer for the year ended December 31, 1999 was approximately $3,000,000, which accounted for 65.4% of total revenue for the year. Revenues from two customers for the year ended December 31, 1998 were approximately $3,800,000 and $650,000, which accounted for 65.5% and 11.1%, respectively, of total revenue for the year.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The following Pro Forma Condensed Consolidated Financial Information reflects financial information with respect to (i) the acquisition, effective January 1, 2000, by TMP Worldwide Inc. and subsidiaries ("TMP" or the "Company") of all the outstanding stock of Baumgartner & Partner Personalberatung GmbH ("Baumgartner") for a purchase price of approximately $20 million which includes 169,764 TMP shares and $10 million in cash, (ii) the acquisition, effective
June 19, 2000, of all of the outstanding stock of MoveCentral, Inc. ("MoveCentral") for a purchase price of $20.0 million in cash and (iii) the acquisition, effective August 1, 2000, by TMP of all the outstanding stock of QD Group Limited ("QD Group") for a purchase price of approximately $62.6 million, consisting of approximately $15.9 million in cash, $12.2 million in seller notes, payable over two years plus interest at LIBOR plus 0.5% and approximately $34.5 million in TMP stock, representing 475,853 shares of TMP common stock. The acquisitions of Baumgartner, MoveCentral and QD Group were accounted for under the purchase method. The Unaudited Pro Forma Condensed Consolidated Financial Information is derived from the supplemental consolidated financial statements and the supplemental consolidated condensed financial statements of TMP included herein and the historical financial statements of Baumgartner, MoveCentral and QD Group included herein.

    The Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the nine months ended September 30, 2000 and for the year ended
December 31, 1999 give effect to the acquisition of Baumgartner, MoveCentral and QD Group as if they had occurred on January 1, 1999. The consolidated financial statements of QD Group were translated from British pounds to U.S. dollars at the rate of 1.60 and 1.63 with respect to the September 2000 and December 1999 statements of income (loss), respectively. The Baumgartner, MoveCentral and QD Group acquisitions occurred prior to September 30, 2000, and, accordingly are already reflected in TMP's balance sheet as of September 30, 2000 included elsewhere herein.

    For purposes of the unaudited pro forma financial statements, TMP's supplemental consolidated condensed statement of income (loss) for the nine months ended September 30, 2000 and the supplemental consolidated statement of income (loss) for the year ended December 31, 1999 have been combined with the statements of operations of QD Group for the seven months ended July 31, 2000 and for the year ended September 30, 1999, respectively. With respect to the statements of income (loss) for the nine months ended September 30, 2000 and the year ended December 31, 1999, those of TMP have been combined with those of MoveCentral from January 1, 2000 through June 19, 2000 and the year ended December 31, 1999, respectively, and with that of Baumgartner for only the year ended December 31, 1999 since the acquisition was effective as of January 1, 2000.

    The Unaudited Pro Forma Condensed Consolidated Financial Information gives effect to the acquisitions of Baumgartner, MoveCentral and QD Group based upon actual allocation of the purchase price, and includes all adjustments described in the notes thereto. The pro forma adjustments are based on certain assumptions that TMP's management believes are reasonable under the circumstances and do not reflect any potential cost savings. The Unaudited Pro Forma Condensed Consolidated Information is not necessarily indicative of the results that would have been reported if such events had occurred on the date specified nor is it intended to project TMP's results of operations or financial position for any future period or date. The Unaudited Pro Forma Condensed Consolidated Information set forth should be read in conjunction with the audited supplemental consolidated financial statements of TMP as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999, the audited financial statements of Baumgartner and MoveCentral as of and for the years ended December 31, 1999 and 1998 and QD Group as of and for the years ended September 30, 1999 and 1998, the unaudited supplemental consolidated condensed financial statements of TMP as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999, the unaudited financial statements as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 for QD Group and the unaudited financial statements for the period of January 1, 2000 through June 19, 2000 and the six months ended June 30, 1999 for MoveCentral, all included herein.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                     QD GROUP
                                                                                    BUSINESSES
                                                                 TMP                   NOT
                                                              WORLDWIDE,  QD GROUP   ACQUIRED    MOVE
                                                                 INC.     LIMITED      (A)      CENTRAL  ADJUSTMENTS   TOTAL
                                                              ----------  --------  ----------  -------  -----------  --------
Commissions and fees........................................   $939,827   $14,809     $   (92)  $ 1,726    $    --    $956,270
                                                               --------   -------     -------   -------    -------    --------
Operating expenses:
  Salaries & related........................................    493,624     8,101        (876)    2,022         --     502,871
  Office & general..........................................    211,391     3,763      (1,048)    2,599         --     216,705
  Marketing & promotion.....................................    117,754     1,062         (22)       --         --     118,794
  Merger & integration......................................     37,146        --          --        --         --      37,146
  Amortization of intangibles...............................     12,220        --          --        --      1,709 (b)   13,929
                                                               --------   -------     -------   -------    -------    --------
    Total operating expenses................................    872,135    12,926      (1,946)    4,621      1,709     889,445
                                                               --------   -------     -------   -------    -------    --------
Operating income (loss).....................................     67,692     1,883       1,854    (2,895)    (1,709)     66,825
    Total other income (expense), net.......................     12,044       921        (818)      (67)      (466)(c)   11,614
                                                               --------   -------     -------   -------    -------    --------
Income (loss) before provision (benefit) for income taxes
  and minority interests....................................     79,736     2,804       1,036    (2,962)    (2,175)     78,439
Provision (benefit) for income taxes........................     35,635       842         263        --       (177)(d)   36,563
                                                               --------   -------     -------   -------    -------    --------
Income (loss) before minority interests.....................     44,101     1,962         773    (2,962)    (1,998)     41,876
Minority interests..........................................       (386)       --          --        --         --        (386)
                                                               --------   -------     -------   -------    -------    --------
Net income (loss) applicable to common and Class B common
  stockholders..............................................   $ 44,487   $ 1,962     $   773   $(2,962)   $(1,998)   $ 42,262
                                                               ========   =======     =======   =======    =======    ========
Net income (loss) per common and Class B common share:
  Basic.....................................................   $   0.44                                               $   0.42
                                                               ========                                               ========
  Diluted...................................................   $   0.41                                               $   0.39
                                                               ========                                               ========
Weighted average shares outstanding:
  Basic.....................................................    100,748                                                101,726 (e)
                                                               ========                                               ========
  Diluted...................................................    107,707                                                108,685 (e)
                                                               ========                                               ========

------------------------------

(a) Adjustments reflect income and expense balances of certain businesses of QD Group which will not be acquired by the Company. TMP has agreed to acquire QD Group's base selection business, excluding certain media divisions from the transaction.

(b) Adjustment reflects amortization expense, calculated on goodwill of $62.6 million and $19.6 million related to the acquisitions of QD Group and MoveCentral, respectively based on an estimated useful life of 30 and 20 years, respectively.

(c) Adjustment to record interest at 6.55% on $12.2 million in seller notes issued in connection with the acquisition of QD Group.

(d) Adjustment to provide for taxes at 38% of companies taxed at the shareholder level, which include MoveCentral and to record the tax benefit at 38% of $466 in interest expense.

(e) Weighted average shares outstanding reflects the effect of the issuance of
    (i) 476 shares and the presumed issuance of 245 shares relating to the funding of $15.9 million in cash both paid in connection with the acquisition of QD Group and (ii) the presumed issuance of 257 shares relating to the funding of $20.0 million in cash paid in connection with the acquisition of MoveCentral. Shares presumed to be issued were considered to be outstanding from January 1, 2000 through January 27, 2000, the date of TMP's follow on offering.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                    QD GROUP
                                                   BUSINESSES
                                 TMP                  NOT
                              WORLDWIDE  QD GROUP   ACQUIRED                                                         MOVE
                                INC.     LIMITED      (A)        ADJUSTMENTS      SUB-TOTAL      BAUMGARTNER       CENTRAL
                              ---------  --------  ----------    ------------    ------------    ------------    ------------
Commissions and fees........  $908,955   $20,925     $(3,294)      $   139 (b)     $926,725        $14,662          $4,584
                              --------   -------     -------       -------         --------        -------          ------
Operating expenses:
  Salaries & related........   512,554    11,697      (2,897)           36 (b)      521,390          9,073           2,241
  Office & general..........   216,826     6,518      (2,792)          123 (c)      220,675          2,203           2,634
  Marketing & promotion.....    75,780     1,769         (53)           --           77,496            612              --
  Merger & Integration......    63,054        --          --            --           63,054             --              --
  Restructuring.............     2,789        --          --            --            2,789             --              --
  Amortization of
    intangibles.............    12,894        --          --         2,088 (d)       14,982             --              --
                              --------   -------     -------       -------         --------        -------          ------
    Total operating
     expenses...............   883,897    19,984      (5,742)        2,247          900,386         11,888           4,875
                              --------   -------     -------       -------         --------        -------          ------
Operating income (loss).....    25,058       941       2,448        (2,108)          26,339          2,774            (291)
    Total other income
     (expense), net.........   (17,015)      116          --          (795)(e)      (17,694)           289             (55)
                              --------   -------     -------       -------         --------        -------          ------
Income (loss) before
  provision (benefit) for
  income taxes, minority
  interests and equity in
  losses of affiliates......     8,043     1,057       2,448        (2,903)           8,645          3,063            (346)
Provision (benefit) for
  income taxes..............     8,424       410         379           726 (f)        9,939            511              --
                              --------   -------     -------       -------         --------        -------          ------
Income (loss) before
  minority interest and
  equity in losses of
  affiliates................      (381)      647       2,069        (3,629)          (1,294)         2,552            (346)
Minority interests..........       107        --          --            --              107             --              --
Equity in losses of
  affiliates................      (300)       --          --            --             (300)            --              --
                              --------   -------     -------       -------         --------        -------          ------
Net income (loss) applicable
  to common and Class B
  common stockholders         $   (788)  $   647     $ 2,069       $(3,629)        $ (1,701)       $ 2,552          $ (346)
                              ========   =======     =======       =======         ========        =======          ======
Net income (loss) per common
  and Class B common share:
  Basic.....................  $  (0.01)
                              ========
  Diluted...................  $  (0.01)
                              ========
Weighted average shares
  outstanding:
Basic.......................    90,152
                              ========
Diluted.....................    90,152
                              ========


                              ADJUSTMENTS    TOTAL
                              ------------  --------
Commissions and fees........    $    --     $945,971
                                -------     --------
Operating expenses:
  Salaries & related........         --      532,704
  Office & general..........         --      225,512
  Marketing & promotion.....         --       78,108
  Merger & Integration......         --       63,054
  Restructuring.............         --        2,789
  Amortization of
    intangibles.............      1,747 (g)   16,729
                                -------     --------
    Total operating
     expenses...............      1,747      918,896
                                -------     --------
Operating income (loss).....     (1,747)      27,075
    Total other income
     (expense), net.........         --      (17,460)
                                -------     --------
Income (loss) before
  provision (benefit) for
  income taxes, minority
  interests and equity in
  losses of affiliates......     (1,747)       9,615
Provision (benefit) for
  income taxes..............       (468 )(h)    9,982
                                -------     --------
Income (loss) before
  minority interest and
  equity in losses of
  affiliates................     (1,279)        (367)
Minority interests..........         --          107
Equity in losses of
  affiliates................         --         (300)
                                -------     --------
Net income (loss) applicable
  to common and Class B
  common stockholders           $(1,279)    $   (774)
                                =======     ========
Net income (loss) per common
  and Class B common share:
  Basic.....................                $   (.01)(i)
                                            ========
  Diluted...................                $   (.01)(i)
                                            ========
Weighted average shares
  outstanding:
Basic.......................                91,470(i)
                                            ========
Diluted.....................                91,470(i)
                                            ========

----------------------------------

(a) Adjustments reflect income and expense balances of certain businesses of QD Group which will not be acquired by the Company. TMP has agreed to acquire QD Group's base selection business, excluding certain media divisions from the transaction.

(b) Adjustments reflect commissions for job searches in progress and applicable expenses to conform with TMP's accounting policies.

(c) Adjustment reflects the reversal of dividend income relating to QD Group shares held by an ESOT, as required by U.S. GAAP.

(d) Amount reflects goodwill amortization expense for the acquisition of QD Group, calculated based on a 30 year estimated useful life.

(e) Adjustment to record interest expense at 6.55% on $12.2 million in seller notes issued in connection with the acquisition of QD Group.

(f) Amount reflects tax effect, at 38%, of commissions recorded for job searches in progress and applicable expenses (see note (b)), as well as to record deferred tax expense of $144 to conform QD to U.S. GAAP, and the tax benefit at 38% for the interest expense adjustment (see note (e)).

(g) Adjustment reflects goodwill amortization expense in connection with the acquisition of Baumgartner and MoveCentral of $765 and $982, respectively, calculated based on 30 and 20 year estimated useful lives, respectively.

(h) Adjustment for taxes at 38% for MoveCentral, which was taxed at the shareholder level, and the tax benefit at 44% for the amortization expense on Baumgartner (see Note (g)).

(i) Weighted average shares outstanding reflects the effect of the issuance of:
    (i) 476 shares and the presumed issuance of 245 shares relating to the funding of $15.9 million in cash both paid in connection with the acquisition of QD Group, (ii) the issuance of 170 shares and the presumed issuance of 170 shares relating to the funding of $10 million in cash paid both for the acquisition of Baumgartner, and, (iii) the presumed issuance of 257 shares relating to the funding of $20.0 million in cash paid in connection with the acquisition of MoveCentral.

                                     F-182